Amended and Restated
Fund Participation Agreement
Among
AllianceBernstein Variable Product Series, Inc.,
AllianceBernstein Investment Research and Management,
Alliance Capital Management, L.P.,
And
Hartford Life Insurance Company

Page
ARTICLE I.	Series Shares
ARTICLE II.	Representations and Warranties
ARTICLE III.	Prospectuses, Reports to Shareholders and Proxy Statements; Voting
ARTICLE IV.	Sales Material and Information
ARTICLE V.	Diversification
ARTICLE VI.	Potential Conflicts
ARTICLE VII.	Indemnification
ARTICLE VIII.	Applicable Law
ARTICLE IX.	Termination
ARTICLE X.	Notices
ARTICLE Xl.	Miscellaneous
ARTICLE X11.	Mixed and Shared Funding
ARTICLE XIII.	Distribution Payments
SCHEDULE A	Separate Accounts and Contracts
SCHEDULE B	Participating Series
SCHEDULE C	Allocation of Expenses

AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, effective as of this 1st day of March 2005 by and among Hartford Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on each separate account set forth on attached Schedule A as it may be amended from time to time (the "Separate Accounts"); Hartford Securities Distribution Company, Inc. a Connecticut corporation ("Contracts Distributor"); AliianceBernstein Variable Products Series Fund, Inc, a Maryland Corporation (the "Trust"); the principal underwriter with respect to the Contracts referred to below; AllianceBernstein Investment Research and Management, Inc., a Delaware Corporation (the "Distributor"); and Alliance Capital Management, L.P., a Delaware limited partnership (the "Adviser").
WHEREAS, the parties have conducted business together pursuant to a Fund Participation Agreement dated October 26, 2001; and
WHEREAS, the parties wish to amend and restate the October 26, 2001 Fund Participation Agreement herein; and
WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers (the "NASD") and serves as principal underwriter of the shares of the Trust; and
WHEREAS, the Trust intends to make available Class B shares of its series set forth on attached Schedule B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford as investment media for those variable annuity contracts of Hartford listed in Schedule A; and
WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Series; and
WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").

NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust, the Distributor and the Adviser agree as follows:
ARTICLE I. SERIES SHARES
1.1    The Trust and the Distributor agree to make shares of the Series available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust, or its designee, of such order as of the close of business on each Business Day.

A.    For purposes of this Agreement, Hartford shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a.m. (Eastern time) on the next following Business Day.

B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.
1.2    The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.
1.3    The Trust and the Distributor agree that shares of the Trust or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Series will be sold to the general public.
1.4    The Trust and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.
A.    For the purposes of this Agreement, Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.
1.5    Except as otherwise provided herein, Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.
4
A.    Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

B.    In the event of net purchases, Hartford will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.
A.In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares, is made.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.
1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation).

Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide, in a form acceptable to Hartford, the net asset value per share of each Series to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. Information specified in this Section and Section 1.7 will be substantially in the form as set forth in attached Schedule D.

A.    If the Distributor provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

B.    Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Trust shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Trust shall reimburse Hartford for any and all costs and expenses that result from the Distributor providing a materially incorrect share net asset value Hartford shall submit aninvoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents result in a gain to Hartford, subject to the immediately following sentence, Hartford shall immediately reimburse the Trust, the applicable Series or its agents for any material losses incurred by the Trust, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain Contract owners, Hartford will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Series or its agents; provided, however, Hartford shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements.
With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

A.    The Distributor or the Trust shall also provide any additional information relating to each Series, including the non-fair market net asset value, in the time and manner reasonably requested by Hartford.
1.9    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds in response to short-term stock market fluctuations. The Trust and Hartford agree to cooperate to deter transfer activity in the Funds where such activity occurs through the Contracts and has been identified as abusive or following a "market timing" pattern ("Abusive Transfers").

A.    The Trust acknowledges and agrees that the Contracts may not give Hartford the ability to restrict transfers and that Hartford does not have the ability or desire to track, in real time, individual transfers in omnibus accounts or in all Contracts.

B.    The Trust agrees to notify Hartford of transfer activity that the Trust deems to be Abusive Transfer activity. After receiving such notice from the Trust, Hartford agrees that it will cooperate with the Trust and Distributor to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses, Contracts and other governing laws. Further, Hartford will, upon request, provide to the Trust or the Distributor such information, subject to Hartford's privacy policies protecting certain individual customer information, as they may consider necessary or desirable to review the possible existence and extent of Abusive Transfer activity. The Trust and Hartford agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.

C.    In the event the Trust implements restrictions on trading, market timing policies, redemption fees, or any other trading policy or procedure that is more restrictive and/or that conflicts, as determined by Hartford in its reasonable discretion, with Hartford's trading policies and procedures for the Variable Contracts, the Trust will bear all expenses for closing the affected Series in the Contracts.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:

A.    The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

B.    The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

C.    Hartford is duly organized and in good standing under applicable law.

D.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.

E.    Hartford represents that it believes, in good faith, that the Contracts will be treated as annuity contract under applicable provisions of the Code and that it will make every effort to maintain such treatment. Hartford will notify the Trust and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be treated in the future.

2.2    The Trust and the Distributor represent and warrant that:

A.    Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B.    Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

C.    Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

D.    The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

E.    The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.

2.3    The Trust and the Adviser represent and warrant that:

A.    Each Series is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and complies with Section 817(h) of the Code and regulations there under. The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that a Series has ceased to qualify or that a Series might not qualify in the future.

B.    The Trust is duly organized and validly existing under the laws of the state of its organization.

C.    The Trust does and will comply in all material respects with the 1940 Act

D.    The Trust has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Trust or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

2.4    The Distributor represents and warrants that:

A.    It is and shall remain duly registered under all applicable federal, state laws and regulations and that it will perform its obligations for the Trust and Hartford in material compliance with all applicable laws and regulations.

ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Trust shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford in lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule C attached to this Agreement.

3.2    The Trust or its designee will provide Hartford 90 days notice of any change for a Series, including but not limited to, (a) fund objective changes, (b) anticipated fund mergers/substitutions, (c) no-action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect Hartford's rights or obligations hereunder. If the Trust fails to provide Hartford with the required notice, the Trust will reimburse Hartford for all reasonable expenses for facilitating the changes and for notifying Contract owners.

3.3    The Trust will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

A.    To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

B.    Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.
3.4    The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford-shall furnish; or-shall cause to be furnished, to the Trust prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust.
4.2    Hartford will not, without the permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Trust.
4.3    The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Trust nor the Distributor nor the Adviser will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5.     The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.

ARTICLE V. DIVERSIFICATION
5.1    The Trust and the Adviser represent and warrant that, at all times, each Series will comply with Section 817(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Trust will notify Hartford immediately of such event and the Adviser will take all steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing material irreconcilable conflict of which it is actually aware to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.

6.3    If it is determined by a majority of the Board, or a majority of its independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Adviser will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry cut the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losse") to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts

(or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Trust Documents" for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.

6.    Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust, the Distributor or the Adviser, whichever is applicable.

7.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Trust.

7.2    Indemnification by the Distributor

A.    The Distributor agrees to indemnify and hold. harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor or the Trust; or

4.    Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any repr6sentation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

6.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

B.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

C.    The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.3    Indemnification by the Adviser

A.    The Adviser agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Adviser or the Trust; or

4.    Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

B.    The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:

A.    Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

B.    Termination by Hartford by written notice to the Trust, the Adviser or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C.    Termination by Hartford upon written notice to the Trust with respect to any Series in the event that such Series ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; Or

D.    Termination by Hartford upon written notice to the Trust and the Distributor with respect to any Series in the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

E.    Termination upon mutual written agreement of the parties to this Agreement; or

9.2    Effect of Termination.

A.    Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments in the Series and invest in the Series through additional purchase payments.

B.    Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

9.3    Parties to Cooperate Respecting Termination

The other Parties hereto agree to cooperate with and give reasonable assistance to Hartford in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto.
ARTICLE X. NOTICES
10.1     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:
Alliance Variable Products Series, Inc.
1345 Avenue of the Americas
New York, NY 10105
Attn: Marc 0. Mayer, President and Chief Executive Officer

If to the Distributor:
AllianceBernstein Investment Research
and Management, Inc.
1345 Avenue of the Americas
New York, NY 10105
Attn: Stephen Scanlon, Senior Vice President

If to the Adviser:

Alliance Capital Management, L.P.
1345 Avenue of the Americas
New York, NY 10105
Attn: Marc 0. Mayer, Executive Vice President

If to Hartford:

Hartford Life Insurance Co.
200 Hopmeadow Street
Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President

With a copy to:

Hartford Life Insurance Co.
200 Hopmeadow Street
Simsbury, Connecticut 06070
Attn: Alan Kreczko, Deputy General Counsel
ARTICLE XI. MISCELLANEOUS

11.1     Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law.

11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

11.8     The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

11.9     The Advisor agrees to consult in advance with Hartford concerning and decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to the Fund's shareholders.

11.10     The Trust, Adviser, Hartford, Contracts Distributor, and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

ARTICLE XII: MIXED AND SHARED FUNDING AGREEMENT

12.1     The Trust has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Series are available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Hartford ("Mixed and Shared Funding Order"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5.

12.2     The Trust agrees that its Board of Directors shall at all times consist of directors a majority of whom are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act (the "Disinterested Directors") with such exceptions as permitted by the Mixed and Shared Funding Order.

12.3     The Trust agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Series, including the Separate Account. Hartford agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)    an action by any state insurance or other regulatory authority;

(b)    a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)    an administrative or judicial decision in any relevant proceeding;

(d)    the manner in which the investments of any Portfolio are being managed;

(e)    a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Series; or

(f)    a decision by a life insurance company utilizing the Series to disregard the voting instructions of participants.
Hartford will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Hartford to disregard voting instructions of participants. The obligations of the Hartford under this Section 5.3 will be carried out with a view only to the interests of participants.

12.4 Conflict Remedies.

(a)    It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Hartford and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the separate accounts from the Series or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Series, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Series) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

(ii)	establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

(b)    If the material irreconcilable conflict arises because of Hartford's decision to disregard participant voting instructions and that decision represents a minority position or would preclude a majority vote, Hartford may be required, at the Trust's election, to withdraw the Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Hartford that this provision is being implemented, and until such withdrawal Distributor and the Trust shall continue to accept and implement orders by Hartford for the purchase and redemption of shares of the Series.

(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Hartford conflicts with the majority of other state regulators, then Hartford will withdraw the Separate Account's investment in the Series within six months after the Trust's Board of Directors informs Hartford that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Hartford for the purchase and redemption of shares of the Series.

(d)    Hartford agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of participants.

(e)    For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Trust or Distributor be required to establish a new funding medium for any Contracts. Hartford will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of participants materially adversely affected by the material irreconcilable conflict.

12.5     The Trust will promptly make known in writing to Hartford the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

12.6     Hartford and the Trust will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

12.7     If, at any time during which the Trust is serving as an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded-by-any-of said rules that are applicable.
ARTICLE XIII: DISTRIBUTION PAYMENTS
13.1     During the term of this Agreement and subject to the conditions of this Section 13, the Distributor will make payments to Hartford pursuant to a distribution plan adopted by the Trust with respect to the Class B shares of the Portfolios pursuant to Rule 12b-1 under the 1940 Act (the "Rule 12b-1 Plan") in consideration of the Hartford's, or its affiliate, furnishing distribution services relating to the Class B shares of the Portfolios and providing administrative, accounting and other services, including personal service and/or the maintenance of participant accounts, with respect to such shares. The Distributor has no obligation to make any such payments under this Section 13, and the Hartford waives any such payment, until the Distributor receives monies therefor from the Trust. Any such payments made pursuant to this Section 13 shall be subject to the following terms and conditions:

(a)    Any such payments shall be in such amounts as the Distributor may from time to time advise Hartford in writing but in any event not in excess of the amounts permitted by the Rule 12b-1 Plan. Such payments may include a service fee in the amount of .25 of 1% per annum of the average daily net assets of the Trust attributable to the Class B shares of a Portfolio held by clients of the Contracts Distributor. Any such service fee shall be paid solely for personal service and/or the maintenance of participant accounts.

(b)    The provisions of this Section 13 relate to a plan adopted by the Trust pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Section 13 shall provide the Trust's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

(c)    The provisions of this Section 13 shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the 1940 Act. The provisions of this Section 13 shall automatically terminate in the event of the assignment (as defined by the 1940 Act) of this Agreement, in the event the Rule 12b-1 Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 13 may be terminated at any time, without penalty, by either the Distributor or Hartford with respect to any Portfolio on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

(d)    Payments made under this Section 13 will offset amounts owed by Distributor to Hartford under the "Marketing and Services Agreement" of even date herewith.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time

By: /s/ Robert M. Arena
Name: Robert M. Arena
Its: Vice President

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
On its behalf arid each Separate Account named in
Schedule A, as may be amended from time to time

By: /s/ George R. Jay
Name: George R. Jay
Its: Chief Compliance Officer

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES, INC.

By: /s/ Marc O. Mayer
Name: Marc O. Mayer
Its: President and Chief Executive Officer

ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.

By: /s/ Stephen Scanlon
Name: Stephen Scanlon
Its: Senior Vice President

ALLIANCE CAPITAL MANAGEMENT, L.P.

By: /s/ Marc O. Mayer
Name: Marc O. Mayer
Its: Executive Vice President

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS
SUBJECT TO THE PARTICIPATION AGREEMENT

Separate Accounts	Contracts
Hartford Life Insurance Company Separate Account Two Hartford Life and Annuity insurance Company Separate Account Three Hartford Life and Annuity Insurance Company Separate Account Three	HLVA03 HLVA99 HLNCDSCO3 HLNCDSC98 HLVA94

25

SCHEDULE B
PORTFOLIOS OF ALLIANCE PRODUCTS SERIES FUND, INC.
SUBJECT TO THE PARTICIPATION AGREEMENT
Effective October 26, 2001
Class B shares of Global Bond Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Growth and Income Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Effective May 1, 2005
Class B shares of Balanced Wealth Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Small/Mid Cap Value Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Value Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of International Value Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
Class B shares of Global Research Growth Portfolio of AllianceBernstein Variable Products Series Fund, Inc.
26

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Trust
Preparing and filing the Separate Accounts registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Series prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Series prospectuses and supplements for use with prospective Contract owners;
Printing Series prospectus and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements to prospective Contract owners

Mailing and distributing Series prospectuses, supplements and statement of additional information to existing Contract owners (1)

Printing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Series; printing, mailing, and distributing annual and semi-annual reports of the Series to existing Contract owners (1)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or the Trust

(1) Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trusts share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Series' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:
Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Small Cap Gain Distribution
Small Cap Gain Distribution Change from Prior Day
Large Cap Gain Distribution
Large Cap Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number

AMENDMENT NO. 1 TO
AMENDED AND RESTATED PARTICIPATION AGREEMENT
The AMENDMENT is made and entered into as of the fifteenth 15th day of October, 2005, by and among Hartford Life Insurance Company, a Connecticut stock life insurance company ("Hartford") on its behalf and on behalf of each separate account set forth on Schedule A (the "Separate Accounts"), Hartford Securities Distribution Company, Inc. a Connecticut corporation ("Contracts Distributor"), AllianceBernstein Variable Products Series Funds, Inc., a Maryland corporation, (the "Trust"); AllianceBernstein Investment Research and Management, Inc., a Delaware Corporation (the "Distributor"); and Alliance Capital Management, L.P., a Delaware limited partnership (the "Adviser") (collectively, the "Original Parties") and Hartford Life and Annuity insurance Company (together with the Original Parties the "Parties").
WHEREAS, the Original Parties have agreed to make available series of the Trust to be investment media for certain variable annuity contracts of Hartford under an Amended and Restated Participation Agreement dated March 1, 2005 (the "Agreement");
WHEREAS, the Original Parties desire to amend the Agreement to make available series of the Trust to be investment media for certain variable life insurance contracts of Hartford;
WHEREAS, the Parties desire to amend the Agreement to add another party to the Agreement, Hartford Life and Annuity Insurance Company, a Connecticut stock life insurance company on its behalf and on behalf of the Separate Accounts set forth on Schedule A;
NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:
The Hartford Life and Annuity Insurance Company shall become a Party to this Agreement and all the rights and obligations set forth in the Agreement regarding Hartford Life Insurance Company and its Separate Accounts listed on Schedule A shall apply to Hartford Life and Annuity Insurance Company and its Separate Accounts listed on Schedule A.
The Parties agree that Schedule A shall be amended and replaced by the attached Schedule A.

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT TO THE AMENDED AND
RESTATED PARTICIPATION AGREEEMENT
Hartford Life Insurance Company

Separate Accounts
Hartford Life Insurance Separate Account Two
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL II

Contracts
HLVA03	HL-1544(98)
HLVA99	ILA-1020
HLNCDSCO3	HL-14623
HLNCDSC98	HL-13865
HLVA94	ILA-1007
HL-15486(00)	HL-14875
HL-15894(03)	HL-15898(03)
HL-15471(99)	HL-15904(03)
HV2025 (403(b) product)

Hartford Life and Annuity Insurance Company

Separate Accounts
Hartford Life and Annuity Insurance Separate Account Two
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL II

Contracts
HLVA03/HLAVA03	LA-1154(99)
HLVA99/HLAVA99	LA-1151(98)
HLNCDSC03/HLANCDSCO3	ILA-1020
HLNCDSC98/HLANCDSC98	LA-1240(03),ILA-1098
HLVA94/HLAVA94	LA-1246(03)
LA-1200(02)	HL-14875
LA-1158(00)	HL-15898(03)
LA-1238(03)	HL-15904(03)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: October 15, 2005
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each
Separate Account named in Schedule
A, as may be amended from time to
time

By: /s/ Michael Kalen
Name: Michael Kalen
Title:    Exec. VP & Dir., ILD
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, on its behalf
and each Separate Account named in Schedule A, as may be amended from time to time

By: /s/ Michael Kalen
Name: Michael Kalen
Title:    Exec. VP & Dir, ILD
ALLIANCEBERNSTEIN VARIABLE
PRODUCT    INC

By: /s/ Marc O. Mayer
Name: Marc O. Mayer
Title: President and CEO
ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.
By: /s/ Stephen Scanlon
Name: Stephen Scanlon
Title:    Senior Vice President
ALLIANCE CAPITAL MANAGEMENT,
L. P., by Alliance Capital Management Corporation, General Partner
By: /s/ Adam R. Spilka
Name: Adam Spilka
Title: Secretary

AMENDMENT NO. 2 TO
AMENDED AND RESTATED PARTICIPATION AGREEMENT
The AMENDMENT is made and entered into as of the first 1st day of May, 2006, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, each, a Connecticut stock life insurance company (together, "The Hartford") on its behalf and on behalf of each separate account set forth on Schedule A (the "Separate Accounts"), Hartford Securities Distribution Company, Inc. a Connecticut corporation ("Contracts Distributor"), AllianceBernstein Variable Products Series Funds, Inc., a Maryland Corporation, (the "Trust"); AllianceBernstein Investment Research and Management, Inc., a Delaware Corporation (the "Distributor"); and Alliance Capital Management, L.P., a Delaware limited partnership (the "Adviser") (collectively, the "Original Parties").
WHEREAS, the Original Parties have agreed to make available series of the Trust to be investment media for certain variable annuity contracts of The Hartford under an Amended and Restated Participation Agreement dated March 1, 2005 (the "Agreement");
WHEREAS, the Original Parties have agreed to make available series of the Trust to be investment media for certain variable life insurance contracts of The Hartford under Amendment No. 1 of the Amended and Restated Participation Agreement dated October 15, 2005.
WHEREAS, the Original Parties desire to amend the Agreement to make available series of the Trust to be investment media for certain variable annuity and variable life insurance contracts of The Hartford;
NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:
The Parties agree that Schedule A shall be amended and replaced by the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: May 1, 2006
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.

HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each
Separate Account named in Schedule
A, as may be amended from time to
time

By: [illegible]
Name:
Title:

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY, on its behalf
and each Separate Account named in
Schedule A, as may be amended from
time to time

By: [illegible]
Name:
Title:

ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES, INC

By: [illegible]
Name:
Title

ALLIANCEBERNSTEIN INVESTMENT
RESEARCH AND MANAGEMENT, INC.

By: [illegible]
Name:
Title:

ALLIANCE CAPITAL MANAGEMENT,
L.P.

By: [illegible]
Name:
Title

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT TO THE AMENDED AND
RESTATED PARTICIPATION AGREEEMENT
Hartford Life Insurance Company

Separate Accounts
Hartford Life and Annuity Insurance Separate Account Two
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity insurance Company Separate Account VL II

Contracts
HLVA03	HL-15441(98)
HLVA99	ILA-1020
HLNCDSCO3	HL-14623
HLNCDSC98	HL-13865
HLVA94
HL-15486(00)	HL-14875
HL-15894(03)	L-15898(03)
HL-15471(99)	HL-15904(03)
HL-15420 (403(b))	HV-1452-0
HV-1499-0 (403(b))

Hartford Life and Annuity Insurance Company

Separate Accounts
Hartford Life and Annuity Insurance Separate Account Two
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity insurance Company Separate Account VL II

Contracts
HLVA03/HLAVA03	LA-1154(99)
HLVA991HLAVA99	LA-1151(98)	..,
HLNCDSC03/HLANCDSCO3	ILA-1020
HLNCDSC98/HLANCDSC98	LA-1240(03),ILA-1098
HLVA94/HLAVA94	LA-1246(03)
LA-1200(02)	HL-14875
LA-1158(00)	HL-15898(03)
LA-1238(03)	HL-15904(03)

AMENDMENT TO
FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, effective as of this 19th day of April, 2007 by and among Hartford Life Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"); AllianceBernstein Variable Products Series Fund. Inc. ("Trust"); AllianceBernstein Investments, Inc. (formerly Alliance Fund Distributors, Inc_ and AllianceBernstein Investment and Research Management, Inc. ("Distributor"): and AllianceBernstein L.P. (formerly Alliance Capital Management. LP.) ("Adviser").
RECITALS
WHEREAS, the above captioned entities are parties to that certain Fund Participation Agreement(s) dated March 1, 2005, as amended (collectively, the "Agreement"); and
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows.
1.    The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

2.    Trust registration statement supplements shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1s' calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines, penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Adviser and the Distributor will make their best efforts to provide the Company with updated shareholder reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.

3.    The Distributor shall promptly reimburse the Company, upon the Company's request, for its costs associated with trust registration statement supplements. The Distributor will calculate the payment contemplated and will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

4.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and ail related agreements during the pendency of such arbitration proceedings.

5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

6.    Except as hereinabove provided. all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement. the terms of this Amendment shall control.
7    This Amendment shall be binding upon. and inure to the benefit of. the parties hereto and their respective successors and assigns.
8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each of their respective separate accounts named in Schedule A, as amended.

By: /s/ [illegible]
Its SVP

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC

By: /s/ [illegible]
Its

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By: /s/ [illegible]
Its

ALLIANCEBERNSTEIN L.P.

By: /s/ [illegible]
Its

Schedule A

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Fifth Third Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR
The Director Choice Access Series I and IR
Group Variable Annuity Contracts (Gardner and White)
The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I

Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT TO
FUND PARTICIPATION AGREEMENT
THIS AMENDMENT. effective as of this 19th day of April, 2007 by and among Hartford Life and Annuity Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"): AllianceBernstein Variable Products Series Fund, Inc. ("Trust"), AllianceBernstein Investments, Inc. (formerly Alliance Fund Distributors, Inc. and AllianceBernstein Investment and Research Management, Inc ) ("Distributor"); and AllianceBernstein L.P. (formerly Alliance Capital Management, L.P ) ("Adviser")
RECITALS
WHEREAS. the above captioned entities are parties to that certain Fund Participation Agreement(s) dated March 1, 2005. as amended (collectively, the "Agreement" ): and
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:

1.    The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company. as filed with the Securities and Exchange Commission from time to time

2.    Trust registration statement supplements shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1s' calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines. penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Adviser and the Distributor will make their best efforts to provide the Company with updated shareholder reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion. to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates

3.    The Distributor shall promptly reimburse the Company, upon the Company's request. for its costs associated with trust registration statement supplements The Distributor will calculate the payment contemplated and will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

4.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.

5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties

6.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

7.    This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each of their respective separate accounts name in Schedule A, as amended.
By: /s/ [illegible]
Its SVP

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC

By: /s/ [illegible]
Its

ALLIANCEBERNSTEIN INVESTMENTS, INC.
By: /s/ [illegible]
Its
ALLIANCEBERNSTEIN L.P.

By: /s/ [illegible]
Its

Schedule A

Separate Account
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Searate Account VL II

Product Funded by Separate Account
The Director M
Wells Fargo Director M
Director M Access
The Director M Edge
The Director M Plus
The Director M Outlook
Wells Fargo Director M Outlook
Stag Wall Street Variable Universal Life Series ll
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT NO. 4
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "The Hartford"), Hartford Securities Distribution Company, Inc., AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:

I .	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2008
HARTFORD LIFE INSURANCE COMPANY         ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES FUNDS, INC.

By its authorized officer,
By its authorized officer,
By: /s/ Robert Arena
By: /s/ Marc O. Mayer
Name: Robert Arena
Name: Marc O. Mayer
Its: Executive Vice President
Its: Executive Vice President
Date: June 12, 2008
Date:

HARTFORD LIFE AND ANNUITY            ALLIANCEBERNSTEIN INVESTMENTS,
INSURANCE COMPANY                INC.

By its authorized officer,                By its authorized officer,

By: /s/ illegible                        By: /s/ Stephen C. Scanlon

Name:                            Name: Stephen C. Scanlon

Its:                            Its: Managing Director

Date:                            Date:

ALLIANCEBERNSTEIN, L.P.

By its authorized officer,

By: /s/ Marc O. Mayer

Name: Marc O. Mayer

Its: Executive Vice President

Date:

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT PARTICIPATION
AGREEMENT

Separate Accounts
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company S9arate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL 1
Hartford Life Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR
The Director Choice Access Series I and IR

The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy

AMENDMENT NO. 5
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "The Hartford"), Hartford Securities Distribution Company, Inc.„ AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: October 19, 2009
HARTFORD LIFE INSURANCE COMPANY         ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES FUNDS, INC.
By its authorized officer,
By its authorized officer,
By: /s/ Robert Arena
By: /s/ Stanley J. Laffey
Name: Robert Arena
Name: Stanley J. Laffey
Its: Executive Vice President
Its: Assistant Secretary
Date: 10/06/09
Date: 9/29/09

HARTFORD LIFE AND ANNUITY            ALLIANCEBERNSTEIN INVESTMENTS,
INSURANCE COMPANY                INC.

By its authorized officer,                By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Andrew L. [illegible]

Name: Robert Arena                    Name: Andrew L. [illegible]

Its: EVP                        Its: Assistant Secretary

Date: 10/6/09                        Date: 9/29/09

ALLIANCEBERNSTEIN, L.P.

By its authorized officer,

By: /s/ Marc R. Bryant

Name: Marc R. Bryant

Its: Assistant Secretary

Date: 9/29/09

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT PARTICIPATION
AGREEMENT

Separate Accounts
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders V
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR

The Director Choice Access Series I and IR
The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (together, "Hartford"), Hartford Securities Distribution Company, Inc., AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
Effective date: May 2, 2011

HARTFORD LIFE INSURANCE COMPANY             ALLIANCEBERNSTEIN VARIABLE
PRODUCT SERIES FUNDS, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Stephen J. Laffey

Name: Steven M. Kluever                    Name: Stephen J. Laffey

Its: VP Product & Marketing                    Its: Assistant Secretary

Date: 4/29/11                            Date: 4/19/11

HARTFORD LIFE AND ANNUITY                  ALLIANCEBERNSTEIN INVESTMENTS,
INSURANCE COMPANY                    INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Daniel Notto

Name: Steven M. Kluever                    Name: Daniel Notto

Its: VP Product & Marketing                    Its: Assistant Secretary

Date: 4/29/11                            Date: 4/19/11

HARTFORD SECURITIES                     ALLIANCEBERNSTEIN, L.P.
DISTRIBIUTION COMPANY, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Emilie D. Wrapp

Name: Steven M. Kluever                    Name: Emilie D. Wrapp

Its: VP Product & Marketing                    Its: Assistant Secretary

Date: 4/29/11                            Date: 4/19/11

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS SUBJECT PARTICIPATION
AGREEMENT

Separate Accounts
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insuranci, Company Sepaiatc Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford's Personal Retirement Manager All Series
Hartford Leaders V
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
3706377    3

The Director Choice Series II and IIR
The Director Choice Access Series I and IR
The Director Choice
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor H Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Set ies I.
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy

AMENDMENT NO. 7
TO THE
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated March 1, 2005, as amended, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), Hartford Securities Distribution Company, Inc., AllianceBernstein Variable Product Series Funds, Inc. (the "Trust"), AllianceBernstein Investments, Inc. (the "Distributor"), and AllianceBernstein, L.P. (the "Adviser"), is hereby amended as follows:
1. Schedule A is amended to add the Hartford Leaders VUL Liberty 2012 product. The existing Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which is taken together shall constitute one and the same instrument.
Effective date: July 16, 2012

HARTFORD LIFE INSURANCE             HARTFORD LIFE AND ANNUITY
COMPANY                        INSURANCE COMPANY

By its authorized officer                By its authorized officer

By: /s/ Beth Bombara                By: /s/ Beth Bombara

Name: Beth Bombara                Name: Beth Bombara

Title: President                    Title: President

Date: 6/6/13                        Date: 6/6/13

HARTFORD SECURITIES                     ALLIANCEBERNSTEIN VARIABLE
DISTRIBIUTION COMPANY, INC.                PRODUCTS SERIES FUNDS, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Beth Bombara                        By: /s/ Stephen J. Laffey

Name: Beth Bombara                        Name: Stephen J. Laffey

Its: President                            Its: Assistant Secretary

Date: 6/6/13                            Date: 5/31/13

ALLIANCEBERNSTEIN                     ALLIANCEBERNSTEIN, L.P.
INVESTMENTS, INC.

By its authorized officer,                    By its authorized officer,

By: /s/ Stephen J. Laffey                    By: /s/ Emilie D. Wrapp

Name: Stephen J. Laffey                    Name: Emilie D. Wrapp

Its: Assistant Secretary                    Its: Assistant Secretary

Date: 5/31/13                            Date: 5/31/13

Schedule A

Separate Accounts and Contracts Subject to the Participation Agreement

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford's Personal Retirement Manager - All Series
Hartford Leaders V
Hartford Leaders Series IV
Hartford Leaders Edge Series IV
The Director
The Director M
Director M Platinum
AmSouth. Variable Annuity M
The Director M Select
The Huntington Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
The Director Choice Series III and IIIR
The Director Choice Access Series II and IIR
The Director Choice Series II and IIR
The Director Choice Access Series I and IR
The Director Choice

Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy II
Hartford Leaders VUL Liberty 2012

PARTICIPATION AGREEMENT

BY AND AMONG

AIM VARIABLE INSURANCE FUNDS, INC.,

A I M DISTRIBUTORS, INC.

HARTFORD LIFE INSURANCE COMPANY,
ON BEHALF OF ITSELF AND
ITS SEPARATE ACCOUNTS,
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

Description    Rage
Section 1. Available Funds                                         2
1.1    Availability.                                             2
1.2    Addition, Deletion or Modification of Funds                         2
1.3    No Sales to the General Public                                 2
Section 2. Processing Transactions                                     3
2.1    Timely Pricing and Orders                                     3
2.2    Timely Payments                                         3
2.3    Applicable Price                                        3
2.4    Dividends and Distributions                                     4
2.5    Book Entry                                            4
Section 3. Costs and Expenses                                     4
3.1    General                                             4
3.2    Parties To Cooperate                                         4
Section 4. Legal Compliance                                         5
4.1    Tax Laws                                             5
4.2    Insurance and Certain Other Laws                                7
4.3    Securities Laws                                         7
4.4    Notice of Certain Proceedings and Other Circumstances                     8
4.5    LIFE COMPANY To Provide Documents; Information About AVIF             9
4.6    AVIV or AIM To Provide Documents; Information About LIFE COMPANY        10
Section 5. Mixed and Shared Funding                                 12
5.1    General                                             12
5.2    Disinterested Directors                                     12
5.3    Monitoring for Material Irreconcilable Conflicts '                          12
SA    Conflict Remedies                                         13
5.5    Notice to LIFE COMPANY                                    14
5.6    Information Requested by Board of Directors                         14
5.7    Compliance with SEC Rules                                     15
5.8    Other Requirements                                         15
Section 6. Termination                                         15
6.1    Events of Termination                                     15
6.2    Notice Requirement for Termination                                 16
6.3    Funds To Remain Available.                                      17

Description                                                Page
6.4    Survival of Warranties and Indemnifications                              17
6.5    Continuance of Agreement for Certain Purposes                          17
Section 7. Parties To Cooperate Respecting Termination                          17
Section 8. Assignment                                         17
Section 9. Notices                                              18
Section 10. Voting Procedures                                     18
Section II. Foreign Tax Credits                                      19
Section 12. Indemnification                                          19
12.1 Of AVIF and AIM by LIFE COMPANY and UNDERWRITER                 19
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM                 21
12.3 Effect of Notice                                             23
12.4 Successors                                             24
Section 13. Applicable Law                                         24
Section 14. Execution in Counterparts                                 24
Section 15. Severability                                         24
Section 16. Rights Cumulative                                     24
Section 17. Headings                                             24
Section 18. Confidentiality                                         24
Section 19. Trademarks and Fund Names                                 25
Section 20. Parties to Cooperate                                     26

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into as of the 2nd day of July, 1998 ("Agreement"), by and among AIM Variable Insurance Funds, Inc., a Maryland Corporation ("AVIF"); A I M Distributors, Inc., a Delaware Corporation ("AIM"); Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and Hartford Securities Distribution Company, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").
WINNESSETH THAT:
WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
WHEREAS, AVIF currently consists of thirteen separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and
WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and
WHEREAS, AIM is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and
WHEREAS, AIM currently serves as the distributor for the Shares; and
WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and
WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:
Section 1. Available Funds
1.1    Availability.
AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.
1.2    Addition,Deletion or Modification of Funds.
The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.
1.3    No Sales to the general Public.
AIM represents and warrants that no Shares of any Fund have been or will be sold to the general public.

Section2. Processing Transactions

2.1    Timely Pricing and Orders.

(a)AVIF or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value, and (iii) LIFE COMPANY is open for business.

(b)LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values; LIFE COMPANY will perform such Account processing the same

Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF: shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.
    (c)    With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.
(d)    If AVM provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.
2.2     Timely Payments.
LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.
2.3    Applicable Price.
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AIM for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.
(b)    All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
.
2.4    Dividends and Distributions.
AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
2.5    Book Entry.
Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

Section 3. Costs and Expenses
3.1    General.
Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.
3.2    Parties To Cooperate.
Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

Section 4. Legal Compliance
4.1    Tax Laws.

(a)AVIF and AIM represent and warrant that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents and warrants that it will maintain qualification of each Fund as a RIC. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(b)AVIF and AIM represent and warrant that they will comply and maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

(c)LIFE COMPANY agrees that if the Internal Revenue Service (IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY's knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

(i)LIFE COMPANY shall promptly notify AVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

(ii)LIFE COMPANY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)LIFE COMPANY shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv)LIFE COMPANY shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain. control of the conduct of such conferences discussions, proceedings, contests or appeals;

(v)any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by LIFE COMPANY to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

(vi)LIFE COMPANY shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

(vii)LIFE COMPANY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

(viii)AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.
Should AIM or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize AVIF or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

(d)    LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(e)    LIFE COMPANY represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.2    Insurance and Certain Other Laws.
(a)    AIM will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, including, the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

(b)    LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 38(a)-433 of the Connecticut General Statutes and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

(c)    AVIF represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(d)    AIM represents and warrants that it is a Delaware Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and right to execute, deliver and perform its .duties and comply with its obligations under this Agreement.
4.3    Securities Laws.
(a)    LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act,

(iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(b)    AVIF and AIM represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AIM's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)    AVM will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

(d)    AVIF currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, AVIF undertakes to have its Board of Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
(e)    AIM represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
4.4    Notice of Certain Proceedings and Other Circumstances.
(a)    AVIF will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)    LIFE COMPANY will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.5    LIFE COMPANY To Provide Documents; Information About AVM.
(a)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AIM or any of its affiliates is named, at least five (5) Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that.AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

(c)    Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or (ii)- in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or (iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

(d)    LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(e)    For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.
4.6    AVIF or AIM To Provide Documents; Information About COMPANY.

(a)    AVIF will provide to LIFE COMPANY at least one (1) complete copy or all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    AVIF will provide to LIFE COMPANY camera ready copy of all AIM Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

(c)    AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

(d)    None of AVIF, AIM, or any of their affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (1) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

(e)    AIM shall adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(f)    For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, Circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

Section 5. Mixed and Shared Funding
5.1    General
The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to AVIF. AVIF hereby notifies LIFE COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.
5.2    Disinterested Directors.
AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board;(b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.
5.3    Monitoring for Material Irreconcilable Conflicts.

AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). LIFE COMPANY agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)	an action by any state insurance or other regulatory authority;

(b)
a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)	an administrative or judicial decision in any relevant proceeding;

(d)	the manner in which the investments of any Fund are being managed;

(e)	a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

(f)	a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

(g)	a decision by a Participating Plan to disregard the voting instructions of Plan participants.
Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.
5.4    Conflict Remedies.
(a)    It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

(ii)	establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

(b)    If the material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at AVIF's election, to withdraw each Account's investment in AIM or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF.

(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

(d)    LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)    For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.
5.5    Notice to LIFE COMPANY.
AVIF will promptly make known in writing to LIFE COMPANY the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.
5.6    Information Requeste0y Board of Directors.
LIFE COMPANY and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate.records, and such minutes or other records will be made available to the SEC upon request.

5.7    Compliance with SEC_Rules.
If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.
5.8 Other Requirements.
AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance. the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.
Section 6. Termination
6.1    Events of Termination.
Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

(a)    at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

(b)    at the option of AVIF upon institution of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

(c)    at the option of LIFE COMPANY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

(d)    at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

(e)    upon termination of the corresponding Subaccount investment in the Fund pursuant to Section 5 hereof; or

(f)    at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or Similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

(g)    at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or
(h)    at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or
(i)    upon another Party's material breach of any provision of this Agreement; or
(k)    at the option of the LIFE COMPANY in the event A I M Advisors, Inc. terminates the Administrative Services Agreement between A I M Advisors, Inc. and the LIFE COMPANY, for any reason.
6.2    Notice Requirement for Termination.
No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

(a)    in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

(b)    in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

(c)    in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

6.3    Funds To Remain Available.

Notwithstanding any termination of this Agreement, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and. the effect of such terminations will be governed by Section 5 of this Agreement.
6.4    Survivaljf Warranties and Indemnifications.
All warranties and indemnifications will survive the termination of this Agreement.
6.5    Continuance of Agreement for Certain Purposes.

If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(1), 6.1(g), 6.1(h) or 6.1(i).

Section 7. Parties To Cooperate Respecting Termination
The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

Section 8. Assignment
This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9. Notices
Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:
AIM Variable Insurance Funds, Inc.
AIM Distributors, Inc.
11 Greenway Plaza, Suite 100
Houston, Texas 77046
Facsimile: (713) 993-9185
Attn: Nancy L. Martin, Esq.
Hartford Life Insurance Company
Hartford Securities Distribution Company, Inc.
200 Hopmeadow Street
Simsbury Ct. 06089
Facsimile: (860) 843-8665
Attn: Thomas Marra, Executive Vice President
Lynda Godkin, General Counsel
George Jay

Section10. Voting Procedures
Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVIV will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

Section 11. Foreign Tax Credits
AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

Section 12. Indemnification
12.1 Of AV1F and AIM by LIFE COMPANY and UNDERWRITER.
(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER; or

(v)
arise as a result of failure by the Contracts issued by LIFE COMPANY to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (1) under this Agreement, or (ii) to AVIF or AIM.
(c)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified LIFE COMPANY and 'UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which"approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM.
(a)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIFs 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, AIM or their affiliates or persons under its control (including, without limitation, their employees and "Associated Persons" as that term is defined in Section (n) of Article I of the NASD By-Laws), in connection with the sale or distribution of AVIF Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by AVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF in this Agreement or arise out of or result from any other material breach of this Agreement by AIM.

(b)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 122(e) hereof, AVIF and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations- thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

(d)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF and/or AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or AIM to such Indemnified

Party of AVIF's or AIM's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any additional counsel retained by it, and AVIF and AIM will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(e)    In no event shall AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY, UNDERWRITER or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from CO a breach of any representation, warranty, and/or covenant made by LIFE COMPANY or UNDERWRITER hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.
12.3 Effect of Notice.

Any notice given by the indemnifying Party to an Indemnified Party refereed to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
12.4 Successors.
A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

Section 13. Applicable Law
This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state's principles of conflict of laws.

Section 14. Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15. Severability
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 16. Rights Cumulative
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

Section 18. Confidentiality

AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties' customers or any.other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties' customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

Section 19. Trademarks and Fund Names

(a)A I M Management Group Inc. ("AIM" or "licensor"), an affiliate of AVM, owns all right, title and interest in and to the name, trademark and service mark "AIM" and such other tradenames, trademarks and service marks as may be set forth on Schedule B, as amended from time to time by written notice from AIM to LIFE COMPANY (the "AIM licensed marks" or the licensor's licensed marks") and is authorized to use and to license other persons to use such marks. LIFE COMPANY and its affiliates are hereby granted a non-exclusive license to use the AIM licensed marks in connection with LIFE COMPANY's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 19.

(b)The grant of license to LIFE COMPANY and its affiliates ( the "licensee") shall terminate automatically upon termination of this Agreement. Upon automatic termination, the licensee shall cease to use the licenser's licensed marks, except that LIFE COMPANY shall have the right to continue to service any outstanding Contracts bearing any of the AIM licensed marks. Upon ATM's elective termination of this license, LIFE COMPANY and its affiliates shall immediately cease to issue any new annuity or life insurance contracts bearing any of the AIM licensed marks and shall likewise cease any activity which suggests that it has any right under any of the AIM licensed marks or that it has any association with AIM, except that LIFE COMPANY shall have the right to continue to service outstanding Contracts bearing any of the AIM licensed marks.

(c)    The licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licenser's licensed marks. The licenser's approvals shall not be unreasonably withheld.

(d)    During the term of this grant of license, a licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks which were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider. If, on reconsideration, or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensor's approval shall not be unreasonably withheld, and the licensor, when requesting reconsideration of a prior approval, shall assume the reasonable expenses of withdrawing and replacing such disapproved materials. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

(e)    The licensee hereunder: (i) acknowledges and stipulates that, to the best of the knowledge of the licensee, the licenser's licensed marks are valid and enforceable trademarks andlor service marks and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the licenser's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

Section 20. Parties to Cooperate
Each party to this Agreement will cooperate with each other patty and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
____________________________

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Robert H. Graham
Name: Nancy L. Martin                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

SCHEDULE A
FUNDS AVAILAB,L2 UNDER_THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM V.L High Yield Fund
AIM V.L Value Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Hartford Life Separate Account Two
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Nations Variable Annuity Contract

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM Vi. High Yield Fund
AIM V.L Value Fund

•AIM and Design

[AIM logo]

Schedule C

Paid by Hartford	AVIF
preparing, maintaining and filing the Account's registration statement with the SEC and State Regulators, as required	preparing, maintaining and filing the Fund's registration statement with the SEC and State Regulators, as required
text composition for the Account prospectuses and supplements	text composition for the Fund prospectuses and supplements
text alterations for the prospectuses (Account) and supplements (Account)	text alterations for the prospectuses (Fund) and supplements (Fund)
printing Account and Fund prospectuses and supplements for use with prospective Contract owners	camera-ready fund prospectus, printing costs of fund prospectus to existing policy owners with amounts allocated to the Fund
text composition and printing of Account SAI	text composition and printing of Fund SAI
mailing and distributing Account SAIs to policy owners upon request by policy owners	mailing and distributing Fund SAIs to policy owners upon request by policy owners mailing and distributing prospectuses (Account) and supplements (Account) to policy owners as required by Federal Securities Laws and to prospective purchasers (Account and Fund)
mailing and distribution of prospectuses and supplements (Fund) to policy owners of record. Life Company to advise if it wants either (1) printed Fund prospectuses or (2) camera ready copy with reimbursement by Fund of its pro rata share of printing expense

text composition (Account) printing, mailing and distributing annual and semi-annual reports for Account (Fund and Account, as applicable)	text composition of annual or semi-annual reports (Fund) and pro rata share of expense printing, mailing and distributing reports (Fund) to policy owners of record participating in the Fund
text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Account	text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Fund preparation, printing and distributing sales material and advertising related to the Funds, insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required

AMENDMENT NO. 1
TO THE
PARTICIPATION AGREEMENT
BY AND AMONG
AIM VARIABLE INSURANCE FUNDS
AIM DISTRIBUTORS, INC.
HARTFORD LIFE INSURANCE COMPANY
ON BEHALF OF ITSELF AND ITS SEPARATE ACCOUNTS
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
WHEREAS, AIM Variable Insurance Funds ("AVIF"), A I M Distributors, Inc. ("AIM"), Hartford Life Insurance Company ("LIFE COMPANY"), and Hartford Securities Distribution Company, Inc. ("UNDERWRITER") (collectively, the "Parties") have previously entered into a Participation Agreement dated July 2, 1998 (the "Agreement");
WHEREAS, AVIF was reorganized from a Maryland corporation into a Delaware business trust on May 1, 2000, resulting in a technical change of control of AVIF and thus an assignment of the Agreement;
WHEREAS, the Parties to the Agreement desired to consent to such assignment and amended the Agreement by letter dated April 27, 2000, and effective as of May 1, 2000, to give their consent to such assignment;
WHEREAS, certain Contracts issued by LIFE COMPANY have as their principal underwriter Hartford Equity Sales Company, Inc. rather than Hartford Securities Distribution Company, Inc. and the parties to the Agreement desire to make Hartford Equity Sales Company, Inc. a Party to the Agreement;
WHEREAS, each of the parties hereto intends and has intended both registered and unregistered Accounts of the Company to be able to invest in shares of the Fund, including those Accounts exempt from registration under the Investment Company Act of 1940 (the "1940 Act") pursuant to Sections 3(c)(1), 3(c)(7) or 3(c)(11) thereof;
WHEREAS, each of the parties hereto desires to expand the number of Accounts of LIFE COMPANY that invest in shares of AVIF and to clarify those Accounts that are and have been covered by the Agreement;
WHEREAS, each of the parties hereto desires to expand the number of Funds of AVIF that the Accounts may invest in and to clarify those Funds that are and have been covered by the Agreement; and

WHEREAS, each of the parties hereto desires to amend the Agreement to comply with the privacy provisions of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder and to make further revisions as appropriate;
NOW, THEREFORE, AVIF, AIM, LIFE COMPANY, and UNDERWRITER hereby agree to amend the Agreement as follows:

1.	The term "UNDERWRITER" as used in the Agreement, and any and all amendments thereto, shall mean Hartford Securities Distribution Company, Inc. and Hartford Equity Sales Company, Inc.

2.	Section 4.2(a) is hereby amended as follows:

(a)	AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, including the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

3.Section 4.3(a) is hereby amended as follows:

(a)
LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus, statement of additional information ("SAI"), and other documents pursuant to which Contracts are offered, and any amendments or supplements thereto (collectively, the "Account Prospectus") will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

4.Section 4.3(f) is hereby added as follows:

4.3(f)	For its unregistered Accounts that are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, LIFE COMPANY represents and agrees that:

(i)	UNDERWRITER is the principal underwriter for each such unregistered Account and its Subaccounts and is a registered broker-dealer under the 1934 Act;

(ii)	the Shares of the Funds of AVIF are and will continue to be the only investment securities held by the corresponding Subaccounts of the Account; and

(iii)	with regard to each Fund, LIFE COMPANY, on behalf of the corresponding Subaccount, will:

(a)	vote such Shares held by it in the same proportion as the vote of all other holders of such Shares; and

(b)	refrain from substituting Shares of another security for such Shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
5.    Sections 4.5(a) and (b) are hereby amended as follows:

(a)LIFE COMPANY upon written request of AVIF will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, private placement memoranda or other disclosure documents (collectively, "Disclosure Documents"), as well as any reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least ten (10)

Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.
6.    Sections 4.6(a), (b) and (e) are hereby amended as follows:

(a)AVIF upon written request of LIFE COMPANY will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Disclosure Documents, as well as any reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund.

(b)AVIF will provide to LIFE COMPANY camera ready copy of all AVIF Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), SAI, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants").

(c)AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.
7.    Section 6.1(b) is hereby amended as follows:
(b)    at the option of AVIF upon completion of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or
8.    Section 6.5 is hereby amended to add the following as the last sentence in this Section 6.5:
The parties agree that this Section 6.5 will not change or otherwise affect the obligations with respect to Existing Contracts set forth above in Section 6.3.
9.    Sections 12.1(a) and (b) are hereby amended as follows:

(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's Disclosure Documents, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the unlawful conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control, in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF or AIM.
10.    Sections 12.2(a) and (c) are hereby amended as follows:
(a)    Except to the extent provided in Sections 12.2(e), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's Disclosure Documents, or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVM's Disclosure Documents, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(i)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's Disclosure Documents, or sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the unlawful conduct of AVIF, AIM or their affiliates or persons under its control, in connection with the sale or distribution of AVIF Shares; or

(ii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, or sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iii)
arise as a result of any failure by AVIF or AIM to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or AIM.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

11.    Section 18(a) is hereby added and Section 18 is redesignated as Section (b) - (d) as follows:

(a)For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. Each Party agrees to use and disclose Personal Information only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102). If any Party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

(b)AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process.

(c)LIFE COMPANY acknowledges that the identities of the customers of AVE or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process.

(d)    Each Party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.    The term "Accounts' as used in the Agreement, and as reflected in Schedule A to the Agreement, shall include Separate Account ICMG Series III-B.

13.    LIFE COMPANY represents and warrants that Separate Account ICMG Series III-B is exempt from registration under the 1940 Act and that the Contracts funded thereby are exempt from registration under the Securities Act of 1933 (the "1933 Act").

14.    Schedule A to the Agreement is hereby amended and replaced in its entirety by Schedule A attached hereto.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed in its name and on its behalf by its duly authorized representative on this 29th day of April, 2002, to be effective as of November 1, 2000.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Susanne Armstrong                By: /s/ Joseph F. Mahoney, Jr.
Name: Susanne Armstrong                Name: Joseph F. Mahoney, Jr.
Title:    Products Filing Director             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

SCHEDULE A
AVIF FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Diversified Income Fund
AIM V.I. Global Utilities Fund
AIM V.I. Growth Fund
AIM V.I. Growth and Income Fund
AIM V.I. High Yield Fund
ATM V.I. International Equity Fund
AIM V.I. Telecommunications and Technology Fund
AIM V.I. Value Fund
ACCOUNTS AND ASSOCIATED CONTRACTS
Account                        Contract(s)
Hartford Life Separate Account Two            Nations Variable Annuity Contract
ICMG Series III-B                    GVL-93
WDC #85223v3 (WORD)

AMENDMENT NO.2
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware corporation, and Hartford Life Insurance Company, a Connecticut life insurance company, and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
All parties agree to add Hartford Life and Annuity, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: September 20, 2001

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name:
Title:    Assistant Secretary                Title:

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ David N. Levenson                By: /s/ Stephen T. Joyce
Name: David N. Levenson                Name: Stephen T. Joyce
Title:    Senior Vice President                 Title: Senior Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

AMENDMENT NO. 3
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001 and April 29, 2002, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICY	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)

AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

• Hartford Life Separate Account Two
• Hartford Life Separate Account Seven
• Hartford Life and Annuity Separate Account Seven

• Hartford Life Separate Account VLI
• Hartford Life Separate Account VLII
• Hartford Life and Annuity Separate Account VLI
• Hartford Life and Annuity Separate Account VLII

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Pius Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS
Series I shares
AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

•AIM Logo and Design                Logo Colors
One Color both the box and the word Investments print black with a white Chevron and White AIM inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: June 1, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 4
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002 and June 1, 2003, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)
AIM V.I. Aggressive Growth Fund	Hartford Life Separate	Nations Variable Annuity
AIM V.I. Basic Value Fund	Account Two	Contract
AIM V.I. Blue Chip Fund	Hartford Life Separate	Nations Outlook Variable
AIM V.I. Capital Appreciation Fund	Account Seven	Annuity Contract
AIM V.I. Dent Demographic Trends Fund	Hartford Life and Annuity	Hartford Leaders Variable
AIM V.I. Government Securities Fund	Separate Account Seven	Annuity Contract
AIM V.I. High Yield Fund		Hartford Leaders Outlook
AIM V.I. International Growth Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Mid Cap Core Equity Fund	Account VL I	Hartford Leaders Access
AIM V.I. Premier Equity Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Small Cap Equity Fund	Account VL II	Hartford Leaders Edge
	Hartford Life and Annuity	Variable Annuity Contract
	Separate Account VL I	Hartford Leaders Plus Variable
	Hartford Life and Annuity	Annuity Contract
	Separate Account VL II	Hartford Leaders Elite Variable
Annuity Contract
Hartford Leaders Elite Plus
Variable Annuity Contract
Hartford Leaders Elite Outlook
Variable Annuity Contract
Hartford Leaders Solution
Variable Annuity Contract
Hartford Leaders Solution Plus
Variable Annuity Contract
Hartford Leaders Solution
Outlook
Hartford Leaders Vision
Variable Annuity Contract
Huntington Hartford Leaders
Outlook
Classic Hartford Leaders
Outlook
Stag Accumulator Variable
Universal Life Policy
Stag Protector Variable
Universal Life Policy
Stag Last Survivor II

SCHEDULE B

AIM VARIABLE INSURANCE FUNDS
Series I shares
AlM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. international Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund
AIM V.I. Small Cap Equity Fund

AIM Logo and Design                    Logo Colors

One Color - both the box and the word Investments print black with a white Chevron and White ADV1 inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The ward Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.
Effective Date: November 3, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 5
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003 and November 3, 2003, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
2.3    Applicable Price
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.
(b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
(c)    Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.
Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
6.3    Funds To Remain Available
Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:
Section 22. Force Majeure
Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                 AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                 AIM V.I. Real Estate Fund2
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             INVESCO VIF - Core Equity Fund
AIM V.I. Core Equity Fund                 INVESCO VIF - Dynamics Fund

AIM V.I. Dent Demographic Trends Fund        INVESCO VIF - Financial Services Fund
AIM V.I. Diversified Income Fund             INVESCO VIF - Health Sciences Fund
AIM V.I. Government Securities Fund         INVESCO VIF - Leisure Fund
AIM V.I. Growth Fund1                 INVESCO VIF - Small Company Growth Fund
AIM V.I. High Yield Fund1                INVESCO VIF - Technology Fund1
AIM V.I. International Growth Fund             INVESCO VIF - Total Return Fund
AIM V.I. Large Cap Growth Fund            INVESCO VIF - Utilities Fund

[1]
Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF - Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF - High Yield Fund; INVESCO VIF - Utilities Fund acquired the assets of AIM V.I. Global Utilities Fund and INVESCO VIF - Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF - Telecommunications Fund.

[2]	Formerly, INVESCO VIF - Real Estate Opportunities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

•Hartford Life Separate Account Two
•Hartford Life Separate Account Seven
•Hartford Life and Annuity Separate Account Seven
•Hartford Life Separate Account VL I
•Hartford Life Separate Account VL II
•Hartford Life and Annuity Separate Account VL I
•Hartford Life and Annuity Separate Account VL II
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Plus Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2004

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AV1F"); A I M Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Basic Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                AIM V.I. Real Estate Fund
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             AIV V.I. Small Company Growth Fund
AIM V.I. Core Equity Fund                AIM V.I. Technology Fund
AIM V.I. Demographic Trends Fund             AIM V.I. Core Stock Fund
AIM V.I. Diversified Income Fund             AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund             AIM V.I. Financial Services Fund
AIM V.I. Government Securities Fund             AIM V.I. Global Health Care Fund
AIM V.I. Growth Fund                    AIM V.I. Leisure Fund
AIM V.I. High Yield Fund                AIM V.I. Small Company Growth Fund
AIM V.I. International Growth Fund            AIM V.I. Technology Fund
AIM V.I. Large Cap Growth Fund             AIM V.I. Total Return Fund
AIM V.I. Leisure Fund                    AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTLIZING THE FUNDS
Hartford Life Separate Account Two
Hartford Life Separate Account Seven
Hartford Life and Annuity Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account Eleven

(SCHEDULE A - cont'd)
SEPARATE ACCOUNTS UTLIZING THE FUNDS
Nations Variable Annuity
Nations Outlook Variable Annuity Contract
Hartford Leaders Variable Annuity Contract
Hartford Leaders Outlook Variable Annuity Contract
Hartford Leaders Access Variable Annuity Contract
Hartford Leaders Edge Variable Annuity Contract
Hartford Leaders Plus Variable Annuity Contract
Hartford Leaders Elite Variable Annuity Contract
Hartford Leaders Elite Plus Variable Annuity Contract
Hartford Leaders Elite Outlook Variable Annuity Contract
Hartford Leaders Solution Variable Annuity Contract
Hartford Leaders Solution Plus Variable Annuity Contract
Hartford Leaders Solution Outlook
Hartford Leaders Vision Variable Annuity Contract
Huntington Hartford Leaders Outlook
Classic Hartford Leaders Outlook
Hartford Quantum Life
Hartford Quantum 1.1
Stag Variable Life
Stag Accumulator Variable Universal Life Policy (Series I, 1.5 and II)
Stag Accumulator II VUL
Stag Variable Life Artisan
Stag Protector Variable Universal Life Policy (Series 1, 1.5 and II)
Stag Wall Street (Series I and II)
Stag Variable Last Survivor (Series I and 11)
Stag Variable Life Artisan

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: September 20, 2005

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ P. Michelle Grace                By: /s/ Gene L. Needles
Name: P. Michelle Grace                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each Separate
Account named in Schedule A, as
amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY
INSURANCE     COMPANY, on its behalf and
each Separate Account named in Schedule A, as
may be amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES
DISTRIBUTION COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); AIM Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.Effective on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.

2.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

3.AVIF registration statement supplements shall be supplied by AIM in final form to the Life Company as soon as possible following filing thereof with the Securities and Exchange Commission, but in no event, later than two (2) business days, following such filing; time being of the essence. AIM recognizes that the Life Company issue Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. AVIF will provide the Life Company with updated shareholder reports, using commercially reasonable efforts to provide such reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of AVIF supplements to coordinate with other Life Company variable product supplements.

4.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

5.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

6.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2008

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Peter Davidson                By: /s/ John M. Zerr
Name: Peter Davidson                Name: John M. Zerr
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Peter Davidson                By: /s/ John S. Cooper
Name: Peter Davidson                Name: John S. Cooper
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Class I and Class II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders Series II, ER, RI and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, HR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series H, IIR and HI
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series H, IIR and HI
Huntington Hartford Leaders Outlook Series II, Hit and III
Classic Hartford Leaders Outlook Series It IIR and III
Wells Fargo Leaders Outlook Series I, IR and H
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and HIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and JR
Hartford Leaders Pius Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR

Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT NO. 7
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, April 30, 2004, September 20, 2005 and May 1, 2008, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:

1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVM and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper

Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Series I and Series H portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL H

Revised Schedule A (cont'd)

Products Funded by Separate Accounts:
Hartford Leaders Series H, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series H, IIR and III
Nations Outlook Variable Annuity Series H, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and MR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and BR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II

Revised Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy II

AMENDMENT NO. 8
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, November 1, 2000, September 20, 2001, June 1, 2003, November 3, 2003, May 1, 2004, May 1, 2008, and May 1, 2009, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
Schedule A

Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Schedule A (cont'd)

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B,

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, HR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR

Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor H Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders 'VUL Joint Legacy II
Series III-D
Series III-WF

Effective as of: July 27, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ James P. Van Etten
Name: James P. Van Etten
Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

AMENDMENT NO. 9
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.The Agreement, and any applicable schedules hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series)of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company, as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of October 19, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

Revised Schedule A
Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III, IV and V
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hanford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, 11R and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR

Revised Schedule A

Products Funded by Separate Accounts (coned):
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy 11
Series III-D
Series III-WF

AMENDMENT NO. 10
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: April 30, 2010.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

AMENDMENT NO. 11
to the
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust ("Funds"); Invesco Distributors, Inc. a Delaware corporation ("Distributor"), Hartford Life Insurance Company, Harford Life and Annuity Insurance Company, both Connecticut life insurance companies (collectively, "Company") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("Underwriter"), is hereby amended as follows:
WHEREAS, Hartford Life, Inc., an affiliate of Underwriter and Company, The Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of Underwriter and Company, and the Company on the one hand, and Prudential Financial Inc. ("Prudential") on the other hand entered into a Purchase and Sale Agreement dated September 27, 2012 pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business by means of certain reinsurance, administrative and other arrangements (such acquisition, the "Transaction");
WHEREAS, pursuant to the Transaction, Hartford and Prudential also agreed that the principal underwriter functions for the individual variable life insurance ("VLI") policies covered by the Agreement would transfer to a Prudential-affiliated broker-dealer;
WHEREAS, in addition to the VLI policies, the Agreement also covers certain variable annuity contracts, the principal underwriting functions of which are not being transferred to a Prudential-affiliated broker dealer;
WHEREAS, the Parties now desire to amend the Agreement with this amendment (the "Amendment"), to add Pruco Securities LLC ("Pruco"), a New Jersey corporation, as a party under the Agreement, and
WHEREAS, Pruco is a registered broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing with the Financial Industry Regulatory Authority ("FINRA"), and
WHEREAS, Pruco will serve as the principal underwriter of the VLI policies as of the effective date of this Amendment,
NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties agree as follows:

1.Pruco is added as a party under the Agreement and the Agreement remains in full force and effect with Pruco serving as the principal underwriter of the VLI policies as of the effective date of this Amendment.

2.Pruco shall not be responsible or liable to the Funds, Underwriter, Distributor or Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by Underwriter or Company its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the VLI policies prior to the effective date of this Amendment.

3. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment. All other terms and provisions of the Agreement not amended herein, including, but not limited to the indemnification provisions, shall remain in full force and effect and will apply to the terms of this Amendment as applicable.
IN WITNESS WHEREOF, each of the Parties has caused their duly authorized officers to execute this Amendment as of _____________, 2014, and deemed effective on May 1, 2014.

AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John Zerr
Name: John Zerr
Title: General Counsel

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By:
Name:
Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By:
Name:
Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By:
Name:
Title:

PRUCO SECURITIES LLC

By: /s/ Patrick L. Hynes
Name: Patrick L. Hynes
Title: Vice President

AMENDMENT NO, 12
to the
PARTICIPATION AGREEMENT
This AMENDMENT, effective as of April 1, 2015, amends the Participation Agreement by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the "Funds"), Invesco Distributors, Inc. (the "Distributor"), Hartford Life Insurance Company ("HLIC"), Hartford Life and Annuity Insurance Company ("HLAIC")(HLIC and HLAIC, both Connecticut life insurance companies, are individually and collectively referred to as the "Company"), Hartford Securities Distribution Company, Inc. (the "Underwriter") and Pruco Securities LLC ("Pruco") dated as of July 2, 1998 (as subsequently amended, the "Participation Agreement").
WHEREAS, pursuant to the terms of the Participation Agreement, the Funds participate as investment options within variable life insurance products ("Products") issued by the Company and the Underwriter serves as distributor of the Products;
WHEREAS, pursuant to the Agreement and/or other agreements ancillary thereto, the Distributor paid to the Company fees for distribution and/or administrative services performed in connection with the Contracts (defined below);
WHEREAS, Hartford Life, Inc., an affiliate of the Company, and Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of the Company, on the one hand, and Prudential Financial, Inc. ("Prudential") on the other hand, entered into a Purchase and Sale Agreement, dated September 27, 2012, pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business, including the individual variable life insurance policies (the "Contracts"), by means of certain reinsurance, administrative and other arrangements (the "Transaction");
WHEREAS, pursuant to the Transaction, The Prudential Insurance Company of America ("PICA") became the administrator of the Contracts, and effective as of May 1, 2014 the principal distribution functions for the Contracts transferred from the Underwriter to Pruco;
WHEREAS, the parties now desire to amend the Participation Agreement to add PICA as a party to the Participation Agreement;
NOW, THEREFORE, in consideration of the mutual promises herein and intending to be legally bound, the parties agree and hereby amend the Agreement as follows, as of the date hereof:

1.Without limiting the generality of anything contained elsewhere in the Agreement, the parties hereto acknowledge that actions described in the Agreement, or described in any Schedule to the Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by PICA or its affiliates pursuant to written agreements between PICA and the Company or Hartford.

2.PICA shall be a party to the Participation Agreement

3.The parties hereby ratify the Company's designation of PICA as administrator of the Contracts and Pruco as the principal underwriter of the Contracts.

4.Notwithstanding anything to the contrary in the Agreement, the parties hereto agree that purchasing and redeeming shares or other equity interests in the Fund may be done through the NSCC FundSERV system. If the NSCC FundSERV system is unavailable, there is a malfunction in the NSCC FundSERV system or other malfunction that affects the aforementioned transactions, the parties shall follow any manual transaction procedures in the Agreement. Otherwise, the parties agree that trading shall be effected through manual trade tickets via fax or e-mail in the event of these circumstances.

5.The Distributor shall pay all distribution, and administrative services fees (including 12b-1 fees) related to the Contracts, as described in the Agreement, directly to Pruco for its services and as payment agent for PICA, to the extent that such distribution fees and administrative services fees relate to life insurance (and not variable annuity) Contracts.

6.PICA and Pruco shall not be responsible or liable to the Funds or Distributor, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by the Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the Contracts prior to the date hereof.

7.The parties agree that the terms herein amend the Participation Agreement only and do not affect the terms of any other agreement between the Distributor and the parties which do not relate to the Contracts.
All capitalized terms herein have the meanings ascribed in the Agreement unless otherwise defined in this amendment.
[Remainder of the Page Intentionally Left Blank]

This Amendment is entered into by the parties set forth below, to be effective as of the date written above.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Vice President

PRUCO SECURITIES LLC

By: /s/ [illegible]
Name: [illegible]
Title: President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ [illegible]
Name: [illegible]
Title: Vice President
FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made as of the    day of January, 1997, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the state of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts").

WITNESSETH:

WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

WHEREAS, Merrill Lynch Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Fund Exemptive Order");

WHEREAS, Merrill Lynch Asset Management, L.P. ("MLAM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and acts as the Fund's investment adviser and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:
ARTICLE I
Sale of the Fund Shares

1.1    Subject to Section L3 of this Agreement, the Fund shall cause the Underwriter to make Shares of the Portfolios available to the Accounts at such Shares' most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter as its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then-current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2    Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at such Shares' most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter as its agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current-prospectus of the Fund. The Fund shall make payment for such Shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

1.3    The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such Portfolio's "valuation time") on the prior Business Day. Any purchase or redemption order for Shares of any Portfolio received, on any Business Day, after such Portfolio's valuation time on such Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company to the Underwriter as agent for the Fund in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and the Underwriter. The Underwriter may reject purchase and redemption orders that are not in proper form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible (i) for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form, and (ii) for the effect of any delay in the Underwriter's receipt of such communication in proper form. The Fund and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule C, or any subsequent list of authorized individuals provided to the Fund or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

1.4    Purchase orders that are transmitted to the Fund in accordance with Section 1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order.

1.5    Issuance and transfer of the Fund's Shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account

1.6    The Fund shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.7    The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

1.8    The Company agrees that it will not take any action to operate any Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

1.9    The Fund agrees that its Shares will be sold only to Participating Insurance
Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.
1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.10 and Article 4 of this Agreement.

1.11    So long as it shall be the intention of the Fund to maintain the net asset value per share of any Portfolio at $1.00, on any day on which (a) the net asset value per share of the Shares is determined, (b) MLAM determines, in the manner described in the then- current prospectus of the Fund, that the net income of such Portfolio on such day is negative, and (c) MLAM delivers a certificate to the Company setting forth the reduction in the number of outstanding Shares to be effected as described in the then-current prospectus of the Fund in connection with such determination, the Company, on behalf of itself and the Accounts, agrees to return to the Fund its pro rata share of the number of Shares to be reduced and agrees that, upon delivery by MLAM to the Company of such certificate, (a) the Company's ownership interest in the Shares so to be returned shall immediately cease, (b) such Shares shall be deemed to have been canceled and to be no longer outstanding, and (c) all rights in respect of such Shares shall cease.

ARTICLE 2
Obligation of the Parties

2.1    The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs or registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2    At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be borne by the Company. in the event that the Company requests that the Fund or its designee provide the Fund's prospectus in a "camera ready" format, the Fund shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

2.3    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4    The Fund or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.5    The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or its investment adviser is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least five Business Days prior to its use. No such prospectus, statement of additional information or material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

2.6    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statement, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

2.7    The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may by amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

2.8    The Company shall amend the registration statement of the Contracts under the
1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.
2.9    The Company shall be responsible for assuring that any prospectus offering a

Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such Contract as a modified endowment contract (or policy).

2.10     Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or policyowners are received, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes-Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

ARTICLE 3
Representations and Warranties

3.1    The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

3.2    The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

3.3    The Company represents and warrants that the issuance of the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

3.4    The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.5    The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.6    The Fund represents and warrants that the sale of the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund is registered under the 1940 Act. The Fund shall use its best efforts to amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. If the Fund determines registration is appropriate, the Fund shall use its best efforts to register and qualify its Shares for sale in accordance with the laws of all fifty states, the District of Columbia, Virgin Islands and Puerto Rico and such other jurisdictions reasonably requested by the Company.

3.7    The Fund represents and warrants that the investments of each Portfolio will ' comply with the diversification requirements set forth in section 817(h) of the Code and the rules and regulations thereunder.
ARTICLE 4

Potential Conflicts

4.1    The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities decision in any relevant proceeding; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

4.2    The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

4.3    If it is determined by a majority of the Directors, or a majority of the Fund's
Directors who are not affiliated with Merrill Lynch Asset Management, L.P. or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contracts owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4    If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's or Accounts' investment in the Fund and terminate this Agreement with respect to such Account(s); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented. Until the end of such 30 day- period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

4.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30- day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

4.6    For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the
Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

4.7    The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

4.8    Wand to the extent that Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE 5
Indemnification

5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 5.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

(d)    arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2    Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the
Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statement or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

(d)    arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

5.3    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.4    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5    In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6
Termination
6.1    This Agreement may be terminated by either party for any reason by six (6)
months' advance written notice to the other party, and may be terminated by the Fund pursuant to Sections 6.2 through 6.4 below upon sixty (60) days' advance written notice to the Company or by the Company pursuant to Section 6.5 below upon sixty (60) days' advance written notice to the Fund.

6.2    This Agreement may be terminated at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome that would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

6.3    This Agreement may be terminated at the option of the Fund if the Internal
Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code.

6.4    This Agreement may be terminated by the Fund, at its option, if the Fund shall determine, in its sole judgment exercised in good faith, that either (I) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Fund of such breach. Notwithstanding any other provision of this Agreement, in the event that the Fund exercises its right to terminate this Agreement pursuant to this Section 6.4, such termination shall not become effective until the earlier of (i) the time which the Company notifies the Fund it has made arrangements (including obtaining any necessary regulatory approvals) to substitute other funding vehicles for shares of the Portfolios under the Contracts, and (ii) one year following the date the Fund exercises its right to terminate_

6.5    This Agreement may be terminated at the option of the Company if (A) the
Internal Revenue Service determines that any Portfolio fails to qualify as a 'Regulated Investment Company" under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (B) the Company shall determine, in its sole judgement exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Company of such breach.
3
6.6    Notwithstanding any termination of this Agreement pursuant to this Article 6, upon the request of the Company the Fund may agree (which agreement shall not be unreasonably withheld) to make available additional Fund Shares for so long after the termination of this Agreement as the Fund desires pursuant to the terms and conditions of this Agreement as provided in Section 6.7 below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as 'Existing Contracts'). Specifically, without limitation, if the Fund or Underwriter so elects to make additional Shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

6.7    In the event of a termination of this Agreement pursuant to this Article 6, the Fund will promptly notify the Company regarding whether Underwriter and the Fund will continue to make Shares available after such termination. If the Fund elects to continue making shares available to the Company, the provisions of this Agreement shall remain in effect except for Section 6.1 and thereafter either the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section 6.7, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be greater than nine months.

6.8    The provisions of Article 5 shall survive the termination of this Agreement, and the provisions of Article 4 and Sections 2.4 and 2.10 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.7.

ARTICLE 7
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Merrill Lynch Variable Series Funds, Inc.
c/o Merrill Lynch Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Attention: General Counsel

If to the Company:

ITT Hartford Life and Annuity Insurance Company
P.O. Box 2999
Hartford, CT 06104
Attention: General Counsel

ARTICLE 8
Miscellaneous

8.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2    This Agreement may be executed simultaneously in. two or more counterparts, each of which taken together shall constitute one and the same instrument.

8.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5    The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under. this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent, or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

8.6    Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9    Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10     No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

ITT HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ David A. Hall
David A. Hall
Name: Senior Vice President

Title:

MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

By: [illegible]

Name:

Title:

Schedule A

Segregated Accounts of ITT Hartford Life and Annuity Insurance Company
Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Name of Separate Account                     Date Established
ICMG Registered Variable Life                October 9, 1995
Separate Account One

Schedule B

Portfolios of Merrill Lynch Variable Series Funds, Inc.
Offered to Segregated Accounts of ITT Hartford Life and Annuity Insurance Company

High Current Income Fund
Domestic Money Market Fund
Basic Value Focus Fund
Global Strategy Focus Fund
Quality Equity Fund
American Balanced Fund
Equity Growth Fund
International Equity Focus Fund
Developing Capital Markets Focus Fund
Global Utility Focus Find
Natural Resources Focus Fund
Government Bond Fund
Global Bond Focus Fund
Prime Bond Fund
Index 500 Fund

Schedule C

Persons Authorized to Act on Behalf of ITT Hartford Life and Annuity Insurance Company

The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of ITT Hartford Life and Annuity Insurance Company on its own behalf and on behalf of each Account:

Name                                Signature

Carol Lewis                            /s/ Carol Lewis

Julie DeFazio                            /s/ Julie DeFazio

Elsa Phin                            /s/ Elsa Phin

Sandra Cinqugrana                        /s/ Sandra Cinquegrana

AMENDMENT I TO THE
FUND PARTICIPATION AGREEMENT
BETWEEN
MERRILL LYNCH VARIABLE SERIES FUNDS, INC. AND
ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
EFFECTIVE JANUARY 1997 ("AMENDMENT")

THIS AMENDMENT to the Fund Participation Agreement, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the state of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts"), is made as of the
1st date of March, 1999.

WITNESSETH

WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

WHEREAS, Merrill Lynch Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b) (15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Fund Exemptive Order");

WHEREAS, Merrill Lynch Asset Management, L.P. ("MLAM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and acts as the Fund's investment adviser; and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extend permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE 1
Sale of the Fund Shares

1.1    Subject to Section 1.3 of this Agreement, the Fund shall cause the
Underwriter to make Shares of the Portfolios available to the Accounts at such Shares' most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter or its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then-current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2    Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at such Shares' most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter or its agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current-prospectus of the Fund_ The Fund shall make payment for such Shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

1.3    The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such Portfolio's "valuation time") on the prior Business Day. Any purchase or redemption order for Shares of any Portfolio received, on any Business Day, after such Portfolio's valuation time on such Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company to the Underwriter as agent for the Fund in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and the Underwriter. The Underwriter may reject purchase and redemption orders that are not in proper form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible (i) for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form, and (ii) for the effect of any delay in the Underwriter's receipt of such communication in proper form. The Fund and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule C, or any subsequent list of authorized individuals provided to the Fund or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

1.4    Purchase orders that are transmitted to the Fund in accordance with Section
1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order.

1.5    Issuance and transfer of the Fund's Shares will be by book entry only_
Stock certificates will not be issued to the Company or to any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account.

1.6    The Fund shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payments of such dividends and distributions.

1.7    The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

1.8    The Company agrees that it will not take any action to operate any Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

1.9    The Fund agrees that its Shares will be sold only to Participating Insurance
Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that the Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.

1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 1.10 and Article 4 of this Agreement.

1.11 So long as it shall be the intention of the Fund to maintain the net asset value per share of any Portfolio at $1.00, on any day on which (a) the net asset value per share of the Shares is determined, (b) MLAM determines, in the manner described in the then-current prospectus of the Fund, that the net income of such Portfolio on such day is negative, and (c) MLAM delivers a certificate to the Company setting forth the reduction in the number of outstanding Shares to be effected as described in the then-current prospectus of the Fund in connection with such determination, the Company, on behalf of itself and the Accounts, agrees to return to the Fund its pro rata share of the number of Shares to be reduced and agrees that, upon delivery by MLAM to the Company of such certificate, (a) the Company's ownership interest in the Shares so to be returned shall immediately cease, (b) such Shares shall be deemed to have been canceled and to be no longer outstanding, and (c) all rights in respect of such Shares shall cease.

ARTICLE 2
Obligation of the Parties

2.1    The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs or registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2    At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be borne by the Company. In the event that the Company requests that the Fund or its designee provide the Fund's prospectus in a "camera ready" format, the Fund shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

2.3    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4 The Fund or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.5 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or its investment adviser is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least five Business Days prior to is use. No such prospectus, statement of additional information or material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

2.6    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statement, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

2.7    The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

2.8    The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

2.10 The Company shall be responsible for assuring that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such Contract as a modified endowment contract (or policy).

2.11 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or policyowners are received, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

ARTICLE 3
Representations and Warranties

3.1    The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

3.2    The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

3.3    The Company represents and warrants that the issuance of the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

3.4    The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.5    The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.6    The Fund represents and warrants that the sale of the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund is registered under the 1940 Act. The Fund shall use its best efforts to amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. If the Fund determines registration is appropriate, the Fund shall use its best efforts to register and qualify its Shares for sale in accordance with the laws of all fifty states, the District of Columbia, Virgin Islands and Puerto Rico and such other jurisdictions reasonably requested by the Company.

3.7    The Fund represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in section 817(h) of the Code and the rules and regulations thereunder.

ARTICLE 4
Potential Conflicts
4.1    The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities decision in any relevant proceeding; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.
4.2    The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.
4.3    If it is determined by a majority of the Directors, or a majority of the Fund's
Directors who are not affiliated with Merrill Lynch Asset Management, L.P. or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.
4.4    If a material irreconcilable conflict arises because of a decision by the
Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's or Accounts' investment in the Fund and terminate this Agreement with respect to such Account(s); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.
4.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.
4.6    For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.
4.7    The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.
4.8    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule
6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE 5
Indemnification

5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:
(a)    arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)    arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 5.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

(d)    arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2    Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

(d)    arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

5.3    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.4    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5    In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6
Termination

6.1    This Agreement may be terminated by either party for any reason by six
(6) months' advance written notice to the other party, and may be terminated by the Fund pursuant to Sections 6.2 through 6.4 below upon sixty (60) days' advance written notice to the Company or by the Company pursuant to Section 6.5 below upon sixty (60) days' advance written notice to the Fund.

6.2    This Agreement may be terminated at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome that would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

6.3    This Agreement may be terminated at the option of the Fund if the Internal
Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code.

6.4    This Agreement may be terminated by the Fund, at its option, if the Fund shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Fund of such breach. Notwithstanding any other provision of this Agreement, in the event that the Fund exercises its right to terminate this Agreement pursuant to this Section 6.4, such termination shall not become effective until the earlier of (i) the time which the Company notifies the Fund it has made arrangements (including obtaining any necessary regulatory approvals) to substitute other funding vehicles for shares of the Portfolios under the Contracts, and (ii) one year following the date the Fund exercises its right to terminate.

6.5    This Agreement may be terminated at the option of the Company if (A)
the Internal Revenue Serve determines that any Portfolio fails to qualify as a 'Regulated Investment Company' under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Company of such breach.

6.6    Notwithstanding any termination of this Agreement but subject to Article
I, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of the Agreement, provided that the Company continues to comply with all of its obligations hereunder as if this Agreement had not been terminated.

6.7    The provisions of Article 5 shall survive the termination of this
Agreement, and the provisions of Article 4 and Sections 2.4 and 2.10 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.7.

ARTICLE 7
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Merrill Lynch Variable Series Fund, Inc.
c/o Merrill Lynch Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Attention: General Counsel

If to the Company

Hartford Life and Annuity Insurance Company
P.O. Box 2999
Hartford, CT 06104
Attention: General Counsel

ARTICLE 8
Miscellaneous

8.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together constitute one and the same instrument.

8.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5    The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent, or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

8.6    Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9    Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment 1 to the Fund Participation Agreement as of the date and year first above written.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ James P. VanEtten
Name: James P. VanEtten
Title: Assistant Vice President

MERRI LYNCH VARIABLE SERIES FUND , INC.
By: /s/ Terry K. Glenn
Name: Terry K. Glenn
Title:    Executive Vice President

Schedule A

Segregated Accounts of Hartford Life and Annuity Insurance Company
Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Name of Separate Account	Date Established October 9, 1995
ICMG Registered Variable Life Separate Account One

Schedule B

Portfolios of Merrill Lynch Variable Series Funds, Inc.
Offered to Segregated Accounts of Hartford Life and Annuity Insurance Company

High Current Income Fund
Domestic Money Market Fund
Basic Value Focus Fund
Quality Equity Fund
American Balanced Fund (Closed May 1, 1999. No policyholders in fund.)
Special Value Focus Fund
International Equity Focus Fund (closed May 1, 1999. No policyholders in fund.)
Developing Capital Markets Focus Fund (closed May 1, 1999. No policyholders in fund.)
Global Utility Focus Fund
Natural Resources Focus Fund (closed May 1, 1999. No policyholders in fund.)
Government Bond Fund
Global Bond Focus Fund
Prime Bond Fund
Index 500 Fund
Reserve Assets Fund
Capital Focus Fund
Global Growth Focus Fund

Schedule C

Persons Authorized to Act on Behalf of Hartford Life and Annuity Insurance Company

The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of each Account:

Name                            Signature

Carol Lewis, Assistant Director                /s/ Carol Lewis
Tibor Held, Accountant                    /s/ Tibor Held
Mark Strogoff, Accountant                    /s/ Mark Strogoff
Todd Farber, Accountant                    /s/ Todd Farber

AMENDMENT NO. 2 TO
FUND PARTICIPATION AGREEMENT

THIS Amendment dated as of 30th day of June, 2007 to the Fund Participation Agreement dated January 1997, as amended March 1, 1999 (the "Agreement"), by and between Hartford Life and Annuity Insurance Company (formerly known as ITT Hartford Life and Annuity Insurance Company) (the "Company") and BlackRock Variable Series Funds, Inc. (formerly known as Merrill Lynch Variable Series Funds, Inc.) (the "Fund") is hereby amended as follows:

1.    All parties agree to add Hartford Life Insurance Company, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.

2.    Company

References to "ITT Hartford Life and Annuity Insurance Company" are hereby changed to "Hartford Life and Annuity Insurance Company." "Company" shall collectively mean Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company.

3.    Fund

References to "Merrill Lynch Variable Series Funds, Inc." are hereby changed to "BlackRock Variable Series Funds, Inc." and "Fund" shall mean "BlackRock Variable Series Funds, Inc."

4.    Underwriter

References to "Merrill Lynch Funds Distributors, Inc. and "Underwriter" shalt mean "BlackRock Distributors, Inc."

5.    Investment Advisor

References to "Merrill Lynch Asset Management, L.P." and "MLAM" shall mean "BlackRock Advisors, LLC."

6.    Schedules A and B to the Agreement are hereby amended as attached hereto and made a part hereof. Schedules A and B shall be amended from time to time as reflected in Accounts registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

7.    Sections 2.1 and 2.2 are hereby amended to reflect that:

(a)    The Fund shall be, and remain responsible for the prompt payment, or reimbursement, as the case may be, to the Company of the reasonable costs and expenses associated with the following activities associated with the preparing, filing with the Securities and Exchange Commission and setting for printing shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information (collectively, the "Fund Materials"): (i) text composition and alterations; (ii) printing, mailing and distributing for use with existing Contract owners; and (iii) if requested by the Company, providing camera-ready film, computer diskettes or typeset electronic document files. The Company may choose to print Fund Materials, in combination with such documents of other fund companies. In this case, the Fund's share of the total expense for printing and delivery of the combined materials shall be determined on a pro-rata basis using the page count or portion thereof of the Fund Materials as compared to the total page count for the combined materials containing all other funds' materials.

(b)    Fund Materials shalt be supplied in final form to the Company as soon as reasonably possible following the filing thereof with the Securities and Exchange Commission; time being of the essence. The Parties recognize that the Company issues Contract prospectuses on a May 15t calendar year and therefore any Fund supplements issued off cycle result in additional costs and expenses, including special handling fees.

(c)    The Company will calculate the payment contemplated by this Section 2 and will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Fund. The Fund agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

8.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof.

9.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control. Capitalized terms not defined in this Amendment shall have the definition set forth in the Agreement.

10.    This Amendment shalt be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

11.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of the day and year first above written.

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY, on its behalf and each Account
named in Schedule A to the Fund Participation
Agreement as may be amended from time to time

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

HARTFORD LIFE INSURANCE COMPANY, on its
behalf and each Account named in Schedule A
to the Fund Participation Agreement, as may be
amended from time to time

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

BlackRock Variable Series Funds, Inc.

By: /s/ illegible
Name:
Title:

Schedule A
Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Seven

Products Funded by Separate Accounts:
The Director Solution Series I and IR
Hartford Leaders Solution Series I and IR
The Director Solution Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
The Director Solution Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR

Schedule B

Portfolios of BlackRock Variable Series Funds, Inc.

BlackRock Global Growth V.I. Fund (formerly Mercury Global Growth V.I. Fund, previously Merrill Lynch Global Growth Focus Fund)
BlackRock Large Cap Growth V.I. Fund

AMENDMENT NO. 3 TO
FUND PARTICIPATION AGREEMENT

THIS Amendment dated as of March 31, 2010 and effective as of April 1, 2010 to the Fund Participation Agreement dated January 1997 (the "Agreement"), as amended March 1, 1999 ("Amendment No.1") and June 30, 2007 ("Amendment No. 2"), by and between Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively the "Company") and BlackRock Variable Series Funds, Inc. (the "Fund") is hereby amended as follows:

1.     Underwriter

References to "Underwriter" shall mean "BlackRock Investments, LLC ("BRIL") a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended and the successor Underwriter to the Fund.

2.    Schedule A

Schedule A to the Agreement is hereby deleted and replaced with the attached Schedule A.

3.    Schedule B

Schedule B to the Agreement is hereby deleted and replaced with the attached Schedule B.

ARTICLE 3 Representations and Warranties Section 3.2 of the Agreement is hereby renamed as Section 3.2(a) and Section 3.2(b) of the Agreement is added as follows:

3.2(b)
Notwithstanding any other provision to the contrary in this Agreement for purposes of the exemption to the application of certain limitations provided in subparagraph (E) of Section 12(d)(1) of the 1940 Act, the Company, on its own behalf and on behalf of the Account(s) and each investment subdivision thereof, represent and warrants with respect to the shares of each investment portfolio of the Underlying Fund held by a subdivision of the Account(s):

(i)	Hartford Equity Sales Company is the principal underwriter for the Account(s) and the subdivisions of the Account(s) and a registered broker-dealer under the Securities Exchange Act of 1934;

(ii)	Fund Shares are the only investment securities held by the corresponding subdivisions of the Account(s); and

(iii)	The Company, on behalf of the corresponding subdivision, will:

(a)	vote the shares held by it in the same proportion as the vote of all other holders of such shares; and

(b)	refrain from substituting such shares unless the Securities and Exchange Commission has approved such substitution in the manner provided in Section 26 of the 1940 Act.

ARTICLE 7 Notices is hereby deleted and replaced with the following:

ARTICLE 7

Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

To the Fund:                        With a copy to:
BlackRock Variable Series Funds, Inc.            Robert Connolly, General Counsel
Attention: Brian Schmidt                    BlackRock, Inc.
40 East 52nd Street                    40 East 52nd Street
New York, NY 10022                    New York, NY 10022

To the Underwriter:                    With a copy to:
BlackRock Investments, LLC                BlackRock Investments, LLC
Attn: Frank Porcelli                     Attn: Rick Forio
40 East 52nd Street                     40 East 52nd Street
New York, NY 10022                    New York, NY 10022

To the Company:                        With a copy to:

Hartford Life Insurance Company                    Hartford Life Private Placement
200 Hopmeadow Street                         100 Campus Drive, Suite 250
Simsbury, CT 06089                         Florham Park, NJ 07932
Attn: General Counsel                        Attn: VP, Product Management
Fax: 860-843-8665                        Fax: 973-966-6330

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of the day and year first above written.

BLACKROCK VARIABLE SERIES FUNDS, INC.
By: /s/ Denis R. Molleur
Name: Denis R. Molleur
Title: Assistant Secretary

HARTFORD LIFE ND ANNUI INSURANCE COMPANY, on its behalf and each Account named in
Schedule A to the Fund Participation Agreement, as may be amended from time to time
By: /s/ James P. Von Etten
Name: James P. Von Etten
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY, on its behalf and each Account named in Schedule A to the
Fund Participation Agreement, as may be amended from time to time
By: /s/ James P. Von Etten
Name: James P. Von Etten
Title: Vice President

Schedule A

Hartford Life Insurance Company
Separate Account Two
Separate Account Seven
Separate Account ICMG Series I
Separate Account ICMG Series 11
Separate Account ICMG Series 11A
Separate Account ICMG Series 11B
Separate Account ICMG Series 11C
Separate Account ICMG Series 11D
Separate Account ICMG Series III
Separate Account ICMG Series 111A
Separate Account ICMG Series IIIB
Separate Account ICMG Series IV
Separate Account ICMG Series VII
Hartford Life Insurance Company PPVA Separate Account

Hartford Life and Annuity Insurance Company
Separate Account One
Separate Account Seven

Products Funded by Separate Accounts:
The Director Solution Series I and IR
Hartford Leaders Solution Series I and IR
The Director Solution Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
The Director Solution Outlook Series 1 and IR
Hartford Leaders Solution Outlook Series I and IR
Series I
Series 11
Series 11A
Series 11B
Series 11C
Series IlD
Series III
Series IIIA
Series IIIB
Series IIIC
Series IIID
Series IIIV
Series IMF
Series IV
Series IVA
Series IVB
Series WC
Series IVD
Series IVE
Series IVF
Series IVG
Series IVH
Series IVJ
Series IVK
Series IVL
Series 4V
Hartford Life Private Placement Variable Life Insurance Select Seriessm
Hartford Life Private Placement Variable Life Insurance Advisor Seriessm
Hartford Life Private Placement Variable Annuity Select Series

Schedule B

Portfolios and Classes of BlackRock Variable Series Funds, inc. Available Class I, Class II and Class III shares of:

CUSIP	TICKER	FUND NAME	CLASS
09253L108	AMBLI	BlackRock Balanced Capital V.I. Fund	1
09253L405	BAVLI	BlackRock Basic Value V.1. Fund	1
09253L504	BAVII	BlackRock Basic Value V.I. Fund	II
09253L603	BVIII	BlackRock Basic Value V.I. Fund	III
09253L843	FDGRI	BlackRock Fundamental Growth V.I. Fund	I
09253L777	GLALI	BlackRock Global Allocation V.I. Fund	I
09253L769	GLAII	BlackRock Global Allocation V.I. Fund	II
09253L751	GAIII	BlackRock Global Allocation V.I. Fund	III
092531_819	GLGRI	BlackRock Global Growth V.I. Fund	I
09253L785	GGIII	BlackRock Global Growth V.I. Fund	III
09253L744	GVBDI	BlackRock Government Income V.I. Fund	I
09253L710	HICUI	BlackRock High Income V.I. Fund	I
09253L645	IVVVI	BlackRock International Value V.I. Fund	I
09253L611	LGCCI	BlackRock Large Cap Core V.I. Fund	I
09253L595	LGCII	BlackRock Large Cap Core V.I. Fund	II
09253L587	LCIII	BlackRock Large Cap Core V.I. Fund	III
09253L579	LGGGI	BlackRock Large Cap Growth V.I. Fund	I
09253L553	LGIII	BlackRock Large Cap Growth V.I. Fund	ill
09253L546	LCVAX	BlackRock Large Cap Value V.I. Fund	I
09253L538	LCVBX	BlackRock Large Cap Value V.I. Fund	II
09253L520	LV111	BlackRock Large Cap Value V.I. Fund	111
09253L876	DMMKI	BlackRock Money Market V.I. Fund *	I
09253L678	IDXVI	BlackRock saP 500 Index V.I. Fund	I
09253L660	IXVI1	BlackRock sap 500 Index V.I. Fund	II
09253L702	CRBDI	BlackRock Total Return V.I. Fund	I
09253L512	UTTLI	BlackRock Utilities and Telecommunications V.I. Fund	I
09253L470	SMCPI	BlackRock Value Opportunities V.I. Fund	I
09253L462	SMCII	BlackRock Value Opportunities V.I. Fund	11
09253L454	SCIII	BlackRock Value Opportunities V.I. Fund	III

* No fees will be paid on the BlackRock Money Market V.I. Fund
On or about May 1, 2010 the BlackRock Fundamental Growth V.I. Fund will be renamed the BlackRock Capital Appreciation V.I. Fund
On or about May 1, 2010 the BlackRock Global Growth V.I. Fund will be renamed the BlackRock Global Opportunities V.I. Fund

Fund Participation Agreement

Among

Variable Insurance Products Funds?

Fidelity Distributors Corporation,

And

Hartford Life Insurance Company

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, effective as of this 1st day of April, 2005 by and among Hartford Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth an attached Schedule A as It may be amended from time to time (the "Separate Accounts"); Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund Ill and Variable Insurance Products Fund IV (each referred to hereinafter as the "Trust"); and Fidelity Distributors Corporation (the "Distributor").
WHEREAS, each Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies far life Insurance policies and annuity contracts; and
WHEREAS, the beneficial interest in each Trust is divided Into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets+ any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and
WHEREAS, each Trust has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102) or September 17, 1986 (File No, 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 16(b) of the investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order");
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers (the "NASD") and serves as principal underwriter of the shares of each Trust; and
WHEREAS, each Trust intends to make available shams of its Portfolios as set forth on attached Schedule B, as It may be amended from time to time by mutual agreement of the parties (the "Portfolios"), to the Separate Accounts of Hartford; and
WHEREAS, Fidelity Management and Research Company ("the Adviser") is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. and any applicable state securities laws and serves as the investment adviser to the Portfolios, and Fidelity Investments Institutional Services Company, Inc. ("FlIS") is an affiliate of the Distributor and Adviser that performs sales, marketing and administrative services: and

WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the 1933 Act") and the investment Company Act of 1940 (the °1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the 'Contracts").
NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust. and Hie Distributor agree as follows:

ARTICLE A. Form of Agreement
Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Trust, as though Hartford and the Distributor had executed a separate, identical form of participation agreement with each Trust. No rights, responsibilities or liabilities of any Trust shall be attributed to any other Trust.
ARTICLE I. PORTFOLIO SHARES
1.1    The Trust and the Distributor agree to make Portfolio shares available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each share next computed after receipt by the Trust, or its designee, of such order as of the dose of business on each Business Day.
A.    For purposes of this Agreement, Hartford shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a.m. (Boston time) on the next following Business Day.
B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Portfolio pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Portfolio' prospectus.
1.2    The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares, or is, In the sole discretion of the Board acting in good faith and In light of their fiduciary duties under federal and any applicable slate laws, necessary In the best interests of the shareholders of such Portfolio.

1.3    The Trust and the Distributor agree that shares of the Trust or any of its Portfolios will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Portfolios will be said to the general public.
1.4    The Trust and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Portfolios held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.
A.    For the purposes of this Agreement. Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Boston time) on the next following Business Day. Hartford agrees to submit such orders electronically through secured trading systems as described on Schedule F to this Agreement or, if it is unable to submit orders electronically. Hartford shall submit such orders through manual transmissions using the procedures described In Schedule F to this Agreement.
1.5    Hartford agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Portfolio shall be made in accordance with the provisions of the prospectus.

A.Hartford will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares Find dollar amount of each Portfolio to be purchase or redeemed.

B.In the event of net purchases, Hartford will pay for shares in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares, or as the parties may otherwise agree in writing or by course of conduct.

C.In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3..00 p.m. (Eastern time)] on the next Business Day after an order to redeem Portfolio shares Is made, or as the parties may otherwise agree in writing or by course of conduct.
1.6    Issuance and transfer of the Portfolio' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Portfolio identified in Schedule B attached as may be amended from time to lime.
1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Portfolio' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Portfolio. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide, in a form acceptable to Hartford, the net asset value per share of each Portfolio to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. Information specified In this Section and Section 1.7 will be substantially in the form as set forth In attached Schedule D.
1.9    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Portfolios in response to short-term stock market fluctuations.
A.    Accordingly, Hartford represents and warrants that:

1.    all purchase and redemption orders it provides under this Article I shall result solely from Contract Owner transactions fully received and recorded by Hartford before the time as of which each applicable VIP Portfolio net asset value was calculated (currently 4:00 p.m, e.s.t);

2.    It will use its best efforts to discourage market timing and other excessive or disruptive trading activity by third parties with power to act on behalf of multiple contract owners and by individual contract owners;

3.    any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to Hartford the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.
The Trust agrees to notify Hartford of transfer activity that the Trust or Distributor deems to be excessive or disruptive ("Abusive Transfer Activity"). After receiving such notice from the Trust, Hartford agrees that it will cooperate with the Trust and Distributor to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses, Contracts and other governing laws. The Trust and Hartford agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.
C.    In the event that Abusive Transfer activity, as determined by the Trust, recurs after initial notice to Hartford, the Trust may then terminate the offering of any affected Portfolio to any affected Account upon sixty (60) days written notice to Hartford.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:

A.The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.
B.The Contracts will be issued in material compliance with all applicable federal and slate laws and regulations. and will be sold only by duly licensed and appointed parties with which Hartford has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable federal and state laws and regulations and slate insurance suitability requirements.
C.Hartford is duly organized and in good standing under applicable law.
D.Hartford has legally and validly established each Separate Account under the Connecticut Insurance Code prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit Investment trust in accordance with the 1940 Act, unless exempt from such registration.
2.2    The Trust and the Distributor represent and warrant that:
A.    Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.
B.    Portfolio shares sold pursuant to this Agreement shall be duty authorized for Issuance and sold in accordance with the laws of the State of Connecticut and in material compliance with all applicable federal and state securities laws and regulations.
C    The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.
D.    The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time. as required in order to effect the continuous offering of the Portfolio' shares.
2.3    The Trust and the Distributor represent and warrant that:
A.    The Trust Is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986. as amended, (the 'Code') and complies with Section 817(h) of the Code and regulations there under. The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Trust has ceased to quality or that the Trust might not qualify in the future.
B.    The Trust is duly organized and Validly existing under the laws of the state of its organization.

C.    The Trust does and will comply in all material respects with the 1940 Act.
D.     The Trust has obtained an order from the SEC granting participaing insurance companies and variable Insurance product separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, as amended, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust or its Portfolios to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.
2.4    The Distributor represents and warrants that:
A.    It Is and shall remain a member in good standing of the NASD and duly registered as a broker-dealer with the SEC and that it sell and distribute Trust shares in material compliance with the laws of the State of Connecticut and with all applicable federal and stale securities laws and regulations.

ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Trust shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Portfolio (and no other portfolio), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford In lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Portfolio (and no other portfolio), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Except as provided in the following three sentences, all expenses of printing and distributing Trust prospectuses and Statements of Additional Information shall be the expense of
Hartford. For prospectuses and Statements of Additional Information provided by Hartford to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Trust. If Hartford chooses to receive camera-ready film in lieu of receiving printed copies of the Trust's prospectus, the Trust will reimburse Hartford in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Trust's per unit cost of typesetting and printing the Trust's prospectus. The same procedures shall be followed with respect to the Trust's Statement of Additional Information. In the event that Portfolios of the Trust are made available in Contracts that were available for purchase before the date of this Agreement, the quantities above shall be limited to owners of Contracts issued after the date of this Agreement.
Hartford agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.
3.2    The Trust or its designee will provide Hartford prompt notice, generally not less than 90 days before the effective date, of the following events having disclosure implications for a Portfolio: (a) fund objective changes, (b) anticipated fund mergers/substitutIons, (c) fund name changes, (d) fund adviser or sub-adviser changes; and/or (e) other changes that affect Hartford's contract prospectuses or the distribution of fund prospectuses or reports. If the Trust fails to provide Hartford with the required notice, and this failure causes Hartford reasonably to incur additional expenses for facilitating the changes and for notifying Contract owners, the Distributor will reimburse Hartford for the difference between Hartford's actual expenses and the expenses Hartford would have incurred had the required notice been given. This provision shall not apply to prospectus supplements ("stickers"), requests for regulatory relief, fund proxy statements (discussed below) or other actions that the Trust or Distributor determine to be necessary or appropriate to keep the Trust in material compliance with applicable laws or fiduciary obligations to shareholders.
3.3    The Trust will provide Hartford with copies of its proxy solicitations applicable to the Portfolio. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Portfolio to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Portfolio shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Portfolio shares for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating In the Trust calculates voting privileges in a manner consistent with the standards set forth on Schedule E attached hereto.
A.    To the extent permitted by applicable law. Hartford reserves the right to vote Portfolio shares held in any Separate Account In its own right.
3.4    The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford shall furnish, or shall cause to be furnished, to the Trust or its designee prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust.
4.2    Hartford will not, without the permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than Information or representations contained in: (a) the registration statement or Portfolio prospectus(es), (b) Portfolio' annual and semi annual reports to shareholders, (c) proxy statements for the Portfolio, or, (d) sales literature or other promotional material approved by the Trust.
4.3    The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Trust nor the Distributor nor the Adviser will, without the permission of
Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5    The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Portfolio or its shares.
4.6    Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.
4.7    For purposes of this Article IV. the phrase *sales literature or advertising" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, private placement memoranda, shareholder reports, and proxy materials.
ARTICLE V. DIVERSIFICATION
5.1    The Trust represents and warrants that, at all times, each Portfolio will comply with Section 817(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life Insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Portfolio ceases to so qualify, the Trust will notify Hartford immediately of such event and the Adviser will take all steps necessary to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state Insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter. or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the Investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an Insurer to disregard the voting instructions of contract owners. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing conflicts of which it is aware to the Board. Hartford will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Hartford to Inform the Board whenever contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, Hartford and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different Investment medium. including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.
6.4    If a material irreconcilable conflict arises because of a decision by Hartford to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Hartford may be required, at the Trust's election, to withdraw the effected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Notwithstanding anything herein possibly to the contrary, "echo" voting or the effectuation of other voting procedures consistent with the Shared Funding Exemptive Order, shall not constitute a decision to disregard contract owner voting instructions as contemplated hereby. Subject to section 9.2, below, any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being Implemented, and until the end of that six month period the Distributor and Trust shall continue to accept and implement orders by Hartford for the purchase (and redemption) of shares of the Trust.
6.5    If a material Irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Hartford conflicts with the majority of other state regulators, then Hartford will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six months after the Board informs Hartford in writing that It has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Distributor and Trust shall continue to accept and Implement orders by Hartford for the purchase (and redemption) of shares of the Trust.
6.6    For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. Hartford shall not be required by Section 6.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict, In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Hartford will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs Hartford in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
6.7    If and to the extant that Rule 6e-2 and Rule 6e-3(T) ere amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 60-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.3, 3.4, 6.1, 6.2, 6.3, 6.4, and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained In such Rule(s) as so amended or adopted.

ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of their directors. Trustees or (If applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (Including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Portfolio shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved or distributed by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be slated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents Of otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in arid accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Portfolio (or any amendment or supplement to any of the foregoing) and not supplied by Hartford (collectively, "Trust Documents. for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein riot misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terns of this Agreement; or
5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford or any material breach by a Hartford-appointed agent of the provisions required by section 2.1, above, of its written agreement with Hartford.

B.    Hartford shall not be liable under this indemnification provision with respect to any losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or the Distributer whichever is applicable.
C.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford In writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which It may have to the indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at Its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named In the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Portfolio shares or the Contracts or the operation of the Trust.
7.2    Indemnification by the Distributor
A.    The Distributor agrees to Indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "indemnified Parties" and individually, an "indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged l9oss,: claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Portfolio shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fad contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained In and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to he stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written Information furnished to Hartford by or on behalf of the Distributor or the Trust; or
4.    Arise out of or result from any failure by the Distributor or the Trust to provide the services or furnish the materials required under the terms of this Agreement: or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Distributor In this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

B.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at Its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of Its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Distributor of commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    indemnification by the Trust
A.    The Trust agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties' and individually, an "Indemnified Party" for purposes of this Section 7.4) against any and ail losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust. which consent shall not be unreasonably withheld) or expenses (Including the reasonable costs of investigating or defending any alleged loss. claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"). to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise. insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust and:

1.    arise as a result of any material failure by the Trust to provide the services and furnish the materials under the terms of this Agreement including a material failure. to comply with the diversification requirements specified In Article VI of this Agreement): or

2.    arise out of or result 1mm any material breach of any representation andfor warranty made by the Trust In this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

B.    The Trust shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such indemnified Party's duties or by reason of such indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust In writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than an account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement far any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.5    Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.
7.6    If a party is defending a claim and indemnifying another party hereto, the indemnified party shall give the indemnifying party reasonable access during normal business hours to its nonconfidential books and records pertaining to such claim, and shall otherwise cooperate in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.
7.7    If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party falls to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.7 shall not apply.
7.8    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) clays from the commencement of the same unless such time period is extended by the written agreement of the parties).

The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs. and expenses.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof Interpreted under and in accordance with the laws of the State of Massachusetts without giving effect to the principles of conflicts of laws.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the
1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:

A.    Termination by any party for any reason upon sixty (60) clays advance written notice delivered to the other parties; or

B.    Termination by Hartford by written notice to the Trust, the Adviser or the Distributor with respect to any Portfolio in the event any of the Portfolio' shares are not registered, issued or said in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C.    Termination by Hartford upon written notice to the Trust with respect to any Portfolio in the event that such Portfolio ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

D.    Termination by Hartford upon written notice to the Trust and the Distributor with respect to any Portfolio In the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement: or
E.    Termination upon mutual written agreement of the parties to this Agreement.

9.2    Effect of Termination.
A.    Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective dale of termination of this Agreement (the "Existing Contracts") unless such further sale of Portfolio shares Is prescribed by law, regulation or applicable regulatory body.
Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of Investments in the Portfolio, redeem investments in the Portfolio and Invest in the Portfolio through additional purchase payments,

B.    Hartford agrees not to redeem Portfolio shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Trust are held on behalf of Contract owners in accordance with section 9.2.A, except that the Trust and Distributor shall have no further obligation to make Trust shares available in Contracts issued after termination.
ARTICLE X. NOTICES
10.1     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust
82 Devonshire St.
Boston, MA 02109
Attention: Treasurer
If to the Distributor
82 Devonshire St.
Boston, MA 02109
Attention: Treasurer
If to Hartford:                    With a copy to:
Hartford Life Insurance Co.            Hartford Life Insurance Co.
200 Hopmeadow Street             200 Hopmeadow Street
Simsbury, Connecticut 06070        Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President        Attn: Thomas M. Marra, President

ARTICLE XI. MISCELLANEOUS
11.1     Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and not release any Nonpublic Personal Financial Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency. regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Nonpublic Personal Financial Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford Including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law. This Agreement does not require or contemplate that Hartford will share, or that the Trust or the Distributor will receive or maintain, any Nonpublic Personal Financial Information of Hartford Contract Owners.
11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4    If any provision of this Agreement shall be held or made invalid by a court decision. statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall pen-nit such authorities (end other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior whiten consent of all parties; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor, if such assignee is duly licensed and registered to perform the obligations of the Distributor under this Agreement. Hartford shall promptly notify the Trust and the Distributor of any change in control of Hartford.

11.8     The waiver of, or failure to exercise, any right provided for in this Agreement shall not he deemed a waiver of any further or future right under this Agreement.
11.9     All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Trust.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named In
Schedule A, as may be amended from time to time

By: /s/. Robert Arena
Its: Vice President
VARIABLE INSURANCE PRODUCTS FUND VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV

By: /s/ Christine Reynolds
Its: Treasurer, S.V.P.
Christine Reynolds

FIDELITY DISTRIBUTORS CORPORATION

By: [illegible]
Its: E.V.P.

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account and Date Established
Separate Account Three 6/22/94

SCHEDULE B

PARTICIPATING PORTFOLIOS
Fidelity VIP Contrafund Portfolio
Fidelity VIP Equity-Income Portfolio
Fidelity VIP Growth Portfolio
Fidelity VIP Mid Cap Portfolio
Fidelity VIP Value Strategies Portfolio

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Trust
Preparing and filing the Separate Account's Registration Statements	Preparing and filing the Trust's Registration Statements
Text composition for the Separate Account prospectus and supplements	Text composition for the Portfolio prospectus and supplements
Text alterations for the Separate Account prospectus and supplements	Text alterations for the Portfolio prospectus and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Portfolio prospectuses and supplements for use with prospective Contract owners.
Printing Portfolio prospectuses and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;

Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;

Mailing and distributing Portfolio prospectuses and supplements to existing and prospective Contract owners.

Printing Portfolio and Separate Account supplements and other communications related to the following transactions, only if initiated by the fund: fund substitutions, fund closings, fund mergers and other similar fund transactions. This shall not apply to Trust-sponsored proxy statements, covered below.

Text compostion of any annual or semi-annual reports of the Separate Account, printing, mailing and distributing any annual and semi-annual reports of the Separate Account and mailing and distributing annual and semiannual reports of the Portfolio to existing Contract Owners.
Text compostion of annual or semi-annual reports of the Portfolio, printing annual and semi-annual reports of the Portfolio for existing Contract owners then invested in the Portfolio(1)
Text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts or sponsored by any fund managed by a third party

Text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to Contract owners with respect to proxies sponsored by the Portfolio or the Trust

(1) Hartford may choose to print The Portfolio' prospectuses, statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing of the combined materials shall be determined pro-rata based upon the page count of the Portfolio' documents as compared to the total page count for the combined materials containing all other funds offered under The Contracts, as further limited, on the case of annual and semiannual reports, to print quantities distributed to contract owners with contract value allocated to the Trust as of the report date.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following Information when sending the nightly NAV and Dividend Distribution Date Fax/Ernail:

Mutual Fund Company Name
Fund Name (no abbreviations)
Fund Number
NAV
NAV Change from Prior Day
Mil Rata
Change in Mil Rate
Ordinary Dividend Distribution
Short Term Cap Gain Distribution
Long Term Cap Gain Distribution

SCHEDULE E
PROXY VOTING PROCEDURE
Where Hartford agrees to appoint a proxy voting service engaged by the Fund or the Distributor. Hartford shall reasonably cooperate with the project plans and requests of such service. This Proxy Voting Procedure shall apply in any case in which Hartford does not agree to appoint a proxy service engaged by the Fund or the Distributor.
The following is a list of procedures and corresponding responsibilities for the handIng of proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall refer to Hartford and any third party engaged by Hartford to perform the steps delineated below.

1.
The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2.
Promptly after the Record Date, the Company will perform a *tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.
3.    The Fund's Annual Report no longer needs to be sent to each Customer by the
Company either before or together with the Customers' receipt of a proxy statement Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.
4.    The text and format for the Voting Instruction Cards ("Cards or "Card') is provided to the Company by the Fund. The Company shall provide Voting Instruction Cards for Company to personalize. The Legal Department of the Underwriter or Its affiliate ("Fidelity Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing Information on the Cards.
Information commonly found on the Cards includes:

a.	name (legal name as found on account registration)

a.	address

b.	Fund or account number

d.	coding to state number of units

e.	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).
(This and related steps may occur later in the chronological process dice to possible uncertainties relating to the proposals.)

5.	During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion ink> envelopes. Contents of envelope sent to Customers by Company will Include:

a.	Voting Instruction Card(s)

b.	One proxy notice and statement (one document)

c.	return envelope addressed to the Company or its tabulation agent

d.
IIurge buckslip" - optional. but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important One copy will be supplied by the Fund.)

e.	cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal

6.
The above contents should be received by tine Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal by the Company.

7.	Package mailed by the Company.

*
The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8.
Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note. Postmarks are not generally needed. A need for postmark information would be due to an insurance Company's internal procedure and has not been required by Fidelity In the past.

9.	Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, if the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card

10.
If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.
There we various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive Into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an Internal audit of that vote should occur. This may entail a recount.

12.
The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Fidelity Legal must review and approve tabulation format.

13.
Final tabulation In shares Is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14.
A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification.

15.
The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.

16.	All approvals and "signing-off" may be done orally, but must always be followed up In writing.

SCHEDULE F
NSCC PROCEDURES
Subject to the terms and conditions of this Agreement, Hartford shall be appointed to, and agrees to act, as a limited agent of Trust for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" is defined in Article 1.1(B) of the Agreement. Except as particularly stated in this paragraph, Hartford shall have no authority to act on behalf of Trust or to incur any cost or liability on its behalf.
Until such time as Trust and Hartford are able to utilize the National Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ('DCC&S'`) Fund/SERV system; Trust will use its best efforts to provide to Hartford or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:30 p.m. Eastern Time each Business Day. Hartford or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. Orders derived from, and in amounts equal to, instructions received by Hartford prior to the Close of Trading on the New York Slack Exchange on any Business Day ("Day 1") shall be transmitted without modification (except for netting or aggregating such orders) to Trust by 9:30 a.m. Eastern Time on the next Business Day. Such trades will he effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1. Trust will not accept any order made on a conditional basis or subject to any delay or contingency.
Until such time as Trust and Hartford are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after transmittal of an instruction or confirmation, verify the ether party's receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

a)
For those purchase orders not transmitted via the DCC&S Fund/SERV system, Hartford shall complete payment to trust or its designated agent in Federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

b)
For those redemption orders not transmitted via the DCC&S Fund/SERV system, Trust or its designated agent shall initiate payment in federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

At such time as Trust and Hartford are able to transmit information via the NSCC's DCC&S Fund,'SERV System:.

a)
Orders derived from. and In amounts equal to, instructions received by Hartford prior to the Close of Trading on Day I shall be transmitted without modification (except tor netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to Trust no later than 9:00 a.m. Eastern Time on the Next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

b)
Trust and Hartford shall mutually agree there may be instances when orders shall be transmitted to Trust via facsimile no later than 9:30 a.m. rather than through line DCC&S Fund/SERV system. In such instances, such orders shall be transmitted to Trust via facsimile no later than 9:30 a.m. Eastern Time on the next Business Day.

c)
With respect lo purchase and redemption orders received by Trust on any Business Day for any Fund, within the time limit set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as Trust and Hartford are able to transmit information via the DCC&S Fund/SERV system: Trust or its designated agent shall send to Hartford, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which Hartford has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by Hartford following such net purchase or redemption. Trust, or its designated agent, shall submit in a timely manner, such confirmations lo the DCC&S Fund/SERV system in order for Hartford to receive such confirmations no later than 11:00 a.m. Eastern Time the next Business Day. Trust or its designated agent transmit to Hartford via DCC&S NETWORKING system those Networking activity files reflecting account activity.

AMENDMENT NO. 1 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
VARIABLE INSURANCE PRODUCTS FUNDS,
and
FIDELITY DISTRIBUTORS CORPORATION
This Amendment, effective May 1, 2008, by and among Hartford Life Insurance Company ("Hartford"), Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V (each referred to as "Trust"), and Fidelity Distributors Corporation ("Distributor"), amends that certain Fund Participation Agreement (the "Agreement") dated April 1, 2005 by the foregoing parties as follows:

1.	Schedules A and B of the Agreement are deleted and replaced in their entirety with the Schedule A and B attached hereto.

2.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
THE HARTFORD LIFE INSIURANCE    VARIABLE INSURANCE PRODUCTS FUND
COMPANY                    VARIABLE INSURANCE PRODUCTS FUND II
By its authorized officer,            VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V
By its authorized officer,

By: /s/ Robert Arena                By: /s/ John R. Hebble
Name: Robert Arena                Name: John Hebble
Its: [TITLE] SVP                Its: [TITLE] Treasurer, Fixed Income
Date: 4/29/08                    Date: 7/30/08

By: /s/ Ken Robins
Name: Ken Robins
Its: Treasurer, Equity
Date: 7/29/08

FIDELITY DISTRIBUTORS CORPORATION
By its authorized officer,

By: /s/ Bill Loehning
Name: Bill Loehning
Its: [TITLE] EVP, Institutional
Date: 7/17/08

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account	Date Established
Separate Account Three	06/22/1994
Separate Account Seven	04/01/1999

SCHEDULE B
PARTICIPATING PORTFOLIOS

Fidelity VIP Contrafund Portfolio - Service Class 2
Fidelity VIP Dynamic Capital Appreciation Portfolio - Service Class 2
Fidelity VLF' Equity-Income Portfolio - Service Class 2
Fidelity VIP Growth Portfolio - Service Class 2
Fidelity VIP Mid Cap Portfolio - Service Class 2
Fidelity VIP Value Strategies Portfolio - Service Class 2

AMENDMENT NO. 2 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
VARIABLE INSURANCE PRODUCTS FUNDS,
and
FIDELITY DISTRIBUTORS CORPORATION
This Amendment, effective October 19, 2009, by and among Hartford Life Insurance Company ("Hartford"), Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V (each referred to as "Trust"), and Fidelity Distributors Corporation ("Distributor"), amends that certain Fund Participation Agreement (the "Agreement") dated April 1, 2005, as amended, by the foregoing parties as follows:

1.	Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

2.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
THE HARTFORD LIFE INSURANCE    VARIABLE INSURANCE PRODUCTS FUND
COMPANY                    VARIABLE INSURANCE PRODUCTS FUND II
By its authorized officer,            VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V
By its authorized officer,

By: /s/ Robert Arena                By: /s/ Bryan Mehrmann
Name: Robert Arena                Name: Bryan Mehrmann
Its: [TITLE] Executive Vice President        Its: [TITLE] Deputy Treasurer
Date: 9/30/09                    Date: 9/29/09

FIDELITY DISTRIBUTORS CORPORATION
By its authorized officer,

By: /s/ William F. Loehning
Name: William F. Loehning
Its: [TITLE] Executive Vice President
Date: 9/16/09

SCHEDULE B
PARTICIPATING PORTFOLIOS

Fidelity VIP Contrafund Portfolio - Service Class 2
Fidelity VIP Dynamic Capital Appreciation Portfolio - Service Class 2
Fidelity VIP Equity-Income Portfolio - Service Class 2
Fidelity VIP Growth Portfolio - Service Class 2
Fidelity VIP Mid Cap Portfolio - Service Class 2
Fidelity VIP Value Strategies Portfolio - Service Class 2
Fidelity VIP Strategic Income Portfolio - Service Class 2

Fidelility
Investments

April 1, 2005
Hartford Life Insurance Co.
200 Hopmeadow Street
Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President
Re:    Pricing Shares of VIP Funds
To Whom It May Concern:
Reference is hereby made to that certain Fund Participation Agreement (the "Agreement") dated of even date herewith by and among Hartford Life Insurance Company, on its behalf and on behalf of Hartford Separate Account Three ("Hartford"); Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund IV (each referred to hereinafter as the "Trust"); and Fidelity Distributors Corporation (the "Distributor").
Without in any manner waiving any of its rights under the Agreement, Hartford and the Fidelity Investments Institutional Services, Inc. ("Fidelity") hereby agree as follows:

1.    Any and all material errors in the calculation or reporting (or failure to report) by any Trust of net daily asset values per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. For the purposes hereof, a "material error" shall be determined in accordance with the Trust's policies and procedures as approved by the Trust's board and as in effect at the time of the net asset value(s), provided that such procedures shall at all times conform to the then prevailing official guidance from appropriate divisions within the Securities and Exchange Commission.

2.    In addition to the indemnification specified in section 7.2 of the Agreement, Fidelity shall indemnify and hold harmless Hartford against any amount (including reasonable costs and expenses) that Hartford is legally required to pay annuity or life insurance contract owners that have selected a series of any Trust (a "Series") as an investment option ("Contract owners"), which result from material errors in the calculation or reporting (or failure to report) by any Trust of net daily asset values per share, dividend or capital gain information. Hartford shall submit an invoice to the Fidelity or its agents for such losses incurred and which sum shall be payable within sixty (60) days of receipt. Should a material miscalculation result in a gain to Hartford, Hartford shall expend reasonable efforts, at the expense of the Fidelity or its agents, to recover the over payment made to Contract owners and repay the Trust, the applicable Series or its agents; provided, however, Hartford shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements. The foregoing shall be the exclusive rights and remedies for the Trust, Fidelity or any third parties in connection with the recoupment of any such over payments.
Fidelity Investments Institutional    100 Salem Street
Services Company, Inc.    Smithfield, RI 02917

Notwithstanding anything possibly to the contrary, this letter constitutes the entire agreement by and among the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral with respect to such matters.

Sincerely,

/s/ Tom Restivo

Tom Restivo
Senior Vice President - Risk Management and Compliance Fidelity Investments Institutional Services, Inc.
C:    Dennis Glynn, Institutional Investments
Alan Kreczko, Deputy General Counsel

Fidelity
I IVVESTM€MTS

May 16, 2007

Hartford Life Insurance Company
Mr. Richard Wirth
200 Hopmeadow Street, P.O. Box 2999
Simsbury, Connecticut 06089
Re:    Participation Agreement among Variable Insurance Products Fund, Variable
Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund IV, Fidelity Distributors Corporation (the "Underwriter") and Insurance Company (the "Company"), dated April 1, 2005. as amended (the "Participation Agreement")
Dear Mr. Wirth:
The Company, the Underwriter and the above referenced Variable Insurance Products Funds (the "Current Funds") are parties to the above-referenced Participation Agreement. As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the "Affected Portfolios") for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding "shell" portfolios of a new Variable Insurance Products Fund V ("Fund V"). A list of all of the Affected Portfolios covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.
In connection with this change, we are asking for your consent to (1) the amendment of the Participation Agreement to add Fund V as a "Fund" party under the terms of the Participation Agreement (the "Amendment") and (2) the assignment of all of the Current Funds' rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the "Assignment"). The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein.
Your signature below will indicate the Company's consent to the Amendment and Assignment of the Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.
Thank you for your prompt attention to this matter. If for some reason we cannot obtain your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreement thereafter, we will deem the Company to have consented to these matters. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.

Very truly yours,
FIDELITY DISTRIBUTORS CORPORATION
By: /s/ William F. Loehning
Name: William F. Loehning
Title: Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III,
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Kimberly Monasterio
Name: Kimberly Monasterio
Title: Treasurer
The Undersigned Consents to the Amendment and Assignment of the Participation
Agreement as of this 14th day of June, 2007.

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP
Please keep one copy and return the other to:
Sharon Salter
Director, Contracts Management
Fidelity Investments
100 Salem Street, 02N Smithfield RI 02917

EXHIBIT A
AFFECTED PORTFOLIOS                FUND V PORTFOLIOS
Variable Insurance Products Fund                    Variable Insurance Products Fun V
Money Market Portfolio                    Money Market Portfolio
Variable Insurance Products Fund II
Asset Manager Portfolio                    Asset Manager Portfolio
Asset Manager: Growth Portfolio                 Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio                Investment Grade Bond Portfolio
Variable Insurance Products Fund IV

Freedom Income Portfolio                     Freedom Income Portfolio
Freedom 2005 Portfolio                     Freedom 2005 Portfolio
Freedom 2010 Portfolio                    Freedom 2010 Portfolio
Freedom 2015 Portfolio                     Freedom 2015 Portfolio
Freedom 2020 Portfolio                     Freedom 2020 Portfolio
Freedom 2025 Portfolio                     Freedom 2025 Portfolio
Freedom 2030 Portfolio                     Freedom 2030 Portfolio
FundsManager 20% Portfolio                 FundsManager 20% Portfolio
FundsManager 50% Portfolio                 FundsManager 50% Portfolio
FundsManager 70°/a Portfolio                 FundsManager 70°/a Portfolio
FundsManager 85°/a Portfolio                 FundsManager 85°/a Portfolio
Strategic Income Portfolio                    Strategic Income Portfolio

Fund Participation Agreement

Among

Variable Insurance Products Funds?

Fidelity Distributors Corporation,

And

Hartford Life and Annuity Insurance Company

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, effective as of this 1st day of April, 2005 by and among Hartford and Annuity Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth an attached Schedule A as It may be amended from time to time (the "Separate Accounts"); Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund Ill and Variable Insurance Products Fund IV (each referred to hereinafter as the "Trust"); and Fidelity Distributors Corporation (the "Distributor").
WHEREAS, each Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies far life Insurance policies and annuity contracts; and
WHEREAS, the beneficial interest in each Trust is divided Into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets+ any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and
WHEREAS, each Trust has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102) or September 17, 1986 (File No, 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 16(b) of the investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order");
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers (the "NASD") and serves as principal underwriter of the shares of each Trust; and
WHEREAS, each Trust intends to make available shams of its Portfolios as set forth on attached Schedule B, as It may be amended from time to time by mutual agreement of the parties (the "Portfolios"), to the Separate Accounts of Hartford; and
WHEREAS, Fidelity Management and Research Company ("the Adviser") is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. and any applicable state securities laws and serves as the investment adviser to the Portfolios, and Fidelity Investments Institutional Services Company, Inc. ("FlIS") is an affiliate of the Distributor and Adviser that performs sales, marketing and administrative services: and

WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the 1933 Act") and the investment Company Act of 1940 (the °1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the 'Contracts").
NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust. and Hie Distributor agree as follows:

ARTICLE A. Form of Agreement
Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Trust, as though Hartford and the Distributor had executed a separate, identical form of participation agreement with each Trust. No rights, responsibilities or liabilities of any Trust shall be attributed to any other Trust.
ARTICLE I. PORTFOLIO SHARES
1.1    The Trust and the Distributor agree to make Portfolio shares available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each share next computed after receipt by the Trust, or its designee, of such order as of the dose of business on each Business Day.
A.    For purposes of this Agreement, Hartford shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a.m. (Boston time) on the next following Business Day.
B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Portfolio pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Portfolio' prospectus.
1.2    The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares, or is, In the sole discretion of the Board acting in good faith and In light of their fiduciary duties under federal and any applicable slate laws, necessary In the best interests of the shareholders of such Portfolio.

1.3    The Trust and the Distributor agree that shares of the Trust or any of its Portfolios will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Portfolios will be said to the general public.
1.4    The Trust and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Portfolios held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.
A.    For the purposes of this Agreement. Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Boston time) on the next following Business Day. Hartford agrees to submit such orders electronically through secured trading systems as described on Schedule F to this Agreement or, if it is unable to submit orders electronically. Hartford shall submit such orders through manual transmissions using the procedures described In Schedule F to this Agreement.
1.5    Hartford agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Portfolio shall be made in accordance with the provisions of the prospectus.

A.Hartford will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares Find dollar amount of each Portfolio to be purchase or redeemed.

B.In the event of net purchases, Hartford will pay for shares in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares, or as the parties may otherwise agree in writing or by course of conduct.

C.In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3..00 p.m. (Eastern time)] on the next Business Day after an order to redeem Portfolio shares Is made, or as the parties may otherwise agree in writing or by course of conduct.
1.6    Issuance and transfer of the Portfolio' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Portfolio identified in Schedule B attached as may be amended from time to lime.
1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Portfolio' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Portfolio. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide, in a form acceptable to Hartford, the net asset value per share of each Portfolio to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. Information specified In this Section and Section 1.7 will be substantially in the form as set forth In attached Schedule D.
1.9    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Portfolios in response to short-term stock market fluctuations.
A.    Accordingly, Hartford represents and warrants that:

1.    all purchase and redemption orders it provides under this Article I shall result solely from Contract Owner transactions fully received and recorded by Hartford before the time as of which each applicable VIP Portfolio net asset value was calculated (currently 4:00 p.m, e.s.t);

2.    It will use its best efforts to discourage market timing and other excessive or disruptive trading activity by third parties with power to act on behalf of multiple contract owners and by individual contract owners;

3.    any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to Hartford the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.
The Trust agrees to notify Hartford of transfer activity that the Trust or Distributor deems to be excessive or disruptive ("Abusive Transfer Activity"). After receiving such notice from the Trust, Hartford agrees that it will cooperate with the Trust and Distributor to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses, Contracts and other governing laws. The Trust and Hartford agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.
C.    In the event that Abusive Transfer activity, as determined by the Trust, recurs after initial notice to Hartford, the Trust may then terminate the offering of any affected Portfolio to any affected Account upon sixty (60) days written notice to Hartford.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:

A.The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.
B.The Contracts will be issued in material compliance with all applicable federal and slate laws and regulations. and will be sold only by duly licensed and appointed parties with which Hartford has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable federal and state laws and regulations and slate insurance suitability requirements.
C.Hartford is duly organized and in good standing under applicable law.
D.Hartford has legally and validly established each Separate Account under the Connecticut Insurance Code prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit Investment trust in accordance with the 1940 Act, unless exempt from such registration.
2.2    The Trust and the Distributor represent and warrant that:
A.    Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.
B.    Portfolio shares sold pursuant to this Agreement shall be duty authorized for Issuance and sold in accordance with the laws of the State of Connecticut and in material compliance with all applicable federal and state securities laws and regulations.
C    The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.
D.    The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time. as required in order to effect the continuous offering of the Portfolio' shares.
2.3    The Trust and the Distributor represent and warrant that:
A.    The Trust Is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986. as amended, (the 'Code') and complies with Section 817(h) of the Code and regulations there under. The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Trust has ceased to quality or that the Trust might not qualify in the future.
B.    The Trust is duly organized and Validly existing under the laws of the state of its organization.

C.    The Trust does and will comply in all material respects with the 1940 Act.
D.     The Trust has obtained an order from the SEC granting participaing insurance companies and variable Insurance product separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, as amended, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust or its Portfolios to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.
2.4    The Distributor represents and warrants that:
A.    It Is and shall remain a member in good standing of the NASD and duly registered as a broker-dealer with the SEC and that it sell and distribute Trust shares in material compliance with the laws of the State of Connecticut and with all applicable federal and stale securities laws and regulations.

ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Trust shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Portfolio (and no other portfolio), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford In lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Portfolio (and no other portfolio), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Except as provided in the following three sentences, all expenses of printing and distributing Trust prospectuses and Statements of Additional Information shall be the expense of
Hartford. For prospectuses and Statements of Additional Information provided by Hartford to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Trust. If Hartford chooses to receive camera-ready film in lieu of receiving printed copies of the Trust's prospectus, the Trust will reimburse Hartford in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Trust's per unit cost of typesetting and printing the Trust's prospectus. The same procedures shall be followed with respect to the Trust's Statement of Additional Information. In the event that Portfolios of the Trust are made available in Contracts that were available for purchase before the date of this Agreement, the quantities above shall be limited to owners of Contracts issued after the date of this Agreement.
Hartford agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.
3.2    The Trust or its designee will provide Hartford prompt notice, generally not less than 90 days before the effective date, of the following events having disclosure implications for a Portfolio: (a) fund objective changes, (b) anticipated fund mergers/substitutIons, (c) fund name changes, (d) fund adviser or sub-adviser changes; and/or (e) other changes that affect Hartford's contract prospectuses or the distribution of fund prospectuses or reports. If the Trust fails to provide Hartford with the required notice, and this failure causes Hartford reasonably to incur additional expenses for facilitating the changes and for notifying Contract owners, the Distributor will reimburse Hartford for the difference between Hartford's actual expenses and the expenses Hartford would have incurred had the required notice been given. This provision shall not apply to prospectus supplements ("stickers"), requests for regulatory relief, fund proxy statements (discussed below) or other actions that the Trust or Distributor determine to be necessary or appropriate to keep the Trust in material compliance with applicable laws or fiduciary obligations to shareholders.
3.3    The Trust will provide Hartford with copies of its proxy solicitations applicable to the Portfolio. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Portfolio to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Portfolio shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Portfolio shares for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating In the Trust calculates voting privileges in a manner consistent with the standards set forth on Schedule E attached hereto.
A.    To the extent permitted by applicable law. Hartford reserves the right to vote Portfolio shares held in any Separate Account In its own right.
3.4    The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford shall furnish, or shall cause to be furnished, to the Trust or its designee prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust.
4.2    Hartford will not, without the permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than Information or representations contained in: (a) the registration statement or Portfolio prospectus(es), (b) Portfolio' annual and semi annual reports to shareholders, (c) proxy statements for the Portfolio, or, (d) sales literature or other promotional material approved by the Trust.
4.3    The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Trust nor the Distributor nor the Adviser will, without the permission of
Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5    The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Portfolio or its shares.
4.6    Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.
4.7    For purposes of this Article IV. the phrase *sales literature or advertising" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, private placement memoranda, shareholder reports, and proxy materials.
ARTICLE V. DIVERSIFICATION
5.1    The Trust represents and warrants that, at all times, each Portfolio will comply with Section 817(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life Insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Portfolio ceases to so qualify, the Trust will notify Hartford immediately of such event and the Adviser will take all steps necessary to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state Insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter. or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the Investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an Insurer to disregard the voting instructions of contract owners. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing conflicts of which it is aware to the Board. Hartford will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Hartford to Inform the Board whenever contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, Hartford and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different Investment medium. including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.
6.4    If a material irreconcilable conflict arises because of a decision by Hartford to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Hartford may be required, at the Trust's election, to withdraw the effected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Notwithstanding anything herein possibly to the contrary, "echo" voting or the effectuation of other voting procedures consistent with the Shared Funding Exemptive Order, shall not constitute a decision to disregard contract owner voting instructions as contemplated hereby. Subject to section 9.2, below, any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being Implemented, and until the end of that six month period the Distributor and Trust shall continue to accept and implement orders by Hartford for the purchase (and redemption) of shares of the Trust.
6.5    If a material Irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Hartford conflicts with the majority of other state regulators, then Hartford will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six months after the Board informs Hartford in writing that It has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Distributor and Trust shall continue to accept and Implement orders by Hartford for the purchase (and redemption) of shares of the Trust.
6.6    For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. Hartford shall not be required by Section 6.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict, In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Hartford will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs Hartford in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
6.7    If and to the extant that Rule 6e-2 and Rule 6e-3(T) ere amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 60-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.3, 3.4, 6.1, 6.2, 6.3, 6.4, and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained In such Rule(s) as so amended or adopted.

ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of their directors. Trustees or (If applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (Including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Portfolio shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved or distributed by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be slated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents Of otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in arid accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Portfolio (or any amendment or supplement to any of the foregoing) and not supplied by Hartford (collectively, "Trust Documents. for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein riot misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terns of this Agreement; or
5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford or any material breach by a Hartford-appointed agent of the provisions required by section 2.1, above, of its written agreement with Hartford.

B.    Hartford shall not be liable under this indemnification provision with respect to any losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or the Distributer whichever is applicable.
C.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford In writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which It may have to the indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at Its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named In the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Portfolio shares or the Contracts or the operation of the Trust.
7.2    Indemnification by the Distributor
A.    The Distributor agrees to Indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "indemnified Parties" and individually, an "indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged l9oss,: claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Portfolio shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fad contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained In and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to he stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written Information furnished to Hartford by or on behalf of the Distributor or the Trust; or
4.    Arise out of or result from any failure by the Distributor or the Trust to provide the services or furnish the materials required under the terms of this Agreement: or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Distributor In this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

B.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at Its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of Its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Distributor of commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    indemnification by the Trust
A.    The Trust agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties' and individually, an "Indemnified Party" for purposes of this Section 7.4) against any and ail losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust. which consent shall not be unreasonably withheld) or expenses (Including the reasonable costs of investigating or defending any alleged loss. claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"). to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise. insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust and:

1.    arise as a result of any material failure by the Trust to provide the services and furnish the materials under the terms of this Agreement including a material failure. to comply with the diversification requirements specified In Article VI of this Agreement): or

2.    arise out of or result 1mm any material breach of any representation andfor warranty made by the Trust In this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

B.    The Trust shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such indemnified Party's duties or by reason of such indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust In writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than an account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement far any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.5    Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.
7.6    If a party is defending a claim and indemnifying another party hereto, the indemnified party shall give the indemnifying party reasonable access during normal business hours to its nonconfidential books and records pertaining to such claim, and shall otherwise cooperate in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.
7.7    If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party falls to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.7 shall not apply.
7.8    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) clays from the commencement of the same unless such time period is extended by the written agreement of the parties).

The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs. and expenses.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof Interpreted under and in accordance with the laws of the State of Massachusetts without giving effect to the principles of conflicts of laws.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the
1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:

A.    Termination by any party for any reason upon sixty (60) clays advance written notice delivered to the other parties; or

B.    Termination by Hartford by written notice to the Trust, the Adviser or the Distributor with respect to any Portfolio in the event any of the Portfolio' shares are not registered, issued or said in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C.    Termination by Hartford upon written notice to the Trust with respect to any Portfolio in the event that such Portfolio ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

D.    Termination by Hartford upon written notice to the Trust and the Distributor with respect to any Portfolio In the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement: or
E.    Termination upon mutual written agreement of the parties to this Agreement.

9.2    Effect of Termination.
A.    Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective dale of termination of this Agreement (the "Existing Contracts") unless such further sale of Portfolio shares Is prescribed by law, regulation or applicable regulatory body.
Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of Investments in the Portfolio, redeem investments in the Portfolio and Invest in the Portfolio through additional purchase payments,

B.    Hartford agrees not to redeem Portfolio shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Trust are held on behalf of Contract owners in accordance with section 9.2.A, except that the Trust and Distributor shall have no further obligation to make Trust shares available in Contracts issued after termination.
ARTICLE X. NOTICES
10.1     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust
82 Devonshire St.
Boston, MA 02109
Attention: Treasurer
If to the Distributor
82 Devonshire St.
Boston, MA 02109
Attention: Treasurer
If to Hartford:                    With a copy to:
Hartford Life Insurance Co.            Hartford Life Insurance Co.
200 Hopmeadow Street             200 Hopmeadow Street
Simsbury, Connecticut 06070        Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President        Attn: Alan Kreczko, Deputy General Counsel

ARTICLE XI. MISCELLANEOUS
11.1     Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and not release any Nonpublic Personal Financial Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency. regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Nonpublic Personal Financial Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford Including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law. This Agreement does not require or contemplate that Hartford will share, or that the Trust or the Distributor will receive or maintain, any Nonpublic Personal Financial Information of Hartford Contract Owners.
11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4    If any provision of this Agreement shall be held or made invalid by a court decision. statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall pen-nit such authorities (end other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior whiten consent of all parties; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor, if such assignee is duly licensed and registered to perform the obligations of the Distributor under this Agreement. Hartford shall promptly notify the Trust and the Distributor of any change in control of Hartford.

11.8     The waiver of, or failure to exercise, any right provided for in this Agreement shall not he deemed a waiver of any further or future right under this Agreement.
11.9     All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Trust.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each Separate Account named In
Schedule A, as may be amended from time to time

By: /s/. Robert Arena
Its: Vice President
VARIABLE INSURANCE PRODUCTS FUND VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV

By: /s/ Christine Reynolds
Its: Treasurer, S.V.P.
Christine Reynolds

FIDELITY DISTRIBUTORS CORPORATION

By: [illegible]
Its: E.V.P.

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account and Date Established
Separate Account Three 6/22/94

SCHEDULE B

PARTICIPATING PORTFOLIOS
Fidelity VIP Contrafund Portfolio
Fidelity VIP Equity-Income Portfolio
Fidelity VIP Growth Portfolio
Fidelity VIP Mid Cap Portfolio
Fidelity VIP Value Strategies Portfolio

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Trust
Preparing and filing the Separate Account's Registration Statements	Preparing and filing the Trust's Registration Statements
Text composition for the Separate Account prospectus and supplements	Text composition for the Portfolio prospectus and supplements
Text alterations for the Separate Account prospectus and supplements	Text alterations for the Portfolio prospectus and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Portfolio prospectuses and supplements for use with prospective Contract owners.
Printing Portfolio prospectuses and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;

Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;

Mailing and distributing Portfolio prospectuses and supplements to existing and prospective Contract owners.

Printing Portfolio and Separate Account supplements and other communications related to the following transactions, only if initiated by the fund: fund substitutions, fund closings, fund mergers and other similar fund transactions. This shall not apply to Trust-sponsored proxy statements, covered below.

Text compostion of any annual or semi-annual reports of the Separate Account, printing, mailing and distributing any annual and semi-annual reports of the Separate Account and mailing and distributing annual and semiannual reports of the Portfolio to existing Contract Owners.
Text compostion of annual or semi-annual reports of the Portfolio, printing annual and semi-annual reports of the Portfolio for existing Contract owners then invested in the Portfolio(1)
Text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts or sponsored by any fund managed by a third party

Text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to Contract owners with respect to proxies sponsored by the Portfolio or the Trust

(1) Hartford may choose to print The Portfolio' prospectuses, statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing of the combined materials shall be determined pro-rata based upon the page count of the Portfolio' documents as compared to the total page count for the combined materials containing all other funds offered under The Contracts, as further limited, on the case of annual and semiannual reports, to print quantities distributed to contract owners with contract value allocated to the Trust as of the report date.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following Information when sending the nightly NAV and Dividend Distribution Date Fax/Ernail:

Mutual Fund Company Name
Fund Name (no abbreviations)
Fund Number
NAV
NAV Change from Prior Day
Mil Rata
Change in Mil Rate
Ordinary Dividend Distribution
Short Term Cap Gain Distribution
Long Term Cap Gain Distribution

SCHEDULE E
PROXY VOTING PROCEDURE
Where Hartford agrees to appoint a proxy voting service engaged by the Fund or the Distributor. Hartford shall reasonably cooperate with the project plans and requests of such service. This Proxy Voting Procedure shall apply in any case in which Hartford does not agree to appoint a proxy service engaged by the Fund or the Distributor.
The following is a list of procedures and corresponding responsibilities for the handIng of proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall refer to Hartford and any third party engaged by Hartford to perform the steps delineated below.

1.
The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2.
Promptly after the Record Date, the Company will perform a *tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.
3.    The Fund's Annual Report no longer needs to be sent to each Customer by the
Company either before or together with the Customers' receipt of a proxy statement Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.
4.    The text and format for the Voting Instruction Cards ("Cards or "Card') is provided to the Company by the Fund. The Company shall provide Voting Instruction Cards for Company to personalize. The Legal Department of the Underwriter or Its affiliate ("Fidelity Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing Information on the Cards.
Information commonly found on the Cards includes:

a.	name (legal name as found on account registration)

a.	address

b.	Fund or account number

d.	coding to state number of units

e.	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).
(This and related steps may occur later in the chronological process dice to possible uncertainties relating to the proposals.)

5.	During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion ink> envelopes. Contents of envelope sent to Customers by Company will Include:

a.	Voting Instruction Card(s)

b.	One proxy notice and statement (one document)

c.	return envelope addressed to the Company or its tabulation agent

d.
IIurge buckslip" - optional. but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important One copy will be supplied by the Fund.)

e.	cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal

6.
The above contents should be received by tine Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal by the Company.

7.	Package mailed by the Company.

*
The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8.
Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note. Postmarks are not generally needed. A need for postmark information would be due to an insurance Company's internal procedure and has not been required by Fidelity In the past.

9.	Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, if the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card

10.
If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.
There we various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive Into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an Internal audit of that vote should occur. This may entail a recount.

12.
The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Fidelity Legal must review and approve tabulation format.

13.
Final tabulation In shares Is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14.
A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification.

15.
The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.

16.	All approvals and "signing-off" may be done orally, but must always be followed up In writing.

SCHEDULE F
NSCC PROCEDURES
Subject to the terms and conditions of this Agreement, Hartford shall be appointed to, and agrees to act, as a limited agent of Trust for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" is defined in Article 1.1(B) of the Agreement. Except as particularly stated in this paragraph, Hartford shall have no authority to act on behalf of Trust or to incur any cost or liability on its behalf.
Until such time as Trust and Hartford are able to utilize the National Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ('DCC&S'`) Fund/SERV system; Trust will use its best efforts to provide to Hartford or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:30 p.m. Eastern Time each Business Day. Hartford or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. Orders derived from, and in amounts equal to, instructions received by Hartford prior to the Close of Trading on the New York Slack Exchange on any Business Day ("Day 1") shall be transmitted without modification (except for netting or aggregating such orders) to Trust by 9:30 a.m. Eastern Time on the next Business Day. Such trades will he effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1. Trust will not accept any order made on a conditional basis or subject to any delay or contingency.
Until such time as Trust and Hartford are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after transmittal of an instruction or confirmation, verify the ether party's receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

a)
For those purchase orders not transmitted via the DCC&S Fund/SERV system, Hartford shall complete payment to trust or its designated agent in Federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

b)
For those redemption orders not transmitted via the DCC&S Fund/SERV system, Trust or its designated agent shall initiate payment in federal funds no later than 3:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

At such time as Trust and Hartford are able to transmit information via the NSCC's DCC&S Fund,'SERV System:.

a)
Orders derived from. and In amounts equal to, instructions received by Hartford prior to the Close of Trading on Day I shall be transmitted without modification (except tor netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to Trust no later than 9:00 a.m. Eastern Time on the Next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

b)
Trust and Hartford shall mutually agree there may be instances when orders shall be transmitted to Trust via facsimile no later than 9:30 a.m. rather than through line DCC&S Fund/SERV system. In such instances, such orders shall be transmitted to Trust via facsimile no later than 9:30 a.m. Eastern Time on the next Business Day.

c)
With respect lo purchase and redemption orders received by Trust on any Business Day for any Fund, within the time limit set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as Trust and Hartford are able to transmit information via the DCC&S Fund/SERV system: Trust or its designated agent shall send to Hartford, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which Hartford has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by Hartford following such net purchase or redemption. Trust, or its designated agent, shall submit in a timely manner, such confirmations lo the DCC&S Fund/SERV system in order for Hartford to receive such confirmations no later than 11:00 a.m. Eastern Time the next Business Day. Trust or its designated agent transmit to Hartford via DCC&S NETWORKING system those Networking activity files reflecting account activity.

AMENDMENT NO. 1 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
VARIABLE INSURANCE PRODUCTS FUNDS,
and
FIDELITY DISTRIBUTORS CORPORATION
This Amendment, effective May 1, 2008, by and among Hartford Life and Annuity Insurance Company ("Hartford"), Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V (each referred to as "Trust"), and Fidelity Distributors Corporation ("Distributor"), amends that certain Fund Participation Agreement (the "Agreement") dated April 1, 2005 by the foregoing parties as follows:

1.	Schedules A and B of the Agreement are deleted and replaced in their entirety with the Schedule A and B attached hereto.

2.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
THE HARTFORD LIFE AND ANNUITY    VARIABLE INSURANCE PRODUCTS FUND
INSURANCE COMPANY            VARIABLE INSURANCE PRODUCTS FUND II
By its authorized officer,            VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V
By its authorized officer,

By: /s/ Robert Arena                By: /s/ John R. Hebble
Name: Robert Arena                Name: John Hebble
Its: [TITLE] SVP                Its: [TITLE] Treasurer, Fixed Income
Date: 4/29/08                    Date: 7/30/08

By: /s/ Ken Robins
Name: Ken Robins
Its: Treasurer, Equity
Date: 7/29/08

FIDELITY DISTRIBUTORS CORPORATION
By its authorized officer,

By: /s/ Bill Loehning
Name: Bill Loehning
Its: [TITLE] EVP, Institutional
Date: 7/17/08

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account	Date Established
Separate Account Three	06/22/1994
Separate Account Seven	12/8/1996

SCHEDULE B
PARTICIPATING PORTFOLIOS

Fidelity VIP Contrafund Portfolio - Service Class 2
Fidelity VIP Dynamic Capital Appreciation Portfolio - Service Class 2
Fidelity VLF' Equity-Income Portfolio - Service Class 2
Fidelity VIP Growth Portfolio - Service Class 2
Fidelity VIP Mid Cap Portfolio - Service Class 2
Fidelity VIP Value Strategies Portfolio - Service Class 2

AMENDMENT NO. 2 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
VARIABLE INSURANCE PRODUCTS FUNDS,
and
FIDELITY DISTRIBUTORS CORPORATION
This Amendment, effective October 19, 2009, by and among Hartford Life and Annujity Insurance Company ("Hartford"), Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V (each referred to as "Trust"), and Fidelity Distributors Corporation ("Distributor"), amends that certain Fund Participation Agreement (the "Agreement") dated April 1, 2005, as amended, by the foregoing parties as follows:

1.	Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

2.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
THE HARTFORD LIFE AND ANNUITY    VARIABLE INSURANCE PRODUCTS FUND
INSURANCE COMPANY            VARIABLE INSURANCE PRODUCTS FUND II
By its authorized officer,            VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V
By its authorized officer,

By: /s/ Robert Arena                By: /s/ Bryan Mehrmann
Name: Robert Arena                Name: Bryan Mehrmann
Its: [TITLE] Executive Vice President        Its: [TITLE] Deputy Treasurer
Date: 9/30/09                    Date: 9/29/09

FIDELITY DISTRIBUTORS CORPORATION
By its authorized officer,

By: /s/ William F. Loehning
Name: William F. Loehning
Its: [TITLE] Executive Vice President
Date: 9/16/09

SCHEDULE B
PARTICIPATING PORTFOLIOS

Fidelity VIP Contrafund Portfolio - Service Class 2
Fidelity VIP Dynamic Capital Appreciation Portfolio - Service Class 2
Fidelity VIP Equity-Income Portfolio - Service Class 2
Fidelity VIP Growth Portfolio - Service Class 2
Fidelity VIP Mid Cap Portfolio - Service Class 2
Fidelity VIP Value Strategies Portfolio - Service Class 2
Fidelity VIP Strategic Income Portfolio - Service Class 2

Fidelity
I IVVESTM€MTS

May 16, 2007

Hartford Life & Annuity Insurance Company
Mr. Richard Wirth
200 Hopmeadow Street, P.O. Box 2999
Simsbury, Connecticut 06089
Re:    Participation Agreement among Variable Insurance Products Fund, Variable
Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund IV, Fidelity Distributors Corporation (the "Underwriter") and Insurance Company (the "Company"), dated April 1, 2005. as amended (the "Participation Agreement")
Dear Mr. Wirth:
The Company, the Underwriter and the above referenced Variable Insurance Products Funds (the "Current Funds") are parties to the above-referenced Participation Agreement. As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the "Affected Portfolios") for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding "shell" portfolios of a new Variable Insurance Products Fund V ("Fund V"). A list of all of the Affected Portfolios covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.
In connection with this change, we are asking for your consent to (1) the amendment of the Participation Agreement to add Fund V as a "Fund" party under the terms of the Participation Agreement (the "Amendment") and (2) the assignment of all of the Current Funds' rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the "Assignment"). The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein.
Your signature below will indicate the Company's consent to the Amendment and Assignment of the Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.
Thank you for your prompt attention to this matter. If for some reason we cannot obtain your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreement thereafter, we will deem the Company to have consented to these matters. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.

Very truly yours,
FIDELITY DISTRIBUTORS CORPORATION
By: /s/ William F. Loehning
Name: William F. Loehning
Title: Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III,
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Kimberly Monasterio
Name: Kimberly Monasterio
Title: Treasurer
The Undersigned Consents to the Amendment and Assignment of the Participation
Agreement as of this 14th day of June, 2007.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP
Please keep one copy and return the other to:
Sharon Salter
Director, Contracts Management
Fidelity Investments
100 Salem Street, 02N Smithfield RI 02917

AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
Hartford Funds Management Company, LLC
Hartford Funds Distributors, LLC
Hartford Administrative Services Company
Talcott Resolution Distribution Company, Inc.
and
Each of the Investment Companies, on behalf of its respective series listed on Schedule A Attached Hereto

August 1, 2018

PARTICIPATION AGREEMENT

THIS AGREEMENT, is made and entered into as of this August 1, 2018, by and among TALCOTT RESOLUTION LIFE INSURANCE COMPANY (formerly HARTFORD LIFE INSURANCE COMPANY and TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY (formerly HARTFORD LIFE AND ANNUITY INSURANCE COMPANY) (collectively referred to as the “Company”), each a Connecticut corporation, on its own behalf and on behalf of its separate accounts, as set forth in Schedule B as may be revised from time to time (each an “Account” and collectively, the “Accounts”); each of the registered investment companies (each a “FUND” and collectively, the “FUNDS”) on behalf of its respective series identified on SCHEDULE A (each a “Portfolio” and collectively, the Portfolios) as it may be amended from time to time, each an open-end management investment company organized under the laws of the State of Maryland; HARTFORD FUNDS MANAGEMENT COMPANY, LLC (“HFMC”), a Delaware limited liability company; HARTFORD FUNDS DISTRIBUTORS, LLC (“HFD”), a Delaware limited liability company; HARTFORD ADMINISTRATIVE SERVICES COMPANY (“HASCO”), a Minnesota corporation; and TALCOTT RESOLUTION Distribution Company, Inc. (formerly Hartford Securities Distribution Company, Inc.) (“TRSD” or the “underwriter”), a Connecticut corporation. HFMC in its capacity as investment adviser to the Portfolios is referred to herein as the “Adviser.” HFD in its capacity as principal underwriter to the Portfolios is referred to herein as the “Distributor.” HASCO in its capacity as transfer agent to the Portfolios is referred to herein as the “Transfer Agent.”
WHEREAS, this agreement replaces that certain participation agreement dated December 1, 2008, as amended from time to time (“Prior Agreement”) with respect to the Accounts and the Funds; and
WHEREAS, Hartford Financial Services Group, Inc. sold the majority of its interest in its “Talcott Resolution” run-off annuity business, which included Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, to a group of private investors effective May 31, 2018 (the “Transaction”); and
WHEREAS, in conjunction with the Transaction, the new ownership of Talcott Resolution obtained the necessary regulatory approvals to change the names of Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company to Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company, respectively; and

WHEREAS, the Prior Agreement also covered certain accounts that were subject to reinsurance transactions with the Company and the parties agree that such accounts will be covered by a separate participation agreement among the applicable parties; and
WHEREAS, each Fund is an open-end management investment company and each Portfolio is available to act as the investment vehicle for separate accounts established by insurance companies to fund variable life insurance policies and/or variable annuity contracts and for qualified pension and retirement plans; and
WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and shares of each Portfolio are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and
WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing with the Financial Industry Regulatory Authority (“FINRA”); and
WHEREAS, the Transfer Agent is duly registered as a transfer agent under the 1934 Act; and
WHEREAS, the Company is an insurance company that (i) has issued certain variable life insurance policies and variable annuity contracts supported wholly or partially by the Accounts and (ii) administers variable life insurance policies and/or variable annuity contracts initially issued by Union Security Life Insurance Company or affiliate(s) thereof (“Union Security”); and
WHEREAS, the Company is the sponsor (or, in the case of Union Security separate accounts, the administrator of contracts invested therein) of each Account, and each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company (or by Union Security, with respect to Union Security Separate Accounts) under insurance laws, to set aside and invest assets attributable to the Contracts (defined below); and
WHEREAS, TRSD is the principal underwriter to the Contracts, and TRSD is duly registered as a broker-dealer under the 1934 Act and is a member in good standing with FINRA; and
WHEREAS, the Company provides all required, necessary and appropriate administrative and other services with respect to the registered individual variable annuity contracts (“Registered VA Contracts”); and
WHEREAS, the Company (directly or indirectly through a services agreement with Lombard International Administration Services Company, LLC) provides all required, necessary and appropriate administrative and other services with respect to the unregistered variable life and annuity contracts (“Unregistered Contracts”) and the group life insurance contracts (“Life Contracts”); and
WHEREAS, the term “Contracts” as used in this Agreement shall be understood to refer to any of the Registered VA Contracts, the Unregistered Contracts, the Life Contracts and any life insurance or annuity contracts issued by Union Security and now administered by the Company; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to continue to purchase shares in the Portfolios, on behalf of the Accounts to fund the Contracts, and each Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, this Agreement shall create a separate participation agreement for each Fund, as though the Company, the Adviser and the Distributor had executed a separate, identical form of participation agreement with each Fund; and
Whereas, except as otherwise provided in regard to a Rule 22c-2 Agreement between respective parties hereto, this Agreement, including any Schedules hereto, is intended to constitute the entire agreement by and among the parties with respect to the specific matters dealt with herein, and supersedes all previous agreements among the parties, written or oral, with respect to such matters; and
WHEREAS, the parties desire the Funds to receive, and the Company to transmit, purchase and redemption orders of Portfolio shares using the National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system.
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Underwriter, the Distributor, the Transfer Agent and the Adviser agree as follows:

ARTICLE I. Definitions

1.1.    “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2.    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

1.3.    “Contract Owners” shall mean the owners of the Contracts, as distinguished from all other product owners.

1.4.    “Independent Directors” shall mean those members of a Fund’s Board of Directors who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Portfolios.

1.5.    “IRS” shall mean the U.S. Internal Revenue Service.

1.6.    “NAV” shall mean a Portfolio’s net asset value per share (“NAV”).

1.7.    “Prospectus” with respect to shares of a Portfolio or with respect to a Contract through which interests in an Account registered as a unit investment trust under the 1940 Act are offered and issued, which interests are registered as securities under the 1933 Act, shall mean each version of the effective prospectus, including any supplements thereto, filed with the SEC under the 1933 Act. Unless otherwise indicated, the term “Prospectus” shall include any private placement memo or other similar disclosure document used in connection with the offer or sale of Contracts through which interests in unregistered Accounts are offered and issued. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference will be to the version of the Prospectus last filed and effective prior to the taking of such action, including any supplements thereto. The term Prospectus shall include any statement of additional information incorporated by reference therein.

1.8.    “SEC” shall mean the U.S. Securities and Exchange Commission.

1.9.    “SAI” shall mean each version of the effective Statement of Additional Information, including any supplements thereto, filed with the SEC under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a SAI, such reference will be to the version of the SAI last filed and effective prior to the taking of such action, including any supplements thereto. The term SAI shall include any Prospectus incorporated by reference therein.

1.10.    “Valuation Time” shall mean the time as of which a Fund calculates net asset value for the shares of its Portfolios on the relevant Business Day.

ARTICLE II. Sale of Portfolio Shares

Without limiting the generality of anything contained elsewhere in this Agreement, the parties hereto acknowledge that actions described in this Article II of this Agreement, or described in any Schedule to this

Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by other service providers pursuant to written agreements with the Company.
2.1.    (a)     Each Fund and the Distributor shall make shares of the Portfolios available to the Accounts. The Company shall be the designee of each Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice in accordance with the operational procedures set forth in Section 2.5 below.

2.2.     Each Fund reserves the right to refuse any purchase order or to suspend or terminate the offering of shares of any Portfolio for any reason. All orders accepted by the Company shall be subject to the terms of the then current Prospectus of the applicable Fund. The Company shall use its best efforts, and shall reasonably cooperate with a Fund, to enforce stated Prospectus policies regarding transactions in Portfolio shares. The Company acknowledges that orders accepted by it in violation of a Fund’s stated policies may be subsequently revoked or canceled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company, the Account or the Contract Owner as a result of such cancellation.

2.3.    Each Fund will redeem for cash any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account. The Company shall be the designee of each Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption in accordance with the operational procedures set forth in Section 2.5 below.

2.4.    The Distributor and each Fund agree that shares of the Portfolios will be sold only to (a) insurance companies for use in conjunction with variable life insurance policies or variable annuities or (b) qualified pension and retirement plans (“Qualified Plans”). The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; a Portfolio’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

2.5.    Operational Procedures. The Company will receive instructions from Contract Owners for the purchase, redemption and exchange of shares of the Portfolios (“Instructions”), and shall aggregate and calculate the net purchase and redemption orders for each Account received each Business Day prior to the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) (“Market Close”). The Company will not aggregate Instructions received from the Contract Owners after Market Close with Instructions it received before Market Close, and warrants that its internal control structure concerning the processing and transmission of Instructions is suitably designed to prevent or detect on a timely basis Instructions received after Market Close from being aggregated with Instructions received before Market Close and to minimize errors that could result in late transmission of Instructions. Instructions received by the Company before Market Close on any Business Day will receive that day’s NAV. Instructions received by the Company after Market Close on any Business Day will be treated as received on the next Business Day and will be executed at the next Business Day’s NAV.

(a)    Fund/SERV Transactions: The parties will ordinarily use the NSCC Fund/SERV system and will follow the applicable operating procedures of the NSCC Defined Contribution Clearance & Settlement (DCC&S) Cycle 8 (generally, 6:30 a.m. Eastern Time) as the preferred method of processing the transactions described herein. If the Company is unable to meet NSCC DCC&S Cycle 8, the Company will immediately notify the Fund or its designee, but in no event shall such notice be provided later than 6:45 a.m. Eastern Time on the applicable day. Upon such notice, the Fund or its designee will agree to allow the Company additional time; provided that the Company shall provide trade amounts no later than 8:30 a.m. Eastern Time. If the NSCC Fund/SERV system is used, the following provisions will apply: (i) On each Business Day, the Company shall communicate by Fund/SERV, the aggregate purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close, by no later than NSCC DCC&S Cycle 8 or such other time as may be agreed upon by the parties from time to time as described above. All Instructions received by the Company after Market Close on a Business Day shall not be transmitted to NSCC prior to the conclusion of NSCC DCC&S Cycle 8 on the following Business Day, or such other time as may be agreed upon by the parties from time to time as described above, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee may process orders received after NSCC DCC&S Cycle 8 deadline, or such other time as may be agreed upon by the parties from time to time as described above, using the NAV next determined. (ii) When transmitting purchase or redemption orders for shares of the Portfolios, the Company shall submit one order for all Account purchase transactions and one order for all Account redemption transactions, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. (iv) The Company’s payment for purchases of Portfolio shares shall be from the designated NSCC Settling Bank on behalf of the Company by the time specified by the Transfer Agent. “Settling Bank” shall mean the entity appointed by the party to perform such settlement services, which entity agrees to abide by NSCC’s then current rules and procedures insofar as they related to funds settlement. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares from the designated NSCC Settling Bank on behalf of the Fund in accordance with NSCC’s then current rules and procedures; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act.

(b)    Manual Transactions: The parties will process manual transactions via facsimile (or by other agreed electronic means) if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV. If manual transactions are used, the following provisions will apply: (i) On each Business Day, by 8:30 a.m. Eastern Time, the Company shall communicate to the Fund or its designee the aggregate amounts for purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close. All Instructions received by the Company after Market Close on a Business Day shall not be communicated to the Fund or its designee until after 8:30 a.m. Eastern Time on the following Business Day, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee will process orders received after the 8:30 a.m. Eastern Time deadline using the NAV next determined. (ii) The Company will communicate orders to purchase or redeem shares of each Portfolio separately, and submit one order for all Account purchase transactions, reflecting the net dollar amount to be invested in each Portfolio, and one order for all Account redemption transactions, reflecting the net dollar amount to be redeemed from each Portfolio, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. (iv) The Company shall pay for Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after an order to purchase Portfolio shares is received in accordance with the provisions of this Section 2.5(b). Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with this Section 2.5(b); provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption. Each Fund shall not bear any responsibility for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

2.6.    Issuance and transfer of a Portfolio’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from a Portfolio will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account. Each Fund will furnish to the Company the CUSIP number assigned to each Portfolio identified in Schedule A hereto, as it may be amended from time to time.

2.7.    The Distributor shall notify the Company in advance, but not later than same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company, of any income, dividends or capital gain distributions payable on a Portfolio’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of that Portfolio. A Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

2.8.    Each Fund shall make the NAV for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the NAV is calculated and shall use its best efforts to make such NAV available by 6:30 p.m. Eastern Time. In the event of an error in the computation of a Portfolio’s NAV or any dividend or capital gain distribution (each, a “pricing error”), the applicable Fund shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract Owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract Owner accounts, such reimbursements to be made in accordance with the provisions of the Adviser’s current pricing policy. If an adjustment is necessary to correct a material error that has caused Contract Owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract Owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to the Company for crediting of such amounts to the applicable Contract Owner’s accounts. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract Owners. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement. The standards set forth in this Section 2.8 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.
.
2.9.    The Company agrees to notify a Fund of any investment restrictions imposed by state insurance law and/or any contracts applicable to the Fund. The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to a Fund’s investments to the extent such cooperation is permissible under the terms and conditions of Funds’ prospectuses and other governing laws.

ARTICLE III    . Representations and Warranties

3.1.    The Company represents and warrants that:

(a)    (i) The securities deemed to be issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the Contracts will be sold only by duly licensed and appointed parties with which the Company has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable FINRA Conduct Rules.

(b)    (i) It is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Connecticut law; and (iii) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

(c)    [reserved]

(d)    For purposes other than diversification under Section 817 of the Code, that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Portfolio shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

(e)     The Company will comply with its obligations under applicable anti-money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder. The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury; (ii) and any special measures imposed by the U.S. Department of the Treasury pursuant to the BSA.

(f)    It is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, SEC Regulation S-P and the Gramm-Leach-Bliley Act.

(g)    (i)    It operates in compliance with and will continue to operate in compliance with its duties and obligations described by Rule 22c-2, as well as under the Rule 22c-2 Agreement set forth in Schedule D, as may be amended from time to time.

(ii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Portfolio shares communicated to the applicable Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract Owners, but not rescinded by the Valuation Time, were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Portfolio shares received from Contract Owners but not rescinded by the Valuation Time. The Company agrees to provide each Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds in writing of any material change to the Late Trading Procedures.

(iii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Market Timing Procedures”) designed to minimize excessive trading in its Contracts. The Company agrees to provide each Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds of any material change to the Market Timing Procedures. The parties agree to make reasonable efforts to address any conflict between the Market Timing Procedures and actions taken or policies adopted by a Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

3.2.    Each Fund and the Distributor represent and warrant that:

(a)    (i) The Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act; (ii) the Portfolio shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (iii) the Fund is and shall remain registered under the 1940 Act; and (iv) the Fund shall amend the registration statement for its Portfolios’ shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares.

(b)    The Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”) for certain classes of its shares. The parties acknowledge that each Fund reserves the right to modify or terminate its existing plan or to adopt additional Rule 12b-1 Plans (including with respect to its shares for which it has not currently adopted a Rule 12b-1 plan) and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

(c)    The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. Each Fund makes no representation as to whether any aspect of its operations complies with the insurance laws and regulations of any state.

(d)    The Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

(e)    The Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money laundering and, if required by such laws or regulations, share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities.

3.3.    The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with any applicable state and federal securities laws.

3.4.    The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with the laws of any applicable state and federal securities laws.

3.5.    Each Fund and the Adviser represent and warrant that:

(a)    All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of a Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

(b)    They will use their best efforts to provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation or information statement affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the Prospectus for the Contracts.

3.6    The Transfer Agent and the Company each represents and warrants to the other that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Portfolio share transactions.

ARTICLE IV. Prospectuses, Proxy Materials and Information Statements; Voting

4.1.    At least annually, the Distributor shall provide the Company with as many copies of a Fund’s current Prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Prospectus for the Fund printed together in one document.

4.2.    If applicable state or federal laws or regulations require that the SAI for a Fund be distributed to all Contract Owners, then the Fund and/or the Distributor shall provide the Company with copies of the Fund’s SAI in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners. The Distributor and/or the Fund shall also provide an SAI to any Contract Owner or prospective owner who requests such SAI from the Fund.

4.3.    Each Fund and/or the Distributor shall provide the Company with copies of the Fund’s proxy material, information statements, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners.

4.4.    It is understood and agreed that the Company shall not be responsible for the content of the Prospectus or SAI for a Fund, except with respect to information regarding the Company provided in writing by that party. It is also understood and agreed that, except with respect to information regarding a Fund, the Distributor, the Adviser or the Portfolios provided in writing by a Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor the Adviser are responsible for the content of the prospectus or SAI for the Contracts.

4.5.    Each Fund or its designee will use its best efforts to provide the Company with notice as soon as is reasonably practicable of any change for a Fund or Portfolio, including but not limited to: (a) fund objective changes; (b) anticipated fund reorganizations or substitutions; (c) no action or exemptive requests granted by the SEC; (d) Fund and/or Portfolio name changes; (e) Fund or Portfolio adviser, sub-adviser and/or portfolio manager changes; and/or (f) conditions or undertakings that affect the Company’s rights or obligations under this Agreement.

4.6.    If and to the extent required by law the Company shall:

(a)    solicit voting instructions from Contract Owners;

(b)    vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract Owners;

(c)    vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and

(d)    vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by an insurance company. The Company reserves the right to vote Portfolio shares in its own right, to the extent permitted by law.

4.7.    The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the applicable Fund and agreed to by the Company and the Fund.

4.8.    Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as each Fund currently intends, comply with Section 16(c) of the 1940 Act (although no Fund is one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE V. Sales Material and Information

5.1.    (a)    The Company shall not disclose any information or make any representations or statements relating to a Fund or Portfolio in connection with the sale of the Contracts other than the information, representations or statements contained in the registration statement, including a Fund’s Prospectus or SAI, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by a Fund, the Distributor and/or the Adviser, except with the prior written consent of the Fund, Distributor and/or Adviser, as applicable.
(b)    The Company shall furnish, or cause to be furnished, to each Fund, as applicable, prior to use each piece of sales literature or other promotional material (collectively, “material”) prepared by the Company in which a Fund (or a Portfolio), the Distributor, the Adviser and/or any of their respective affiliates is named or described at least 5 business days prior to its use. No piece of such material shall be used by the Company without the prior approval of the Fund, Distributor and/or Adviser, which approval will not be unreasonably withheld. No material will be used if the Fund, the Distributor or the Adviser reasonably objects to its use within 5 business days following receipt of such material. Notwithstanding the forgoing, the Company may refer to a Fund or Portfolio as part of a list of mutual funds available under the Contracts without such prior approval or furnishing such material to the Fund, Distributor and/or the Adviser. Neither the Funds, Distributor or the Adviser will be responsible for errors or omissions in, or the content of, the Company’s material except to the extent that the error or omission resulted from information provided by or on behalf of the Fund, Distributor or the Adviser.
5.2.    (a)    Each Fund, the Distributor and the Adviser shall not disclose any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI, for the Contracts, as the same may be amended or supplemented from time to time, or in material approved by the Company or their designees, except with the prior written consent of the Company.

(b)    Each Fund, the Distributor and the Adviser shall furnish, or cause to be furnished, to the Company prior to use each piece of material prepared by the Fund, the Distributor and the Adviser in which the Company and/or any of its affiliates are named or described at least 5 business days prior to its use. No piece of such material shall be used by the Fund, the Distributor and the Adviser without the prior approval of the Company, which approval will not be unreasonably withheld. The Company agrees that it will use its best efforts to respond promptly to any request by a Fund, the Distributor or the Adviser for such prior approval.
5.3.    For purposes of this Article V and Article IX, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions), information statements and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.
5.4.    At the request of any party to this Agreement, each other party will make available to the requesting party’s independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

ARTICLE VI. Fees and Expenses

6.1.    Each Fund, the Distributor, the Transfer Agent and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to a Fund, the Distributor, the Transfer Agent or the Adviser under this Agreement; provided, however, that (a) the parties will bear their own expenses as reflected in Schedule C and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company’s investment in a Fund or Portfolio, including services agreements. Notwithstanding the foregoing, pursuant to the distribution plans adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act for certain classes of its shares, and as contemplated by Section 3.2(b) of this Agreement, each Fund or Portfolio or class of shares thereof, with the exception of Class IA shares, may pay the Distributor and the Distributor may pay the Underwriter as principal underwriter or distributors of one or more classes of Contracts, or the Company, for activities primarily intended to result in the servicing of Contracts or of the sale/servicing of Portfolio shares to the Accounts through which such Contracts were issued. In addition, if a Fund or Portfolio or any class of shares thereof implements a service fee, such Fund or Portfolio or class of shares thereof shall pay the Company for administrative support services.

ARTICLE VII. Diversification and Qualification

7.1.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5 or any other regulations promulgated under Section 817(h), as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Section 817(h) diversification or might not so comply in the future. To the extent that a Fund or Portfolio ceases to so qualify, the Fund and the Adviser will use their best efforts to take all steps necessary to adequately diversify the affected Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.

7.2.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect. Each Fund, the Distributor or the Adviser will notify the

Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Subchapter M qualification requirements or might not so comply in the future.

7.3.    Without in any way limiting the effect of Sections 9.2, 9.3 and 9.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser or the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of a Fund or any Portfolio to comply with Sections 7.1 or 7.2, hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act). In addition, the Distributor or the Adviser shall bear the costs of bringing Contracts into compliance with section 817(h) of the Code following a diversification failure, and the costs of adverse tax consequences to affected Contract holders if the Contracts cannot be brought into compliance.

7.4.    The Company agrees that if the IRS asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract Owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against a Fund, the Distributor or the Adviser as a result of such a failure or alleged failure:

(a)    The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

(b)    The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c)    The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d)    Any written materials to be submitted by the Company to the IRS, any Contract Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within a reasonable time after submission;

(e)    The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f)    The Company shall not with respect to any claim of the IRS or any Contract Owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

ARTICLE VIII. [reserved]

ARTICLE IX. Indemnification

9.1.    Indemnification By The Company

(a)    The Company agrees to indemnify and hold harmless each Fund, each Portfolio, the Distributor, and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Funds, the Distributor or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Prospectus, SAI or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, SAI, or sales literature or other promotional material of a Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials required under the terms of this Agreement; or

(v)
arise out of or result from any material breach of this Agreement by the Company, including without limitation Section 3.11 and Section 8.6 hereof, as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

(b)    The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of (i) any violation of federal or state securities law, compliance with which is a responsibility of the Adviser under this Agreement or as to which the Advisor failed to inform the Company, or (ii) such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Indemnified Parties will promptly notify the Company of the commencement of any material litigation or proceedings against them in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of a Fund.

9.2.    Indemnification by the Adviser

(a)    The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:
(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, Prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Fund or the Adviser or persons under their control) or wrongful conduct of a Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser or a Fund; or

(iv)    arise as a result of any failure by a Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VII of this Agreement); or

(v)    arise out of or result from any material breach of this Agreement by the Adviser or the Fund; or

(vi)    arise out of or result from the incorrect or untimely calculation or reporting by a Fund or the Adviser of the daily NAV (subject to Section 2.8 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

(b)    The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Adviser or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified

Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
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946426_5 LAW

(d)    The Company agrees promptly to notify the Adviser of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

9.3.	Indemnification by the Distributor

(a)    The Distributor agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor by or on behalf of the Company for use in the registration statement, Prospectus or SAI for a Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Distributor; or

(iv)    arise as a result of any failure by the Distributor to provide the services and furnish the materials required under the terms of this Agreement; or

(v)    arise out of or result from any material breach of this Agreement by the Distributor; or

as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

(b)    The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Distributor or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

ARTICLE X. Applicable Law

10.1.    This Agreement and all related documents including all schedules attached hereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Connecticut.

10.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1.    This Agreement shall terminate:

(a)    at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days’ prior written notice delivered to the other parties; or

(b)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)    at the option of a Fund, the Distributor or the Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Portfolio shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)    at the option of the Company in the event that formal administrative proceedings are instituted against a Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f)    at the option of the Company by prior written notice to a Fund with respect to any Portfolio if the Company reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VII hereof; or

(g)    at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 11.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days’ written notice of termination to the defaulting party; or

(h)    At the option of a Fund or the Adviser if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund or Adviser reasonably believe that the Contracts may fail to so qualify; or

(i)    At the option of a Fund or the Adviser, if the Contracts are not registered (if registration is required), issued or sold in accordance with applicable federal and/or state law; or
(j)    At the option of the party from which consent was not obtained, in the event this Agreement is assigned without the prior written consent of all parties hereto; or

(k)    At the option of a Fund, by a vote of the majority of the Fund’s Board, Adviser or Company, upon a reasonable determination by the Fund’s Board that a material irreconcilable conflict exists among the interests of (i) all Contract Owners of all Accounts, or (ii) the interests of participating insurance companies investing in the Portfolio; or

(l)    At any time upon written agreement of all parties to this Agreement.

11.2.    This Agreement may be terminated as to one or more Funds or one or more Portfolios of a Fund (but less than all Portfolios) by delivery of an amended Schedule A deleting such Fund or Portfolio pursuant to Section 13.12 hereof, in which case termination as to such deleted Fund or Portfolio shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Schedule A that deletes one or more Funds or one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Fund or Portfolio and shall not affect the obligations of the Company and any Fund hereunder with respect to the other Funds and Portfolios set forth in Schedule A, as amended from time to time.

11.3.    Notice Requirement

No termination of this Agreement or any portion hereof shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a)    in the event any termination is based upon the provisions of Section 11.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b)    in the event any termination is based upon the provisions of Section 11.1(d), 11.1(e) or 11.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c)    in the event any termination is based upon the provisions of Section 11.1(b), 11.1(c), 11.1(f), 11.1(h), 11.1(i), 11.1(j) or 11.1(k), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

11.4.    Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either a Fund or a Portfolio or the Company to meet Section 817(h) of the Code diversification requirements, upon the mutual agreement of the parties hereto, the Fund will continue to make available additional shares of the Fund or Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Fund and its designees agree to make additional Portfolio shares available, the owners of the Existing Contracts shall be permitted to reallocate investments in a Fund or Portfolio, redeem investments in a Fund or Portfolio and/or invest in a Fund or Portfolio upon the making of additional purchase payments under the Existing Contracts.

11.5.    Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article IX to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road North
Windsor, CT 06095
Attention: General Counsel
Facsimile No.: [ ]

If to the Adviser:

Hartford Funds Management Company, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Distributor:

Hartford Funds Distributors, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Transfer Agent:

Hartford Administrative Services Company
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to a Fund or a Portfolio:

690 Lee Road
Wayne, PA 19087
Attention: General Counsel

ARTICLE XIII. Miscellaneous

13.1.    Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of SEC Regulation S-P and/or the Gramm-Leach-Bliley Act, whichever is applicable, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of the other party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

13.2.    Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4.    Interpretation. In connection with the operation of this Agreement, the Company, the Adviser, the Distributor and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to any party as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of any party. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other party.

13.5.    Survival of Terms. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.6.    Assignment. This Agreement shall be binding on and shall inure to the benefit of each Portfolio (severally), the Distributor, the Adviser and the Company, and their respective successors and assigns, provided that neither the Company, the Distributor, the Adviser nor any Fund, on behalf of a respective Portfolio, may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties; provided, further, that it is hereby understood and acknowledged that third-party servicing agents may carry-out certain duties of respective parties hereto, but in such cases the parties hereto retain liability and ultimate obligations of performance hereunder.

13.7.    Each party to this Agreement will maintain all records required by law and such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.9.    The Company agrees that the obligations assumed by each Fund, each Portfolio, the Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the applicable Fund or Portfolio, the Distributor and/or the Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from any other Fund or Portfolio, from the shareholders of any Fund or Portfolio, or from the Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, the Distributor or the Adviser, or any of them.

13.10.    The Funds, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Funds, the Distributor nor the Adviser shall seek satisfaction of any such obligation from the shareholders of the Company or the directors, officers, employees or agents of the Company.

13.11. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, Schedule A may be amended from time to time to add one or more Funds or one or more Portfolios of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule A, and the execution of such amended Schedule A by the other parties, in which case such amendment shall take effect immediately upon execution by the other parties. Schedule A may also be amended from time to time to delete one or more Funds or one or more Portfolios (but less than all of the Portfolios) of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule

A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the parties in writing.

13.12.    No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and one or more Funds, and the Distributor and one or more Funds.

13.13.    The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

Next page is signature page.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified on the cover page of this Agreement.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By its authorized officer,

By:    /s/ Gregory A. Frost
Name:
Title:

Hartford FUNDS DISTRIBUTORS, LLC

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Hartford ADMINISTRATIVE SERVICES COMPANY

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Each Investment Company Listed on Schedule A

By its authorized officer,

By: /s/ Vern Meyer
Name:
Title:

SCHEDULE A

LIST OF PORTFOLIOS

Series of Hartford Series Fund, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Balanced HLS Fund	HADAX	416528875	HAIBX	416528818
Hartford Capital Appreciation HLS Fund	HIACX	416528107	HIBCX	416528768
Hartford Disciplined Equity HLS Fund	HIAGX	416528404	hbgix	416528669
Hartford Dividend and Growth HLS Fund	Hiadx	416528206	hdgBx	416528776
Hartford Global Growth HLS Fund	HGIAX	416528305	HBGLX	416528628
Hartford Healthcare HLS Fund	HIAHX	416528719	HBGHX	416528693
Hartford High Yield HLS Fund	hiayx	416528842	hbhyx	416528644
Hartford International Opportunities HLS Fund	HIAOX	416528602	HBIOX	416528891
Hartford MidCap HLS Fund	HIMCX	416528701	HBMCX	416528677
Hartford MidCap Value HLS Fund	HSCGX	416528529	HBSCX	416528511
Hartford Small Company HLS Fund	HIASX	416528800	HdmBX	416528784
Hartford Stock HLS Fund	HSTAX	416528883	HIBSX	416528750
Hartford Total Return Bond HLS Fund	HIABX	416528859	HBNBX	416528792
Hartford Ultrashort Bond HLS Fund	HUBAX	416528826	HUBBX	416528743
Hartford Value HLS Fund	HIAVX	416528487	HBVLX	416528461

Series of Hartford HLS Series Fund II, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Growth Opportunities HLS Fund	HAGOX	416528313	HBGOX	416528255
Hartford Small Cap Growth HLS Fund	HISCX	416528289	HBSGX	416528230
Hartford Small/Mid Cap Equity HLS Fund	HMCSX	416528354	HMCVX	41667G102
Hartford U.S. Government Securities HLS Fund	HAUSX	416528453	HBUSX	416528248

SCHEDULE B

LIST OF ACCOUNTS

Talcott Resolution Life and Annuity Insurance Company
Separate Account One
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account One

Talcott Resolution Life Insurance Company
Separate Account Two
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account A
PPVA I Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IIIB Separate Account (Unreg)
ICMG Series II Separate Account (Unreg)
ICMG Series VIII Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)

Union Security Insurance Company Variable Separate Account D
Union Security Life Insurance Company of New York Separate Account A

SCHEDULE C

EXPENSES

Each Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect a Fund’s share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents.

Item	Function		Party Responsible for Expense
	Printing of combined prospectuses	Company	Current - Fund Prospective - Company
	Distribution (including postage) to New and Current Clients	Company	Fund
	Distribution (including postage) to Prospective Clients	Company	Company
Product Prospectus	Printing and Distribution for Current and Prospective Clients	Company	Company

Item	Function		Party Responsible for Expense
	If Required by Fund, Distributor or Adviser	Distributor or Adviser	Fund, Distributor or Adviser
	If Required by Company	Company (Distributor or Adviser to provide Company with document in PDF format)	Company
Product Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
HLS Mutual Fund SAI	Printing	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including postage)	Company	Company
Product SAI	Printing	Company	Company
	Distribution	Company	Company
Proxy Material for HLS Mutual Fund	Printing if proxy required by Law	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including labor) if proxy required by Law	Company	Fund, Distributor or Adviser
	Printing & distribution if required by Company	Company	Company
HLS Mutual Fund Annual & Semi-Annual Report	Printing of reports	Distributor or Adviser	Fund, Distributor or Adviser

Item	Function		Party Responsible for Expense
	Distribution	Company	Fund, Distributor or Adviser
Other communication to New and Prospective clients	If Required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
Other communication to Current	Distribution (including labor and printing) if required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	Distribution (including labor and printing) if required by Company	Company	Company
Errors in Share Price calculation pursuant to Section 1.10	Cost of error to participants	Company	Fund or Adviser
	Cost of reasonable expenses related to administrative work to correct error	Company	Fund or Adviser

Item	Function		Party Responsible for Expense
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan
		Distributor or Adviser	Fund or Adviser
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company	Company

SCHEDULE D

Rule 22c-2 Agreement
AGREEMENT (this “Agreement”) is entered into as of _____________, 2018, by and between Hartford Administrative Services Company (“Fund Agent”), on behalf of the series (each a “Fund” and collectively, the “Funds”) of each of Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (each a “Registrant” and collectively, the “Registrants”), and ____________________ (“Intermediary”). Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

WHEREAS, Intermediary is a “financial intermediary” as defined in Rule 22c-2 under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Fund Agent and Intermediary shall be collectively referred to herein as the “Parties” and each individually as a “Party”; and

WHEREAS, this Agreement is intended in all respects to act as the written agreement of the parties contemplated by and entered into in compliance with Rule 22c-2(a)(2) under the 1940 Act; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fund Agent and Intermediary hereby agree as follows:
1. Shareholder Information

1.1.
Agreement to Provide Information. Intermediary agrees to provide the Funds and their designee, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by Intermediary during the period covered by the request, plus any other data mutually agreed upon in writing.

1.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Funds and their designee may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.
1.1.2 Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Funds or their designee promptly, but in any event not later than 5 business days, after receipt of a request. If the requested information is not on Intermediary’s books and records, Intermediary agrees to: (i) provide or arrange to provide to the Funds and their designee the requested information from shareholders who hold an account with an indirect intermediary; or; (ii) if directed by the Funds or their designee, block further purchases of Fund Shares from such indirect intermediary. In such instance, Intermediary agrees to inform the Funds whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Funds and their designee should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2 under the 1940 Act.
1.1.3 Limitations on Use of Information. The Funds agree not to use the information received for marketing or any other similar purpose without the prior written consent of Intermediary.

1.2
Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds as having engaged in transactions of any of the Funds’ Shares (directly or indirectly through Intermediary’s account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Instructions will be deemed delivered when sent to Intermediary at the following address, or such other address communicated to Fund Agent in writing from time to time.

Compliance Department Contact Information
Contact Name: Jim L’Esperance
Title: Director of Compliance
E-mail Address (required): james.lesperance@thehartford.com
Phone Number: 860-624-0164
Mailing Address     1 Griffin Road
    Windsor, CT 06095

Operations Department Contact Information
Contact Name: Christine Lebron
Title: Compliance Specialist
E-mail Address (required): christine.lebron@thehartford.com
Phone Number 860-624-0163
Mailing Address     1 Griffin Road
    Windsor, CT 06095

1.2.1 Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed, including how long such restriction(s) are to remain in place. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
1.2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by Intermediary.
1.2.3 Confirmation by Intermediary. Intermediary must provide written confirmation to the Funds that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed. Intermediary agrees to deliver requested information to the Funds’ e-mail address below:
Tradeoversight@hartfordfunds.com

1.3	Other Definitions. For purposes of this Agreement:
1.3.1 The term “Fund” does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.
1.3.2 The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the 1940 Act that are held by Intermediary.1.3.3 The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by Intermediary in nominee name, includes the holder of interests in a variable annuity or variable life insurance contract issued by

Intermediary, and means the plan participant notwithstanding that the certain plans may be deemed to be the beneficial owner of Shares.

1.3.4 The term “written” includes electronic writings and facsimile transmissions.

2. Miscellaneous

2.1
Construction of the Agreement. The parties have entered into one or more agreements between or among them for the purchase and redemption of shares of the Funds. This Agreement is intended to supplement such agreements with respect to the subject matter hereof. To the extent the terms of this Agreement conflict with the terms of any other agreements between the parties, the terms of this Agreement shall control.

2.2
Cooperation and Good Faith Problem Resolution. The parties agree to cooperate in good faith to observe the procedures set forth in this agreement. In the event of any material disagreement over a party’s performance of this agreement, the parties agree to notify each other and further agree that they shall make good faith efforts to cooperate and to resolve such problem or disagreement and to allow each other a period of not less than 60 days to resolve such disagreement to the reasonable satisfaction of the other.

2.3	Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

1.	Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

2.	Successors and Assigns. The Agreement shall inure to the benefit of and shall be binding upon each of the undersigned and their respective successors and assigns.
IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

Hartford administrative services Company on behalf of the series of
Hartford Series Fund, Inc. and
Hartford HLS Series Fund II, Inc.

By: __________________________
Name: ________________________
Title: ________________________

__________________________________
Firm Name

By: __________________________
Name: ________________________
Title: ________________________
Fund Participation Agreement

Among

Lord Abbett Series Fund, Inc.,

Lord Abbett Distributor LLC

And

Hartford Life Insurance Company

Hartford Life and Annuity Insurance Company

Page
ARTICLE I.	Series Shares
ARTICLE II.	Representations and Warranties
ARTICLE III.	Prospectuses, Reports to Shareholders and Proxy Statements; Voting
ARTICLE IV.	Sales Material and Information
ARTICLE V.	Diversification
ARTICLE VI.	Potential Conflicts
ARTICLE VII.	Indemnification
ARTICLE VIII.	Applicable Law
ARTICLE IX.	Termination
ARTICLE X.	Notices
ARTICLE Xl.	Miscellaneous
SCHEDULE A	Separate Accounts and Contracts
SCHEDULE B	Participating Series
SCHEDULE C	Allocation of Expenses
SCHEDULE D	Format for NAV and Dividend Information

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, effective as of this 2nd day of May, 2005 by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively, "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on attached Schedule A as it may be amended from time to time upon written agreement of the parties (the "Separate Accounts"); Lord Abbett Series Fund, Inc. (the "Fund"); and Lord Abbett Distributor LLC (the "Distributor").
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers (the "NASD") and serves as principal underwriter of the shares of the Fund; and
WHEREAS, the Fund intends to make available shares of its series set forth on attached Schedule B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and
WHEREAS, Hartford is an insurance company that has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").
NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Fund, and the Distributor agree as follows:
ARTICLE I. SERIES SHARES
1.1    The Fund and the Distributor agree to make shares of the Series available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Fund will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series share next computed after receipt by the Fund, or its designee, of such order as of the close of business on each Business Day.

A.    the Fund receives notice from Hartford by telephone, facsimile (orally confirmed), or by such other means as the Fund and Hartford may mutually agree of such order, that the Fund receives notice of such orders by 9:30 a.m. (Eastern time) on the next following Business Day.
B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.

1.2    The Board of Directors of the Fund (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Fund to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.
1.3    The Fund and the Distributor agree that shares of the Fund or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Fund or any of its Series will be sold to the general public.
1.4    The Fund and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.
A.    For the purposes of this Agreement, Hartford shall be the designee of the
Fund for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Fund; provided, to the extent not inconsistent with regulatory requirements, that Hartford receives the redemption request by 4:00 p.m. Eastern time and the Fund receives notice from Hartford by telephone. facsimile (orally confirmed), or by such other means as the Fund and Hartford may mutually agree of such redemption request that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.
1.5    Except as otherwise provided herein, Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.
A.    Hartford will place separate orders to purchase or redeem shares of each
Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

B.    In the event of net purchases, Hartford will pay for Series shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.

C.    In the event of net redemptions, the Fund shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares is made.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Fund shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.
1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). The parties understand that Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Fund shall notify Hartford of the number of Series shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide, in a form acceptable to Hartford, the net asset value per share of each Series share to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Fund shall use its reasonable best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. Information specified in this Section and Section 1.7 will be substantially in the form as set forth in attached Schedule D.

A.    If the Distributor provides materially incorrect Series share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.\

B.    Any material error in the calculation or reporting of net asset value per Series share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Fund shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Fund's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Fund shall reimburse Hartford for any and all costs and expenses that result from the Distributor providing a materially incorrect share net asset value Hartford shall submit an invoice to the Fund or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Fund or its agents result in a gain to Hartford, subject to the immediately following sentence, Hartford shall immediately reimburse the Fund, the applicable Series or its agents for any material losses incurred by the Fund, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain Contract owners, Hartford will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Series or its agents; provided, however, Hartford shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements.
With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.
C.    The Distributor or the Fund shall also provide any additional information relating to each Series, including the non-fair market net asset value, in the time and manner reasonably requested by Hartford.
1.9    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds in response to short-term stock market fluctuations. The Fund and Hartford agree to cooperate to deter transfer activity in the Funds where such activity occurs through the Contracts and has been identified as abusive or following a "market timing" pattern ("Abusive Transfers").

A.    The Fund acknowledges and agrees that the Contracts give Hartford the ability to restrict transfers under certain circumstances and that Hartford does not have the current ability to track, intra-day, individual transfers in omnibus accounts or in all Contracts.

B.    The Fund agrees to notify Hartford of transfer activity that the Fund deems to be Abusive Transfer activity. After receiving such notice from the Fund, Hartford agrees that it will cooperate with the Fund and Distributor to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses, Contracts and other governing laws. The Fund and Hartford agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.

C.    In the event the parties' respective restrictions on trading, market timing policies, redemption fees, or arty other trading policy or procedure conflict, the parties agree to negotiate in good faith their respective responsibility for expenses for closing the affected Series in the Contracts.

D.    In accordance with Rule 22c-2 adopted in SEC Rel. No. IC-26782 (Mar. 11, 2005), by the compliance date noted therein, Hartford, will provide, upon request by the Fund, the Taxpayer Identification Number or other identifying information contained in the Hartford's records, of any particular or all Contract owners that purchased, redeemed, transferred, or exchanged shares of the Funds, and the amount and dates of such purchases, redemptions, transfers, and exchanges. Hartford will also honor any instructions from the Fund to restrict or prohibit further purchases or exchanges of Fund shares by a Contract owner who has been identified by Hartford or the Fund as having engaged in transactions in such shares that violate the Fund's policies established for the purpose of eliminating or reducing Abusive Transfers. The Fund may in the future offer Series and/or share classes offered through the Separate Accounts that impose redemption fees in certain circumstances ("Redemption Fee Funds"). Hartford and the Fund will maintain required records and otherwise comply with any applicable regulation issued by the SEC or other agency relating to the assessment and collection of redemption fees by such Redemption Fee Funds.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:

A.    The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

B.    The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

C.    Hartford is duly organized and in good standing under applicable law.

D.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment Fund in accordance with the 1940 Act, unless exempt from such registration.
2.2    The Fund and the Distributor represent and warrant that:

A.    Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B.    Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

C.    Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

D.    The Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

E.    The Fund shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.
2.3    The Fund represents and warrants that:

A.    The Fund is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and complies with Section 817(h) of the Code and regulations there under. The Fund will make every effort to maintain such qualification and that it will notify Hartford promptly in writing upon having a reasonable basis for believing that the Fund has ceased to qualify or that the Fund might not qualify in the future.

B.    The Fund is duly organized and validly existing under the laws of the state of its organization.

C.    The Fund does and will comply in all material respects with the 1940 Act.

D.    The Fund has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Fund or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.
2.4    The Distributor represents and warrants that:
A.    It is and shall remain duly registered under all applicable federal, state laws and regulations and that it will perform its obligations for the Fund in material compliance with all applicable laws and regulations.
ARTICLE Ill. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Fund shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford in lieu of the foregoing printed documents, the Fund shall provide such documents in another mutually agreeable form and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statements of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. [Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule C attached to this Agreement.
3.2    The Fund or its designee will use its reasonable best efforts to provide Hartford 90 days notice of any change for a Series, including but not limited to, (a) fund objective changes, (b) anticipated fund mergers/substitutions, (c) no-action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect Hartford's rights or obligations hereunder. If the Fund fails to provide Hartford with the required notice, the Fund will reimburse Hartford for all reasonable expenses for facilitating the changes and for notifying Contract owners.

3.3    The Fund will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, consistent with applicable law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

A.    To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

B.    Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.
3.4    The Fund will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.
ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford shall furnish, or shall cause to be furnished, to the Fund at least fifteen (15) days prior to intended use, each piece of sales literature or advertising prepared by Hartford in which the Fund, the Distributor, or any of their affiliates is described. No sales literature or advertising will be used if the Fund or the Distributor reasonably objects to its use within fifteen (15) Business Days following receipt by the Fund.
4.2    Hartford will not, without the permission of the Fund, make any representations or statements on behalf of the Fund or concerning the Fund in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual add semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Fund. Neither Hartford nor its affiliates shall make such representations or statements in a context that causes the representations or statements to be false or misleading.
4.3    The Fund shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Fund in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within fifteen (15) Business Days following receipt by Hartford.
4.4    Neither the Fund nor the Distributor will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford. Neither the Fund or the Distributor, nor any of their affiliates or agents, shall make such representations or statements in a context that causes the representations or statements to be false or misleading.

4.5. The Fund will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, and all amendments or supplements to any of the above that relate to the Series or its shares promptly after the filing of each such document with the SEC or other regulatory authority.

4.6    Hartford will provide to the Fund, upon the Fund's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments that relate to the Contracts or supplements related to the Fund promptly after the filing of such document with the SEC or other regulatory authority.
ARTICLE V. DIVERSIFICATION
5.1    The Fund represents and warrants that, at all times, each Series will comply with Section 817(h) of the Code and all regulations thereunder, including without limitation Treasury Regulation §1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Fund or the Distributor will notify Hartford promptly of such event and the Fund or an affiliate will take all steps reasonably necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board, shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing material irreconcilable conflict of which it knows of, or should have known of, to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board, or a majority of its independent Board members, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Fund or Distributor will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Fund, its affiliates and each of their directors, members, principals, trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the

Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Fund applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Fund Documents" for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of information or instructions from Hartford or its agents concerning the purchase, redemption, transfer or other transaction in Series shares; or

6.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.
B.    Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund or the Distributor, whichever is applicable.
C.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such. Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from Hartford to such party of

Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Fund.
7.2    Indemnification by the Distributor
A.    The Distributor agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Fund Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if. such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund or the Distributor by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor or the Fund; or

4.    Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement;

5.    Arise out of or result from any material breach of any representation and/or warranty made by the-Distributor in this Agreement or arise out of or result from any other breach of this Agreement by the Distributor; or

6.    Arise out of a material error in the calculation or reporting of net asset value per share, dividend or capital gain information whether or not reported to Hartford.

B.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee that may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.
7.4    Notwithstanding anything to the contrary in this Agreement, in the event of (i) any error or delay with respect to information regarding the pricing, purchase, redemption, transfer or registration of Series shares (including transactions on an as-of-basis, which must be approved and authorized by the Funds and/or the Distributor), or (ii) a determination by the Funds or their designee that an order submitted by Hartford is not in compliance with a Fund's policies and procedures as set forth in the Fund's prospectus and/or statement of additional information, the parties agree that each is obligated to make the other whole for any such error or delay, or determination, that it causes, or that has been caused in connection with any transaction or trade it has transmitted or submitted, subject in each case to the relevant Fund's policies on materiality of pricing errors, if applicable. In addition, each party agrees that neither will receive compensation from the other for the costs of reprocessing necessary as a result of an error or delay, or determination, in an amount exceeding $2,000 per reprocessing event (not including amounts to make Contract owners/Funds whole); provided, however that no reprocessing costs will be payable with respect to any error or delay identified within two (2) business days following the applicable trade date. Each party agrees to provide the other with prompt notice of any errors or delays, or determinations, of the type referred to in this Section 7.5.
7.5    With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.
7.6    If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.
Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.7 shall not apply.
7.7    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
7.8    The Fund agrees to notify Hartford immediately upon termination of the Distributor.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.

8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:

A.    Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

B.    Termination by Hartford by written notice to the Fund or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C.    Termination by Hartford upon written notice to the Fund with respect to any Series in the event that such Series ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

D.    Termination by Hartford upon written notice to the Fund and the Distributor with respect to any Series in the event that such Fund fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

E.    Termination upon mutual written agreement of the parties to this Agreement; or

F.    Termination pursuant to Section 11.9, below.

G.    Termination by the Fund or the Distributor by written notice to Hartford in the event any Contracts or Separate Accounts are not registered, issued or sold in accordance with applicable state and/or federal law.

H.    Termination by the Fund or the Distributor upon written notice to Hartford in the event that any Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Fund reasonably believes that the Contracts may fail to so qualify.
J.    Termination by the parties in the event this agreement is assigned without prior written consent of the other.

9.2    Effect of Termination.

A.    Notwithstanding any termination of this Agreement, the Fund shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in Series shares, redeem investments in Series shares and invest in Series shares through additional purchase payments.

B.    Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Fund the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.
ARTICLE X. NOTICES
10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
Lord Abbett Family of Funds

90 Hudson Street
Jersey City, NJ 07302
Attention: General Counsel
If to the Distributor:
Lord Abbett Distributor LLC
90 Hudson Street
Jersey City, NJ 07302
Attention: General Counsel

Hartford Life Insurance Co.        Hartford Life Insurance Co.
200 Hopmeadow Street            200 Hopmeadow Street
Simsbury, Connecticut 06070        Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President        Attn: Alan Kreczko, Deputy General Counsel
ARTICLE XI. MISCELLANEOUS
11.1     Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law.
11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, , which the parties hereto are entitled to under state and federal laws.
11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.
11.8     Hartford may hire or make arrangements for subcontractors, agents or affiliates to perform the services set forth in this Agreement. Hartford shall provide the Fund or the Distributor with written notice of the names of any subcontractors, agents or affiliates Hartford hires or arranges to perform such services, and any specific operational requirements that arise as a result of such arrangement. Hartford agrees that it is arid will be responsible for the acts and omissions of its subcontractors, affiliates, and agents and that the indemnification provided by Hartford in this Agreement shall be deemed to cover the acts and omissions of such subcontractors, affiliates, and agents to the same extent as if they were the acts or omissions of the Hartford.
11.9     Amendment, Waiver and Other Matters. Neither this Agreement, nor any provision hereof, may be amended, waived, modified or terminated in any manner except by a written instrument properly authorized and executed by all parties hereto. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.
11.10     This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time in writing

By: /s/ Robert Arena
Its: Vice President

LORD ABBETT SERIES FUND, INC.

By: /s/ Paul A. Hilstad
Paul A. Hilstad
Vice President and Secretary

LORD ABBETT DISTRIBUTOR LLC,
by Lord, Abbett & Co. LLC, its Managing Member

By: /s/ Paul A. Hilstad
Paul A. Hilstad
Member and General Counsel

SCHEDULE A

SEPARATE ACCOUNTS

Name of Separate Account and Date Established
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three

SCHEDULE B

PARTICIPATING SERIES

Class VC shares of the All Value Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the America's Value Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Bond-Debenture Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Growth and Income Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Large Cap Core Portfolio of the Lord Abbett Series Fund, Inc.

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Fund
Preparing and filing the Separate Account's registration statement	Preparing and filing the Fund's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Series prospectuses and supplements
Printing Separate Account prOspectuses and supplements for use with prospective Contract owners; Printing Series prospectuses and supplements for use with prospective Contract owners
Printing Series prospectus and supplements for use with existing Contract owners; or if requested ' by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (11

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Fund statement of additional information (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements to prospective Contract owners

Mailing and distributing Series prospectuses, supplements and statement of additional information to existing Contract owners (I)
Printing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Series; printing, mailing, and distributing annual and semi-annual reports of the Series to existing Contract owners (I)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or the Fund

(1) Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents (collectively 'Documents"), in combination with such documents of other fund companies. In this case, the Fund's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts; provided, however, that the Fund's share of the total expenses shall not exceed an amount equal to the product of x and y where x is the number of combined materials distributed to Contract owners and y is the Fund's per unit cost of printing the relevant Documents.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:
Mutual Fund Company Name Pricing Company Name Fund Name (no abbreviations) Fund Number
Ticker and/or Cusip Number NAV
NAV Change from Prior Day
I

AMENDMENT NO. 1
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated May 2, 2005 by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively, "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time (the "Separate Accounts"), Lord Abbett Series Fund, Inc. (the "Fund"), and Lord Abbett Distributor LLC (the "Distributor") is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A:

SCHEDULE A

SEPARATE ACCOUNTS

Hartford Life Insurance Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: October 3, 2005
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE
COMPANY, on behalf of itself and its accounts

By: /s/ Michael Kalen
Name: Michael Kalen
Title Executive Vice President & Director of Indiv. Life Division
HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY, on behalf of itself and its accounts

By: /s/ Michael Kalen
Name: Michael Kalen
Title: Executive! Vice President & Director of Indiv. Life Division

LORD ABBETT SERIES FUND, INC.

By: /s/ Lawrence H. Kaplan
Name: Lawrence H. Kaplan
Title: Vice President and Secretary

LORD ABBETT DISTRIBUTOR LLC

By: /s/ Lawrence H. Kaplan
Name: Lawrence H. Kaplan
Title: Mmber and General Counsel

AMENDMENT NO. 2 TO
FUND PARTICIPATION AGREEMENT

Among

HARTFORD LIFE INSURANCE COMPANY,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
LORD ABBETT SERIES FUND, INC.,

and

LORD ABBETT DISTRIBUTOR LLC
This Amendment, effective May 1, 2008, by and among Hartford Life and Annuity Insurance Company (collectively "Hartford"), Lord Abbett Series Fund, Inc. (the "Fund"), a Maryland Corporation, on its behalf and on behalf of each separate investment series thereof, whether existing as of the date above or established subsequent thereto, and Lord Abbett Distributor LLC (the "Distributor"), amends that certain Fund Participation Agreement (the "Agreement") dated May 2, 2005 by the foregoing parties as follows:
WHEREAS, Hartford has established one or more separate accounts to offer Contracts for which the Fund may serve as one of the underlying funding vehicles; and
WHEREAS, in connection with their investment in a Contract, Hartford may offer Contract owners the option to select static or dynamic asset allocation models containing one or more Series in connection with their Contracts (the "Models") ; and
WHEREAS, to facilitate the selection and implementation of the Models the parties seek to memorialize their understanding that the Fund will not enforce its market timing policies under the limited circumstances described below; and
WHEREAS, the parties wish to delete Schedule A in its entirety and replace it with the revised Schedule A attached hereto; and
WHEREAS, unless otherwise defined herein, terms used in this Amendment shall have the meaning provided in the Agreement.

1.	Section 1.9 of the Agreement is amended to add the following subsection E:
E. Notwithstanding anything to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Fund agrees that it will not enforce its market timing or frequent trading policies at the time a Contract owner transfers assets into a Model or transfers assets out of a Model. The Fund's agreement not to enforce its market timing or frequent trading policies applies only to the limited circumstances described herein. The Fund reserves the right to revoke this waiver of its market timing or late trading polices upon 30 days written notice to Hartford to the extent the Fund reasonably believes that one or more Contract owners have transferred assets into and out of a Model in a manner that reasonably appears to evidence an intent to engage in otherwise prohibited market timing or frequent trading activities.

2.	Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto.

3. In all other respects, the terms of this Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE        LORD ABBETT SERIES FUND, INC.
COMPANY
By Its authorized officer,            By Its authorized officer,

By: /s/ Robert Arena                By: /s/ Lawrence H. Kaplan
Name: Robert Arena                Name: Lawrence H. Kaplan
Its [Title]: SVP                    Its [Title]: President
Date: 5/2/08                    Date: 5/6/08

HARTFORD LIFE AND ANNUITY        LORD ABBETT DISTRIBUTOR LLC
INSURANCE COMPANY
By Its authorized officer,            By Lord Abbett & Co. LLC, Its Managing Member

By: /s/ Robert Arena                By: /s/ Lawrence H. Kaplan
Name: Robert Arena                Name: Lawrence H. Kaplan
Its [Title]: SVP                    Its [Title]: President
Date: 5/2/08                    Date: 5/6/08

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VLI
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL H

AMENDMENT NO. 3
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated May 2, 2005 by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively, "Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time (the "Separate Accounts"), Lord Abbett Series Fund, Inc. (the "Fund'), and Lord Abbett Distributor LLC (the "Distributor") is hereby amended as follows:
1. Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
Effective date: May 2, 2011
In witness whereof, the parties hereto have caused this Amendment to be entered into as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY, on behalf of itself and its accounts

By: /s/ Steven M. Kluever
Name: Steven M. Kluever
Title: VP Product & Marketing
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, on behalf of itself and its accounts

By: /s/ Steven M. Kluever
Name: Steven M. Kluever
Title: VP Product & Marketing

LORD ABBETT SERIES FUND, INC.
By: /s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary
LORD ABBETT DISTRIBUTOR LLC
By: Lord, Abbett & Co. LLC, its Managing Member
By: /s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Member

SCHEDULE B
PARTICIPATING SERIES
Schedule B shall be deemed to be automatically amended based on the list of underlying funds (or series) shown in the Participation Agreement and the mutually acceptable classes of shares thereof, if any, as reflected in Separate Account registration statements for Hartford, and as filed with the Securities and Exchange Commission from time to time.

Participating Series

Class VC shares of the Fundamental Equity Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Capital Structure Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Bond-Debenture Portfolio of the Lord Abbett Series Fund, Inc.
Class VC Shares of the Growth and Income Portfolio of the Lord Abbett Series Fund, Inc.
Class VC shares of the Classic Stock Portfolio of the Lord Abbett Series Fund, Inc.

PARTICIPATION AGREEMENT

Among
MORGAN STANLEY UNIVERSAL FUNDS, INC.,
MORGAN STANLEY ASSET MANAGEMENT INC.
MILLER ANDERSON & SHERRERD, LLP
MORGAN STANLEY & CO., INCORPORATED
and
ITT HARTFORD LIFE
AND ANNUITY INSURANCE COMPANY*
DATED AS OF
July 30, 1997

Renamed Hartford Life and Annuity Insurance Company, effective January 1. 1998.

Page
ARTICLE I.        Purchase of Fund Shares                             2
ARTICLE II        Representations and Warranties                         4
ARTICLE III.    Prospectuses, Reports to Shareholders
and Proxy Statements, Voting                          6
ARTICLE IV.    Sales Material and Information                          8
ARTICLE V        Fees and Expenses                                  9
ARTICLE VI.    Diversification                                  10
ARTICLE VII.    Potential Conflicts                                  10
ARTICLE VIII.    Indemnification                                  12
ARTICLE TX.    Applicable Law                                  17
ARTICLE X.        Termination                                      17
ARTICLE XI.    Notices                                      19
ARTICLE XII.    Miscellaneous                                  20
SCHEDULE A    Separate Accounts and Contracts                          23

SCHEDULE 13    Proxy Voting Procedures                              24

THIS AGREEMENT, made and entered into as of the 30th day of July, 1997 by and among ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (renamed Hartford Life and Annuity Insurance Company, effective January 1, 1998) (hereinafter the "Company"), a Connecticut corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and MORGAN STANLEY UNIVERSAL FUNDS, INC. (hereinafter the "Fund"), a Maryland corporation, and MORGAN STANLEY ASSET MANAGEMENT INC. and MILLER ANDERSON & SHERRERD LLP (hereinafter collectively the "Advisers" and individually the "Adviser"), a Delaware corporation and a Pennsylvania limited liability partnership, respectively, and MORGAN STANLEY & CO., INCORPORATED (the "Underwriter"), a Delaware corporation.
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and individual and group annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter "Qualified Plans"); and
WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Fund and the Advisers (the "Participating Insurance Companies");
WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets. any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series is hereinafter referred to as a "Portfolio"); and
WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated September 19,1996 (File No. 812-10118), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and
WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, each Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and
WHEREAS, each Adviser manages certain Portfolios of the Fund; and
WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD") and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and
WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforementioned Variable Insurance Products; and
WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforementioned Variable Insurance Products and the Underwriter is authorized to sell such shares to each such Account at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and each Adviser agree as follows:
ARTICLE I. Purchase of Fund Shares
1.1. The Fund agrees to make available for purchase by the Company shares of the Fund and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2. The Fund, so long as this Agreement is in effect, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.
1.3. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans. No shares of any Portfolio will be sold to the general public.
1.4. The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as in Section 1.3 of

Article I, Section 3.5 of Article III, Article VI and Article VII of this Agreement is in effect to govern such sales.
1.5. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. Subject to and in accordance with applicable laws, and subject to written consent of the Company, the Fund may redeem shares for assets other than cash. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.
1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Variable Insurance Products issued by the Company, under which amounts may be invested in the Fund (hereinafter the "Contracts"), are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto. The Company will give the Fund and each Adviser 45 days advance written notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other investment company.
1.7. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof.
Payment shall be in federal funds transmitted by wire. For purposes of Section 2.9 and 2.10. upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.
1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.
1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.
ARTICLE II. Representations and Warranties
2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 38a-433 of the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.
2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states, to the extent required by applicable state law.
2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
2.4. The Company represents and warrants that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
2.6. The Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Maryland and the Fund represents that their respective operations are and shall at all times remain in material compliance with the laws of the State of Maryland to the extent required to perform this Agreement.
2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.
2.8. Each Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.
2.9. The Fund represents and warrants that its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.10. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount not less $5 million. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.
ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting
3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the statement of additional information for the Fund and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.
3.2. Except as provided in this Section 3.2., all expenses of printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts.
3.3. The Fund's statement of additional information shall be obtainable from the Fund, the Company or such other person as the Fund may designate, as agreed upon by the parties.

3.4. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.5. If and to the extent required by law the Company shall:

(i)	solicit voting instructions from Contract owners;

(ii)	vote the Fund shares in accordance with instructions received from Contract owners; and

(iii)	vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule B attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B, which standards will also be provided to the other Participating Insurance Companies.
3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section I6(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.
3.7. The Fund shall use reasonable efforts to provide Fund prospectuses, reports to shareholders, proxy materials and other Fund communications (or camera-ready equivalents) to the Company sufficiently in advance of the Company's mailing dates to enable the Company to complete, at reasonable cost, the printing, assembling and distribution of the communications in accordance with applicable laws and regulations.

ARTICLE IV. Sales Material and Information
4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser(s) is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within ten Business Days after receipt of such material.
4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

4.3. The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) or Contracts are named at least ten Business Days prior to its use.
No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.
4.4. The Fund and the Advisers shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.
4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in the Fund under the Contracts, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.
4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.
ARTICLE V. Fees and Expenses
5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the -Underwriter in writing.
5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenscs for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.
5.3. The Company shall bear the expenses of distributing the Fund's prospectus, proxy materials and reports to owners of Contracts issued by the Company, other than the expenses of distributing prospectuses and statements of additional information to existing contract owners.

ARTICLE VI. Diversification
6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.
ARTICLE VII. Potential Conflicts
7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; or (t) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.
7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the

Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.
7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the position of the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.
7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification 8.1.

8.1    Indemnification By The Company

8.1(a) The Company agrees to indemnify and hold harmless the Fund and each member of the Board and each officer and employee of the Fund, each Adviser and each director, officer and employee of each Adviser, the Underwriter and each director, officer and employee of the Underwriter, and each person, if any, who controls the Fund, the Adviser or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
(i)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
(ii)arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or an Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or
(iii)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or
(iv)arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v)arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.
8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.
8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2. Indemnification by the Underwriter
8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Parry," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of the Portfolio that it manages or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund, AdYiser(s) or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)
arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts. or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)
arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional, in good faith or otherwise, to comply with the diversification requirements specified in Article VI); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on, any designated agent), but failure to notify the Underwriter of any such claim shall not relieve. the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Ole Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.
8.3. Indemnification by the Fund
8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)	arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or
(ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;
8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.3(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement,

the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.
ARTICLE IX. Applicable Law
9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the substantive laws of the State of New York.
9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE X. Termination
10.1. This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

(b)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio falls to meet the diversification requirements specified in Article VI hereof; or

(f)
termination by either the Fund by written notice to the Company if the Fund shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or

(g)
termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 1.6 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(h) shall be effective forty five (45) days after the notice specified in Section 1.6 was given.

10.2. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing, Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redemption of investments in the Fund and investment in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.
10.3. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the Securities and Exchange Commission pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund 90 days prior written notice of its intention to do so.
ARTICLE XI. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
Morgan Stanley Universal Funds, Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.
If to Adviser:
Morgan Stanley Asset Management Inc.
1221 Avenue of the Americas

New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.
If to Adviser:
Miller Anderson & Sherrerd LLP
One Tower Bridge
West Conshohocken, Pennsylvania 19428 Attention: Douglas Kugler

If to the Underwriter:
Morgan Stanley & Co., Incorporated 1221 Avenue of the Americas
New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.
If to the Company:
ITT Hartford Life and Annuity Insurance Company
200 Hopmeadow Street Simsbury, CT 06070 Attention: John Ladd
ARTICLE XII. Miscellaneous
12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.
12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.
12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.
12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that an Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.
12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a)
the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b)	the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

(c)	any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d)
any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(e)
any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.
ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
By: /s/ John P. Ginnetti
John P. Ginnetti
Executive Vice President
MORGAN STANLEY UNIVERSAL FUNDS, INC.
By: /s/ Michael F. Klein
Michael F. Klein
President

MORGAN STANLEY ASSET MANAGEMENT INC.

By: /s/ Michael F. Klein
Michael F. Klein
Principal

MILLER ANDERSON & SHERRERD LLP
By: /s/ Marna C. Whittington
Marna C. Whittington
Managing Director

MORGAN STANLEY & CO., INCORPORATED

By: /s/ Harold J. Schaaff
Harold J. Schaaf
Principal

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS
Name of Separate Account and    Form Number and Name of Contract
Date Established by Board of Directors            Funded by Separate Account
ICMG Registered Variable Life                GVL95(P)    Group Flexible Premium
Separate Account One                            Variable Life Insurance
Established October 9, 1995                        Policy
GVL95(C)     Group Flexible Premium
Variable Life Insurance
Certificate

SCHEDULE B
PROXY VOTING PROCEDURES
The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third parry assigned by the Company to perform the steps delineated below.

1.
The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2.
Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund , as soon as possible, but no later than two weeks after the Record Date.

3.
The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates. .

4.
The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards_ The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

a.	name (legal name as found on account registration)

b.	address

c.	fund or account number

d.	coding to state number of units

e.	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).
(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)
5.    During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

a.	Voting Instruction Card(s)

b.	One proxy notice and statement (one document)

c.	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

d.
"urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

e.	cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund.
6.    The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.
7.    Package mailed by the Company.

*
The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the meeting, counting backwards.

8.    Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.
Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

9.	Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10.
If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.
There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12.
The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

13.
Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14.
A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15.
The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16.    All approvals and "signing-off' may be done orally, but must always be followed up in writing.

HARTFORD LIFE INSURANCE COMPANY
(Agreement dated January 1, 1997)
SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Shares of the Technology, Mid Cap Growth, High Yield, Fixed Income, Emerging Markets Equity and Value Portfolios of The Universal Institutional Funds, Inc. shall be made available as investments for the following Separate Account:
Name of Separate Account and        Form Number and Name of
Date Established by Board of Directors    Contract Funded by Separate Account
ICMG Series 111-B                GVL-93(P) Group Variable Life Insurance
Separate Account                Policy
Established February 8, 1996
Shares of the Technology, Mid-Cap Growth, High Yield, Fixed Income, Emerging Markets Equity, Equity Growth , Global Equity* and Value* Portfolios of The Universal Institutional Funds, Inc. shall be made available as investments for the following Separate Account:
Name of Separate Account and        Form Number and Name of
Date Established by Board of Directors    Contract Funded by Separate Account

ICMG Registered Variable Life	HL-GVL95(P)(NY) Group Flexible

Separate Account A	GVL-95(P)/(C) Premium Variable
Established April 14, 1998                        Life Insurance Policy/Certificate

Closed to new premiums and transfers effective July 5, 2000.
A-1

MORGAN STANLEY DEAN WITTER

MORGAN STANLEY DEAN WITTER
INVESTMENT MANAGEMENT
May 1, 2000                            1221 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10020
(212) 762-4000
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen T. Joyce

Re:    Amended Schedule A to HLAIC Participation Agreement
Dear Mr. Joyce:
This letter sets forth our understanding and acceptance of the enclosed amended and restated Schedule A to the Participation Agreement dated July 30, 1997, among The Universal Institutional Funds, Inc. (the "Fund," formerly Morgan Stanley Universal Funds, Inc.), Morgan Stanley Dean Witter Investment Management Inc. (formerly Morgan Stanley Asset Management Inc.), Miller Anderson & Sherrerd, LLP, Morgan Stanley & Co. Incorporated and Hartford Life and Annuity Insurance Company (formerly ITT Hartford Life and Annuity Insurance Company), which has been amended (i) to clarify the list of portfolios of the Fund offered under ICMG Registered Variable Life Separate Account One; and (ii) to expand and clarify the separate accounts and portfolios of the Fund which are and have been covered by the Participation Agreement. The attached Schedule A supersedes any prior versions of Schedule A.
Please indicate your receipt and acceptance of this letter and the amended and restated Schedule A attached hereto by signing all of the enclosed copies at the appropriate place below and returning three signed originals to the attention of Stefanie Chang Yu, Morgan Stanley Dean Witter Investment Management Inc., 1221 Avenue of the Americas, 5th Floor, New York, New York 10020.
Sincerely,
MORGAN STANLEY DEAN WITTER        THE UNIVERSAL INSTITUTIONAL FUNDS,
INVESTMENT MANAGEMENT, INC.        INC.

By: /s/ [illegible]                    By: /s/ [illegible]

MILLER ANDERSON AND SHERRERD LLP    MORGAN STANLEY & CO., INCORPORATED

By: /s/ [illegible]                    By: /s/ [illegible]

Agreed and Accepted:

HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY
By: /s/ Deanne L. Osgood

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Shares of the Technology, Mid Cap Growth, High Yield, Fixed Income, Emerging Markets Equity, Equity Growth, Global Equity' and Value" Portfolios of The Universal Institutional Funds, Inc. shall be made available as investments for the following Separate Account:
Name of Separate Account and            Form Number and Name of
Date Established by Board of Directors        Contract Funded by Separate Account
ICMG Registered Variable Life            GVL95(P)    Group Flexible Premium
Separate Account One                        Variable Life Insurance
Established October 9, 1995                    Policy
GVL95(C)    Group Flexible Premium
Variable Life Insurance Certificate

•Closed to new premiums and transfers effective July 5, 2000.
Shares of the Technology, High Yield, Fixed Income, Emerging Markets Debt, Emerging Markets Equity, Mid Cap Value and Active International Allocation Portfolios of The Universal Institutional Funds, Inc. shall be made available as investments for the following Separate Accounts:
Name of Separate Account and            Form Number and Name of
Date Established by Board of Directors        Contract Funded by Separate Account

Separate Account Three                ILA-VA94    Variable Annuity Contract
Established June 22, 1994
ILA-VA99    Variable Annuity Contract

Separate Account Five                ILA-SPVL94    Single Premium Variable
Established August 27, 994                    Life Insurance Policy

ILA-SPVL97    Single Premium Variable
Life Insurance Policy

Separate Account VLII                LA-1151(98)    Flexible Premium Variable
Established September 30, 1994                    Universal Life Insurance
Policy

AMENDMENT TO PARTICIPATION AGREEMENT
This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 1st day of May, 2003, by and among HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (formerly, ITT Hartford Life and Annuity Insurance Company) (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, Morgan Stanley Universal Funds, Inc.) (the "Fund"), MORGAN STANLEY & CO., INCORPORATED (the "Underwriter"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, Morgan Stanley Asset Management Inc.) (the "Adviser").
WHEREAS, the Company, the Fund, the Underwriter, the Adviser and MORGAN STANLEY INVESTMENTS LP (formerly, Miller Anderson & Sherrerd, LLP) ("MSI") have entered into a Participation Agreement dated as of July 30, 1997, as such agreement may be amended from time to time (the "Participation Agreement"); and
WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms; and
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to make Class II shares of the Portfolios of the Fund identified on Schedule A-2 hereto available under the Participation Agreement; and
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to amend the Participation Agreement in certain respects.
NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter and the Adviser agree to amend the Participation Agreement as follows:
1.Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A-1 and Schedule A-2.
2.All references in the Participation Agreement to "Schedule A" shall be changed to "Schedule A-1."
3.The Portfolios made available under the Participation Agreement shall be identified on Schedule A-2.
4.All references in the Participation Agreement to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule A-2.
5.    The text of Section 5.1 of the Participation Agreement is deleted and replaced in its entirety with the following: "The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing."

6.    Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

7.    This Amendment may be amended only by written instrument executed by each party hereto.

8.    This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Michael J. Roscoe
Name: Michael J. Roscoe
Title: Vice President

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By: /s/ Ronald E. Robison
Name: Ronald E. Robison
Title: President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: /s/ Ronald E. Robison
Name: Ronald E. Robison
Title: President

MORGAN STANLEY & CO, INCORPORATED

By: /s/ Stephanie Change [illegible]
Name: Stephanie Change [illegible]
Title: Executive Director

SCHEDULE A-1
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Name of Separate Account and            Form Number and Name of
Date Established by Board of Directors        Contract Funded by Separate Account
Separate Account Three                 ILA-VA94     Variable Annuity Contract
Established June 22, 1994
ILA-VA99     Variable Annuity Contract

LA-VA03    Variable Annuity Contract

Separate Account Five                 ILA-SPVL94     Single Premium Variable
Established August 17, 1994                        Life Insurance Policy

ILA-SPVL97     Single Premium Variable
Life Insurance Policy

Separate Account VLII                LA-1151(98)     Flexible Premium Variable
Established September 30, 1994                    Universal Life Insurance
Policy

ICMG Registered Variable Life            GVL95(P)     Group Flexible Premium
Separate Account One                        Variable Life Insurance
Established October 9, 1995                        Policy

GVL95(C)     Group Flexible Premium
Variable Life Insurance
Certificate

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares

Technology Portfolio - Class I Shares
Mid Cap Growth Portfolio - Class I Shares
High Yield Portfolio - Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
U.S. Mid Cap Core Portfolio - Class I Shares
Active International Allocation Portfolio - Class I Shares
Equity Growth Portfolio* - Class I Shares
Global Equity Portfolio* - Class I Shares
Value Portfolio* - Class I Shares
Class II Shares

Global Franchise Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares
*Closed to new premiums and transfers effective July 5, 2000.

AMENDMENT NO. 3 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
MORGAN STANLEY DISTRIBUTION, INC.
and
MORGAN STANLEY INVESTMENT MANAGEMENT
This Amendment, effective May 1, 2008, by and among Hartford Life and Annuity Insurance Company (the "Company"), The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Distribution, Inc. (formerly Morgan Stanley & Co., Inc.) (the "Underwriter"), and Morgan Stanley Investment Management Inc. (the "Adviser"), amends that certain Fund Participation Agreement (the "Agreement") dated July 30, 1997 by the foregoing parties as follows:

1.	Schedule A-1 of the Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-1 attached here to.

2.	Schedule A-2 of the Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-2 attached hereto.

3.	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE AND ANNUITY             THE UNIVERSAL INSTITUTIONAL FUNDS,
INSURANCE COMPANY                INC.
By its authorized officer,                    By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Ronald E. Robison
Name: Robert Arena    Name: Ronald E. Robison
Its [Title]: SVP    Its: President
Date: 5/19/08    Date:
MORGAN STANLEY INVESTMENT    MORGAN STANLEY DISTRIBUTION INC,
MANAGEMENT, INC.
By its authorized officer,                    By its authorized officer,

By: /s/ Ronald E. Robison    By: /s/ Jerry Miller
Name: Ronald E. Robison    Name: Ronald E. Robison
Its: Managing Director    Its: President
Date:     Date:

REVISED SCHEDULE A-1

Separate Account
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Five
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B

Product Funded by Separate Account
The Director
Hartford Leaders 4
Hartford Leaders 4 Access
Hartford Leaders 4 Edge
Hartford Leaders 4 Plus
Hartford Leaders 4 Outlook
The Director M
Wells Fargo Director M
Director M Access
The Director M Edge
The Director M Plus
The Director M Outlook
Wells Fargo Director M Outlook
Hartford Select Leaders Series II, I1R, III and IV
Hartford Select Leaders Series V
Hartford Select Leaders Outlook Series I, IR and II
Hartford Select Leaders Outlook Series III
Hartford Select Leaders Series I and IR
Select Dimensions Series II and UR
Select Dimensions Asset Manager Series I and IR
Select Dimensions Series I
Select Dimensions Life Series I and II
Stag Accumulator Variable Universal Life Series I and 1.5

Stag Protector Variable Universal Life Series I and 1.5
Stag Variable Life Last Survivor II (Series I and II)
Hartford Select Leaders Last Survivor
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series I and II
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy
Group Flexible Premium Variable Life Insurance Policy (GVL - 93(P))
Group Flexible Premium Variable Life Insurance Certificate (GVL - 95(C))

REVISED SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
Equity Growth Portfolio* - Class I Shares
Global Value Equity Portfolio* - Class I Shares
High Yield Portfolio - Class I Shares
Mid Cap Growth Portfolio - Class I Shares
U.S. Mid Cap Value Portfolio - Class I Shares
Value Portfolio* - Class I Shares
Class II Shares
Emerging Markets Equity Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares
Global Franchise Portfolio - Class II Shares
International Growth Equity Portfolio** - Class II Shares
Mid Cap Growth Portfolio - Class II Shares
Small Company Growth Portfolio - Class II Shares
U.S. Mid Cap Value Portfolio - Class II Shares
U.S. Real Estate Portfolio - Class II Shares
* Closed to new premiums and transfers effective July 5, 2000.
** Addition of International Growth Equity Portfolio to this Agreement effective as of August 1, 2006.
T:1ecg1Hartford Life and Annuity Insurance Company - UIF PA Amendment No 3 dated 5-1-08 (execution version).doc

AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT
Among
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
AND
MORGAN STANLEY DISTRIBUTION, INC.
This AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT ("Amendment"), dated as of December 15, 2014, and effective, retroactively, as of April 28, 2014, is by and among The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Investment Management Inc. (the "Adviser"), Morgan Stanley Distribution, Inc. (the "Underwriter") and Hartford Life and Annuity Insurance Company (the "Company"). This Amendment hereby amends the Participation Agreement, dated as of July 30,10§7 as amended May 1, 2000, May 2, 2005 and May 1, 2008, by and among the Company, the Fund, the Adviser and the Underwriter (the "Agreement"). Capitalized terms used but not defined herein shall have the same meanings as ascribed to them in the Agreement.
WHEREAS, pursuant to the Agreement, the Company purchases shares of the Portfolios on behalf of each Account to fund certain variable life and variable annuity contracts; and
WHEREAS, the Company, the Fund, the Adviser and the Underwriter wish to make all Portfolios available under the Agreement and therefore desire to amend and restate Schedule A-2 of the Agreement.
NOW THEREFORE in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Adviser and the Underwriter agree as follows:

1.	Schedule A-2 of the Agreement is hereby deleted, in its entirety, and replaced with the new Schedule A-2 attached hereto.

2.
Except as amended hereby, the Agreement shall remain in full force and effect without change. This Amendment, and the Agreement, as amended, fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be may be executed in two or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.

4.	This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: AVP
Date: 12/18/14

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By: /s/ John H. Gernon
Name: John . Gernon
Title: President & Principal Executive Officer
Date: 1/12/15

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 1/7/15

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 1/7/15

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
AVAILABLE UNDER THIS AGREEMENT
UIF Core Plus Fixed Income - Class I and Class II
UIF Emerging Markets Debt - Class I and Class II
UIF Emerging Markets Equity - Class I and Class II
UIF Global Franchise - Class II
UIF Global Infrastructure - Class I and Class II
UIF Global Real Estate - Class II
UIF Global Tactical Asset Allocation - Class I and Class II
UIF Growth - Class I and Class II
UIF Mid Cap Growth - Class I and Class II
UIF Small Company Growth - Class II
UIF U.S. Real Estate - Class I and Class II

AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT
Among
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY INVESTMENT MANAGEMENT INC
AND
MORGAN STANLEY DISTRIBUTION, INC.
This AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT ("Amendment"), dated as of May I, 2015 is by and among The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Investment Management Inc. (the "Adviser"), Morgan Stanley Distribution, Inc. (the "Underwriter") and Hartford Life and Annuity Insurance Company (the "Company"). This Amendment hereby amends the Participation Agreement, dated as of July 30, 1997, as amended from time to time, by and among the Company, the Fund, the Adviser and the Underwriter (the "Agreement"). Capitalized terms used but not defined herein shall have the same meanings as ascribed to them in the Agreement.
WHEREAS, pursuant to the Agreement, the Company purchases shares of the Portfolios on behalf of each Account to fund certain variable life and variable annuity contracts; and
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to update the Portfolios available under the Agreement.
NOW THEREFORE in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Adviser and the Underwriter agree as follows:

1.	Schedule A-2 of the Agreement is hereby deleted, in its entirety, and replaced with new Schedule A-2 attached hereto.

2.
Except as amended hereby, the Agreement shall remain in full force and effect without change. This Amendment, and the Agreement, as amended, fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be may he executed in two or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.
4,    This Amendment shall he effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to he executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: AVP
Date: 4/17/15

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By: /s/ John H. Gernon
Name: John . Gernon
Title: President & Principal Executive Officer
Date: 4/28/15

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 4/28/15

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 4/28/15

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
AVAILABLE UNDER THIS AGREEMENT
Class I and Class II Shares of all Portfolios then available to new shareholders, or as otherwise permitted under a Portfolio's then-current prospectus, shall be covered under the Agreement.

PARTICIPATION AGREEMENT
Among
MORGAN STANLEY UNIVERSAL FUNDS, INC.,
MORGAN STANLEY ASSET MANAGEMENT INC.
MILLER ANDERSON & SHERRERD, LLP
MORGAN STANLEY & CO., INCORPORATED
and
HARTFORD LIFE INSURANCE COMPANY
DATED AS OF
April 1, 1998

Page
ARTICLE I.    Purchase of Fund Shares                                  2
ARTICLE II    Representations and Warranties                              4
ARTICLE III.    Prospectuses, Reports to Shareholders
and Proxy Statements, Voting                              6
ARTICLE IV.    Sales Material and Information                              8
ARTICLE V    Fees and Expenses                                      9
ARTICLE VI.    Diversification                                          10
ARTICLE VII.    Potential Conflicts                                      10
ARTICLE VIII.    Indemnification                                  12
ARTICLE IX.    Applicable Law                                      17
ARTICLE X.    Termination                                          17
ARTICLE XI.    Notices                                         19
ARTICLE XII.    Miscellaneous                                         20
SCHEDULE A    Separate Accounts and Contracts                              23
SCHEDULE B    Proxy Voting Procedures                                 24

THIS AGREEMENT, made and entered into as of the 1st day of April, 1998 by and among HARTFORD LIFE INSURANCE COMPANY (hereinafter the "Company"), a Connecticut corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and MORGAN STANLEY UNIVERSAL FUNDS, INC. (hereinafter the "Fund"), a Maryland corporation, and MORGAN STANLEY ASSET MANAGEMENT INC. and MILLER ANDERSON & SHERRERD LLP (hereinafter collectively the "Advisers" and individually the "Adviser"), a Delaware corporation and a Pennsylvania limited liability partnership, respectively, and MORGAN STANLEY & CO., INCORPORATED (the "Underwriter"), a Delaware corporation.
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and individual and group annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter "Qualified Plans"); and
WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Fund and the Advisers (the "Participating Insurance Companies");
WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series is hereinafter referred to as a "Portfolio"); and
WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated September 19,1996 (File No. 812-10118); granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and
WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, each Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and
WHEREAS, each Adviser manages certain Portfolios of the Fund; and
WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD") and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and
WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforementioned Variable Insurance Products; and
WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforementioned Variable Insurance Products and the Underwriter is authorized to sell such shares to each such Account at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and each Adviser agree as follows:
ARTICLE I. Purchase of Fund Shares
1.1. The Fund agrees to make available for purchase by the Company shares of the Fund and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided-that the Fund receives notice of such order by 10:00 a m Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.
1.2. The Fund, so long as this Agreement is in effect, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.
1.3. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans. No shares of any Portfolio will be sold to the general public.
1.4. The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as in Section 1.3 of

Article I, Section 3.5 of Article III, Article VI and Article VII of this Agreement is in effect to govern such sales.
1.5. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by, the Fund or its designee of the request for redemption. Subject to and in accordance with applicable laws, and subject to written consent of the Company, the Fund may redeem shares for assets other than cash. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.
1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Variable Insurance Products issued by the Company, under which amounts may be invested in the Fund (hereinafter the "Contracts"), are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto. The Company will give the Fund and each Adviser 45 days advance written notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other investment company.
1.7. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof.
Payment shall be in federal funds transmitted by wire. For purposes of Section 2.9 and 2.10. upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.
1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.
1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally-by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.
ARTICLE II. Representations and Warranties
2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability reqUirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 38a-433 of the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.
2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states, to the extent required by applicable state law.
2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
2.4. The Company represents and warrants that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
2.6. The Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Maryland and the Fund represents that their respective operations are and shall at all times remain in material compliance with the laws of the State of Maryland to the extent required to perform this Agreement.
2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.
2.8. Each Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.
2.9. The Fund represents and warrants that its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.10. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount not less $5 million. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no Longer applies.
ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting
3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the statement of additional information for the Fund and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.
3.2. Except as provided in this Section 3.2., all expenses of printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. if the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts.
3.3. The Fund's statement of additional information shall be obtainable from the Fund, the Company or such other person as the Fund may designate, as agreed upon by the parties.
3.4 The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.5. If and to the extent required by law the Company shall:

(i)	solicit voting instructions from Contract owners;

(ii)	vote the Fund shares in accordance with instructions received from Contract owners; and

(iii)	vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule B attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B, which standards will also be provided to the other Participating Insurance Companies.
3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.
3.7. The Fund shall use reasonable efforts to provide Fund prospectuses, reports to shareholders, proxy materials and other Fund communications (or camera-ready equivalents) to the Company sufficiently in advance of the Company's mailing dates to enable the Company to complete, at reasonable cost, the printing, assembling and distribution of the communications in accordance with applicable laWs and regulations.

ARTICLE IV. Sales Material and Information
4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser(s) is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within ten Business Days after receipt of such material,
4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.
4.3. The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) or Contracts are named at least ten Business Days prior to its use.

No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.
4.4. The Fund and the Advisers shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.
4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to ally of the above, that relate to the investment in the Fund under the Contracts, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.
4.7, For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i e , any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.
ARTICLE V. Fees and Expenses
5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-I to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.
5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund_ The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.
5.3. The Company shall bear the expenses of distributing the Fund's prospectus, proxy materials and reports to owners of Contracts issued by the Company, other than the expenses of distributing prospectuses and statements of additional information to existing contract owners.

ARTICLE VI. Diversification
6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.
ARTICLE VII. Potential Conflicts
7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority: (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Variable Insurance Product, owners; or (t) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof_
7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.
7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (Le., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.
7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the position of the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and, Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.
7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1    Indemnification By The Company
8.1(a) The Company agrees to indemnify and hold harmless the Fund and each member of the Board and each officer and employee of the Fund, each Adviser and each director, officer and employee of each Adviser, the Underwriter and each director, officer and employee of the Underwriter, and each person, if any, who controls the Fund, the Adviser or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
(i)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use ill' the registration statement or prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
(ii)arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, '-prospectus, statement of additional information or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or an Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or
(iii)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or
(iv)arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v)arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.
8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnifred Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8. (d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.
8.2. Indemnification by the Underwriter
8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus, statement of additional information for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of-the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature for the Contracts not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund, Adviser(s) or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)
arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional, in good faith or otherwise, to comply with the diversification requirements specified in Article VI); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.2(c). The Underwriter shall not be liable under this indembification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to -participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.
8.3. Indemnification by the Fund
8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, and are related to the operations of the Fund and:

(i)	arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(ii)
arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the
Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.3(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.
ARTICLE IX. Applicable Law
9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the substantive laws of the State of New York.
9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith,
ARTICLE X. Termination
10.1. This Agreement shall continue in full force and effect Until the first to occur of:
(a)    termination by any party for any reason by sixty-(60) days advance written notice delivered to the other parties; or
(b)    termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or
(c)    termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)
termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio falls to meet the diversification requirements specified in Article VI hereof; or

(f)
termination by either the Fund by written notice to the Company if the Fund shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or

(g)
termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 1.6 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(h) shall be effective forty five (45) days after the notice specified in Section 1.6 was given.

10.2. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing, Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redemption of investments in the Fund and investment in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.
10.3. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the Securities and Exchange Commission pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund 90 days prior written notice of its intention to do so.
ARTICLE XI. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
Morgan Stanley Universal Funds, Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.
If to Adviser:
Morgan Stanley Asset Management Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.
If to Adviser:
Miller Anderson & Sherrerd LLP
One Tower Bridge
West Conshohocken, Pennsylvania 19428
Attention: Douglas Kugler
If to the Underwriter:
Morgan Stanley & Co., Incorporated 1221 Avenue of the Americas
New York, New York 10020
Attention: Harold J. Schaaff, Jr., Esq.

If to the Company:
Hartford Life Insurance Company
200 Hopmeadow Street Simsbury, CT 06070 Attention: John Ladd
ARTICLE XII. Miscellaneous
12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.
12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that an Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.
12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a)
the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b)	the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

(c)	any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d)
any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(e)
any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
By:     /s/ Peter Cummins
Peter Cummins
Senior Vice President
MORGAN STANLEY UNIVERSAL FUNDS, INC.
By:     /s/ Michael Klein
Michael Klein
President

MORGAN STANLEY ASSET MANAGEMENT INC.

By:     /s/ Marna C. Whittington
Marna C. Whittington
Managing Director

MILLER ANDERSON & SHERRERD LLP
By:     /s/ Marna C. Whittington
Marna C. Whittington
Authorized Signatory

MORGAN STANLEY & CO., INCORPORATED

By:     /s/ Harold J. Schaaff
Harold J. Schaaf
Principal

SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Shares of the High Yield Fixed Income, Equity Growth, Value, Global Equity and Emerging Markets Equity Portfolios of Morgan Stanley Universal Funds, Inc. shall be made available as investments for the following Separate Accounts:
Name of Separate Account and        Form Number and Name of Contract
Date E§tablished by Board of Directors    Funded by Separate Account
ICMG Series III-B                GVL-93    Group Variable Life
Established February 8, 1996                    Insurance Policy
Separate Account Five                HL-SPVL94     Single Premium Variable
Established August 17, 1994                    Life Insurance Policy
Separate Account Three                HL-VA94    Variable Annuity Contract
Established June 13, 1994

SCHEDULE B
PROXY VOTING PROCEDURES
The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.
1.    The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2.
Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund , as soon as possible, but no later than two weeks after the Record Date.

3.
The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4.
The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

a.name (legal name as found on account registration)
b.address
c.fund or account number
d.coding to state number of units

e.	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).
(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)
5.    During this time, the Fund will develop, produce and pay for the Notice of Proxy and the

Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

a.	Voting Instruction Card(s)

b.	One proxy notice and statement (one document)

c.	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

d.
"urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

e.	cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund.
6.    The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.
7.    Package mailed by the Company.
The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the meeting, counting backwards.
8.    Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.
Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.
9.    Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10.
If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.
There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12.
The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

13.
Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14.
A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15.
The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16.	All approvals and "signing-off may be done orally, but must always be followed up in writing.

MORGAN STANLEY DEAN WITTER

May 1, 2000	MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT 1221 AVENUE OF THE AMERICAS NEW YORK NEW YORK 10020 (212) 762-4000

Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Stephen T. Joyce
Re:    Amended Schedule A to HLIC Participation Agreement
Dear Mr. Joyce:
This letter sets forth our understanding and acceptance of the enclosed amended and restated Schedule A to the Participation Agreement dated April 1, 1998, among, The Universal Institutional Funds, Inc. (the "Fund," formerly Morgan Stanley Universal Funds, inc.), Morgan Stanley Dean Witter Investment Management Inc. (formerly Morgan Stanley Asset Management Inc.), Miller Anderson & Sherrerd, LLP, Morgan Stanley & Co. Incorporated and Hartford Life Insurance Company, which has been amended to (i) expand and clarify the separate accounts and products that are offering certain portfolios of the Fund; and (ii) clarify the portfolios of the Fund offered under such separate accounts and products. The attached Schedule A supersedes any prior versions of Schedule A.
Please indicate your receipt and acceptance of this letter and the amended and restated Schedule A attached hereto by signing all of the enclosed copies at the appropriate place below and returning three signed originals to the attention of Stefanie Chang Yu, Morgan Stanley Dean Witter Investment Management Inc., 1221 Avenue of the Americas, 5th Floor, New York, New York 10020.
Sincerely,
MORGAN STANLEY DEAN WITTER        THE UNIVERSAL INSTITUTIONAL FUNDS,
INVESTMENT MANAGEMENT, INC.        INC.

By: /s/ [illegible]                    By: /s/ [illegible]

MILLER ANDERSON AND SHERRERD LLP    MORGAN STANLEY & CO., INCORPORATED

By: /s/ [illegible]                    By: /s/ [illegible]

Agreed and Accepted:

HARTFORD LIFE INSURANCE
COMPANY
By: /s/ Deanne L. Osgood

HARTFORD LIFE INSURANCE COMPANY
(Agreement dated April 1, 1998)
SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Shares of the Technology, High Yield, Fixed Income, Emerging Markets Debt, Emerging Markets Equity, Mid Cap Value and Active International Allocation Portfolios of The Universal Institutional Funds, Inc. shall be made available as investments for the following Separate Accounts:
Name of Separate Account and        Form Number and Name of
Date Established by Board of Directors    Contract Funded by Separate Account

Separate Account Three                ILA-VA94    Variable Annuity Contract
Established June 22, 1994
ILA-VA99    Variable Annuity Contract

Separate Account Five                ILA-SPVL94    Single Premium Variable
Established August 27, 994                    Life Insurance Policy

ILA-SPVL97    Single Premium Variable
Life Insurance Policy

Hartford Life Insurance Company            LA-1154(98)(NY)    Flexible Premium Variable
Separate Account VLII                        Universal Life Insurance
Established September 30, 1994                    Policy

A-1

AMENDMENT TO PARTICIPATION AGREEMENT
This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 1st day of May, 2003, by and among HARTFORD LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, Morgan Stanley Universal Funds, Inc.) (the "Fund"), MORGAN STANLEY & CO., INCORPORATED (the "Underwriter"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, Morgan Stanley Asset Management Inc.) (the "Adviser").
WHEREAS, the Company, the Fund, the Underwriter, the Adviser and MORGAN STANLEY INVESTMENTS LP (formerly, Miller Anderson & Sherrerd, LLP) ("MSI") have entered into a Participation Agreement dated as of April 1, 1998, as such agreement may be amended from time to time (the "Participation Agreement"); and
WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms; and
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to make Class II shares of the Portfolios of the Fund identified on Schedule A-2 hereto available under the Participation Agreement; and
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to amend the Participation Agreement in certain respects.
NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter and the Adviser agree to amend the Participation Agreement as follows:
1.Schedule A of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A-1 and Schedule A-2.
2.All references in the Participation Agreement to "Schedule A" shall be changed to "Schedule A-1."
3.The Portfolios made available under the Participation Agreement shall be identified on Schedule A-2.
4.All references in the Participation Agreement to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule A-2.
5.    The text of Section 5.1 of the Participation Agreement is deleted and replaced in its entirety with the following: "The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule I2b-1, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing."

6.    Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.
7.    This Amendment may be amended only by written instrument executed by each party hereto.
8.    This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
By:     /s/ Michael J. Roscoe
Michael J. Roscoe
Vice President
MORGAN STANLEY UNIVERSAL FUNDS, INC.
By:     /s/ Ronald E. Robison
Ronald E. Robison
President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:     /s/ Ronald E. Robison
Ronald E. Robison
Managing Director

MORGAN STANLEY & CO., INCORPORATED

By:     /s/ Stephanie Chang Yu
Stephanie Chang Yu
Executive Director

SCHEDULE A-1
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Name of Separate Account and        Form Number and Name of
Date Established by Board of Directors    Contract Funded by Separate Account

Separate Account Three                HL-VA94    Variable Annuity Contract
Established June 22, 1994
HL-VA99    Variable Annuity Contract

HL-VA03    Variable Annuity Contract

Separate Account Five                HL-SPVL94    Single Premium Variable
Established July 25, 1994                        Life Insurance Policy

HL-SPVL97    Single Premium Variable
Life Insurance Policy

Hartford Life Insurance Company            HL1154(98)(NY)    Flexible Premium Variable
Separate Account VLII                        Universal Life Insurance
Established September 30, 1994                    Policy

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares
Technology Portfolio - Class I Shares
High Yield Portfolio - Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
U.S. Mid Cap Core Portfolio - Class I Shares
Active International Allocation Portfolios - Class I Shares
Class H Shares
Global Franchise Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares

AMENDMENT TO PARTICIPATION AGREEMENT
This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 2nd day of May, 2005, by and among HARTFORD LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), MORGAN STANLEY DISTRIBUTION, INC. (the "Underwriter"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser").
WHEREAS, the Company, the Fund, Morgan Stanley & Co., Incorporated and the Adviser have entered into a Participation Agreement dated as of April 1, 1998, as such agreement may be amended from time to time (the "Participation Agreement"); and
WHEREAS, effective April 29, 2005, Morgan Stanley & Co., Incorporated assigned to the Underwriter all of the rights and obligations of Morgan Stanley & Co., Incorporated under the Participation Agreement and the Underwriter accepted assignment of such rights and assumed corresponding obligations from Morgan Stanley & Co., Incorporated on such terms; and
WHEREAS, each of the parties hereto desires to amend the Agreement to modify the provisions of Article I, dealing with the purchase and redemption of Fund shares, and the provisions of Article III, dealing with prospectuses, reports and other information, as well as update information provided on Schedules A-1 and A-2 as described herein and attached hereto.
WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to amend the Participation Agreement in certain respects.
NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter and the Adviser agree to amend the Participation Agreement as follows:
1.    New Section 1.11 is hereby added to Article I of the Agreement:
1.11.     The parties agree that the Contracts are not intended to serve as vehicles for frequent trading. The Fund and the Company agree to cooperate to deter frequent purchase, redemption and exchange activity in the Fund where such activity occurs through the Contracts and has been identified as abusive or following a "market timing" pattern ("Abusive Trading"). Each of the Fund and the Company agrees to notify the other of trading activity that it deems to be abusive Trading Activity.
Subject to Article 10 of the Agreement, the Fund and the Company agree that the policies and procedures described in the Contract prospectus regarding transfers among the Sub-Accounts and Abusive Trading controls how the Company administers Sub-Account transfers.
The Fund and the Company agree to amend this provision as necessary to reflect any applicable law changes.
In the event the Fund implements and requires the Company to comply with and/or enforce restrictions on trading, market timing policies, redemption fees, or any other trading policy or procedure that is more restrictive and/or that conflicts, as determined by the Company in its reasonable discretion, with the Company's policies and procedures regarding transfers among the Sub-Accounts and Abusive Trading, the Fund or the Adviser will bear the reasonable cost of supplement mailings and the Company's system modifications intended to disallow new purchases, exchanges or transfers into, and to allow only for redemptions out of, the affected Portfolio of the Fund in the new series of the Contracts issued on or after May 2, 2005 as identified and footnoted on the attached Schedule A-1 of the Participation Agreement.
2.    Sections 3.1 and 3.4 of Article III of the Agreement are hereby deleted in their entirety and replaced with the following:
3.1.     The Fund shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information for each Portfolio (and no other portfolio), as the Company may reasonably request. If requested by the Company in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the statement of additional information for the Contracts and the Fund's statement of additional information printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.
3.4    The Fund, as its expense, shall provide the Company with copies of its proxy statements, reports to shareholders for the Portfolios (and no other portfolios), and other communications (except for prospectuses and statements of additional information, which are covered in Section 3.1 above) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners at the Fund's expense. The Fund shall not pay any costs of distributing such proxy-related material, reports to shareholders, and other communications to prospective Contract owners.
3.    New Section 3.8 is hereby added to Article III of the Agreement:
3.8    The Fund or its designee will provide the Company 60 days notice of any change for a Portfolio, including but not limited to, (a) fund objective changes, (b) anticipated fund mergers/substitutions, (c) no-action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect the Company's rights or obligations hereunder.
4.    Schedule A-1 of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule A-I.
5.    Schedule A-2 of the Participation Agreement is unchanged but restated in its entirety in the attached Schedule A-2.
6.    Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.
7.    This Amendment may be amended only by written instrument executed by each party hereto.
8.    This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY
By:     /s/ Robert Arena
Name:    Robert Arena
Title:    Vice President
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
By:     /s/ Ronald E. Robison
Name:    Ronald E. Robison
Title:    Managing Director

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:     /s/ Ronald E. Robison
Name:    Ronald E. Robison
Title:    Managing Director

MORGAN STANLEY DISTRIBUTION, INC.

By:     /s/ Michael Kiley
Name:    Michael Kiley
Title:    Managing Director

SCHEDULE A-1
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
Name of Separate Account and        Form Number and Name of
Date Established by Board of Directors    Contract Funded by Separate Account
Separate Account Three             HL-VA94 Select Dimensions Variable
Established June 22, 1994            Annuity Contract

HL-VA99 Series I of Hartford Select
Leaders Variable Annuity Contract

HL-VA03 Series II/IIR/III and IV of
Hartford Select Leaders Variable Annuity Contract

HL-VA03 Director M Variable Annuity
Contract*

HL-VA03 Director M Outlook Variable
Annuity Contract*

HL-VAXCO3 Director M Plus Variable
Annuity Contract*

HL-ASIIARE03 Director M Edge Variable
Annuity Contract*

HL-NCDSCO3 Director M Access Variable
Annuity Contract*

Separate Account Seven                HL-VA03 Series II/III of Hartford
Established December 08, 1986            Leaders Variable Annuity Contract

HL-VA03 Series HMI of Hartford
Leaders Outlook Variable Annuity Contract

HL-VAXCO3 Series II/III of Hartford
Leaders Plus Variable Annuity Contract

HL-ASHARE03 Series II/II1 of Hartford
Leaders Edge Variable Annuity Contract

HL-NCDSCO3 Series II/III of Hartford
Leaders Access Variable Annuity Contract
Separate Account Five            HL-SPVL94 Single Premium Variable
Established July 25, 1994            Life Insurance Policy
HL-SPVL97 Single Premium Variable

Life Insurance Policy
Hartford Life Insurance Company         HL-1544(98)(NY) Flexible Premium
Separate Account VL-II             Variable Universal Life Insurance Policy
Established September 30, 1994        (Hartford Select Leaders Last Survivor -
Variable Universal Life Insurance)

Separate Account Three            HL-VA94 Variable Annuity Contract
Established June 22, 1994
HL-VA99 Variable Annuity Contract
HL-VA03 Variable Annuity Contract
Separate Account Five            HL-SPVL94 Single Premium Variable
Established July 25, 1994            Life Insurance Policy
HL-SPVL97 Single Premium Variable
Life Insurance Policy
Hartford Life Insurance Company        HL-1544(98)(NY) Flexible Premium
Separate Account VL-II            Variable Universal Life
Established September 30, 1994        Insurance Policy

* The cost allocation provisions in Section 1.11, added by amendment to this Participation Agreement on May 2, 2005, apply only to the footnoted (*) products above.
Effective May 2, 2005

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares
Technology Portfolio - Class I Shares
High Yield Portfolio - Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
U.S. Mid Cap Value Portfolio - Class I Shares
Active International Allocation Portfolios - Class I Shares
Class II Shares
Global Franchise Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares
Small Company Growth Portfolio - Class II Shares
Emerging Markets Equity Portfolio - Class II Shares
Mid Cap Growth Portfolio - Class H Shares
U.S. Mid Cap Value Portfolio - Class II Shares
Effective May 2, 2005

AMENDMENT NO. 3 TO
FUND PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY DISTRIBUTION, INC.
and
MORGAN STANLEY INVESTMENT MANAGEMENT
This Amendment, effective May 1, 2008, by and among Hartford Life Insurance Company (the "Company"), The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Distribution, Inc. (formerly Morgan Stanley & Co., Inc.) (the "Underwriter"), and Morgan Stanley Investment Management Inc. (the "Adviser"), amends that certain Fund Participation Agreement (the "Agreement") dated April 1, 1998 by the foregoing parties as follows:

1.	Schedule A-1 of the Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-1 attached here to.

2.	Schedule A-2 of the Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-2 attached hereto.

3,	In all other respects, the terms of the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE             THE UNIVERSAL INSTITUTIONAL FUNDS,
COMPANY                        INC.
By its authorized officer,                    By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Ronald E. Robison
Name: Robert Arena    Name: Ronald E. Robison
Its [Title]: SVP    Its: President
Date: 5/19/08    Date:
MORGAN STANLEY INVESTMENT    MORGAN STANLEY DISTRIBUTION INC,
MANAGEMENT, INC.
By its authorized officer,                    By its authorized officer,

By: /s/ Ronald E. Robison    By: /s/ Jerry Miller
Name: Ronald E. Robison    Name: Ronald E. Robison
Its: Managing Director    Its: President
Date:     Date:

REVISED SCHEDULE A-1

Separate Account
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Five
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
ICMG Series M-B

Product Funded by Separate Account
The Director
Hartford Leaders 4
Hartford Leaders 4 Access
Hartford Leaders 4 Edge
Hartford Leaders 4 Plus
Hartford Leaders 4 Outlook
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Fifth Third Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook

AmSouth Variable Annuity M Outlook
The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
Hartford Select Leaders Series II, IIR, III and IV
Hartford Select Leaders Series V
Hartford Select Leaders Outlook Series I, IR and H
Hartford Select Leaders Outlook Series III
Hartford Select Leaders Series I and IR
Select Dimensions Series II and ER
Select Dimensions Asset Manager Series I and IR
Group Variable Annuity Contracts (Gardner and White)
Select Dimensions Series I
Select Dimensions Life Series I and H
Stag Accumulator Variable Universal Life Series I and 1.5
Stag Protector Variable Universal Life Series I and 1.5
Stag Variable Life Last Survivor II (Series I and II)
Hartford Select Leaders Last Survivor
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector H Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series I and II
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy
Group Flexible Premium Variable Life Insurance Policy (GVL - 93(P))
Group Flexible Premium Variable Life Insurance Certificate (GVL - 95(C))

REVISED SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
Equity Growth Portfolio* - Class I Shares
Global Value Equity Portfolio* - Class I Shares
High Yield Portfolio - Class I Shares
Mid Cap Growth Portfolio - Class I Shares
U.S. Mid Cap Value Portfolio - Class I Shares
Value Portfolio* - Class I Shares
Class II Shares
Emerging Markets Equity Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares
Global Franchise Portfolio - Class II Shares
International Growth Equity Portfolio** - Class II Shares
Mid Cap Growth Portfolio - Class II Shares
Small Company Growth Portfolio - Class II Shares
U.S. Mid Cap Value Portfolio - Class II Shares
U.S. Real Estate Portfolio - Class II Shares
*Closed to new premiums and transfers effective July 5, 2000.
** Addition of International Growth Equity Portfolio to this Agreement effective as of August 1, 2006.

AMENDMENT #4 TO PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY DISTRIBUTION, INC.
and
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 18 day of February, 2010, by and among HARTFORD LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), MORGAN STANLEY DISTRIBUTION, INC. (formerly Morgan Stanley & Co.) (the "Underwriter"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser"). All capitalized words and phrases used but not otherwise defined herein shall have the meaning ascribed to them in the Participation Agreement.
WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement, dated as of April 1, 1998, as such agreement may be amended from time to time (the "Participation Agreement");
WHEREAS, the Company, the Fund, the Underwriter, and the Adviser wish to amend the Participation Agreement in certain respects.
NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

1.	Schedule A-1 of the Participation Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-1 attached hereto.

2.	Schedule A-2 of the Participation Agreement is hereby deleted in its entirety and replaced with the following revised Schedule A-2 attached hereto.

3.	In all other respects, the terms of the Participation Agreement remain unchanged and in full force and effect.

[remainder of page intentional left blank]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE             THE UNIVERSAL INSTITUTIONAL FUNDS,
COMPANY                        INC.
By its authorized officer,                    By its authorized officer,

By:                             By: /s/ Randy Takian

Name:     Name: Randy Takian
Its:    Its: President

MORGAN STANLEY INVESTMENT    MORGAN STANLEY DISTRIBUTION INC,
MANAGEMENT, INC.
By its authorized officer,                    By its authorized officer,

By: /s/ Joseph Benedetti    By:

Name: Joseph Benedetti    Name:
Its: Managing Director    Its:

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE             THE UNIVERSAL INSTITUTIONAL FUNDS,
COMPANY                        INC.
By its authorized officer,                    By its authorized officer,

By: /s/ James P. Van Etten                    By:

Name: James P. Van Etten    Name: Randy Takian
Its: Vice President    Its: President

MORGAN STANLEY INVESTMENT    MORGAN STANLEY DISTRIBUTION INC,
MANAGEMENT, INC.
By its authorized officer,                    By its authorized officer,

By:     By: /s/ Stuart Bohart

Name: Joseph C. Benedetti    Name: Stuart Bohart
Its: Managing Director    Its: President

REVISED SCHEDULE A-I

Separate Account
Hartford Life Insurance Company Separate Account Two, DC Variable Account II
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Five
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account VL 1
Hartford Life Insurance Company Separate Account VL II

Product Funded by Separate Account
The Director
Leaders 4
Leaders 4 Access
Leaders 4 Edge
Leaders 4 Plus
Leaders 4 Outlook
The Director M
Director M Platinum
AmSouth Variable Annuity M
The Director M Select
The Huntington Director M
Fifth Third Director M
Wells Fargo Director M
Classic Director M
Director M Ultra
Director M Access
The Director M Edge
The Director M Plus
AmSouth Variable Annuity M Plus
The Director M Select Plus
The Director M Outlook
Director M Platinum Outlook
AmSouth Variable Annuity M Outlook

The Director M Select Outlook
Huntington Director M Outlook
Wells Fargo Director M Outlook
Classic Director M Outlook
Hartford Select Leaders Series II, IIR, III and IV
Hartford Select Leaders Series V
Hartford Select Leaders Outlook Series I, IR and II
Hartford Select Leaders Outlook Series III
Hartford Select Leaders Series I and IR
Select Dimensions Series II and HR
Select Dimensions Asset Manager Series I and IR
Group Variable Annuity Contracts (Gardner and White)
Select Dimensions Series I
Select Dimensions Life Series I and II
Stag Accumulator Variable Universal Life Series I and 1.5
Stag Protector Variable Universal Life Series I and 1.5
Stag Variable Life Last Survivor II (Series I and II)
Hartford Select Leaders Last Survivor
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Stag Wall Street Variable Universal Life Series I and II
Hartford Leaders Variable Universal Life Liberty
Hartford Leaders Variable Universal Life Legacy
Hartford Leaders VUL Joint Legacy

REVISED SCHEDULE A-2

PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares

Active International Allocation Portfolio- Class I Shares
Core Plus Fixed Income Portfolio - Class I Shares
Emerging Markets Equity Portfolio - Class I Shares
Emerging Markets Debt Portfolio - Class I Shares
Equity Growth Portfolio* Class I Shares
Global Value Equity Portfolio* - Class I Shares
High Yield Portfolio - Class I Shares
Mid Cap Growth Portfolio - Class I Shares
Technology Portfolio - Class I Shares
U.S. Mid Cap Value Portfolio - Class I Shares
Value Portfolio* - Class I Shares
Class II Shares
Emerging Markets Equity Portfolio - Class II Shares
Equity and Income Portfolio - Class II Shares
Global Franchise Portfolio - Class II Shares
International Growth Equity Portfolio** - Class II Shares
Mid Cap Growth Portfolio - Class II Shares
Small Company Growth Portfolio - Class II Shares
U.S. Mid Cap Value Portfolio-Class II Shares
U.S. Real Estate Portfolio - Class II Shares
*Closed to new premiums and transfers effective July 5, 2000.
** Addition of International Growth Equity Portfolio to this Agreement effective as of August 1, 2006.

AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
AND
MORGAN STANLEY DISTRIBUTION, INC.
This AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT ("Amendment"), dated as of December 15, 2014, and effective, retroactively, as of April 28, 2014, is by and among The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Investment Management Inc. (the "Adviser"), Morgan Stanley Distribution, Inc. (the "Underwriter") and Hartford Life Insurance Company (the "Company"). This Amendment hereby amends the Participation Agreement, dated as of April 1, 1998, as amended May 1, 2000, May 2, 2005, May 1, 2006, May 1, 2008 and February 18, 2010, by and among the Company, the Fund, the Adviser and the Underwriter (the "Agreement"). Capitalized terms used but not defined herein shall have the same meanings as ascribed to them in the Agreement.
WHEREAS, pursuant to the Agreement, the Company purchases shares of the Portfolios on behalf of each Account to fund certain variable life and variable annuity contracts;
WHEREAS, the Company, the Fund, the Adviser and the Underwriter wish to make all Portfolios available under the Agreement and therefore desire to amend and restate Schedule A-2 of the Agreement; and
WHEREAS, the Company, the Fund, the Adviser and the Underwriter wish to correct the numbering on certain amendments to the Agreement.
NOW THEREFORE in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Adviser and the Underwriter agree as follows:

1.
The current Amendment No. 3 to the Agreement, dated May 1, 2008, shall hereinafter be referred to as Amendment #4, and the current Amendment No. 4 to the Agreement, dated February 18, 2010, shall hereinafter be referred to as Amendment #5.

2.	Schedule A-2 of the Agreement is hereby deleted, in its entirety, and replaced with the new Schedule A-2 attached hereto.

3.
Except as amended hereby, the Agreement shall remain in full force and effect without change. This Amendment, and the Agreement, as amended, fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

4.	This Amendment may be may be executed in two or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.

5.	This Amendment shall be effective as of the date written above.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: AVP
Date: 4/17/15

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By: /s/ John H. Gernon
Name: John . Gernon
Title: President & Principal Executive Officer
Date: 1/12/15

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 1/17/15

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 1/78/15

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
AVAILABLE UNDER THIS AGREEMENT
UIF Core Plus Fixed Income - Class I and Class II
UIF Emerging Markets Debt - Class I and Class II
UIF Emerging Markets Equity - Class I and Class 11
UIF Global Franchise - Class II
UIF Global Infrastructure - Class I and Class II
UIF Global Real Estate - Class II
UIF Global Tactical Asset Allocation - Class I and Class II
UIF Growth - Class I and Class II
UIF Mid Cap Growth Class I and Class II
UIF Small Company Growth - Class II
UIF U.S. Real Estate - Class I and Class II

AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
AND
MORGAN STANLEY DISTRIBUTION, INC.
This AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT ("Amendment"), dated as of May 1, 2015, by and among The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Investment Management inc. (the "Adviser"), Morgan Stanley Distribution, Inc. (the "Underwriter") and Hartford Life Insurance Company (the "Company"), This Amendment hereby amends the Participation Agreement, dated as of April 1, 1998, as amended from time to time, by and among the Company, the Fund, the Adviser and the Underwriter (the "Agreement"). Capitalized terms used but not defined herein shall have the same meanings as ascribed to them in the Agreement.
WHEREAS, pursuant to the Agreement, the Company purchases shares of the Portfolios on behalf of each Account to fund certain variable life and variable annuity contracts;
WHEREAS, the Company, the Fund, the Adviser and the Underwriter wish to update the Portfolios available under the Agreement.
NOW THEREFORE in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Adviser and the Underwriter agree as follows:

1.	Schedule A-2 of the Agreement is hereby deleted, in its entirety, and replaced with new Schedule A-2 attached hereto.

2.
Except as amended hereby, the Agreement shall remain in full force and effect without change. This Amendment, and the Agreement, as amended, fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be may be executed in two or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.

4.	This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President
Date: 4/17/15

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By: /s/ John H. Gernon
Name: John . Gernon
Title: President & Principal Executive Officer
Date: 4/28/15

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 4/28/15

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: /s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director
Date: 4/28/15

_

SCHEDULE A-2
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC,
AVAILABLE UNDER THIS AGREEMENT
Class I and Class II Shares of all Portfolios then available to new shareholders, or as otherwise permitted under a Portfolio's then-current prospectus, shall be covered under the Agreement.

Fund Participation Agreement
Among
Oppenheimer Variable Account Funds,
OppenheimerFunds, Inc.,
And
Hartford Life Insurance Company

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, effective as of this 25th day of April, 200-5 by and among
Hartford Life and Annuity Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on attached Schedule A as it may be amended from time to time (the "Separate Accounts"); Oppenheimer Variable Accounts Trust (the "Trust"); and OppenheimerFunds, Inc. (the "Adviser).
WHEREAS. the Trust engages In business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by Insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Trust intends to make available shares of its series set forth on attached Schedule B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford: and
WHEREAS. the Adviser is registered as an investment adviser under the investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Series: and
WHEREAS, Hartford is an insurance company which has registered or wItl register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the '1933 Act") and the Investment Company Act of 1940 (the *1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts"),
NOW, THEREFORE, in consideration of their mutual promises. Hartford, the Trust and the Adviser agree as follows:
ARTICLE I. SERIES SHARES
1.1    The Trust agrees to make shares of the Series available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust, or its designee, of such order as of the close of business on eat Business Day
A.    For purposes of this Agreement, Hartford shall be the designee of the
Trust for receipt of orders from each Separate Account and rem:el:it by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a.m. (Eastern time) on the next following Business Day.

B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission (`SEC"), as set forth in the Series' prospectus.
1.2    The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having Jurisdiction over the sale of shares.
1.3    The Trust agrees that shares of the Trust or any of its Series will be sold only to

Insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Series will be sold to the general public.
1.4    The Trust agrees to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.
A.    For the purposes of this Agreement, Hartford shall be the designee of the
Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust., provided that the Trust receives notice of the redemption request by 9:30 a,m, (Eastern time) on the next following Business Day. Hartford agrees to submit such orders electronically through secured trading systems as described on Schedule Etc this Agreement or, if it is unable to submit orders electronically. Hartford shall submit such orders through manual transmissions using the procedures described in Schedule E to this Agreement.
1.5    Except as otherwise provided herein, Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.

A.    Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

B.    In the event of net purchases, Hartford will pay for shares before 3:00 p.m (Eastern time) on the next Business Day after receipt of an order to purchase shares.

C.    In the event of net redemptions, the Trust use rts best efforts to pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares is made. Payment shall be made within the time period specified in the Series' prospectus, made, then the Trust shall apply any such delay in redemptions uniformly to all record holders of shares of that Series.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSP number assigned to each Series identified In Schedule B attached as may be amended from time to time.
1.7    The Trust shall notify Hartford on or before the ex-dividend dale of any dividends or capital gain distributions payable on the Series' shares (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series, The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Trust shall provide, in a form acceptable to Hartford, the net asset value per share of each Series to Hartford on a daily basis as soon as reasonably practical after the net asset value per share Is calculated. The Trust shall use Its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. Information specified In this Section and Section 1.7 will be substantially in the form as set forth In attached Schedule D.

A.    If the Trust provides materially incorrect share net asset value Information through no fault of Hartford. the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

B.    Any material error in the calculation or reporting by the Trust of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Trust shall indemnify and hold harmless Hartford against any amount Hartford Is legally required to pay annuity or life insurance contract owners that have selected a Series as an Investment option ("Contract owners"), and which amount is due to the Trust's or Its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Trust shall reimburse Hartford for any and ail costs and expenses that result from the Trust providing a materially incorrect share net asset value. Hartford shall submit an invoice to the Trust or its agents for such losses Incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents result in a gain to Hartford, subject to the Immediately following sentence, Hartford shall immediately reimburse the Trust, the applicable Series or its agents for any material losses incurred by the Trust, the applicable Series or its agents as a result of the incorrect calculation, Should a material miscalculation by the Trust or its agents result in a gain to Contract owners, Hartford will consult with the Trust or its designee as to what reasonable efforts shalt be made to recover the money and repay the Trust, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Series or its agents; provided, however. Hartford shall not be obligated to Initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements.
With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.
1.9    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds in response to short-term stock market fluctuations. The Trust and Hartford agree to cooperate with one another to deter and detect transfer activity In the Funds where such activity occurs through the Contracts and has been identified by either Hartford or the Trust as abusive or following a "market timing" pattern ("Abusive Transfers").
A.    1.    During the period from the effective date of this Agreement through the final compliance date of Rule 22c-2 under the 1940 Act, SEC Rel. No. IC-267132 (Mar. 11, 2005), as such Rule may be amended from time to time ("Rule 22c-2")(currently, October 15, 2006, and which date shall be referred to as the "Effective Date"), Hartford agrees that it will use its best efforts to provide, promptly upon request by the Trust, the Taxpayer Identification Number or other identifying information contained In Hartford's records, of all Contract Owners that purchased, redeemed, transferred, or exchanged shares of the Funds, and the amount and dates of such purchases, redemptions, transfers and exchanges. The parties acknowledge that during this period. Hartford may be unable to provide such Information for each Contract

Owner due Io restrictions set forth in one or more Contracts, Hartford privacy policies prevailing as of the date hereof endlor !irrigations on Hartford's operational capabilities. In using its best efforts to meet its obligations under this Section 1.9,A.1.. Hartford agrees to provide the same efforts and resources it expends to track and/or collate *shareholder Information* (as such term is defined In Rule 22c-2) as it currently expends to track such data for other Investment options under the Contracts, including, without limitation, Hartford's proprietary investment options.
2.    Effective as of the Effective Date, Hartford agrees to provide, promptly upon request by the Trust, the Taxpayer Identification Number or other identifying Information contained In Hartford's records, of all Contract Owners that purchased. redeemed, transferred, or exchanged shares of the Funds, and the amount and dates of such purchases, redemptions, transfers and exchanges.
B.    The Trust agrees to notify Hartford of transfer activity that the Trust deems to be Abusive Transfer activity.
1.    During the period from the effective date of this Agreement through the Effective Date, after receiving such notice from the Trust, Hartford agrees that It will use its best efforts to execute any instructions from the Trust to restrict or prohibit further purchases or exchanges of Fund shares by a Contract Owner who has been identified by the Trust as having engaged in transactions of such shares held directly or indirectly by Hartford that violate the Trust's policies established for the purpose of eliminating or reducing Abusive Transfers, The Trust and the Adviser acknowledge that during this period. Hartford may be prohibited or restrained from executing such instructions due to restrictions contained in one or more Contracts or pursuant to applicable state insurance laws and regulations. In using its best efforts to meet its obligations under this Section 1.9.A.2., Hartford shall enforce such instructions to the same degree that it enforces its own restrictions on Abusive Transfers.

2.    Effective no later than the Effective Date, after receiving such notice from the Trust, Hartford agrees that it will execute any instructions from the Trust to restrict or prohibit further purchases or exchanges of Fund shares by a Contract Owner who has been identified by the Trust as having engaged In transactions of such shares held directly or Indirectly by Hartford that violate the Trust's policies established for the purpose of eliminating or reducing Abusive Transfers.

3.    Notwithstanding anything possibly to the contrary set forth in this section 1.9B, until the Effective Date, Hartford shall not be obligated to honor any Instructions from the Trust which (x) implement, or has the effect of implementing, a restriction on trading, market timing policies, or any other trading policy or procedure that is more restrictive, as determined by Hartford In its reasonable discretion, than Hartford's Abusive Trading Restrictions (which, for the purposes hereof, shall refer to the restrictions on trading, market timing policies, or any other trading policy or procedure pertaining to "abusive transfers" described in the registration statements for the Director M variable annuity to be offered by the Hartford effective as of May 2, 2005), (y) is illegal, or (z) exposes Hartford to regulatory investigation or enforcement action pursuant to applicable Contract restrictions or governing law. or otherwise causes or results in Hartford having to bring or defend against a civil action involving a Contract Owner with respect to the enforcement of any Abusive Transfer restrictions or instructions relating to the same.

C.    Effective on or after the Effective Date, the Trust may offer Series and/or share classes that impose redemption fees in certain circumstances ("Redemption Fee Funds") and, with respect to such Redemption Fee Funds offered through the Separate Accounts, Hartford agrees to maintain required records and otherwise comply with Rule 22c-2 or any applicable regulation issued by the Securities and Exchange Commission or other agency relating to the assessment and collection or redemption fees by such Redemption Fee Funds.

D.    The Trust and the Adviser represent that they will make a good faith effort to furnish information to Hartford about the Trust not otherwise available to Hartford which is required by state insurance law to enable Hartford to obtain the authority needed to issue the Contracts in any applicable state.

ARTICLE II - REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:

A.    The Contrasts are or will prior to such Contracts investment in any Series be registered under the 1933 Act and that the registrations will be maintained to the extent required by law.

B.    The Contracts will be issued in material compliance with all applicable federal and state laws and regulations including without limitation state insurance suitability requirements and will be sold only by duly licensed and appointed parties with which Hartford written agreements that require, among other things. that the sate of the Contracts shaft comply in all material respects with applicable Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD").

C.    Hartford is duly organized and in good standing under applicable law.

D.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or safe of the Contracts, will register and will maintain the registration of each Separate Account as a unit Investment trust in accordance with the 1940 Act. unless exempt from such registration.

E.    Hartford has reviewed a copy of the Mixed and Shared Funding Exemptive Order (as defined in Section 2.3 (D) below), and in particular, has reviewed the conditions to the requested relief set forth therein. Hartford agrees to be bound by the responsibilities of a participating insurance company as set forth in the Mixed and Shared Funding Exemptive Order, including without limitation the requirement that Hartford report any potential or existing conflicts of which it is aware to the Board. Hartford will assist the Board in carrying out its responsibilities in monitoring such conflicts under the Mixed and Shared Funding Exemptive Order, by providing the Board In a lamely manner with all information reasonably necessary for the Board to consider any issues raised, This includes, but Is not limited to, en obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded and by confirming in writing, at the Trust's request. that Hartford are unaware of any such potential or existing material irreconcilable conflicts.
2.2    The Trust represents and warrants that:

A.    Series shares sold pursuant lo this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.
B.    Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

C.    Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

D.    The Trust is and shall remain registered under the 1940 Act arid the regulations thereunder to the extent required.

E.    The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.
2.3    The Trust and the Adviser represent and warrant that:
A.    The Trust is duly organized and validly existing under the laws of the state of its organization.
B.    The Trust does and will comply in all material respects with the 1940 Act.
C.    The Trust has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Trust or its Series to be sold to and held by variable Insurance product separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Order").
2.4    Hartford, the Trust and the Adviser each agree to notify the others immediately upon having a reasonable basis for believing that any of these representations and warranties are no longer true or accurate to a material extent.

ARTICLE Ill. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Trust shall provide Hartford with the current prospectus(es). statement(s) of additional information, proxy statements, annual re-ports and semi annual reports of each Series (and no other series, provided that the statement of additional information may combine disclosure for the Series with other Series of the Trust), and any supplements or amendments to any of the foregoing, for distribution to existing shareholders in the form of camera-ready pdf electronic document files, ad as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional infarmatloo, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund con-ipaniesr and/or such documents for the Contracts. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule C attached to this Agreement.
3.2    The Trust or its designee will provide Hartford with sixty (60) days prior written notice of any change for a Series. Including but not limited to, (a) fund objective changes, (b) anticipated fund 'mergers/substitutions, (c) no-action or exemptive requests from the SEC. (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect Hartford's rights or obligations hereunder, If the Trust fails to provide Hartford with the required notice, the Trust will reimburse Hartford far all reasonable expenses for facilitating the changes and for notifying Contract owners.
3.3    The Trust will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (C) vote the Series shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

A.    To the extent permitted by applicable law. Hartford reserves the right to vote Series shares held in any Separate Account In its own right.

B.    Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.

ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford shall furnish, or shall cause to be furnished, to the Trust prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or any of their respective affiliates (whose names and affiliations are provided in writing to Hartford) is named or described. No sales literature or advertising will be used if the Trust or the Adviser reasonably objects to its use within ten (10) Business Days following receipt by the Trust.
4,2    Hartford will not, without the express written permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the Trust 't registration statement or Series prospeclus(es) as then in effect, (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Trust.
4.3    The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust In which Hartford, the Contracts or Separate Accounts, are named or described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Trust nor the Adviser will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5    The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions. sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses. statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions. and requests for no action letters, and ail amendments, that relate to the Contracts.
4.7    The Adviser hereby grants to Hartford a royalty-free, non-exclusive license to use the names and logos for 'Main Street" and "Oppenheimer" In sales literature and other materials in connection with and for the duration of this Agreement and any extensions or renewals thereof. Such license shall terminate immediately upon termination of this Agreement, and in such event Hartford shall promptly take whatever action may be necessary to discontinue any further use of the names and logos "Main Street" and "Oppenheimer" in any material produced by or on behalf of Hartford. The names "Main Steer and "Oppenheimer" may be used or licensed by the Adviser in connection with any of its activities, or licensed by the Adviser to any other party.
ARTICLE V. DIVERSIFICATION
5.1    The Trust and the Adviser represent and warrant that, at all times, each Series will comply with Section 817(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. The Trust and each Series is currently qualified as a "regulated Investment company" under Subchapter M of the Code. The Trust and Adviser will make every effort to maintain such qualification and both entities will notify Hartford immediately in writing upon having a reasonable basis for believing that the Trust or any Series has ceased to qualify or that the Trust or any Series might not quality in the future. In the event that the Trust or a Series ceases to so qualify, the Trust and the Adviser will take all steps necessary Io adequately diversify the affected Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Series for the existence of any material irreconcilable conflict between the Interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform Hartford If it determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing material irreconcilable conflict of which it is actually aware to the Board, This Includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.

6.3    If it is determined by a majority of the Board, or a majority of its independent
Trustees. that a material Irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, lake whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Adviser will, at least annually. submit to the Board such reports. materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them under this Agreement, including without limitation information regarding Hartford's transactions in share classes that have adopted a distribution plan under Rule 12b-1 under the 1940 Act. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict and determining whether any proposed action adequately remedies a conflict, shall be properly recorded In the minutes of the Board or other appropriate records. and such minutes or other records shall be made available to the SEC upon request.
ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Adviser, the Trust and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (Including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred In connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any federal or state filings regarding the Contracts made by the Company, the Contracts themselves or in sales literature or other promotional material generated or approved by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission Of the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein riot misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use In Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration stalerrient. prospectus, statement of additional information or sales literature or other promotional material of the Trust applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Trust Documents" for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to stale therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made In reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or
5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford In this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.

B.    Hartford shall not be liable under this Indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or the Adviser, whichever is applicable.

C.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving Information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties. Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by il, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently Incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Partre-s will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors In connection with the issuance or sale of the Series shares or the Contracts or the operation of the Trust.

7.2    Indemnification by the Adviser

A.    The Adviser agrees to indemnify and hold harmless Hartford and each of
Its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively. the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and;

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be staled therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any lndemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust or the Adviser. by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to slate therein a material fact required to be staled therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Adviser or the Trust; or

4.    Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.
B.    The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shell have been served upon such Indemnified Party (or after such indemnified Party shall have received notice cf such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which It may have to the Indemnified Party against whom such action Is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    Indemnification by the Trust
A.    The Trust agrees to indemnify arid hold harmless Hartford and each of its directors, officers. employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively. the indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall riot be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser or an affiliate thereof by or on behalf of Hartford for use in Trust Documents or otherwise for use In connection with the sale of the Contracts or Series shares: or
2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or parsons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained In Company Documents, or the omission or alleged omission to state therein a material Fact required to he stated therein or necessary to make the statements therein not misleading if such statement or omission was made In reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Trust; or

4.    Arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; or

6.    Arise out of a material error in the calculation or reporting of net asset value per share, dividend or capital gain information whether or not reported to Hartford; or

7.    Arise out of any failure or inability of the Trust to pay for the Series shares that are redeemed on the next Business Day after a request to redeem shares is made in good order, whether or not such delay in redemptions is applied uniformly to all record holders of shares of that Series.
B.    The Trust shall not be liable under this Indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in ihe performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.
C.    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Indemnification provision. in case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named In the action. After notice from the Trust to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.5    Any party seeking Indemnification (the "Potential Indemnitee") will promptly notify any party from whom they Intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.
7.6    With respect to any claim, the parties shall cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene In the defense of the case.
7.7    If a party is defending a claim and Indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it falls to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are In excess of the proposed settlement amount.
Regardless of which party is defending the claim (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.7 shall not apply.
7.8    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying mailer complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
ARTICLE VIII. APPUCABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Stale of Connecticut without giving effect to the principles of conflicts of laws.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the

1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATOR
9.1    This Agreement shall continue in full force and effect Until the first to occur of:
A.    Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or
B.    Termination by Hartford by written notice to the Trust or the Adviser with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be Issued by Hartford; or
C.    Termination by Hartford upon written notice to the Trust with respect to any Series in the event that such Series ceases to qualify as a "regulated Investment company" under Subchapter M of the Code or under any successor or similar provision; or
D.    Termination by Hartford upon written notice to the Trust with respect to any Series in the event that the Trust fails to meet the diversification requirements specified In Section 5.1 of !his Agreement; or
E.    Termination upon mutual written agreement of the parties to this Agreement; or
F.    Termination pursuant to Section 1.9(C) above.
Each party will exercise reasonableness and good faith in assessing the basis for termination, and will furnish prompt notice of the election to terminate end an explanation of the basis for such termination.
9.2    Effect of Termination.
A.    Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments In the Series and invest in the Series through additional purchase payments.
B.    Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption,
C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement,
ARTICLE X. NOTICES
10.1    Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust
Oppenheimer Variable Account Funds
2 World Financial Center
225 Liberty Street
New York, New York 10281
Attention: President
If to the Adviser:                With a copy to:
OppenheimerFunds, Inc.             OppenheimerFunds, Inc.
2 World Financial Center             2 World Financial Center
225 Liberty Street                225 Liberty Street
New York, New York 10281        New York, New York 10281
Attention: President                Attention: General Counsel
If to Hartford:                    With a copy to:
Hartford Life insurance Co.            Hartford Life Insurance Co.
200 Hopmeadow Street             200 Hopmeadow Street
Simsbury, Connecticut 06070         Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President        Attn: Alan Kreczko, Deputy General Counsel

ARTICLE XL MISCELLANEOUS
11.1     Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order. subpoena or comparable request Issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally Identifiable financial information about any prospective or then existing customer of Hartford Including customer lists, names. addresses, account numbers and any other data provided by customers to the Hartford In connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) 'Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law.

11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3     This Agreement may be executed simultaneously In two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators} and shall permit such authorities (end other parties) reasonable access to its books and records In connection with any investigation or Inquiry relating to this Agreement or the transactions contemplated hereby.
11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties,
11.8     The waiver of. or failure to exercise. any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.
11.9     Each party hereby grants to other parties hereto upon reasonable prior notice, the right. during normal business hours, to audit and inspect the other party's books and records within its control relating to the matters and services described in this Agreement at the Inspecting party's sole cost and expense.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

By: /s/ Robert Arena
Its: Vice President

OPPENHEIMER VARIABLE ACCOUNT FUNDS

By: /s/ [illegible]
Its: Assistant Vice President

OPPENHEIMERFUNDS, INC.

By: /s/ [illegible]
Its: Vice President

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account and Date Established
Separate Amount Three 6/22/94

SCHEDULE B
PARTICIPATING SERIES

•	Oppenheimer Aggressive Growth Fund Sub-Account which purchases Service Shares of Oppenheimer Aggressive Growth Fund/VA

•	Oppenheimer Capital .Appreciation Fund Sub-Account which purchases Service Shares of Oppenheimer Capital Appreciation Fund/VA

•	Oppenheimer Global Securities Fund Sub-Account which purchases Service Shares of Oppenheimer Global Securities Fund/VA

•	Oppenheimer Main Street Fund Sub-Account which purchases Service Shares of Oppenheimer Main Street Fund/VA

•	Oppenheimer Main Street Small Cap Fund Sub-Account which purchases Service Shares of Oppenheimer Main Street Small Cap Fund/VA

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Fund
Preparing and filing the Separate Account's registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Series prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Series prospectuses and supplements for use with prospective Contract owners
Providing Series prospectus and supplements for use with existing Contract owners via pdf or other camera-ready document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information for existing Contract owners (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements and statement of information to prospective Contract owners

Mailing and distributing Series prospectuses, supplements and statement of additional information to existing Contract owners (I)
Printing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Series; printing, mailing, and distributing annual and semi-annual reports of the Series to existing Contract owners (I)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or the Trust

(1)    Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any such documents, in combination with such documents as other fund companies. In this case, the Trust's share of the total expenses for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Series' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts. Invoices for payments by the Trust shall be delivered to the Trust no later than 90 days after completion of printing or mailing, as applicable, of the document(s).

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following Information when sending the nightly NAV and Dividend Distribution Date Fax/Email;
Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Short Term Cap Gain Distribution
Short Term Cap Gain Distribution Change from Prior Day
Long Term Cap Gain Distribution
Long Term Cap Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number

SCHEDULE E
NSCC PROCEDURES
Subject to the terms and conditions of this Agreement. Hartford shall be appointed to, and agrees to act, as a limited agent of Trust for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" is defined in Article 1.1(B) of the Agreement. Except as particularly stated in this paragraph, Hartford shall have no authority to act on be of Trust or to incur any cost or liability on its behalf.
Until such time as Train and Hartford are able to utilize the Nathan of Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ("DCC&S'') Fund/SERV system. Trust will use its best efforts to provide to Hartford or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:30 p.m. Eastern Time each Business Day. Hartford or its agent shall use this data lo calculate unit values. Unit values shall be used to process the same Business Day's contract transactions,. Orders derived from, and in amounts equal to, instructions received by Hartford prior to the Close of Trading on the New York Stock Exchange on any Business Day ("Day 1') shall be transmitted without modification except for netting or aggregating such orders) to Trust by 9:30 a.m. Eastern Time on the next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1. Trust will not accept any order made on a conditional basis or subject to any delay or contingency.
Until such time as Trust and Hartford are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after transmittal of an instruction or confirmation, verify the other party's receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act In accordance with such Instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

a)
For those purchase orders not transmitted via the DCC&S Fund/SERV system, Hartford shall complete payment to Trust or its designated agent in federal funds no later than 3:00 p.m. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

b)
For those redemption orders not transmitted via the DCC&S Fund/SERV System, Trust or its designated agent shall initiate payment in federal funds no later than 3:00 p.m. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

At such time as Trust and Hartford are able to transmit information via the NSCC's DCC&S Fund/SERV System:

a)
Orders derived from, and in amounts equal to, Instructions received by Hartford prior to the Close of Trading on Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to Trust no later than 9:30 a.m. Eastern time on the Next Business

Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

b)
Trust and Hartford shall mutually agree there may be instances when orders shall be transmitted to Trust via facsimile no later than 9:30 a.m rather than through the DCC&S Fund/SERV system. in such instances, such orders shall be transmitted to Trust via facsimile no later than 9:30 a.m. Eastern lime on the next Business Day.

c)
With respect to purchase and redemption orders received by Trust on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such lime as Trust and Hartford are able to transmit information via the DCC&S Fund/SERV system: Trust or its designated agent shall send to Hartford, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations") on each Business Day for which Hartford has transmitted such orders. Such confirmations shall Include the total number of shares of each Fund held by Hartford following such net purchase or redemption, Trust, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for Hartford to receive such confirmations no later than 11:00 a.m. Eastern Time the next Business Day. Trust or its designated agent will transmit to Hartford via DCC&S NETWORKING system those Networking activity files reflecting account activity in addition, within five (5) Business Days after the end of each month, Trust or its affiliate will send Hartford a statement of account which shall confirm all transactions made during that particular month in the account.

AMENDMENT NO. 1
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated April 25, 2005, by and among Hartford Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time (the "Separate Accounts"), Oppenheimer Variable Account Funds (the "Trust") and OppenheimerFunds, Inc. (the "Adviser") is hereby amended as follows:
The Parties agree that in the Agreement "Hartford" should refer to Hartford Life Insurance Company and not Hartford Life and Annuity Insurance Company.
The Parties agree that in the Agreement "OVAF" should refer to Oppenheimer Variable Account Funds and not Oppenheimer Variable Accounts Trust.
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A:
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time

By: [illegible]
Its: Executive Vice President and Director of Indiv. Life

Oppenheimer Variable Account Funds

By: Brian W. Wixted
Its:

OppenheimerFunds, Inc.

By: Christina Nasta
Its: Christine Nasta VP

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account	Date Established
Hartford Life Insurance Company Separate Account Three	June 22, 1994
Hartford Life Insurance Company Separate Account VL I	September 30, 1992
Hartford Life Insurance Company Separate Account VL II	September 30, 1994

AMENDMENT NO. 2
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the 'Agreement"). dated Apnl 25, 2005, by and among Hartford Life Insurance Company ("Hartford"), a Connecticut corporation. on its behalf and on benalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time (the 'Separate Accounts"). Oppenheimer Variable Accounts Trust (the 'Trust) and OppenheimerFunds, Inc. (the "Adviser") Is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in Scheduler A, as may be amended from time to time

By: /s/ James Davey
Name:
Its:

Oppenheimer Variable Account Funds

By: /s/ Brian W. Wixted
Name: Brian W. Wixted
Its:

OppenheimerFunds Distributor, Inc.

By: /s/ Christine Loftus
Name: Christine Loftus
Its:

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account	Date Established
Hartford Life Insurance Company Separate Account Two	June 2, 1986
Hartford Life Insurance Company Separate Account Three	June 22, 1994
Hartford Life Insurance Company Separate Account VLI	September 30, 1992
Hartford Life Insurance Company Separate Account VLII	September 30, 1994

AMENDMENT NO. 3
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated April 25, 2005, as amended, by and among Hartford Life Insurance Company ("Hartford"), Oppenheimer Variable Accounts Trust (the "Trust") and OppenheimerFunds, Inc. (the "Adviser") is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

HARTFORD LIFE INSURANCE COMPANY        OPPENHEIMER VARIABLE ACCOUNTS
TRUST
By its authorized officer,
By its authorized officer,

By: /s/ Robert Arena
By: /s/ Brian W. Wixted
Name: Robert Arena
Name: Brian W. Wixted
Its: SVP
Its: Treasurer
Date: 5/1/08
Date: 5/15/08

OPPENHEIMERFUNDS, INC.

By its authorized officer,

By: /s/ Christina Nasta

Name: Christine Nasta

Its: VP

Date: 5/18/08

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account	Date Established
Hartford Life Insurance Company Separate Account Two	June 2, 1986
Hartford Life Insurance Company Separate Account Three	June 22, 1994
Hartford Life Insurance Company Separate Account Seven	December 8, 1986
Hartford Life Insurance Company Separate Account VL I	September 30, 1992
Hartford Life Insurance Company Separate Account VL II	September 30, 1994

SCHEDULE B
PARTICIPATING SERIES

•	Oppenheimer Capital Appreciation Fund Sub-Account which purchases Service shares of Oppenheimer Capital Appreciation Fund/VA.

•	Oppenheimer Global Securities Fund Sub-Account which purchases Service shares of Oppenheimer Global Securities Fund/VA.

•	Oppenheimer Main Street Fund Sub-Account which purchases Service shares of Oppenheimer Main Street Fund/VA.

•	Oppenheimer Main Street Small Cap Fund Sub-Account which purchases Service shares of Oppenheimer Main Street Small Cap Fund/VA.

•	Oppenheimer Mid Cap Fund Sub-Account which purchases Service shares of Mid Cap Fund Sub-Account.

•	Oppenheimer Value which purchases Service shares of Oppenheimer Value Fund/VA.

AMENDMENT NO. 4
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated April 25, 2005, as amended, by and among Hartford Life Insurance Company ("Hartford"), Oppenheimer Variable Account Funds (the "Trust") and OppenheimerFunds, Inc. (the "Adviser") is hereby amended as follows:
Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
Effective date: May 2, 2011
HARTFORD LIFE INSURANCE COMPANY     OPPENHELMER VARIABLE ACCOUNT
FUNDS
By its authorized officer,
By its authorized officer,

By: /s/ Stephen M Kluever
By: /s/ Brian Peterson
Name:    Stephen M Kluever
Name: Brian Peterson
Its: VP Product & Marketing
Its: Assistant Treasurer
Date: 4/29/11
Date: 4/27/11

OPPENHEIMERFUNDS, INC.

By its authorized officer,

By: /s/ Christina J. Loftus

Name: Christina J. Loftus

Its:

Date: 4/19/11

SCHEDULE B
PARTICIPATING SERIES
Schedule B shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable classes of shares thereof, if any, as reflected in Separate Account registration statements for the Company as filed with the Securities and Exchange Commission from time to time.

•	Oppenheimer Capital Appreciation Fund Sub-Account which purchases Service shares of Oppenheimer Capital Appreciation Fund/VA.

•	Oppenheimer Global Securities Fund Sub-Account which purchases Service shares of Oppenheimer Global Securities Fund/VA.

•	Oppenheimer Main Street Fund Sub-Account which purchases Service shares of Oppenheimer Main Street Fund®/VA.

•	Oppenheimer Main Street Small- & Mid-Cap Fund Sub-Account which purchases Service shares of Oppenheimer Main Street Small- & Mid-Cap Fund®/VA.

•	Oppenheimer Mid Cap Fund Sub-Account which purchases Service shares of Mid Cap Fund Sub-Account.

•	Oppenheimer Value which purchases Service shares of Oppenheimer Value Fund/VA.

Fund Participation Agreement
Among
Oppenheimer Variable Account Funds,
OppenheimerFunds, Inc.,
And
Hartford Life and Annuity Insurance Company

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, effective as of this 25th of April, 2005 by and among Hartford Life and Annuity Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on attached Schedule A as it may be amended from time to time (the "Separate Accounts"); Oppenheimer Variable Accounts Trust (the 'True); and OppenheimerFunds, Inc. (the "Advisers).
WHEREAS, the Trust engages in business as an open-end management investment company and Is available to act as the investment vehicle for separate accOunts established by Insurance companies for life insurance policies and annuity contracts; and
WHEREAS, the Trust intends to make available shares of its series set forth on attached Schedule B, as It may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and
WHEREAS, the Adviser is registered as en investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities Jaws and serves as the investment adviser to the Series; and
WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the "1933 Act") and The Investment Company Act of 1940 (the "1940 Act'), unless exempt from such registration, to be Issued by Hartford for distribution (the "Contracts"),
NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust and the Adviser agree as follows:
ARTICLE I. SERIES SHARES
1.1    The Trust agrees to make shares of the Series available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust, or its designee, of such order as of the dose of business on each Business Day.
A.    For purposes of this Agreement, Hartford shall be the designee of the
Trust for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a,m, (Eastern time) on the next following Business Day.

B.    For purposes of this Agreement. "Business Day" shall mean any day on which the New York Stack Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"). as set forth in the Series' prospectus,
1.2    The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.
1.3    The Trust agrees that shares of the Trust or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities, No shares of the Trust or any of its Series will be sold to the general public.
1.4    The Trust agrees to redeem for cosh, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts. on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemptions.

A.    For the purposes of this Agreement Hartford shall be the designee of the Trust far receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day. Hartford agrees to submit such orders electronically through secured trading systems as described on Schedule E to this Agreement or, if it is unable to submit orders electronically, Hartford shall submit such orders through manual transmissions using the procedures described in Schedule E to this Agreement.
1.5    Except as otherwise provided herein, Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.
A.    Hartford will place separate orders to purchase or redeem shares of each
Series, Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

B.    In the event of net purchases, Hartford will pay for shares before 3:00 p.m. (Eastern lime) on the next Business Day after receipt of an order to purchase shares.

C.    In the event of net redemptions, the Trust use its best efforts to pay the redemption proceeds In federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares is made. Payment shall be made within the time period specified in the Series' prospectus, provided, however, that in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. In the event that the Trust does not pay for the Series shares that are redeemed on the next Business Day after an order to redeem shares is made, then the Trust shall apply any such delay in redemptions uniformly to all record holders of shares of that Series.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.
1.7    The Trust shall notify Hartford on or before the ex-dividend date of any dividends or capital gain distributions payable on the Series' shares (by wire or telephone, followed by written confirmation), Hartford elects to reinvest all such dividends and capital gain distributions In additional shares of that Series. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Trust shall provide, in a form acceptable to Hartford, the net asset value per share of each Series to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its beet efforts to make such net asset value per-share available by 6:30 p.m. Eastern time. Information specified in this Section and Section 1.7 will be substantially in the form as set forth in attached Schedule D.

A.    If the Trust provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shell be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

B.    Any material error in the calculation or reporting by the Trust of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Trust shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Trust's or Its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Trust shall reimburse Hartford for any and all costs and expenses that result from the Trust providing a materially incorrect share net asset value. Hartford shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the That or its agents result in a gain to Hartford. subject to the immediately following sentence, Hartford shall immediately reimburse the Trust, the applicable Series or its agents for any material losses Incurred by the Trust, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain to Contract owners, Hartford will consult with the Trust or its designee as to what reasonable efforts shell be made to recover the money and repay the Trust, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Series or its agents', provided, however, Hartford shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements.
With regard to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.
1.9    The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds In response to short-term stock market fluctuations, The Trust and Hartford agree to cooperate with one another to deter and detect transfer activity in the Funds where such activity occurs through the Contracts and has been identified by either Hartford or the Trust as abusive or following a "market timing" pattern ("Abusive Transfers").
A.    1.    During the period from the effective date of this Agreement through the final compliance date of Rule 22c-2 under the 1940 Act, SEC Rel. No. IC-26782 (Mar. 11, 2005), as such Rule may be amended from time to time ("Rule 22c-2")(currently, October 15, 2006, and which date shall be referred to as the "Effective Date"), Hartford agrees that it will use its best efforts to provide, promptly upon request by the Trust, the Taxpayer Identification Number or other identifying information contained In Hartford's records, of all Contract Owners that purchased, redeemed, transferred. or exchanged shares of the Funds, and the amount and dates of such purchases, redemptions, transfers and exchanges. The parties acknowledge that during this period, Hartford may be unable to provide such information for each Contract Owner due to restrictions set forth in one or more Contracts, Hartford privacy policies prevailing as of the date hereof and/or limitations on Hartford's operational capabilities. In using its best efforts to meet Its obligations under this Section 1.9.A.1., Hartford agrees to provide the same efforts and resources it expends to track and/or collate "shareholder information" (as such term is defined in Rule 22c-2) as it currently expends to track such data for other investment options under the Contracts, including, without limitation, Hartford's proprietary Investment options.
2.    Effective as of the Effective Dale, Hartford agrees to provide, promptly upon request by the Trust, the Taxpayer Identification Number or other identifying information contained in Hartford's records, of all Contract Owners that purchased, redeemed, transferred, or exchanged shares of the Funds, and the amount and dates of such purchases, redemptions, transfers and exchanges.

B.    The Trust agrees to notify Hartford of transfer activity that the Trust deems 10 be Abusive Transfer activity.

1.    During the period from the effective date of this Agreement through the Effective Date, after receiving such notice from the Trust, Hartford agrees that it will use its best efforts to execute any instructions from the Trust to restrict or prohibit further purchases or exchanges of Fund shares by a Contract Owner who has been identified by the Trust as having engaged in transactions of such shares held directly or indirectly by Hartford that violate the Trust's policies established for the purpose of eliminating or reducing Abusive Transfers. The Trust and the Adviser acknowledge that during this period, Hartford may be prohibited or restrained from executing such instructions due to restrictions contained in one or more Contracts or pursuant to applicable state Insurance laws and regulations. In using its best efforts to meet its obligations under this Section 1.9.A2., Hartford shall enforce such instructions to the same degree that it enforces its own restrictions on Abusive Transfers.

2.    Effective no Later than the Effective Date, after receiving such notice from the Trust, Hartford agrees that it will execute any instructions from the Trust to restrict or prohibit further purchases or exchanges of Fund shares by a Contract Owner who has been identified by the Trust as having engaged in transactions of such shares held directly or indirectly by Hartford that violate the Trust's policies established lac the purpose of eliminating or reducing Abusive Transfers.

3.    Notwithstanding anything possibly to the contrary set forth in this section 1.9B, until the Effective Date, Hartford shall not be obligated to honor any instructions from the Trust which (x) implement, or has the effect of implementing, a restriction on trading, market timing policies, or any other trading policy or procedure that is more restrictive, as determined by Hartford in its reasonable discretIon, than Hartford's Abusive Trading Restrictions (which, for the purposes hereof, shall refer to the restrictions on trading, market timing policies, or any other trading policy or procedure pertaining to "abusive transfers" described in the registration statements for the Director M variable annuity to be offered by the Hartford effective as of May 2, 2005), (y) is illegal, or (z) exposes Hartford to regulatory investigation or enforcement action pursuant to applicable Contract restrictions or governing law, or otherwise causes or results in Hartford having to bring or defend against a civil action involving a Contract Owner with respect to the enforcement of any Abusive Transfer restrictions or instructions relating to the same.
C.    Effective on or after the Effective Date, the Trust may offer Series and/or share classes that impose redemption fees in certain circumstances (Redemption Fee Funds') and, with respect to such Redemption Fee Funds offered through the Separate Accounts. Hartford agrees to maintain required records and otherwise comply with Rule 22c-2 or any applicable regulation Issued by the Securities and Exchange Commission or other agency relating to the assessment and collection of redemption fees by such Redemption Fee Funds.

D.    The Trust and the Adviser represent that they will make a good faith effort lo furnish Information to Hartford about the Trust not otherwise available to Hartford which Is required by slate insurance law to enable Hartford to obtain the authority needed to issue the Contracts in any applicable state.

ARTICLE II. REPRESENTATIONS ANO WARRANTIES
2.1    Hartford represents and warrants that:

A.    The Contracts are or will prior to such Contract's investment in any Series be registered under the 1933 Act and that the registrations will be maintained to the extent required by law.

B.    The Contracts will be issued in material compliance with all applicable federal and slate laws and regulations including without limitation stale insurance suitability requirements and will be sold only by duly licensed and appointed parties with which Hartford written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable Conduct Rules of the National Association of Securities Dealers. Inc. ("NASD").

C.    Hartford is duly organized and in good standing under applicable law.
D.    Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register arid will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.
E.    Hartford has reviewed a copy of the Mixed and Shared Funding Exemptive Order (as defined in Section 2.3 (D) below), and in particular, has reviewed the conditions to the requested relief set forth therein. Hartford agrees to be bound by the responsibilities of a participating insurance company as set forth in the Mixed and Shared Funding Exemptive Order, including without limitation the requirement that Hartford report any potential or existing conflicts of which it is aware to the Board, Hartford will assist the Board in carrying out its responsibilities in monitoring such conflicts under the Mixed and Shared Funding Exemptive Order, by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded and by confirming in writing, at the Trust's request, that Hartford are unaware of any such potential or existing material Irreconcilable conflicts.
2.2    The Trust represents and warrants that:

A.    Series shares said pursuant in this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B.    Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

C.    Series shares shall be sold In material compliance with all applicable federal and state securities laws and regulations.
D.    The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.
E.    The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to lime, as required In order to effect the continuous offering of the Series' shares.
2.3    The Trust and the Adviser represent and warrant that:

A.    The Trust is duly organized and validly existing Linder the laws of the state of its organization.

B.    The Trust does and will comply in all material respects with the 1940 Act.

C.    The Trust has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as a mended, and the rules thereunder, to the extent necessary to permit shares of the Trust

or its Series to    be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Order").
2.4    Hartford, the Trust and the Adviser each agree to notify the others immediately upon having a reasonable basis for believing that any of these representations and warranties are no longer true or accurate to a material extent.

ARTICLE Ill. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Trust shall provide Hartford with the current prospectus(es). statement(s) of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series, provided that the statement of additional information may combine disclosure for the Series with other Series of the Trust), and any supplements or amendments to any of the foregoing, for distribution to existing shareholders in the form of camera-ready pdf electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), end any supplements or amendments lo any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule C attached to this Agreement.
3.2    The Trust or its designee will provide Hartford with sixty (60) days prior written notice of any change for a Series, including but not limited to, (a) fund objective changes, (b) anticipated fund mergers/substitutions, (c) no-action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect Hartford's rights or obligations hereunder. If the Trust fails to provide Hartford with the required notice, the Trust will reimburse Hartford for all reasonable expenses for facilitating the changes and for notifying Contract owners.
3.3    The Trust will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

A.    To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

B.    Unregistered separate accounts subject to the Employee Retirement Income Security Act or 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERASA.

ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1    Hartford shall furnish, or shall cause to be furnished, to the Trust prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or any of their respective affiliates (whose names and affiliations are provided in writing to Hartford) is named or described. No sales literature or advertising will be used if the Trust or the Adviser reasonably objects to Its use within ten (10) Business Days following receipt by the Trust
4.2    Hartford will not, without the express written permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust In connection with the advertising or sale of the

Contracts, other than information or representations contained in: (a) the Trust's registration statement or Series prospectus(es) as then in effect, (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Trust.
4.3    The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are named or described. No sales literature Of advertising will be used if Hartford reasonably objects to Its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Trust nor the Adviser will, without the permission of Hartford, make any representations or statements am behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in, (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5    The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instruction's, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.
4.7    The Adviser hereby grants to Hartford a royalty-free, non-exclusive license to use the names and logos for "Main Street" and 'Oppenheimer" In sales literature and other materials in connection with and for the duration of this Agreement and any extensions or renewals thereof. Such license shall terminate immediately upon termination of this Agreement, and in such event Hartford shall promptly take whatever action may be necessary to discontinue any further use of the names and logos "Main Street' and "Oppenheimer" in arty material produced by or on behalf of Hartford. The names "Main Street" and "Oppenheimer" may be used or licensed by the Adviser in connection with any of its activities, or licensed by the Adviser to any other party.
ARTICLE V. DIVERSIFICATION
5.1    The Trust and the Adviser represent and warrant that, at all times, each Series will comply with Section 817(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life Insurance contracts and any amendments or other modifications to such Section or regulations. The Trust and each Series is currently qualified as a "regulated investment company" under Subchapter M of the Code. The Trust and Adviser will make every effort to maintain such qualification and both entitles will notify Hartford immediately in writing upon having a reasonable basis for believing that the Trust or any Series has ceased to qualify or that the Trust or any Series might not qualify In the future. In the event that the Trust or a Series ceases to so qualify, the Trust and the Adviser will take all steps necessary to adequately diversify the affected Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS

6.1    The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing In the Series. The Board shall promptly Inform Hartford if It determines that an irreconcilable material conflict exists and the implications thereof.
6.2    Hartford will report any potential or existing material irreconcilable conflict of which it is actually aware to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board, or a majority of Its independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be Imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Adviser will, at least annually, submit to the Board such reports materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them under this Agreement, including without limitation information regarding Hartford's transactions in share classes that have adopted a distribution plan under Rule 12b-1 under the 1940 Act. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or Other records shall be made available to the SEC upon request.
ARTICLE VlI. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Adviser, the Trust and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise. Insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any federal or state filings regarding the Contracts made by the Company, the Contracts themselves or in sales literature or other promotional material generated or approved by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be slated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Trust Documents" for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or
3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written Information furnished to the Trust by or on behalf of Hartford; or

4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.

B.    Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, of gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or the Adviser, whichever is applicable.

C.    Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of Investigation.

D.    The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Trust.

7.2    Indemnification by the Adviser
A.    The Adviser agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid In settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees Incurred In connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished In the Trust or the Adviser, by or on behalf of Hartford for use In Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sate or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished lo Hartford by or on behalf of the Adviser or the Trust; or
4.    Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or
5.    Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

B.    The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    Indemnification by the Trust
A.    The Trust agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, 'Losses"), to which the indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and;
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser or an affiliate thereof by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares: or
2.    Arise out of or result from statements or representations (other than statements at representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or
3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from mitten information furnished to Hartford by or on behalf of the Trust; or
4.    Arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement: or
5.    Arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; or
6.    Arise out of a material error In the calculation or reporting of net asset value per share, dividend or capital gain information whether or not reported to Hartford; or
7.    Arise out of any failure or inability of the Trust to pay for the Series shares that are redeemed on the next Business Day after a request to redeem shares is made in good order, whether or not such delay in redemptions is applied uniformly to all record holders of shares of that Series.

B.    The Trust shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
D.    The Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.5    Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.
7.6    With respect to any claim, the parties shall cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development In the case as soon as practicable. and such other parties, at all times, shall have the right to intervene in the defense of the case.
7.7    If a party is defending a claim and Indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party falls to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party Is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.7 shall not apply.

7.8    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.
8.2    This Agreement, its terms and definitions. shall be subject to the provisions of the
1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:
A.    Termination by any party for any reason upon six-months advance written notice delivered to the other parties: or
B.    Termination by Hartford by written notice to the Trust or the Adviser with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or
C.    Termination by Hartford upon written notice to the Trust with respect to any Series in the event that such Series ceases to qualify as a "regulated Investment company" under Subchapter M of the Code or under any successor or similar provision; or
D.    Termination by Hartford upon written notice to the Trust with respect to any Series in the event that the Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or
E.    Termination upon mutual written agreement of the parties to this Agreement. or
F.    Termination pursuant to Section 1.9(C) above.
Each party will exercise reasonableness and good faith In assessing the basis for termination, and will furnish prompt notice of the election to terminate arid an explanation of the basis for such termination.
9.2    Effect of Termination.
A.    Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts') unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments in the Series and invest in the Series through additional purchase payments.

B.    Hartford agrees not to redeem Series shares attributable to the Contracts except (I) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (Ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.
ARTICLE X. NOTICES
10.1     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify In writing to the other party.

If to the Trust:
Oppenheimer Variable Account Funds
2 World Financial Center
225 Liberty Street
New York, New York 10281
Attention; President
If to the Adviser:                With a copy to:

OppenheimerFunds, Inc.             OppenheimerFunds, Inc.
2 World Financial Center             2 World Financial Center
226 Liberty Street                225 Liberty Street
New York, New York 10261             New York, New York 10281
Attention: President                Attention: General Counsel
If to Hartford:                    With a copy to:
Hartford Life insurance Co.            Hartford Life Insurance Co.
200 Hopmeadow Street             200 Hopmeadow Street
Simsbury, Connecticut 06070         Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President        Attn: Alan Kreczko, Deputy General Counsel

ARTICLE XI. MISCELLANEOUS
11.1     Each party will treat as confidential any and all "Nonpublic Personal Financial Information" and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law.

11.2     The captions in this Agreement are included for convenience of reference only and In no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records In connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.
11.8     The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.
11.9     Each party hereby grants to other parties hereto upon reasonable prior notice, the right, during normal business hours, to audit and inspect the other party's books and records within its control relating to the matters and services described in this Agreement at the inspecting party's sole cost and expense.

IN WITNESS WHEREOF, each of the parties hes caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time

By: [illegible]
Its: Vice President

OPPENHEIMER VARIABLE ACCOUNT FUNDS

By: [illegible]
Its: Assistant Vice President

OPPENHEIMERFUNDS, INC.

By: /s/ Christina J. Loftus
Its: Vice President

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account and Date Established
Separate Account Three June 22, 1994

SCHEDULE B
PARTICIPATING SERIES

•	Oppenheimer Aggressive Growth Fund Sub-Account which purchases Service shares of Oppenheimer Aggressive Growth Fund/VA.

•	Oppenheimer Capital Appreciation Fund Sub-Account which purchases Service shares of Oppenheimer Capital Appreciation Fund/VA.

•	Oppenheimer Global Securities Fund Sub-Account which purchases Service shares of Oppenheimer Global Securities Fund/VA.

•	Oppenheimer Main Street Fund Sub-Account which purchases Service shares of Oppenheimer Main Street Fund®/VA.

•	Oppenheimer Main Street Small Cap Fund Sub-Account which purchases Service shares of Oppenheimer Main Street Small Cap Fund®/VA.

SCHEDULE C

Paid by Hartford	Paid by the Fund
Preparing and filing the Separate Account's registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Series prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Series prospectuses and supplements for use with prospective Contract owners
Providing Series prospectus and supplements for use with existing Contract owners via pdf or other camera-ready document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information for existing Contract owners (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements and statement of information to prospective Contract owners

Mailing and distributing Series prospectuses, supplements and statement of additional information to existing Contract owners (I)
Printing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Series; printing, mailing, and distributing annual and semi-annual reports of the Series to existing Contract owners (I)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or the Trust

(1)    Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any such documents, in combination with such documents as other fund companies. In this case, the Trust's share of the total expenses for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Series' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts. Invoices for payments by the Trust shall be delivered to the Trust no later than 90 days after completion of printing or mailing, as applicable, of the document(s).

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following Information when sending the nightly NAV and Dividend Distribution Date Fax/Email;
Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Short Term Cap Gain Distribution
Short Term Cap Gain Distribution Change from Prior Day
Long Term Cap Gain Distribution
Long Term Cap Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number

SCHEDULE E
NSCC PROCEDURES
Subject to the terms and conditions of this Agreement. Hartford shall be appointed to, and agrees to act, as a limited agent of Trust for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" is defined in Article 1.1(B) of the Agreement. Except as particularly stated in this paragraph, Hartford shall have no authority to act on be of Trust or to incur any cost or liability on its behalf.
Until such time as Train and Hartford are able to utilize the Nathan of Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ("DCC&S'') Fund/SERV system. Trust will use its best efforts to provide to Hartford or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:30 p.m. Eastern Time each Business Day. Hartford or its agent shall use this data lo calculate unit values. Unit values shall be used to process the same Business Day's contract transactions,. Orders derived from, and in amounts equal to, instructions received by Hartford prior to the Close of Trading on the New York Stock Exchange on any Business Day ("Day 1') shall be transmitted without modification except for netting or aggregating such orders) to Trust by 9:30 a.m. Eastern Time on the next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1. Trust will not accept any order made on a conditional basis or subject to any delay or contingency.
Until such time as Trust and Hartford are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after transmittal of an instruction or confirmation, verify the other party's receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act In accordance with such Instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

a)
For those purchase orders not transmitted via the DCC&S Fund/SERV system, Hartford shall complete payment to Trust or its designated agent in federal funds no later than 3:00 p.m. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

b)
For those redemption orders not transmitted via the DCC&S Fund/SERV System, Trust or its designated agent shall initiate payment in federal funds no later than 3:00 p.m. on the Business Day following the day on which the instructions are treated as having been received by Trust pursuant to this Agreement.

At such time as Trust and Hartford are able to transmit information via the NSCC's DCC&S Fund/SERV System:

a)
Orders derived from, and in amounts equal to, Instructions received by Hartford prior to the Close of Trading on Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to Trust no later than 9:30 a.m. Eastern time on the Next Business

Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

b)
Trust and Hartford shall mutually agree there may be instances when orders shall be transmitted to Trust via facsimile no later than 9:30 a.m rather than through the DCC&S Fund/SERV system. in such instances, such orders shall be transmitted to Trust via facsimile no later than 9:30 a.m. Eastern lime on the next Business Day.

c)
With respect to purchase and redemption orders received by Trust on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such lime as Trust and Hartford are able to transmit information via the DCC&S Fund/SERV system: Trust or its designated agent shall send to Hartford, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations") on each Business Day for which Hartford has transmitted such orders. Such confirmations shall Include the total number of shares of each Fund held by Hartford following such net purchase or redemption, Trust, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for Hartford to receive such confirmations no later than 11:00 a.m. Eastern Time the next Business Day. Trust or its designated agent will transmit to Hartford via DCC&S NETWORKING system those Networking activity files reflecting account activity in addition, within five (5) Business Days after the end of each month, Trust or its affiliate will send Hartford a statement of account which shall confirm all transactions made during that particular month in the account.

AMENDMENT NO. 1
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated April 25, 2005, by and among Hartford Life and Annuity Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A of the Agreement as it may be amended from time to time (the "Separate Accounts"), Oppenheimer Variable Account Funds (the "Trust") and OppenheimerFunds, Inc. (the "Adviser") is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A:
The Parties agree that in the Agreement "OVAF" should refer to Oppenheimer Variable Account Funds and not Oppenheimer Variable Accounts Trust.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.

HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may be amended from time to time

By: [illegible]
Its: Executive Vice President and Director of Indiv. Life

Oppenheimer Variable Account Funds

By: Brian W. Wixted
Its:

OppenheimerFunds, Inc.

By: Christina Nasta
Its: Christine Nasta VP

SCHEDULE A

SEPARATE ACCOUNTS

Name of Separate Account	Date Established
Hartford Life and Annuity Insurance Company Separate Account Three	June 22, 1994
Hartford Life and Annuity Insurance Company Separate Account VL I	June 8, 1995
Hartford Life and Annuity Insurance Company Separate Account VL II	September 30, 1994

AMENDMENT NO. 2
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated April 25, 2005, as amended, by and among Hartford Life and Annuity Insurance Company ("Hartford"), Oppenheimer Variable Accounts Trust (the "Trust") and OppenheimerFunds, Inc. (the "Adviser") is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.
Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2008

HARTFORD LIFE INSURANCE COMPANY    OPPENHEIMER VARIABLE ACCOUNTS
TRUST
By its authorized officer,
By its authorized officer,

By: /s/ Robert Arena
By: /s/ Brian W. Wixted
Name: Robert Arena
Name: Brian W. Wixted
Its: SVP
Its: Treasurer
Date: 5/1/08
Date: 5/15/08

OPPENHEIMERFUNDS, INC.

By its authorized officer,

By: /s/ Christina Nasta

Name: Christine Nasta

Its: VP

Date: 5/8/08

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account	Date Established
Hartford Life and Annuity Insurance Company Separate Account Three	June 22, 1994
Hartford Life and Annuity Insurance Company Separate Account Seven	April 1, 1999
Hartford Life and Annuity Insurance Company Separate Account VL I	June 8, 1995
Hartford Life and Annuity Insurance Company Separate Account VL II	September 30, 1994

SCHEDULE B
PARTICIPATING SERIES

•	Oppenheimer Capital Appreciation Fund Sub-Account which purchases Service shares of Oppenheimer Capital Appreciation Fund/VA.

•	Oppenheimer Global Securities Fund Sub-Account which purchases Service shares of Oppenheimer Global Securities Fund/VA.

•	Oppenheimer Main Street Fund Sub-Account which purchases Service shares of Oppenheimer Main Street Fund/VA.

•	Oppenheimer Main Street Small Cap Fund Sub-Account which purchases Service shares of Oppenheimer Main Street Small Cap Fund/VA.

•	Oppenheimer Mid Cap Fund Sub-Account which purchases Service shares of Mid Cap Fund Sub-Account.

•	Oppenheimer Value which purchases Service shares of Oppenheimer Value Fund/VA.
AMENDED AND RESTATED MASTER PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM MUTUAL FUNDS CORP.
HARTFORD LIFE AND ANNUITY COMPANY
and
HARTFORD LIFE INSURANCE COMPANY
THIS AGREEMENT, made and entered into as of the 1st of January, 2000, among HARTFORD LIFE and ANNUITY INSURANCE COMPANY ("HLAI"), a Connecticut corporation, HARTFORD LIFE INSURANCE COMPANY, a Connecticut corporation ("HLIC"; HLAI and HLIC are collectively referred to herein as the Companies or individually as a "Company"), each of the Companies on its own behalf and on behalf of each separate account set forth under its name on Schedule A. as it may be amended from time to time (each such separate account an "Account"), PUTNAM VARIABLE TRUST (the "Trust"), a Massachusetts business trust, and PUTNAM MUTUAL FUNDS CORP. (the "Underwriter"), a Massachusetts corporation.
WHEREAS, the Trust is an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Contracts") to be offered by insurance companies which have entered into Participation Agreements with the Trust and the Underwriter (the "Participating Insurance Companies"); and
WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and
WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, dated December 29, 1993 (File No. 812-8612), granting the variable annuity and variable life insurance separate accounts participating in the Trust exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of the Participating Insurance Companies (the "Shared Funding Exemptive Order"); and

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and the sale of its shares is registered under the Securities Act of 1933, as amended (the " 1933 Act"); and
WHEREAS, each Account is a duly organized, validly existing separate account, established by resolution of the Board of Directors of a Company to set aside and invest assets attributable to the Contracts; and
WHEREAS, each Company has registered or will register each of its Accounts as a unit investment trust under the 1940 Act (except for such Accounts operated in compliance with an exemption from such registration); and
WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the " 1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Company intends to purchase shares in certain Funds ("Authorized Funds") on behalf of each of its Accounts to fund certain of the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value; and
WHEREAS, the Companies and the Underwriter have previously entered into certain agreements relating to the Trust and the Accounts, including a Master Participation Agreement, dated January 1, 1998 (the "Previous Agreements"), and wish to consolidate and restate the Previous Agreements in one Master Agreement, except as provided in Section 1.1.
NOW, THEREFORE, in consideration of the promises herein, each Company, the Trust and the Underwriter agree as follows:
ARTICLE I. Restatement of Previous Agreements
1.1    This Amended and Restated Master Participation Agreement amends, replaces and restates all Previous Agreements entered into by the parties hereto with respect to the Trust, the Accounts and the Contracts; provided that the Companies and the Underwriter may in their discretion enter into such other marketing and business arrangements as they agree. All Previous Agreements shall be of no further effect after the date hereof. This provision specifically shall not apply to the Agreement effective January 1, 1988, between HLIC and the Underwriter, as the same has been amended from time to time (the "Business Agreement"). Likewise, the parties agree that 1.1 of the Master Participation Agreement, dated January 1, 1998, was not intended to, nor does it have any effect on the Business Agreement.
ARTICLE II. Sale of Trust Shares

2.1    The Underwriter will, subject to the Trust's rights under Section 2.2 and otherwise under this Agreement, sell to each Company, those Trust shares representing interests in Authorized Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 2.1, each Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee by 4:00 p.m., Eastern time, shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m., Eastern time, on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission. The Authorized Funds for each Account are set forth in Schedule A, as such schedule is amended from time to time.

2.2    The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Trust shall use best efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Trustees of the Trust (the "Trustees") may refuse to sell shares of any Fund to a Company or any other person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction over the Trust or if the Trustees determine, in the exercise of their fiduciary responsibilities, that to do so would be in the best interests of shareholders.
2.3    The Trust and the Underwriter agree that shares of the Trust will be sold only to
Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.
2.4    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Section 2.4, each Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee by 4:00 p.m., Eastern time, shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 9:30 a.m., Eastern Time, on the following Business Day.
2.5    Each Company shall purchase and redeem the shares of Authorized Funds offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.
2.6    Each Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 2A hereof. Payment shall be in federal funds transmitted by wire. be recorded as instructed by a Company to the Underwriter in an appropriate title for each

2.7    Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to a Company or any account. shares ordered from the Trust will be recorded as instructed by a Company to the Underwriter in an appropriate title for each Account or the appropriate sub-account of each Account.
2.8    The Underwriter shall furnish or cause to be furnished prompt notice (by wire or telephone, followed by written confirmation), to each Company of the declaration of any income, dividends or capital gain distributions payable on the Trust's shares. Each Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. Each Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Underwriter shall notify each Company of the number of shares so issued as payment of such dividends and distributions.
2.9    The Underwriter shall make the net asset value per share for each Fund available to each Company on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share and each of the Trust and the Underwriter shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.
2.10     The Underwriter retains the exclusive right to use of the name "Putnam", and the Companies shall not use, or permit any mutual fund substituted for any of the Funds to use the name "Putnam" for any purpose without the written consent of Putnam. The Companies retain the exclusive right to use the name "Hartford" and the Underwriter shall not use such name for any purpose without the consent of a Company.

ARTICLE III. Representations and Warranties
3.1    Each Company represents and warrants that:
(a)at all times during the term of this Agreement the Contracts it issues are or will be registered under the 1933 Act or will be offered and sold in compliance with exemptions from such registration; such Contracts will be issued and sold in compliance in all material respects with all applicable laws. Such Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or operate such Account in compliance with exemption from such registration; and
(b)the Contracts are currently treated as endowment, annuity or life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
3.2    The Trust represents and warrants that:
(a)    at all times during the term of this Agreement Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold by the Trust to each Company in compliance with all applicable laws, subject to the terms of Section 3.4 below, and the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter in connection with their sale by the Trust to a Company and only as required by Section 3.4;
(b)    it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will use its best efforts to maintain such qualification (under Subchapter M or any successor provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future; and
(c)    it is lawfully organized and validly existing under the laws of Massachusetts and that it does and will comply in all material respects with the 1940 Act.
3.3    The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Trust shares in accordance with all applicable securities laws applicable to it, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.
3.4    Notwithstanding any other provision of this Agreement, the Trust shall be responsible for the registration and qualification of its shares and of the Trust itself under the laws of any jurisdiction only in connection with the sales of shares directly to a Company through the Underwriter. The Trust shall not be responsible, and each Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration, of Trust shares or the Trust by the Trust may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Trust and advising the Trust thereof at such time and in such manner as is necessary to permit the Trust to comply.
3.5    The Trust makes no representation as to whether any aspect of its operations
(including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.
ARTICLE IV. Prospectuses and Proxy Statements; Voting
4.1    Except for such accounts which are designated on Schedule A as Putnam Hartford
Separate Accounts, the Trust shall provide such documentation (including a camera ready copy of its prospectus) and other assistance as is reasonably necessary in order for the Companies once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus or prospectuses for the Contracts and the Trust's prospectus printed together in one or more documents (such printing to be at the Companies' expense).
4.2    The Trust's Prospectus shall state that the Statement of Additional Information for the Trust is available from the Underwriter or its designee (or in the Trust's discretion, the Prospectus shall state that such Statement is available from the Trust), and the Underwriter (or the Trust), at its expense, shall print and provide such Statement free of charge to each Company and to any owner of a Contract or prospective owner who requests such Statement.
4.3    Except for such accounts which are designated on Schedule A as Putnam Hartford
Separate Accounts, the Trust, at its expense, shall provide the Company with copies of its reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to the Contract owners, such distribution to be at the expense of the Company.
4.4    Each Company shall vote all Trust shares as required by law and the Shared
Funding Exemptive Order. Each Company reserves the right to vote Trust shares held in any separate account in its own right, to the extent permitted by law and the Shared Funding Exemptive Order. Each Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements and the Shared Funding Exemptive Order.
4.5    The Trust will comply with all applicable provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the Commission may promulgate with respect thereto.
4.6    Notwithstanding anything herein to the contrary, the allocation of responsibility for printing and distributing of prospectuses and shareholder reports for Putnam/Hartford Accounts and the payment of the expenses therefor shall be as provided in the Business Agreement. The Trust shall pay the costs of printing and distributing proxy statements to holders of contracts issued by Putnam/Hartford Accounts.
ARTICLE V. Sales Material and Information
5.1    Without limiting the scope or effect of Section 5.2, each Company shall furnish, or shall cause to be furnished, to the Underwriter each piece of sales literature or other promotional material in which the Trust, its investment adviser or the Underwriter is named at least 10 days prior to its use. No such material shall be used if the Underwriter objects to such use within five Business Days after receipt of such material.
5.2    Neither Company shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in annual or semi-annual reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Underwriter, except with the written permission of the Trust or the Underwriter or the designee of either or as is required by law.
5.3    The Underwriter or its designee shall furnish, or shall cause to be furnished, to each Company or its designee, each piece of sales literature or other promotional material prepared by the Underwriter in which any of a Company, a separate account of a Company or a Contract is named at least 10 days prior to its use. No such material shall be used if a Company or its designee objects to such use within five Business Days after receipt of such material.
5.4    Neither the Trust nor the Underwriter shall give any information or make any representations on behalf of a Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or. prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by a Company for distribution to Contract owners, or in sales literature or other promotional material approved by a Company or its designee, except with the written permission of such Company or as is required by law.
5.5    For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all registered representatives.
ARTICLE VI. Fees and Expenses
6.1    Except as provided in this Agreement the Trust and Underwriter shall pay no fee or other compensation to the Companies under this agreement.
6.2    Except as otherwise provided in the Business Agreement, all expenses incident to performance by the Trust under this Agreement shall be paid by the Trust, including the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus and shareholder reports in type, setting in type and printing the proxy materials, and the preparation of all statements and notices required by any federal or state law, in each case as may reasonably be necessary for the performance by it of its obligations under this Agreement.
6.3    (a) Except for such accounts which are designated on Schedule A as Putnam Hartford Separate Accounts, the Company shall bear the expenses of (i) printing and distributing the Trust's prospectus and (ii) distributing the reports to the Trust's shareholders.

(b)    With respect to each Putnam Hartford Separate Account, costs of printing and distributing the Trust's and the Companies' prospectuses and reports to shareholders shall be as provided in the Business Agreement.

(c)    The Trust shall bear the costs of printing and distributing the Trust's proxy materials to owners of the Contracts.
Article VII. Service Fees
7.1    With respect to any Account investing in Class I-B shares, so long as the
Company creating such Account complies with its obligations in this Article VII, the Underwriter shall pay such Company a quarterly service fee (the "Service Fee") on shares of the Funds held in such Account at the annual rates specified in Schedule B (excluding any accounts for the Company's own corporate retirement plans), subject to Section 7.2 hereof.
7.2    Each Company understands and agrees that all Service Fee payments are subject to the limitations contained in each Fund's Distribution Plan, which may be varied or discontinued at any time and hereby waive the right to receive such service fee payments with respect to a Fund if such Fund ceases to pay 12b-1 fees to the Underwriter;
7.3    (a)    a Company's failure to provide the services described in Section 7.4 or otherwise comply with the terms of this Agreement will render it ineligible to receive Service Fees; and
(b)    the Underwriter may, without the consent of the Companies, amend this
Article VII to change the terms of the Service Fee payments with prior written notice to the Companies; provided that the Underwriter may not change such terms with respect to the Companies unless such changes are applied to the payment of Service Fees generally or if a Company has not fulfilled its obligations hereunder.
7.4    Each Company receiving Service Fees will provide the following services to the
Contract Owners purchasing Fund shares:
(i)Maintaining regular contact with Contract owners and assisting in answering inquiries concerning the Funds;

(ii)Assisting in printing and distributing shareholder reports, prospectuses and other sale and service literature provided by the Underwriter;
(iii)Assisting the Underwriter and its affiliates in the establishment and maintenance of shareholder accounts and records;
(iv)Assisting Contract owners in effecting administrative changes, such as exchanging shares in or out of the Funds;
(v)Assisting in processing purchase and redemption transactions; and
(vi)Providing any other information or services as the Contract owners or the Underwriter may reasonably request.
Each Company will support the Underwriter's marketing efforts by granting reasonable requests for visits to the Company's offices by the Underwriter's wholesalers.
7.5    Each Company's compliance with the service requirement set forth in this
Agreement will be evaluated from time to time by monitoring redemption levels of Class I-B Fund shares held in any Account and by such other methods as the Underwriter deems appropriate.
7.6    The provisions of this Article VII shall remain in effect for not more than one year from the date hereof and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees in conformity with Rule 12b-1. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Article VII may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust as a whole by any party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or , as provided in Rule 12b-1 under the 1940 Act by the Trustees or by the vote of the holders of the outstanding voting securities of any Fund.
7.7    The Underwriter shall provide the Trustees of each of the Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to the Companies under this Article VII and the purposes for which such expenditures were made.
ARTICLE VIII. Diversification
8.1    The Trust shall cause each Authorized Fund to maintain a diversified pool of investments that would, if such Fund were a segregated asset account, satisfy the diversification provisions of Section 817(h) of the Code and the regulations promulgated thereunder.
ARTICLE IX. Potential Conflicts
9.1    The Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Accounts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities law or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed;.(e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform each Company if the Trustees determine that a material irreconcilable conflict exists and the implications thereof.
9.2    Each Company will report any potential or existing conflicts of which it is aware to the Trustees. Each Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by a Company to inform the Trustees whenever Contract owner voting instructions are disregarded.
9.3    If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, each affected Company shall to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take, at such Company's expense, whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.
9.4    lf a material irreconcilable conflict arises because of a decision by a Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, such Company may be required, at the Trust's election, to withdraw the affected Account's investment in one or more Funds and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by such Company for the purchase (or redemption) of shares of the Trust.
9.5    If a material irreconcilable conflict arises because of a particular state insurance regulator's decision applicable to a Company to disregard Contract owner voting instructions and that decision represents a minority position that would preclude a majority vote, then such Company may be required, at the Trust's direction, to withdraw the affected Account's investment in one or more Authorized Funds; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. unless a shorter period is required by law, and until the end of the foregoing six month period (or such shorter period if required by law), the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and supplement orders by such Company for the purchase (and redemption) of shares of the "Trust. No charge or penalty will be imposed as a result of such withdrawal.

9.6    For purposes of Sections 9.3 through 9.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. Neither the Trust nor the Underwriter shall be required to establish a new funding medium for the Contracts, nor shall a Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict., then the affected Company will withdraw the Account's investment in one or more Authorized Funds and terminate this Agreement within six (6) months (or such shorter period as may be required by law or any exemptive relief previously granted to the Trust) after the Trustees inform such Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.
9.7    The responsibility to take remedial action in the event of the Trustees' determination of a material irreconcilable conflict and to bear the cost of such remedial action shall be the obligation of each Company, and the obligation of such Company set forth in this Article IX shall be carried out with a view only to the interests of Contract owners.
9.8    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.4, 4.5, 9.1, 9.2, 9.3, 9.4 and 9.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

9.9    Each Company has reviewed the Shared Funding Exemption Order and hereby assumes all obligations referred to therein which are required, including, without limitation, the obligation to provide reports, material or data as the Trustees may request as conditions to such Order, to be assumed or undertaken by the Company.
ARTICLE X. Indemnification
10.1. Indemnification by the Company
10. 1     (a).    Each Company shall indemnify and hold harmless the Trust and the Underwriter and each of the Trustees, directors of the Underwriter, officers, employees or agents of the Trust or the Underwriter and each person, if any, who controls the Trust or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 10.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of such Company which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:

(i)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Registration Statement, Prospectus or Statement of Additional Information or, in the case of Contracts not registered under the 1933 Act, private placement memoranda or similar offering documents, for the Contracts issued by the Company or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to such Company by or on behalf of the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(ii)arise out of or as a result of written statements or representations (other than statements or representations contained in the Trust's Registration Statement or Prospectus, or in sales literature for Trust shares not supplied by such Company, or persons under its control) made by, or unlawful conduct of, the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or
(iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust or the Underwriter by or on behalf of such Company; or
(iv)    arise out of or result from any breach of any representation and/or warranty made by such Company in this Agreement or arise out of or result from any other breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 10.1 (b) and 10.1 (c) hereof.
    (b)    A Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's failure to fulfill its obligations or duties under this Agreement or to the Trust, whichever is applicable.
    (c)    A Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified such Company in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect to such claim. Failure to notify a Company of any such claim shall not relieve such Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision. In case any such action is brought against the Indemnified Parties, such Company shall be entitled to participate, at its own expense, in the defense of such action. A Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the

Indemnified Party named in the action. After notice from such Company to such Indemnified Party of the Company's election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and such Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    The Underwriter shall promptly notify each Company of the commencement of any litigation or proceedings against the Trust or the Underwriter in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust or the failure of the Company to perform any of its obligations hereunder.
10.2     Indemnification by the Underwriter
(a)    The Underwriter shall indemnify and hold harmless each Company and each person, if any, who controls such Company within the meaning of Section 15 of the 1933
Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 10.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:
(i)arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature of the Trust prepared by or approved by the Trust or Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of a Company for use in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(ii)arise out of or as a result of written statements or representations (other than statements or representations contained in the Registration Statement, Prospectus, Statement of Additional Information or sales literature for the Contracts not supplied by the Underwriter or persons under its control) made by, or unlawful conduct of, the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or
(iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, Statement of Additional Information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to a Company by or on behalf of the Underwriter; or
(iv)arise out of or result from any breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other breach of this

Agreement by the Underwriter or arise out of or result of a breach by the Trust of Article VIII; as limited by and in accordance with the provisions of Sections 10.2(b) and 10.2(c) hereof.
    (b)    The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's failure to fulfill to its obligations and duties under this Agreement or to a Company or the Account, whichever is applicable.
    (c)    The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim. Failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Underwriter to such Indemnified Party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    A Company shall promptly notify the Underwriter of the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the issuance or sale of the Contracts or the operation of each Account.
10.3     Indemnification by the Trust
    (a)    The Trust shall indemnify and hold harmless such Company, and each person, if any, who controls such Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 10.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, Prospectus and Statement of Additional Information of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the

Underwriter or Trust by or on behalf of a Company for use in the Registration Statement, Prospectus, or Statement of Additional Information for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares: or
(ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, as limited by and in accordance with the provisions of Sections 10.3(b) and 10.3(c) hereof.
    (b)    The Trust shall not be liable under the indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence or by reason of such Indemnified Party's failure to fulfill its obligations and duties under this Agreement or to such Company, the Trust, the Underwriter or each Account, whichever is applicable.
    (c)    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim. Failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    Each Company agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its officers or, directors, in connection with this Agreement, the issuance or sale of the Contracts or the sale or acquisition of shares of the Trust.
10.4     With respect to any claim, the parties each shall give the other reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant developments in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.

10.5     If a party is defending a claim and indemnifying the other party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within five (5) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount. Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to the Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 5.6 shall not apply.
10.6     The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate ad apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
10.7     The provisions of the Article X shall survive any termination of this Agreement.
ARTICLE XI. Applicable Law
11.1     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.
11.2     This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE XII. Termination
12.1.     This Agreement shall terminate at the option of any party upon one year's advance written notice to the other parties provided (i) that as to any Account not identified on Schedule A as a Putnam Hartford Separate Account this Agreement may be terminated upon 180 days prior written notice and (ii) neither the Underwriter nor any Company may terminate this Agreement as to any account identified on attached Schedule A as a Putnam Hartford Separate Account until after January 1, 2000; or
12.2.     It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 12.1 may be exercised for any reason or for no reason.
12.3     No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Such prior written notice shall be given in advance of the effective date of termination as required by this Article XII.
12.4     Notwithstanding any termination of this Agreement, subject to Section 2.2 of this Agreement, the Trust and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts issued by such Company in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, subject to Section 2.2 of this

Agreement, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 12.4 shall not apply to any termination under Article IX and the effect of such Article IX termination shall be governed by Article IX of this Agreement. The provisions of this Section 12.4, and the provisions of Section 2.2 shall survive termination of this Agreement.
ARTICLE XIII. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from lime to time specify in writing to the other party.
If to the Trust:

One Post Office Square
Boston, MA 02109
Attention: John R. Verani

If to the Underwriter:

One Post Office Square
Boston, MA 02109
Attention: General Counsel

If to a Company:

Hartford Life and Annuity Insurance Company
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089
Attention: Lynda Godkin, General Counsel
ARTICLE XIV. Miscellaneous
14.1     A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument, including without limitation Article IX, are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.
14.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
14.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
14.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

14.5     Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
14.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
14.7     Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Underwriter are several and, without limiting in any way the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other party, or any person acting on such other party's behalf.
14.8     No party may assign its rights or obligations under this Agreement without the consent of the other parties hereto. Any such assignment made without such consent shall be null and void.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: [illegible]
Name:
Title:

PUTNAM VARIABLE TRUST

By: /s/ John R. Verani
Name: John R. Verani
Title: Vice President

PUTNAM MUTUAL FUNDS CORP.

By: /s/ Eric S. Levy
Name: Eric S. Levy
Title: Senior Vice President

Schedule B
Service Fee Payments on Class I-B Shares
Authorized Funds                    Rate
All Funds                     0.15% per annum

Schedule A
,Separate Accounts and Associated Contracts

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series I through 6) - Putnam Hartford Capital Manager-A	Putnam Capital Manager Trust Separate Account (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account (a 'Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Last Survivor Variable Life	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Series VI-P (Private Placement)	ICMG Series VI-P
Putnam VT Diversified Income Fund (Class lB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

2. Hartford Life and Annuity Insurance Company
- Putnam Hartford Capital Manager Variable Annuity (Series 4 - 6) - Putnam Capital Manager-A	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class LA shares)
Putnam VT Voyager Fund (Class IA shares)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

- Hartford Pathmaker Variable Annuity	Separate Account Six
Putnam VT Diversified Income Fund (Class lA shares)
Putnam VT Global Asset Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)

- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan - Stag Protector Variable Universal Life	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Last Survivor Variable Life - Stag Variable Life Last Survivor II	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- The One Provider Variable Life	ICMG Registered Variable Life Separate Account One	Putnam VT International Fund (Class IB shares) Putnam VT Vista Fund (Class IB shares) Putnam VT Voyager Fund (Class IB shares)

AMENDMENT NO. 1
to the
AMENDED AND RESTATED MASTER PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM MUTUAL FUNDS CORP.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
and
HARTFORD LIFE INSURANCE COMPANY
THIS AMENDMENT is made and executed as of the 26th day of June, 2000, by and between Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Mutual Funds Corp. (the "Underwriter").
WHEREAS, the Companies, the Trust and the Underwriter have executed an Amended and Restated Master Participation Agreement made and entered into as of January 1, 2000 (the "Fund Participation Agreement"); and
WHEREAS, each of the parties hereto wish to amend and restate Schedule A to the Fund Participation Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Company, the Trust and the Underwriter hereby agree as follows:

1.	New Schedule A. Schedule A to the Fund Participation Agreement is hereby amended and restated in accordance with Schedule A attached hereto.

2.	Unmodified Terms. In all other respects, the terms of the Fund Participation Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.
PUTNAM MUTUAL FUNDS, CORP.            PUTNAM VARIABLE TRUST

By: /s/ [illegible]                        By: // [illegible]

Its Senior Vice President                    Its: SVP
Duly Authorized                         Duly Authorized

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ Peter Cummins
Its SVP
Duly Authorized

Schedule A
Separate Accounts and Associated Contracts

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series I through 6) - Putnam Hartford Capital Manager-A	Putnam Capital Manager Trust Separate Account (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account (a 'Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Technology Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Last Survivor Variable Life	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Series VI-P (Private Placement)	ICMG Series VI-P
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

2. Hartford Life and Annuity Insurance Company
- Putnam Hartford Capital Manager Variable Annuity (Series 4 - 6) - Putnam Capital Manager-A	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Technology Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class LA shares)
Putnam VT Voyager Fund (Class IA shares)

- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Technology Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Hartford Pathmaker Variable Annuity	Separate Account Six
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Global Asset Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)

- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan - Stag Protector Variable Universal Life	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Last Survivor Variable Life - Stag Variable Life Last Survivor II	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- The One Provider Variable Life	ICMG Registered Variable Life Separate Account One	Putnam VT International Fund (Class IB shares) Putnam VT Vista Fund (Class IB shares) Putnam VT Voyager Fund (Class IB shares)

Amendment #2 to the
Amended and Restated Master Participation Agreement,
Effective January 1, 2000,
Among
Putnam Variable Trust,
Putnam Mutual Funds Corp.,
Hartford Life and Annuity Insurance Company and
Hartford Life Insurance Company

All defined terms in the Agreement are applicable to this Amendment.

Effective September 1, 2000, the Agreement is amended as follows:

1.	As a result of a name change of the corporation, Putnam Mutual Funds Corp. is replaced throughout the Agreement by Putnam Retail Management, Inc.

2.	Section 4.4 is amended to include the following statement at the beginning of the section:
"For its registered Accounts,"

3.	The following paragraph 4.4.1 is added:
"For its unregistered Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or 3(c)(7) thereof, each Company represents and agrees that:

(a)	the principal underwriter for each such unregistered Account and its subaccounts is registered as a broker-dealer under the Securities and Exchange Act of 1934;

(b)	the shares of the Series of the Trust are and will continue to be the only investment securities held by the corresponding Account subaccounts; and

(c)	with regard to each Series, each Company, on behalf of the corresponding Account subaccount, will:

(i)	vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

(ii)	refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

4. The following Separate Accounts are added to Schedule A, 1. Hartford Life Insurance Company:
Variable    Separate Account            Available Funds Of the
Contracts                        Putnam Variable Trust
Series III-B    Separate Account ICMG Series III-B    Putnam VT Global Asset Allocation
(Class IB shares)
Putnam VT International Growth Fund
(Class IB shares)
Putnam VT OTC & Emerging Growth
(Class IB shares)

Series II-C    Separate Account ICMG Series II-C    Putnam VT Vista Fund
(Class IB Shares)
Putnam VT Voyager Fund
(Class IB Shares)
Putnam VT International Growth Fund
(Class IB Shares)
Putnam VT International New
Opportunities Fund (Class IB Shares)

In Witness Whereof, the following duly authorized officers have caused this two (2) page Amendment to be executed:
Hartford Life Insurance Company             Hartford Life and Annuity
Insurance Company

By: /s/ James P. Van Etten                By: /s/ James P. Van Etten
As Its: Asst Vice President                As Its: Asst Vice President
Date: 10/11/00                        Date: 10/11/00
James P. Van Etten        James P. Van Etten

Putnam Variable Trust    Putnam Retail Management, Inc.

By: /s/ John R. Verani                    By: /s/ Eric Levy
As Its: Vice President                    As Its: Senior Vice President
Date: 10/4/00                        Date: 10/4/00
John R. Verani        Eric Levy

AMENDMENT NO. 2
to the
AMENDED AND RESTATED MASTER PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM MUTUAL FUNDS CORP.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
and
HARTFORD LIFE INSURANCE COMPANY
THIS AMENDMENT is made and executed as of the 1st day of November, 2000, by and between Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Mutual Funds Corp. (the "Underwriter").
WHEREAS, the Companies, the Trust and the Underwriter have executed an Amended and Restated Master Participation Agreement made and entered into as of January 1, 2000 (the "Fund Participation Agreement"); and
WHEREAS, each of the parties hereto wish to amend and restate Schedule A to the Fund Participation Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Company, the Trust and the Underwriter hereby agree as follows:

1.	New Schedule A. Schedule A to the Fund Participation Agreement is hereby amended and restated in accordance with Schedule A attached hereto.

2.	Unmodified Terms. In all other respects, the terms of the Fund Participation Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

PUTNAM MUTUAL FUNDS, CORP.            PUTNAM VARIABLE TRUST

By: /s/ Eric Levy                    By: //s John Verani

Its Senior Vice President                Its: SVP
Duly Authorized                     Duly Authorized

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ Deanne L. Osgood
Its Vice President & Director
Duly Authorized

Schedule A
Separate Accounts and Associated Contracts

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series I through 6) - Putnam Hartford Capital Manager-A	Putnam Capital Manager Trust Separate Account (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Capital Appreciation Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Technology Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)
Putnam VT Voyager Fund II (Class IA shares)

- Putnam Hartford Asset Manager Variable Annuity	Putnam Capital Manager Trust Separate Account (a 'Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Capital Appreciation Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Technology Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)
Putnam VT Voyager Fund II (Class IB shares)

Schedule A - Cont'd

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account (a 'Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Capital Appreciation Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Technology Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)
Putnam VT Voyager Fund II (Class IB shares)

- [Product Name] Variable Annuity	Putnam Capital Manager Trust Separate Account (a 'Putnam Hartford Separate Account')
Putnam VT American Government Income Fund
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Capital Appreciation Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Technology Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)
Putnam VT Voyager Fund II (Class IA shares)

Schedule A - Cont'd

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Inheritance Manager Variable Life - Putnam Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account")
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Sag Variable Life - Stag Variable Life Artisan	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

Schedule A - Cont'd

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Variable Life - Stag Variable Life Artisan	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Last Survivor Variable Life	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Series VI-P (Private Placement)	ICMG Series VI-P
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

Schedule A - cont'd

2. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series 4 - 6) - Putnam Capital Manager-A	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class LA shares)
Putnam VT Voyager Fund (Class IA shares)

- Putnam Hartford Capital Access Variable Annuity - Putnam Hartford Capital Manager Plus	Putnam Capital Manager Trust Separate Account Two (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Asia Pacific Growth Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class 1B shares)
Putnam VT Global Growth Fund (Class IB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Growth Fund (Class 1B shares)
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Money Market Fund (Class 1B shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

- Hartford Pathmaker Variable Annuity	Separate Account Six
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Global Asset Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)

Schedule A - cont'd

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan - Stag Protector Variable Universal Life	Separate Account VL I
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

Schedule A - cont'd

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Last Survivor Variable Life - Stag Variable Life Last Survivor II	Separate Account VL II
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Growth Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Growth Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- The One Provider Variable Life	ICMG Registered Variable Life Separate Account One	Putnam VT International Fund (Class IB shares) Putnam VT Vista Fund (Class IB shares) Putnam VT Voyager Fund (Class IB shares)

Amendment #3 to the
Amended and Restated Master Participation Agreement,
Effective January 1, 2000,
Among
Putnam Variable Trust,
Putnam Mutual Funds Corp.,
Hartford Life and Annuity Insurance Company and
Hartford Life Insurance Company

All defined terms in the Agreement are applicable to this Amendment. Effective June 1, 2002, the Agreement is amended as follows:
I. As a result of a name change of the corporation, Putnam Mutual Funds Corp. is replaced throughout the Agreement by Putnam Retail Management, LP.
2. Variable Contract Series III-B in Schedule A, 1. Hartford Life Insurance Company is revised as follows to include Class IA Shares:
Variable    Separate Account            Available Funds Of the
Contracts    Putnam Variable Trust
Series III-B    Separate Account ICMG Series III-B     Putnam VT Global Asset Allocation
Fund (Class IA Shares and Class IB
Shares)
Putnam VT International Growth Fund
(Class IA Shares and Class IB
Shares)
Putnam VT OTC & Emerging Growth
Fund (Class IA Shares and Class IB
Shares)
In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:
Hartford Life insurance Company            Hartford Life and Annuity
Insurance Company

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: Asst Vice President                    As its: Asst Vice President
Date: 6/13/02                        Date: 6/13/02

Putnam Variable Trust                    Putnam Retail Management L.P.

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: Vice President                    As its: Managing Director
Date:                             Date:

AMENDMENT NO.3

to the

AMENDED AND RESTATED MASTER PARTICIPATION AGREEMENT

Among

PUTNAM VARIABLE TRUST,
PUTNAM RETAIL MANAGEMENT, L P.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
nod
HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is effective as of the 1st. day of May 2003* by and between Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the 'Trust"), and Putnam Retail Management L. P. (formerly, Putnam Mutual Funds Corp," (the 'Underwriter").

WHEREAS, the Companies, the Trust and the Underwriter have executed an Amended and Restated Master Participation Agreement made and entered into as of January 1, 2000 amended from time to time (the "Fund Participation Agreement"); and

WHEREAS, each of the parties hereto wish to amend and restate Schedule A to the Fund Participation Agreement; and

WHEREAS, each of the parties hereto wish to amend and restate Schedule B of the Fund Participation Agreement to reflect an increased annual rate of Service Fees effective as of May I, 2001;

NOW THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which arc hereby acknowledged, each Company, the Trust and the Underwriter hereby agree as follows:

1.	New Schedule A. Schedule A to the Fund Participation Agreement is hereby amended and restated in accordance with Schedule A attached hereto.

2.	New Schedule B. Effective as of May l, 2001, Schedule B to the Fund Participation Agreement is hereby amended and restated in accordance with Schedule B attached hereto.

3.	Unmodified Terms. In all other respects, the terms of the Fund Participation Agreement remain in full fume and effect.

In Witness Whereof, the following duly authorized officers have caused this one (1) page Amendment to be executed:

Putnam Retail Management L.P.                Putnam Variable Trust

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: Managing Director                    As its: VP
Duly Authorized                         Duly Authorized
Hartford Life insurance Company            Hartford Life and Annuity
Insurance Company

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: Asst Vice President                    As its: Asst Vice President
Date: 6/13/02                        Date: 6/13/02

Schedule A
Separate Accounts and Associated Contracts

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series I through VIR)

- Putnam Hartford Capital Manager Edge Variable Annuity (Series I and IR)(formerly Putnam Hartford Capital Acclaims - Series I and IR)
Separate Account Ten (formerly Putnam Capital Manager Trust Separate Account) a "Putnam Hartford Separate Account'
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Asia Pacific Growth Fund (Class IA shares)
Putnam VT Capital Appreciation Fund (Class IA shares)
Putnam VT Capital Opportunities Fund (Class IA shares)
Putnam VT Discovery Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Cass IA shares)
Putnam VT Equity Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Equity Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Mid Cap Value Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Putnam Hartford Capital Manager Variable Annuity (Series VII and VII)

- Putnam Hartford Capital Access Variable Annuity (Series I, IR and II)

- Putnam Hartford Capital Manager Edge Variable Annuity (Series II and III)

- Putnam Hartford Capital Manager Plus Variable Annuity (Series I, IR and II)

- Putnam Hartford Capital Manager Outlook Variable Annuity (Series I, IR and II)(formerly Putnam Hartford Capital Access II)

- Putnam Hartford Asset Manager Variable Annuity (Series I and IR)

Separate Account Ten (formerly Putnam Capital Manager Trust Separate Account) a "Putnam Hartford Separate Account"
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Capital Appreciation Fund (Class IB shares)
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Discovery Growth Fund (Class IB shares)
Putnam VT Diversified Income Fund (Cass IB shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class IB shares)*
Putnam VT Global Equity Fund (Class IB shares)*
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Equity Fund (Class IB shares)*
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Mid Cap Value Fund (Class IB shares)
Putnam VT Money Market Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

*Not available in Putnam Hartford Capital Access Variable Annuity Series II

Schedule A - cont'd

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Inheritance Manager Variable Life - Putnam Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Equity Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

- Stag Variable Life - Stag Variable Life Artisan - Stag Protector Variable Universal Life - Stag Accumulator Variable Universal Life	Separate Account VL I
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA & IB shares)
Putnam VT Growth and Income Fund (Class IA & IB shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA & IB shares)
Putnam VT Income Fund (Class IA & IB shares)
Putnam VT International Equity Fund (Class IA & IB shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA & IB shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA & IB shares)

- Stag Variable Life Last Survivor - Stag Variable Life Last Survivor II	Separate Account VL II
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA & IB shares)
Putnam VT Growth and Income Fund (Class IA & IB shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA & IB shares)
Putnam VT Income Fund (Class IA & IB shares)
Putnam VT International Equity Fund (Class IA & IB shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA & IB shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA & IB shares)

Schedule A - cont'd

1. Hartford Life Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Series VI-P (Private Placement)	ICMG Series VI-P
Putnam VT Diversified income Fund (Class lB shares)
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT International Equity Fund (Class 1B shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

- Series II-C (Private Placement)	ICMG Series II-C	Putnam VT Vista Fund (Class lB shares) Putnam VT Voyager Fund (Class lB shares) Putnam VT International Equity Fund (Class 1B shares) Putnam VT International New Opportunities Fund (Class IB shares)
- Series III-B (Private Placement) - Series III-V (Private Placement)	ICMG Series III-B	Putnam VT Global Asset Allocation Fund (Class IA & lB shares) Putnam VT International Equity Fund (Class IA & IB shares) Putnam VT OTC & Emerging Growth Fund (Class IA & IB shares)
2. Hartford Life and Annuity Insurance Company
- Putnam Hartford Capital Manager Variable Annuity (Series III - VIR)

- Putnam Hartford Capital Manager Edge Variable Annuity (Series I and IR)(formerly Putnam Hartford Capital Acclaim - Series I and IR)
Separate Account Ten (formerly Putnam Capital Manager Trust Separate Account Two) a "Putnam Hartford Separate Account"
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Capital Appreciation Fund (Class IA shares)
Putnam VT Capital Opportunities Fund (Class IA shares)
Putnam VT Discovery Growth Fund (Class IA shares)
Putnam VT Diversified Income Fund (Cass IA shares)
Putnam VT Equity Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Equity Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Mid Cap Value Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

Schedule A - (cont'd)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Putnam Hartford Capital Manager Variable Annuity (Series VII and VII)

- Putnam Hartford Capital Access Variable Annuity (Series I, IR and II)

- Putnam Hartford Capital Manager Edge Variable Annuity (Series II and III)

- Putnam Hartford Capital Manager Plus Variable Annuity (Series I, IR and II)

- Putnam Hartford Capital Manager Outlook Variable Annuity (Series I, IR and II)(formerly Putnam Hartford Capital Access II)

Separate Account Ten (formerly Putnam Capital Manager Trust Separate Account Two) a "Putnam Hartford Separate Account"
Putnam VT American Government Income Fund (Class IB shares)
Putnam VT Capital Appreciation Fund (Class IB shares)
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Discovery Growth Fund (Class IB shares)
Putnam VT Diversified Income Fund (Cass IB shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IB shares)
Putnam VT Global Asset Allocation Fund (Class IB shares)*
Putnam VT Global Equity Fund (Class IB shares)*
Putnam VT Growth and Income Fund (Class IB shares)
Putnam VT Growth Opportunities Fund (Class IB shares)
Putnam VT Health Sciences Fund (Class IB shares)
Putnam VT High Yield Fund (Class IB shares)
Putnam VT Income Fund (Class IB shares)
Putnam VT International Equity Fund (Class IB shares)*
Putnam VT International Growth and Income Fund (Class IB shares)
Putnam VT International New Opportunities Fund (Class IB shares)
Putnam VT Investors Fund (Class IB shares)
Putnam VT Mid Cap Value Fund (Class IB shares)
Putnam VT Money Market Fund (Class IB shares)
Putnam VT New Opportunities Fund (Class IB shares)
Putnam VT New Value Fund (Class IB shares)
Putnam VT OTC & Emerging Growth Fund (Class IB shares)
Putnam VT Research Fund (Class IB shares)
Putnam VT Small Cap Value Fund (Class IB shares)
Putnam VT Utilities Growth and Income Fund (Class IB shares)
Putnam VT Vista Fund (Class IB shares)
Putnam VT Voyager Fund (Class IB shares)

*Not available in Putnam Hartford Capital Access Variable Annuity Series II

- Hartford Pathmaker Variable Annuity	Separate Account Six
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Equity Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)

- Putnam Hartford Inheritance Manager Variable Life - Putnam Hartford Capital Manager Variable Life	Separate Account Five (a "Putnam Hartford Separate Account')
Putnam VT American Government Income Fund (Class IA shares)
Putnam VT Diversified Income Fund (Class IA shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA shares)
Putnam VT Growth and Income Fund (Class IA shares)
Putnam VT Growth Opportunities Fund (Class IA shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA shares)
Putnam VT Income Fund (Class IA shares)
Putnam VT International Equity Fund (Class IA shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Research Fund (Class IA shares)
Putnam VT Small Cap Value Fund (Class IA shares)
Putnam VT Utilities Growth and Income Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA shares)

Schedule A - (cont'd)

2. Hartford Life and Annuity Insurance Company
Variable Contracts	Separate Account	Available Funds of the Putnam Variable Trust
- Stag Variable Life

- Stag Variable Life Artisan

- Stag Protector Variable Universal Life

- Stag Accumulator Variable Universal Life

- Stag Protector EZ Variable Universal Life

- Stag Wall Street Variable Universal Life
Separate Account VL I
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA & IB shares)
Putnam VT Growth and Income Fund (Class IA & IB shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA & IB shares)
Putnam VT Income Fund (Class IA & IB shares)
Putnam VT International Equity Fund (Class IA & IB shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA & IB shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA & IB shares)

- Stag Variable Life Last Survivor - Stag Variable Life Last Survivor II	Separate Account VL II
Putnam VT Capital Opportunities Fund (Class IB shares)
Putnam VT Diversified income Fund (Class lA shares)
Putnam VT Equity Income Fund (Class IB shares)
Putnam VT The George Putnam Fund of Boston (Class IA shares)
Putnam VT Global Asset Allocation Fund (Class IA shares)
Putnam VT Global Equity Fund (Class IA & IB shares)
Putnam VT Growth and Income Fund (Class IA & IB shares)
Putnam VT Health Sciences Fund (Class IA shares)
Putnam VT High Yield Fund (Class IA & IB shares)
Putnam VT Income Fund (Class IA & IB shares)
Putnam VT International Equity Fund (Class IA & IB shares)
Putnam VT International Growth and Income Fund (Class IA shares)
Putnam VT International New Opportunities Fund (Class IA shares)
Putnam VT Investors Fund (Class IA shares)
Putnam VT Money Market Fund (Class IA shares)
Putnam VT New Opportunities Fund (Class IA & IB shares)
Putnam VT New Value Fund (Class IA shares)
Putnam VT OTC & Emerging Growth Fund (Class IA shares)
Putnam VT Utilities and Growth Fund (Class IA shares)
Putnam VT Vista Fund (Class IA shares)
Putnam VT Voyager Fund (Class IA & IB shares)

- The One Provider Variable Life	ICMG Registered Variable Life Separate Account One	Putnam VT International Equity Fund (Class IB shares) Putnam VT Vista Fund (Class IB shares) Putnam VT Voyager Fund (Class IB shares)

Schedule B

Service Fee Payments for Class I-B Shares

Authorized Funds                Rate

All Funds             0.25% per annum

Amendment #6 to the
Amended and Restated Master Participation Agreement,
Effective January 1, 2000,
Among
Putnam Variable Trust,
Putnam Retail Management Limited Partnership,
Hartford Life and Annuity Insurance Company and
Hartford Life Insurance Company
THIS SIXTH AMENDMENT is effective as of the 26th day of July 2007, by and between Putnam Variable Trust (the "Trust"), Putnam Retail Management Limited Partnership (the "Underwriter"), Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company").
WHEREAS, the parties have entered into that certain Amended and Restated Master Participation Agreement dated as of January 1, 2000, as amended on June 26, 2000, September 1, 2000, November 1, 2000, June 1, 2002 and May 1, 2003, and as may be further amended (the "Participation Agreement"). Unless otherwise defined herein, terms used in this Sixth Amendment shall have the meanings provided in the Participation Agreement;
WHEREAS, each of the parties hereto wish to amend Schedule A to the Participation Agreement to include additional variable contracts and separate accounts associated with the Companies' offering and sale of such variable contracts on a private placement basis (collectively, the "Private Placements"); and
WHEREAS, the parties desire in all other respects to continue their obligations set forth in the Participation Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust, the Underwriter and the Companies hereby agree as follows:
1.    Schedule A to the Participation Agreement under the heading "Hartford Life Insurance Company" is hereby amended by adding the following new Private Placement variable contracts and separate accounts:

Variable Contracts	Separate Accounts	Available Funds of the Putnam Variable Trust
Series I (Private Placement)	Separate Account ICMG Series I	All portfolios or series of Putnam Variable Trust are authorized funds.
Series II (Private Placement)	Separate Account ICMG Series II	All portfolios or series of Putnam Variable Trust are authorized funds.
Series IIA (Private Placement)	Separate Account ICMG Series IIA	All portfolios or series of Putnam Variable Trust are authorized funds.
Series IIB (Private Placement)	Separate Account ICMG Series IIB	All portfolios or series of Putnam Variable Trust are authorized funds.
Series IID (Private Placement)	Separate Account ICMG Series IID	All portfolios or series of Putnam Variable Trust are authorized funds.
Series III (Private Placement)	Separate Account ICMG Series Ill	All portfolios or series of Putnam Variable Trust are authorized funds.
Series IIIA (Private Placement)	Separate Account ICMG Series IIIA	All portfolios or series of Putnam Variable Trust are authorized funds.

- Series III-C (Private Placement) - Series III-V (Private Placement) - The One Private Placement (Private Placement) - Series III-WF (Private Placement)	Separate Account ICMG Series IIIB	All portfolios or series of Putnam Variable Trust are authorized funds.
- Series IV (Private Placement)
- Series IV-A (Private Placement)
- Series IV-B (Private Placement)
- Series IV-C (Private Placement)
- Series IV-D (Private Placement)
- Series IV-E (Private Placement)
- Series IV-F (Private Placement)
- Series IV-G (Private Placement)
- Series IV-H (Private Placement)
- Series IV-J (Private Placement)
- Series IV-K (Private Placement)
- Series IV-L (Private Placement)
- Series IV-M (Private Placement)
- C10Series 4V (Private Placement)

	Separate Account ICMG Series IV	All portfolios or series of Putnam Variable Trust are authorized funds.
- Series VII (Private Placement) - HLPP VL Select (Private Placement) - Series 7E Placement (Private Placement) - Series HNW (Private Placement)	Separate Account ICMG Series VII	All portfolios or series of Putnam Variable Trust are authorized funds.

2.	Except as provided in this Sixth Amendment, the terms of the Participation Agreement, shall remain unchanged and in full force and effect.

In Witness Whereof, the following duly authorized officers have caused this Sixth Amendment to be executed:
Hartford Life Insurance Company            Hartford Life and Annuity
Insurance Company

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: Vice President                    As Its: Vice President
Date: 7/26/07                        Date: 7/26/07

Putnam Variable Trust                Putnam Retail Management
Limited Partnership

By: /s/ [illegible]                    By: /s/ [illegible]
As Its: [illegible] Treasurer                As Its: Managing Director
Date: 8/15/07                        Date: 8/20/07

AMENDMENT
to the
AMENDED AND RESTATED PARTICIPATION AGREEMENT
Among
HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
PUTNAM VARIABLE TRUST
PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
The Amended and Restated Fund Participation Agreement (the "Agreement"), dated January 1, 2000, as amended, by and among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Retail Management Limited Partnership (the "Underwriter") is hereby amended as follows:

I.	Schedule A to the Agreement is hereby deleted in entirety and replaced with the attached Schedule A.

3.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2008
HARTFORD LIFE INSURANCE COMPANY     PUTNAM VARIABLE TRUST

By its authorized officer,                By its authorized officer,

By: /s/ JOHN KEENAN                    By: /s/ Jonathan S. Horwitz
Name: JOHN KEENAN                Name: Johnathan S. Horwitz
Its: Senior Vice President                Its: Fund Treasurer

Date: 5/5/08                        Date: 4/30/08

HARTFORD LIFE AND ANNUITY             PUTNAM RETAIL MANAGEMENT
INSURANCE COMPANY                LIMITED PARTNERSHIP

By its authorized officer,                By its authorized officer,

By: /s/ JOHN KEENAN                    By: /s/ [illegible]
Name: JOHN KEENAN                Name: [illegible]
Its: Senior Vice President                Its: Managing Director

Date: 5/5/08                        Date: 5/1/08

SCHEDULE A
SEPARATE ACCOUNTS

Separate Account	Available Funds of the Putnam Variable Trust
Hartford Life Insurance Company, Separate Account Ten Hartford Life and Annuity Insurance Company, Separate Account Ten
Class IA Shares of:
Putnam VT American Government Income Fund
Putnam VT Capital Appreciation Fund
Putnam VT Capital Opportunities Fund
Putnam VT Discovery Growth Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth and Income Fund
Putnam VT International New Opportunities Fund
Putnam VT Investors Fund
Putnam VT Mid Cap Value Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

Class IB Shares of:
Putnam VT American Government Income Fund
Putnam VT Capital Appreciation Fund
Putnam VT Capital Opportunities Fund
Putnam VT Discovery Growth Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund*
Putnam VT Global Equity Fund*
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund*
Putnam VT International Growth and Income Fund*
Putnam VT International New Opportunities Fund*
Putnam VT Investors Fund
Putnam VT Mid Cap Value Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

*Not available in Putnam Hartford Capital Access Variable Annuity Series II

Separate Account Five
Class IA Shares:

Putnam VT American Government Income Fund
Putnam VT Diversified Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth and Income Fund
Putnam VT International New Opportunities Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

Hartford Life and Annuity Insurance Company, Separate Account Six
Class IA Shares:

Putnam VT Diversified Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund

Hartford Life Insurance Company, Separate Account VL I Hartford Life and Annuity Insurance Company, Separate Account VL I
Class IA Shares of:
Putnam VT Diversified Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth and Income Fund
Putnam VT International New Opportunities Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

Class IB Shares of:
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT New Opportunities Fund
Putnam VT Voyager Fund

Hartford Life Insurance Company, Separate Account VL II Hartford Life and Annuity Insurance Company, Separate Account VL II
Class IA Shares of:
Putnam VT Diversified Income Fund
Putnam VT The George Putnam Fund of Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth and Income Fund
Putnam VT International New Opportunities Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Utilities Growth and Income Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

Class IB Shares of:
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth and Income Fund
Putnam VT New Opportunities Fund
Putnam VT Voyager Fund

Separate Account ICMG Series I	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series II	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IIA	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IIB	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IID	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series III	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IIIA	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IIIB	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series IV	All Portfolios or Series of Putnam Variable Trust are authorized funds.
Separate Account ICMG Series VII	All Portfolios or Series of Putnam Variable Trust are authorized funds.
ICMG Series VI-P
Class IB Shares of:
Putnam VT Diversified Income Fund
Putnam VT Growth and Income Fund
Putnam VT High Yield Fund
Putnam VT International Equity Fund
Putnam VT International New Opportunities Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

ICMG Series II-C	Class IB Shares of: Putnam VT International Equity Fund Putnam VT International New Opportunities Fund Putnam VT Vista Fund Putnam VT Voyager Fund

ICMG Series II-B	Class IA and IB Shares: Putnam VT Global Asset Allocation Fund Putnam VT International Equity Fund Putnam VT OTC & Emerging Growth Fund
ICMG Registered Variable Life Separate Account One	Class IB Shares: Putnam VT International Equity Fund Putnam VT Vista Fund Putnam VT Voyager Fund

PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
HARTFORD LIFE AND ANNUITY COMPANY
And
HARTFORD LIFE INSURANCE COMPANY
THIS AGREEMENT, made and entered into as of the 2nd of May, 2005, among HARTFORD LIFE and ANNUITY INSURANCE COMPANY a Connecticut corporation ("HLAl"), HARTFORD LIFE INSURANCE COMPANY, a Connecticut corporation ("HLIC"); HLAI and HLIC are collectively referred to herein as the Companies or individually as a "Company"). each of the Companies on its own behalf end on behalf of each separate account set forth under its name on Schedule A, as it may be amended from time to time (each such separate account an "Account"), PUTNAM VARIABLE TRUST, a Massachusetts business trust (the "Trust"), and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP, a Massachusetts limited partnership (the "Underwriter").
WHEREAS, the Trust is an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts established for variable lire Insurance policies and variable annuity contracts (collectively, the "Contracts") to be offered by insurance companies which have entered into Participation Agreements with the Trust and the Underwriter (the "Participating Insurance Companies"); and
WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and
WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "SEC"), dated December 29, 1993 (File No. 612-8612), granting the variable annuity and variable life Insurance separate accounts participating in the Trust exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life Insurance separate accounts of the Participating Insurance Companies (the "Shared Funding Exemptive Order"); and
WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and the sale of its shares is registered under the Securities Act of 1933, as amended (the "1933 Act"); and
WHEREAS, each Company has registered or will register the Contracts to be issued by it under the 1933 Act and any applicable state securities end insurance law (except for such Contracts which the Company will offer and sell in compliance with exemptions from such registration); and
WHEREAS, each Account is a duly organized, validly existing separate account established by resolution of the Board of Directors of a Company to set aside and invest assets attributable to the Contracts; and
WHEREAS, each Company has registered or will register each of its Accounts as a unit investment trust under the 1940 Act (except for such Accounts operated in compliance with an exemption from such registration); and

WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "'NASD"); and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Company intends to purchase shares in certain Funds ("Authorized Funds") on behalf of each of its Accounts to fund certain of the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value; and
WHEREAS, the Companies, the Trust and the Underwriter originally entered into a Master Participation Agreement dated January 1, 1998 (the "Original Agreement"), relating to the Trust and the Accounts,
WHEREAS, the Companies, the Trust and the Underwriter amended and restated the Original Agreement when they entered Into the Amended and Restated Master Participation Agreement dated January 1, 2000, as amended on June 26, 2000, September 1, 2000 and November 1, 2000 (collectively, the "Previous Agreements").
WHEREAS, the Companies, the Trust and the Underwriter wish to enter Into a agreement with respect to new Contracts to be offered and sold by the Companies, and the parties do not wish to amend or modify the Previous Agreements in any way.
NOW. THEREFORE, in consideration of the promises herein, each Company, the Trust and the Underwriter agree as follows:
ARTICLE I. Statue of Previous Agreements
1.1    This Participation Agreement (the "Agreement") does not in any way amend or modify the Previous Agreements entered into by the parties herein. For avoidance of doubt, the Previous Agreements, as well as the Business Agreement by and between the Companies and the Underwriter dated May 30, 2002 (the "Business Agreement") shall remain in full force and effect.
ARTICLE II. Sale of Trust Shares
2.1    The Underwriter will, subject to the Trust's rights under Section 2.2 and otherwise under this Agreement, sell to each Company, those Trust shares representing interests in Authorized Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 2.1, each Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee by the close of trading on the Nov York Stock Exchange ("NYSE") on a day, shall constitute receipt by the Trust prior to the close of trading on the NYSE provided that the Trust receives notice of such order by 9:30 a.m., Eastern time, on the following Business Day. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission. The Authorized Funds for each Account are set forth in Schedule A, as such schedule is amended from time to time.
2.2    The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Trust shall use best efforts to calculate such net asset value on each day on which the NYSE is open for trading.

Notwithstanding the foregoing, the Trustees of the Trust (the "Trustees") may refuse to sell shares of any Fund to a Company or any other person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having Jurisdiction over the Trust or if the Trustees determine, in the exercise of their fiduciary responsibilities, that to do so would be in the best interests of shareholders.
2.3    The Trust and the Underwriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.
2.4    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Section 2.4, each Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee by the close of trading on the NYSE on a day, shall constitute receipt by the Trust prior to the close of trading on the NYSE on that day, provided that the Trust receives notice of such request for redemption by 9:30 a.m., Eastern Time, on the following Business Day. In connection with the foregoing and Section 2.1 above, the Company agrees to provide information, at the Underwriter's reasonable request, on its late trading controls procedures, and each of the Companies represents that it has controls and procedures in place to prevent the acceptance of orders or requests for redemption of shares of the Trust after the close of trading on the NYSE on a day on a day for trades that will be based on the net asset value determined as of the close of trading on the NYSE on such day.
2.5    Each Company shall purchase and redeem the shares of Authorized Funds offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.
2.6    Each Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares Is made in accordance with the provisions of Section 2.1 hereof. Payment shall be in federal funds transmitted by wire.
2.7    Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to a Company or any Account. Shares ordered from the Trust will be recorded as instructed by a Company to the Underwriter in an appropriate title for each Account or the appropriate sub-account of each Account.
2.8    The Underwriter shall furnish or cause to be furnished prompt notice (by wire or telephone, followed by written confirmation), to each Company of the declaration of any income, dividends or capital gain distributions payable on the Trust's shares. Each Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. Each Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Underwriter shall notify each Company of the number of shares so issued as payment of such dividends and distributions.
2.9    The Underwriter shall make the net asset value per share for each Fund available to each Company on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share and each of the Trust and the Underwriter shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. Information specified In this Section 2.9 will be substantially In the form es set forth In attached Schedule D.
In the event of en error in the calculation of net asset value per share, the Underwriter shall adjust the Account balances and reimburse the Company for any losses except to the extent otherwise provided by procedures adopted by the Trustees of the Trust permitted by applicable law.

2.10     The Underwriter retains the exclusive right to use of the name "Putnam", and the Companies shall not use, or permit any mutual fund substituted for any of the Funds to use the name "Putnam" for any purpose without the mitten consent of Putnam. The Companies retain the exclusive right to use the name "Hartford" and the Underwriter shall not use such name for any purpose without the consent of a Company.

2.11     The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds. The parties agree to cooperate in good faith and in accordance with the practices and policies of the parties as of the date of this Agreement (or as mutually agreed to from time to time) to monitor and deter transfer activity in the Funds where such activity occurs through the Contracts and has been identified as abusive, inappropriate or following a "market timing" pattern ("Abusive Transfers").
(a)     Currently, the Companies employ a "20 Transfer Rule" to help curb frequent Sub-Account transfers. Under this policy, a Contract owner is allowed to submit a total of 20 Sub-Account transfer requests each Contract Year for each Contract by any of the following methods: U.S. Mail, Voice Response Unit, Internet or telephone. Once these 20 Sub-Account transfers have been requested, a Contract owner may submit any additional Sub-Account transfer requests only in writing by U.S. Mail or overnight delivery service. Transfer requests by telephone, voice recording unit, via the Internet or sent by same day mail or courier service will not be accepted.
The Companies actively monitor each Contract owner's compliance with this policy. The Companies' computer system automatically sends a Contract owner a letter after the 10th Sub-Account transfer to remind the Contract owner of the Sub-Account transfer policy. After the 20th transfer request, the computer system will not allow a Contract owner to do another Sub-Account transfer by telephone, voice recording unit or via the Internet.
On the anniversary each year of the date the Contract was issued, the Companies reset each Contract owners' transfers to allow 20 new Sub-Account transfers by any means.

While the Companies currently utilize this 20 Transfer Rule to attempt to prevent Abusive Transfers, the Trust acknowledges and agrees that the Contracts may not give the Companies the ability to restrict transfers and that the Companies do not have the ability to track, in real time, individual transfers in all Contracts, although the Companies acknowledge that they have the ability to track individual transfers in all Contracts on a next-day basis and that they have appropriate systems and controls to monitor for transfers for purposes of calculating and applying the 20 Transfer Rule.

(b)    To the extent the Underwriter is able to Identify transfer activity that it deems to be Abusive Transfer activity, the Underwriter agrees to notify the Companies of transfer activity that it deems to be Abusive Transfer activity. After receiving such notice, each Company agrees that it will cooperate with the Trust and Underwriter to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses and Contracts in effect at that time. The Trust and the Companies agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.

(c)    In accordance with Rule 22c-2 adopted in SEC Rel. No. IC-26782 (Mar. 11, 2005) (the "Release"), the Companies shall on and after the compliance date set forth in the Release (as such date may be modified in subsequent SEC releases) provide, upon request by the Trust or the Underwriter, the Taxpayer Identification Number or other identifying Information contained in the Companies' records, of any particular or all Contract owners that purchased, redeemed, transferred, or exchanged shares of the Funds, and the amount and dates of such purchases, redemptions, transfers and exchanges. The Companies shall also honor any instructions from the Trust to restrict or prohibit further purchases or exchanges of Fund shares by a Contract owner who has been identified by the Companies or the Trust as having engaged in transactions in such shares that violate the Trust's policies established for the purpose of eliminating or reducing Abusive Transfers. The Trust may offer Series and/or share classes offered through the Separate Accounts that impose redemption fees in certain circumstances ("Redemption Fee Funds"). The Companies intend to maintain required records and otherwise comply with any applicable regulation issued by the SEC or other agency relating to the assessment and collection of redemption fees by such Redemption Fee Funds, including imposing and remitting such fees to the Trust.
(d)     In the event the Trust implements restrictions on trading, market liming policies, redemption fees, or any other trading policy or procedure that is more restrictive and/or that conflicts, as determined by the Companies in its reasonable discretion, with the Companies trading policies and procedures for the Contracts, the Underwriter will bear all expenses for closing the affected Fund In the Contracts, if permitted under the terms of the Shared Funding Exemptive Order. In the event the Companies implement a trade policy or procedure that is less restrictive than the current 20 Transfer Rule, the Trust and the Underwriter shall each have the option of closing the Trust shares in the Contracts at the cost of the Companies.

ARTICLE III. Representations and Warranties

3.1    Each Company represents and warrants that

(a)    at all times during the term of this Agreement the Contracts it issues are or will be registered under the 1933 Act or will be offered and sold in compliance with exemptions from such registration, such Contracts will be issued and sold in compliance in all material respects with all applicable laws. Such Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally 'and validly established each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or operate such Account in compliance with exemption from such registration; and

(b)    the Contracts are currently treated as endowment, annuity or life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
3.2    The Trust represents and warrants that

(a)    at all times during the term of this Agreement Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act duly authorized for issuance and sold by the Trust to each Company in compliance with all applicable laws, subject to the terms of Section 3.4 below and the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for see in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter in connection with the sale by the Trust to a Company and only as required by Section 3.4;

(b)    It is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will use its best efforts to maintain such qualification (under Subchapter M or any successor provision) and that it will notify the Company immediately upon having a reasonable basis for believing that II has ceased to so qualify or that It might not so qualify In the future; and

(c)    it is lawfully organized and validly existing under the laws of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

3.3    The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Trust shares in accordance with all applicable securities laws applicable to it, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

3.4    Notwithstanding any other provision of this Agreement, the Trust shall be responsible for the registration and qualification of its shares and of the Trust itself under the laws of any Jurisdiction only in connection with the sales of shares directly to a Company through the Underwriter. The Trust shall not be responsible, and each Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Trust shares or the Trust by the Trust may be required ire connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Trust and advising the Trust thereof at such time and in such manner as is necessary to permit the Trust to comply.
3.5    The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations or the various states.
ARTICLE IV. Prospectuses and Proxy Statements; Voting
4.1    The Trust shall provide the Companies with as many printed copies of the current prospectus(es), statement of additional Information, proxy statements, annual reports and semi annual reports of each of the Funds (and no other Funds), and any supplements or amendments to any of the foregoing, as the Companies may reasonably request, if requested by the Compares in lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as the Companies may reasonably request, and such other assistance as is reasonably necessary in order for the Companies to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each of the Funds (and no other Funds), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts.
Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule C attached to this Agreement.
4.2    The Trust's Prospectus shall state that the Statement of Additional information ("Statement") for the Trust is available from the Underwriter or its designee (or in the Trust's discretion, the Prospectus shall state that such Statement is available from the Trust), and the Underwriter tor the Trust), at its expense, shall print and provide such Statement free of charge to each Company and to any owner of a Contract or prospective owner who requests such Statement.
4.3    Except for such accounts which are designated on Schedule A as Putnam Hartford Separate Accounts, the Trust, at its expense, shall provide the Company with copies of its reports to shareholders and other communications to shareholders in such quantity as the Company shell reasonably require for distribution to the Contract owners, such distribution to be at the expense of the Company.

4.4    Each Company shall vote all Trust shares as required by law and the Shared Funding Exemptive Order. Each Company reserves the right to vote Trust shares held in any separate account in its own right, to the extent permitted by law and the Shared Funding Exemptive Order. Each Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements and the Shared Funding Exemptive Order.

4.5    The Trust will comply with all applicable provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b) Further, the Trust will act In accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the Commission may promulgate with respect thereto.

4.6    The Trust or Underwriter will provide the Companies reasonable advance notice of any material change for a Fund, including but not limited to any of the following changes, to the extent material in the particular case: (a) fund objective changes, (b) anticipated fund mergers/substitutions, (c) fund name changes, and/or (d) fund adviser or sub-adviser changes. If the Trust fails to provide the Companies with the required notice, the Underwriter will reimburse the Companies for all reasonable expenses for facilitating the changes and for notifying Contract owners.
ARTICLE V. Sales Material and Information
5.1    Without limiting the scope or effect of Section 5.2, each Company shall furnish, or shall cause to be furnished, to the Underwriter each piece of sales literature or other promotional material in which the Trust, its investment adviser or the Underwriter is named at least 10 days prior to its use. No such material shall be used if the Underwriter objects to such use within five Business Days after receipt of such material.
5.2    Neither Company shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in annual or semi-annual reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Underwriter, except with the written permission of the Trust or the Underwriter or the designee of either or as is required by law.
5.3    The Underwriter or its designee shall furnish, or shall cause to be furnished, to each Company or its designee, each piece of sales literature or other promotional material prepared by the Underwriter in which any of a Company, a separate account of a Company or a Contract is named at least 10 days prior to its use. No such material shall be used if a Company or its designee objects to such use within five Business Days after receipt of such material.
5.4    Neither the Trust nor the Underwriter shall give any information or make any representations on behalf of a Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or. prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by a Company for distribution to Contract owners, or in sales literature or other promotional material approved by a Company or its designee, except with the written permission of such Company or as is required by law.
5.5    For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all registered representatives.
ARTICLE VI. Fees and Expenses
6.1    Except as provided in this Agreement the Trust and Underwriter shall pay no fee or other compensation to the Companies under this agreement.
Article VII. Service Fees
7.1    With respect to any Account investing in Class I-B shares, so long as the
Company creating such Account complies with its obligations in this Article VII, the Underwriter shall pay such Company a quarterly service fee (the "Service Fee") on shares of the Funds held in such Account at the annual rates specified in Schedule B (excluding any accounts for the Company's own corporate retirement plans), subject to Section 7.2 hereof.
7.2    Each Company understands and agrees that all Service Fee payments are subject to the limitations contained in each Fund's Distribution Plan, which may be varied or discontinued at any time and hereby waive the right to receive such service fee payments with respect to a Fund if such Fund ceases to pay 12b-1 fees to the Underwriter;
7.3    (a)    a Company's failure to provide the services described in Section 7.4 or otherwise comply with the terms of this Agreement will render it ineligible to receive Service Fees; and
(b)    the Underwriter may, without the consent of the Companies, amend this
Article VII to change the terms of the Service Fee payments with prior written notice to the Companies; provided that the Underwriter may not change such terms with respect to the Companies unless such changes are applied to the payment of Service Fees generally or if a Company has not fulfilled its obligations hereunder.
7.4    Each Company receiving Service Fees will provide the following services to the
Contract Owners purchasing Fund shares:
(a)    Maintaining regular contact with Contract owners and assisting in answering inquiries concerning the Funds;
(b)    Assisting in printing and distributing shareholder reports, prospectuses and other sale and service literature provided by the Underwriter
(c)    Assisting the Underwriter and its affiliates in the establishment and maintenance of shareholder accounts and records;
(d)    Assisting Contract owners in effecting administrative changes, such as exchanging shares in or out of the Funds;
(e)    Assisting in processing purchase and redemption transactions; and
(f)    Providing any other information or services as the Contract owners or the Underwriter may reasonably request.

Each Company will support the Underwriter's marketing efforts by granting reasonable requests for visits to the Company's offices by the Underwriter's wholesalers.
7.5    Each Company's compliance with the service requirement set forth in this
Agreement will be evaluated from time to time by monitoring redemption levels of Class I-B Fund shares held in any Account and by such other methods as the Underwriter deems appropriate.
7.6    The provisions of this Article VII shall remain in effect for not more than one year from the date hereof and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees in conformity with Rule 12b-1. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Article VII may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust as a whole by any party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or , as provided in Rule 12b-1 under the 1940 Act by the Trustees or by the vote of the holders of the outstanding voting securities of any Fund.
7.7    The Underwriter shall provide the Trustees of each of the Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to the Companies under this Article VII and the purposes for which such expenditures were made.
ARTICLE VIII. Diversification
8.1    The Trust shall cause each Authorized Fund to maintain a diversified pool of investments that would, if such Fund were a segregated asset account, satisfy the diversification provisions of Section 817(h) of the Code and the regulations promulgated thereunder.
ARTICLE IX. Potential Conflicts
9.1    The Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Accounts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities law or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed;.(e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform each Company if the Trustees determine that a material irreconcilable conflict exists and the implications thereof.
9.2    Each Company will report any potential or existing conflicts of which it is aware to the Trustees. Each Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by a Company to inform the Trustees whenever Contract owner voting instructions are disregarded.
9.3    If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, each affected Company shall to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take, at such Company's expense, whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.
9.4    lf a material irreconcilable conflict arises because of a decision by a Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, such Company may be required, at the Trust's election, to withdraw the affected Account's investment in one or more Funds and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by such Company for the purchase (or redemption) of shares of the Trust.
9.5    If a material irreconcilable conflict arises because of a particular state insurance regulator's decision applicable to a Company to disregard Contract owner voting instructions and that decision represents a minority position that would preclude a majority vote, then such Company may be required, at the Trust's direction, to withdraw the affected Account's investment in one or more Authorized Funds; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. unless a shorter period is required by law, and until the end of the foregoing six month period (or such shorter period if required by law), the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and supplement orders by such Company for the purchase (and redemption) of shares of the "Trust. No charge or penalty will be imposed as a result of such withdrawal.
9.6    For purposes of Sections 9.3 through 9.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. Neither the Trust nor the Underwriter shall be required to establish a new funding medium for the Contracts, nor shall a Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict., then the affected Company will withdraw the Account's investment in one or more Authorized Funds and terminate this Agreement within six (6) months (or such shorter period as may be required by law or any exemptive relief previously granted to the Trust) after the Trustees inform such Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.
9.7    The responsibility to take remedial action in the event of the Trustees' determination of a material irreconcilable conflict and to bear the cost of such remedial action shall be the obligation of each Company, and the obligation of such Company set forth in this Article IX shall be carried out with a view only to the interests of Contract owners.
9.8    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive

Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.4, 4.5, 9.1, 9.2, 9.3, 9.4 and 9.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

9.9    Each Company has reviewed the Shared Funding Exemption Order and hereby assumes all obligations referred to therein which are required, including, without limitation, the obligation to provide reports, material or data as the Trustees may request as conditions to such Order, to be assumed or undertaken by the Company.
ARTICLE X. Indemnification
10.1. Indemnification by the Company
10. 1     (a).    Each Company shall indemnify and hold harmless the Trust and the Underwriter and each of the Trustees, directors of the Underwriter, officers, employees or agents of the Trust or the Underwriter and each person, if any, who controls the Trust or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 10.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of such Company which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:
(i)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Registration Statement, Prospectus or Statement of Additional Information or, in the case of Contracts not registered under the 1933 Act, private placement memoranda or similar offering documents, for the Contracts issued by the Company or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to such Company by or on behalf of the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(ii)arise out of or as a result of written statements or representations (other than statements or representations contained in the Trust's Registration Statement or Prospectus, or in sales literature for Trust shares not supplied by such Company, or persons under its control) made by, or unlawful conduct of, the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or
(iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust or the Underwriter by or on behalf of such Company; or

(iv)    arise out of or result from any breach of any representation and/or warranty made by such Company in this Agreement or arise out of or result from any other breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 10.1 (b) and 10.1 (c) hereof.
    (b)    A Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's failure to fulfill its obligations or duties under this Agreement or to the Trust, whichever is applicable.
    (c)    A Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified such Company in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect to such claim. Failure to notify a Company of any such claim shall not relieve such Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision. In case any such action is brought against the Indemnified Parties, such Company shall be entitled to participate, at its own expense, in the defense of such action. A Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from such Company to such Indemnified Party of the Company's election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and such Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    The Underwriter shall promptly notify each Company of the commencement of any litigation or proceedings against the Trust or the Underwriter in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust or the failure of the Company to perform any of its obligations hereunder.
10.2     Indemnification by the Underwriter
(a)    The Underwriter shall indemnify and hold harmless each Company and each person, if any, who controls such Company within the meaning of Section 15 of the 1933
Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 10.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:
(i)arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature of the Trust prepared by or approved by the Trust or Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of a Company for use in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(ii)arise out of or as a result of written statements or representations (other than statements or representations contained in the Registration Statement, Prospectus, Statement of Additional Information or sales literature for the Contracts not supplied by the Underwriter or persons under its control) made by, or unlawful conduct of, the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or
(iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, Statement of Additional Information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to a Company by or on behalf of the Underwriter; or
(iv)arise out of or result from any breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other breach of this Agreement by the Underwriter or arise out of or result of a breach by the Trust of Article VIII; as limited by and in accordance with the provisions of Sections 10.2(b) and 10.2(c) hereof.
    (b)    The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's failure to fulfill to its obligations and duties under this Agreement or to a Company or the Account, whichever is applicable.
    (c)    The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim. Failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Underwriter to such Indemnified Party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    A Company shall promptly notify the Underwriter of the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the issuance or sale of the Contracts or the operation of each Account.
10.3     Indemnification by the Trust

    (a)    The Trust shall indemnify and hold harmless such Company, and each person, if any, who controls such Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 10.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, Prospectus and Statement of Additional Information of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of a Company for use in the Registration Statement, Prospectus, or Statement of Additional Information for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares: or
(ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, as limited by and in accordance with the provisions of Sections 10.3(b) and 10.3(c) hereof.
    (b)    The Trust shall not be liable under the indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence or by reason of such Indemnified Party's failure to fulfill its obligations and duties under this Agreement or to such Company, the Trust, the Underwriter or each Account, whichever is applicable.
    (c)    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after its or its designated agent's receipt of the summons or other first legal process giving information of the nature of the claim from which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim. Failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
    (d)    Each Company agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its officers or, directors, in connection with this Agreement, the issuance or sale of the Contracts or the sale or acquisition of shares of the Trust.

10.4     With respect to any claim, the parties each shall give the other reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant developments in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.

10.5     If a party is defending a claim and indemnifying the other party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within five (5) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount. Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to the Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 5.6 shall not apply.
10.6     The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate ad apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
10.7     The provisions of the Article X shall survive any termination of this Agreement.
ARTICLE XI. Applicable Law
11.1     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.
11.2     This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE XII. Termination
12.1.     This Agreement shall terminate at the option of any party upon one year's advance written notice to the other parties provided (i) that as to any Account not identified on Schedule A as a Putnam Hartford Separate Account this Agreement may be terminated upon 180 days prior written notice and (ii) neither the Underwriter nor any Company may terminate this Agreement as to any account identified on attached Schedule A as a Putnam Hartford Separate Account until after May 1, 2005; or
12.2.     It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 12.1 may be exercised for any reason or for no reason.

12.3     No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Such prior written notice shall be given in advance of the effective date of termination as required by this Article XII.
12.4     Notwithstanding any termination of this Agreement, subject to Section 2.2 of this Agreement, the Trust and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts issued by such Company in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, subject to Section 2.2 of this Agreement, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 12.4 shall not apply to any termination under Article IX and the effect of such Article IX termination shall be governed by Article IX of this Agreement. The provisions of this Section 12.4, and the provisions of Section 2.2 shall survive termination of this Agreement.
ARTICLE XIII. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or al such other address as such party may from lime to lime specify in writing to the other party.
If to the Trust:

One Post Office Square, Boston, MA 02109 Attention: Treasurer
If to the Underwriter:

One Post Office Square, Boston, MA 02109 Attention: General Counsel
If to a Company:
Hartford Life and Annuity Insurance Company
Hartford Life insurance Company
200 Hopmeadow Street
Simsbury, CT 00089
Attention: Alan Kreczko, General Counsel
ARTICLE XIV Miscellaneous
14.1     A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of Stale of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees end not individually and that the obligations of or arising out of this instrument, including without limitation Article IX, are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.
14.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.3     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
14.4     If any provision of this Agreement shall be held or made Invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shalt not be affected thereby.
14.5     Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
14.6     The rights, remedies arid obligations contained In this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under stale and federal laws.
14.7     Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Underwriter are several and, without limiting in any way the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other party, or any person acting on such other party's behalf.
14.8     No party may assign its rights or obligations under this Agreement without the consent of the other parties hereto. Any such assignment made without such consent shall be null and void.
14.9     Each party will treat as confidential any and all "Nonpublic Personal Financial information" and any "Fund Information" and all information reasonably expected to be treated as confidential (collectively, "Confidential information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is requested or compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (1) "Nonpublic Personal Financial Information" shall refer to Personally Identifiable financial Information about any prospective or then existing customer of the Companies including customer lists, names, addresses, account numbers and any other data provided by customers to the Companies in connection With the purchase or maintenance of a product or service that Is not Publicly Available; (ii) "Fund Information" shall refer to any information about a Fund or its portfolio holdings, or any other Information whatsoever with respect to a Fund that is not publicly available; and (iii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, stale, or local law.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY
On their behalf and on behalf of each Separate Account named in
Schedule A, as such schedule may be amended from time to time

By: /s/ Robert M. Arena, Jr.
Name: Robert M. Arena, Jr.
Title: Vice President

PUTNAM VARIABLE TRUST

By: /s/ John D. Curry
Name: John D. Curry
Title: Senior Vice President

PUTNAM RETAIL MANAGEMENT PARTNERSHIP.

By: /s/ John D. Curry
Name: John D. Curry
Title: Senior Vice President

Schedule A
Separate Accounts

Name of Separate Account
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three

Schedule B

Service Fee Payments on Class I-B Shares Authorized Funds	Rate
All Funds	0.25% per annum

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Fund
Preparing and filing the Separate Account's registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Fund prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Fund prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Fund prospectuses and supplements for use with prospective Contract owners
Printing Fund prospectus and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information, if required by applicable law (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Fund prospectuses and supplements to prospective Contract owners

If required by applicable law, the Underwriter shall pay for mailing and distributing Fund prospectuses, supplements and statement of additional information to existing Contract owners unless and until such time as the Trust agrees to pay for such costs (I)
The Underwriter shall pay for printing, mailing and distributing Fund and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions; provided, however, that Hartford shall pay for such Fund and Separate Account documents, if the fund substitution, closing merger or similar transaction is initiated as a result of action taken, or a request made, by the Company.

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Fund; printing, mailing, and distributing annual and semi-annual reports of the Fund to existing Contract owners (I)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Fund or the Trust

(1) The Company may choose to print the Fund' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Fund' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following Information when sending the nightly NAV and Dividend Distribution Date Fax/Email:
Mutual Fund Company Name
Pricing Company Name
Fund Name
Fund Number
NAV
NAV Change
Dividend Amount
POP
POP change
Composite Yield (Money Market Only)
7 day Yield (Money Market Only)
30 day Yield (Money Market Only)
Days to Maturity (Money Market Only)
Additional information provided, which does not appear on the deity sheet:
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number Emergency after hours Name & Phone Number

AMENDMENT to the
PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
and
HARTFORD LIFE INSURANCE COMPANY
THIS AMENDMENT is entered into as of this 8 day of March, 2006, by and between Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Retail Management Limited Partnership (the "Underwriter").
WHEREAS, the Companies, the Trust and the Underwriter have executed a Participation Agreement made and entered into as of May 2, 2005 (the "Fund Participation Agreement");
WHEREAS, each of the parties hereto wish to amend and restate Schedule A to the Fund Participation Agreement; and
WHEREAS, unless otherwise defined herein, terms used in this Amendment shall have the meanings provided in the Fund Participation Agreement.
NOW, THEREFORE, each of Company, the Trust and the Underwriter hereby agree as follows:

1.	The following Separate Account is added to Schedule A: Hartford Life Insurance Company Separate Account Two.

2.	Unmodified Terms. In all other respects, the terms of the Fund Participation Agreement remain in full force and effect.

3.	Effectiveness of Amendment. The amendment to the Fund Participation Agreement contemplated by this Amendment shall become effective as of the first day of May, 2006.

[The remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.
PUTNAM RETAIL MANAGEMENT        PUTNAM VARIABLE TRUST
LIMITED PARTNERSHIP

By: /s/     F. Jeff Aaron, III                By: /s/ Elaine M. Sullivan
Name:    F. Jeff Aaron, III                Name: Elaine M. Sullivan
Its:                             Its:

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/     James Davey
Name:
Its:

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three

AMENDMENT to the
PARTICIPATION AGRE EMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
and
HARTFORD LIFE INSURANCE COMPANY
THIS AMENDMENT is made and executed as of this 31st day of October, 2007, by and between Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Retail Management Limited Partnership (the "Underwriter").
WHEREAS, the Companies, the Trust and the Underwriter have executed a Participation Agreement made and entered into as of May 2, 2005 (the "Fund Participation Agreement"); and
WHEREAS, each of the parties hereto wish to amend and restate Schedule A to the Fund Participation Agreement;
NOW, THEREFORE, each Company, the Trust and the Underwriter hereby agree as follows:

1.
The following Separate Accounts are hereby added to Schedule A: Hartford Life Insurance Company Separate Account Two and Hartford Life Insurance Company Separate Account Eleven. The Amended and Restated Schedule A is attached hereto.

2.	Unmodified Terms. In all other respects, the terms of the Fund Participation Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

PUTNAM RETAIL MANAGEMENT        PUTNAM VARIABLE TRUST
LIMITED PARTNERSHIP

By: /s/     [illegible]                    By: /s/ Jonathan Horwitz
Name:    [illegible]                    Name: Fund Treasurer
Its: Managing Director                Its: Jonathan Horwitz

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/     Martin A. Swanson
Name:    Martin A. Swanson
Its: Vice President

AMENDED AND RESTATED
SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Eleven

AMENDMENT NO. 2
PARTICIPATION AGREEMENT
The Fund Participation Agreement (the "Agreement"), dated May 2, 2005, as amended, by and among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust (the "Trust"), and Putnam Retail Management Limited Partnership (the "Underwriter") is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in entirety and replaced with the attached Schedule A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1.2008

HARTFORD LIFE INSURANCE COMPANY         PUTNAM VARIABLE TRUST

By its authorized officer,                     By its authorized officer,

By: /s/ Robert Arena                    By: /s/ Jonathan S. Horwitz
Name: Robert Arena                    Name: Jonathan S. Horwitz
Its: SVP                            Its: Fund Treasurer
Date: 4/21/08                        Date: 4/30/08

HARTFORD LIFE AND ANNUITY            PUTNAM RETAIL MANAGEMENT
INSURANCE COMPANY                LIMITED PARTNERSHIP

By its authorized officer,                    By its authorized officer,

By: /s/     Robert Arena                    By: /s/ [illegible]
Name:    Robert Arena                    Name: [illegible]
Its: SVP                            Its: Managing Director
Date: 4/21/08                        Date: 4/25/08

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Ten
Hartford Life and Annuity Insurance Company Separate Account Ten

AMENDMENT No. 3
PARTICIPATION AGREEMENT
THIS AMENDMENT dated    June 2, 2011 (the "Amendment") to the Participation Agreement dated May 2, 2005 (together with all amendments, supplements and exhibits thereto, the "Agreement") is made and entered into by and among Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company (collectively the "Companies" or individually a "Company"), Putnam Variable Trust ("Trust") and Putnam Retail Management Limited Partnership ("Underwriter") is hereby amended as follows:

1.	New Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.	All other terms and provisions of the Agreement not amended shall remain in full force and affect.
IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the first date written above.
HARTFORD LIFE AND ANNUITY    HARTFORD LIFE INSURANCE
INSURANCE COMPANY            COMPANY
By: /s/ Richard E. Cady    By: /s/ Richard E. Cady
Name: Richard E. Cady    Name: Richard E. Cady
Title: AVP    Title: AVP
PUTNAM RETAIL MANAGEMENT    PUTNAM VARIABLE TRUST
LIMITED PARTNERSHIP
By: /s/ [illegible]    By: /s/ Jonathan S. Horwitz
Name: [illegible]    Name: Jonathan S. Horwitz
Title: [illegible]    Title: EVP of Funds

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Ten
Hartford Life and Annuity Insurance Company Separate Account Ten
Hartford Life Insurance Company Separate Account Eleven
PARTICIPATION AGREEMENT

By and Among

WELLS FARGO VARIABLE TRUST

And

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

And

STEPHENS INC.

THIS AGREEMENT. made and entered into this _____ day of July, 2000, by and among Hartford Life and Annuity Insurance Company, a Connecticut corporation (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Exhibit A to this Agreement, as may be amended from time to time (each separate account, a "Separate Account"), and Wells Fargo Variable Trust, an open-end diversified management investment company organized under the laws of the State of Delaware (the "Trust") and Stephens Inc., an Arkansas corporation (the "Trust Underwriter"),
WHEREAS, the Trust engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by investment companies which have entered into participation agreements substantially similar to this Agreement ("Participating Insurance Companies"); and
WHEREAS, beneficial interests in the Trust are divided into several series of shares, each representing the interests in a particular managed portfolio of securities and other assets (each a "Fund"); and
WHEREAS, an order from the U.S. Securities and Exchange Commission (the "SEC' or "Commission"), dated September 28, 1998 (File No. 812-11158), grants Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act or 1940, as amended (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans ("Mixed and Shared Funding Order"), and

WHEREAS, the Trust is registered as an open-end management investment company ender the 1940 Act and its shares are registered ender the Securities Act of 1933, as amended (the "1933 Act"); and
WHEREAS, the Company has registered or will register certain variable annuity and variable life insurance contracts named in Exhibit A to this Agreement, as it may be amended from time to time, under the 1933 Act, unless such contracts are exempt from registration thereunder (the "Contracts"); and
WHEREAS, the Separate Accounts are duly organized, validly existing segregated asset accounts. established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and
WHEREAS, the Company has registered or will register the Separate Accounts as unit investment trusts under the 1940 Act, unless exempt from registration thereunder, and
WHEREAS. the Trust Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter 'NASD");
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds named in Exhibit B on behalf of the Separate Accounts to fund the Contracts, and the Trust Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Account at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, and the Trust Underwriter agree is follows:
ARTICLE I    Sale of Trust Shares

1.1.
The Trust Underwriter agrees to sell to the Company those shares of the Trust which the Company orders on behalf of the Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Separate Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 am. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the relevant Fund calculates its net asset value as set forth in the Trust's prospectus and pursuant to the rules of the SEC.

1.2.
The Trust agrees in make its shares available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Trust (hereinafter the "Trustees") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Trustees, mans in good faith and in light of their fiduciary duties under federal and any applicable slate laws, necessary in the best interests of the shareholders of any Fund. The Trust shall use reasonable efforts calculate its Funds' net asset value on each day that the New Stock Exchange is open for trading.

1.3.
The Trust and the Trust Underwriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts, and to qualified pension and retirement plans. No shares of the Trust will be sold to the general public.

1.4.
The Trust and the Trust Underwriter will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII, and Section 2.8 of Article II of this Agreement are in effect to govern such sales.

1.5.
The Trust will not accept a purchase order from qualified pension or retirement plans if such purchase would make the plan shareholder an owner of 10 percent or more of the assets of a Fund unless such plan executes an agreement with the Trust governing participation in such Fund that includes the conditions set forth herein to the extent applicable. A qualified pension or retirement plan will execute an application containing an acknowledgment of this condition at the time of its initial purchase of shares of any Fund.

1.6.
The Trust agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value computed after receipt and acceptance by the Trust or its designee of the request for redemption. For purposes of this Section 1.6, the Company shall be the designee of the Trust for receipt of requests for redemption from each Separate Account, and receipt by such designee shall constitute receipt by the Trust; provided the Trust receives notice of request for redemption by 9:30 a.m. Eastern Time on the next fallowing Business Day. Payment shall be in federal funds transmitted by wire to the Company's account, as designated by the Company in writing from time to time.

1.7.
Each purchase, redemption, and exchange order placed by the Company shall be placed separately for each Fund and shall not be netted with respect to any Fund. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment for all Funds in accordance with Section 1.8.

1.8.
The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable life insurance contracts with the form number(s) which are listed on Exhibit A attached hereto and incorporated herein by this reference, as such Exhibit A may be amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts") shall be invested in the Funds, in such other Funds managed by Wells Fargo Bank as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Trust if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Funds of the Trust which are actually used by the Company to fund the Contracts; or (b) the Company gives the Fund and the Trust Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contacts; (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Trust Underwriter prior to their signing this Agreement (a list of such funds appearing on Exhibit C to this Agreement); and d) the Fund or Trust Underwriter consents to the use such other investment company.

1.9.
In the event of net purchaser the Company shall pay for shares by 2:00 p.m. Eastern Time on the next Business Day after an order to purchase the Shares is deemed to be received in accordance with the provisions of Section 1.1 hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds in accordance with the terms of the then-current prospectus for the Trust. All such payments shall be in federal funds transmitted by wire. For purposes of Section 2.4 and Section 2.10, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.10.
Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Trust shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.11.
The Trust shall furnish notice to the Company or any income, dividends, or capital gain distributions payable on the Trust's shares on the same or next following business day of payment (by wire or telephone, followed by written confirmation). The Company hereby elects to receive all such dividends and distributions as are payable on the Fund shares in the form of additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.12.
The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 5:30 p.m. Pacific Time, each business day.

ARTICLE II    Representations and Warranties

2.1.
The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, unless exempt therefrom, and that the Contracts will be issued in compliance with all applicable federal and state laws. The Company further represents and warrants that the Company will include a provision in its agreements with broker-dealers obligating such broker-dealers to ensure that their registered representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase is suitable for such applicant, as outlined in the suitability requirements of the 1934 Act and the NASD Conduct Rules. The Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Separate Account as a segregated asset account under applicable state law and has registered each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act, unless exempt therefrom, to serve as segregated investment accounts for the Contract; and (iii) it will maintain such registration, if required, for so long as any Contacts are outstanding. The Company shall maintain any registration statement under the 1933 Act for the Contracts and any registration statement under the 1940 Act for the Separate Accounts from time to time as required in order to effect the continuous offering of the Contract or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, deemed necessary by the Company.

2.1.
Subject to Article VI hereof, the Company represents that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment. or annuity contracts under applicable provisions of the Internal Revenue Code and that it will maintain such treatment and that it will notify the Trust and the Trust Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3.
The Company represents that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code will identify such Contract as a modified endowment contract (or policy).

2.4.
The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage in an amount not leas than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that any amounts received under such bond in connection with claims that derive from arrangements described in this Agreement will be hold by the Company for the benefit of the Trust. The Company agrees to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Trust Underwriter in the event that such coverage no longer applies.

2.5.
The Trust represents and warrants that Trust shares sold pursuant to this Agreement be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law, and that the Trust is and shall remain registered under the 1940 Act for as long as the Trust shares are sold. The Trust shall amend the registration statement for its shares under the 1933 and the 1940 Acts from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if, and to the extent decreed advisable by the Trust or the Trust Underwriter.

2.6.
The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust no longer qualifies.

2.7.
The Trust makes no representation as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Trust represents that it is and shall at all times remain in compliance with the laws of the state of Delaware to the extent required to perform this Agreement.

2.8.
The Trust represents and warrants that its Board of Trustees, a majority of whom are not interested persons of the Trust and to the extent required by applicable law, will formulate and approve any plan under Rule 12b-1 ("Rule 12b-1 Plan") to finance distribution expenses. The Trust shall notify the Company immediately upon determining to finance distribution expenses pursuant to Rule 12b-1.

2.9	The Trust represents that it is lawfully organized and validly existing under the Laws of Delaware and that it does and will comply with applicable provisions under the 1940 Act.

2.10
The Trust represents and warrants that it and all of its trustees, officers, employees and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule I7g-1 of the 1940 Act or related provisions as may be promulgated from time to time, The aforesaid. aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.11.
The Trust Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Trust Underwriter further represents that it will sell and distribute the Trust's shares in accordance with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.12.
The Trust Underwriter represents and warrants that the Trust's investment manager, Wells Fargo Bank, is exempt from registration as an investment adviser under all applicable federal and state securities laws and that the investment manager will perform its obligations to the Trust in accordance with any applicable state and federal securities laws.

ARTICLE III    Prospectuses and Proxy Statements; Voting.

3.1.
The Trust Underwriter shall provide the Company, at the Trust's expense, with as many copies of the Trust's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust shall provide such documentation including a final copy of a current prospectus set in type at the Trust's expense and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Trust's prospectus is amended more frequently) to have the new prospectus for the Contracts and the Trust new prospectus printed together in one document; in such case at the Company's expense.

3.2.
The Trust's prospectus shall state that the statement of additional information for the Trust is available from the Trust Underwriter (or, in the Trust's discretion, the Prospectus shall state that such statement is available from the Trust),

3.3.
The Trust, at its expense, shall provide the Company with copies of its proxy material, if may, reports to shareholders and other communications to shareholders in such quantities as the Company may reasonably require and the Trust shall bear the costs of printing and distributing them to existing Contract owners or participants.

3.4.
The Trust hereby notices the Company that it is appropriate to include in the prospectuses pursuant to which the contracts are offered disclosure regarding the potential risks of mixed and shared funding.

3.5.	To the extent required by law the Company shall:

(1)	solicit voting instructions from Contract owner or participants:

(2)	vote the Trust shares held in each Separate Account in accordance with instructions received from Contract owners or participants; and

(3)
vote Trust shares held in each Separate Account for which no timely instructions have been received, in the same proportion as Trust shares of such Fund for which instructions have been received from the Company's Contract owners or participants;

for so long as and to the extent that the 1940 Act requires pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with other Participating Insurance Companies and as required by the Mixed and Shared Funding Order. The Trust will notify the Company of any changes of interpretation or amendment to the Mixed and Shared Funding Order.

3.6.
The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Trust will either provide for annual meetings (except to the extent that the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b) of the 1940 Act. Further, the Trust will act in accordance with the Commission's interpretation of the requirements of Section I6(a) with respect to periodic elections of Trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV    Sales Materials and Information

4.1.
The Company shall furnish, or shall cause to be furnished, in the Trust or the Trust Underwriter, each piece of salrs literature or other promotional material in which the Trust or the Trust's investment manager, sub-adviser or Trust Underwriter is named, at least five business days prior to its use. No such material shall be used if the Trust or the Trust Underwriter reasonably objects in writing to such use within five business days after receipt of such material.

4.2.
The Company represents and warrants that sales literature for the Contracts prepared by the Company or its affiliates will be consistent in all material respects with every law, rule, and regulation of any regulatory agency or self-regulatory agency that applies to the Contracts or to the sale of the Contract, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-2 thereunder.

4.3.
The Company shall not give any information or that any representations or statement on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or by the Trust Underwriter, except with the permission of the Trust or the Trust Underwriter. The Trust and the Trust Underwriter agree to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, the Trust Underwriter, or any of their affiliates which is intended for use by brokers or agents selling the Contracts (i,e,. information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust the Trust Underwriter, nor any other affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials by agents of the Company or its affiliates who are unaffiliated with the Trust or the Trust Underwriter. The parties hereto agree that this Section 4.3 is not intended to designate nor otherwise imply that the Company is an underwriter or distributor of the Trust's shares.

4.4.
The Trust or the Trust Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, its Separate Account, or the Contracts are named, at least five business days prior to its use. No such material shall be used if the Company reasonably objects in writing to such use within five business days after receipt of such material.

4.5.
The Trust represents and agrees that sales literature for the Trust prepared by the Trust its affiliates in connection with the sale of the Contracts will be consistent in all material respects with every law, rule and Regulation of any regulatory agency or self regulatory agency that applies to the Trust or to the sale of Trust shares, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-2 thereunder.

4.6.
The Trust and the Trust Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants or in sales literature or other promotional material approved by the Company, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and basis. The Trust and the Trust Underwriter shall mark information produced by or on behalf of the Trust "FOR BROKER USE ONLY" which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used., and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses arising on account of the use by brokers of such information with third parties in the event that is not so marked.

4.7.
The Trust will provide to the Company at least one copy of all registration statements, prospectus, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.8
The Company will provide to the Trust, upon request, at least one complete copy of all registration statements that relate to the Contacts or each Separate Account. The Company shall promptly inform the Trust of any examination by the SEC (or other regulatory authorities) that relates to the Funds in the Contract.

4.9.
Fur purposes of Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or deisigned for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication.,distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD Conduct Rules, the 1940 Act or the 1933 Act.
ARTICLE V    Fees and Expenses

5.1.
The Trust and Trust Underwriter shall pay fee or other compensation to the Company under this Agreement, except subject to Rule 12b-1 Plan to finance distribution expenses, in which case, subject to obtaining any required exemptive orders, or other regulatory approvals, the Trust Underwriter may make. payments to the Company or to the underwriter for the Contract if and in amounts agreed to by the Trust Underwriter in writing. Each party, however, shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses initially paid by one party but allocated to anther party. In addition, nothing herein shall prevent parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Separate Accounts.

5.2.
All expenses incident to performance by the Trust of this Agreement shall be paid by the Trust to the extent permitted by law. All Trust shares will be duly authorized for issuance and registered in accordance with applicable federal law and to the extent deemed advisable by the Trust, in accordance with applicable state law, prior to sale. The Trust shall bear the expenses for the cost of registration and qualification of the initial shares, preparation and filing of the Trust's prospectus and registration statement, Trust proxy materials and reports, printing proxy materials and annual reports for existing Contract owners, setting in type the Trust's prospectuses, the preparation of all statements and notices required by any federal or State law, all taxes on the issuance or transfer of the Trust's shares, and any expenses permitted to be paid or assumed by the Trust pursuant to any Rule 12b-1 Plan under the 1940 Act duly adopted by the Trust.

5.3.
The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contract prospectuses and statements of additional information; and the cost at printing and distributing annual individual account statements for Contract owners as required by state insurance law.

ARTICLE VI	Diversification

6.1.
The Trust represents and warrants that, at all times, the Funds will comply with Section 817 of the Code and all regulations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event a Fund ceases to so qualify, the Trust will take all reasonable steps (a) to notify Hartford immediately of such event and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE VII    Potential Conflicts

7.1.	If and to the extent that the Trust engages in mixed and shared funding as contemplated by exemptive relief provided by the SEC and applicable to the Trust, this Article VII shall apply.

7.2.
The Board of Trustees of the Trust (the "Trust Board") will monitor the Trust for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) as action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding, (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of qualified pension or retirement plans;

(f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners; or (g) if applicable, a decision by a qualified pension or retirement plan to disregard the voting. The Trust shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof. A majority of the Trust Board shall consist of Trustees who are not "interested persons" of the Trust.

7.3.
The Company has reviewed a copy of the Mixed and Shared Funding Order, and it has reviewed the conditions to the requested relief set forth therein. The Company agrees to assist the Trust Board in carrying out its responsibilities under the Mixed and Shared Fording Order, by providing the Trust Board with all information reasonably necessary for the Trust Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trust Board whenever Contract owner voting instructions are disregarded. The Trust Board shall record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

7.4.
If it is deemed by a majority of the Trust Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from the relevant Fund and reinvesting such nets in a different investment medium, including another Fund, or in the case of insurance company participants submitting the question as to whether such segregation should be implemented by a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract owners or life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a changer and (b) establishing a new registered management investment company or managed Separate Account,

7.5.
If the Company's disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required. at the Trust's election, to withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account, and no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination shall take place within 30 days after written notice is given that this provision is being implemented, subject to applicable law but in any event consistent with the term of the Mixed and Shared Funding Order. Until such withdrawal and termination is implemented, the Trust Underwriter and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing to the material irreconcilable conflict as determined by a majority of disinterested Trustees.

7.6.
If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account within 30 days after the Trust informs the Company of a material irreconcilable conflict, subject to applicable but in any event consistent with the terms of the Mixed and Shared Funding Order. Until such withdrawal. and termination is implemented, the Trust Underwriter and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of disinterested Trustees.

7.7.
For purposes of Sections 7.4 through 7.7 of this Agreement, the majority of the disinterested members of the Trust Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust or the Trust Underwriter be required to establish a new funding medium for the Contracts. The

Company shall not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilably conflict.

7.8.	The Trust Board's determination of the existence of a material irreconcilable conflict and its implication will be made known in writing to the Company.

7.9.
The Company shall at least annually submit to the Trust Board such reports, materials, or data as the Trust Board may reasonably request so that the Trustees may fully carry out the duties imposed upon the Trust Board by the Mixed and Shared Funding Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trust Board.

7.10.
If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3(T) is adapted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed .and Shared Funding Order, the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6-e2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE VIII    Indemnification
8.1.     Indemnification Bv The Company
(a)    The Company agrees to indemnify and hold harmless the Trust, the Trust Underwriter, and each of the Trust's or the Trust Underwriter's directors, officers, employer, or agents and each person, if any, who controls the Trust or the Trust Underwriter within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company), or litigation (including reasonable legal and at other expenses), to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Trust's shares of the Contracts and;

(1)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statements, prospectuses or statements of additional information for the Contracts or contained in the Contracts, or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified patty if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf-of the Trust for use in the registration statement, prospectus or statement of information for the Contracts, or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contacts or Trust shares; or

(2)
arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust registration statement, Trust prospectus or sales literature of other promotional material of the Trust not supplied by the Company or persons under its control) or wrongful conduct by the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(3)
arise out of or as a result from any untrue statement or alleged untrue statement of material fact contained in the Trust's registration statement, prospectus, statement of additional information, sales literature or other promotional material of the Trust or any amendment thereof, or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance open and in conformity with information furnished to the Trust by or on behalf of the Company or persons under its control; or

(4)	an as a result of any failure by the Company to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

(5)
arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result out of any other material breach by the Company of this Agreement;

except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.
(b)    No party shall be entitled to indemnification by the Company if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.
(c)    The indemnified parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.
8.2.    Indemnification By the Trust Underwriter
(a)    The Trust Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, or agents and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust Underwriter), or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Trust's shares or the Contracts and:

(1)
arise out of or are based upon any untrue statement or alleged untrue statement, of any material fact contained in the registration statement, prospectus, or statement of additional information for the Trust, or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust Underwriter or the Trust by or on behalf of the Company for use in the registration statement, prospectus, or statement of additional information for the Trust or in sales literature of the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(2)
arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Trust registration statement, the Contract or Trust prospectus, statement of additional information, or sales literature or other promotional material for the Contracts or of the Trust not supplied by the Trust Underwriter or persons under the control of the Trust Underwriter) or wrongful conduct of the Trust Underwriter or persons under the control of the Trust Underwriter, with respect to the sale or distribution of the Contracts or Trust shares; or

(3)	arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus. statement of additional information,

or sales literature or other promotional material covering the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust Underwriter or persons under the control of the Trust Underwriter; or

(4)
arise as a result of any failure by the Trust Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement; or

(5)
arise out of or results from any material breach of any representation and/or warranty made by the Trust Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust Underwriter.

except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Trust Underwriter may otherwise have.
(a)No party shall he entitled to indemnification by the Trust Underwriter if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.
(b)The indemnified parties will promptly notify the Trust of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of each Separate Account
8.3.    Indemnification By the Trust
(a)    The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, or agents, and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust), or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

(1)
arise as a result from any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

(2)
arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Trust may otherwise have.
(a)No party shall be entitled to indemnification by the Trust if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.
(b)The indemnified parties will promptly notify the Trust of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Contracts or the operation of each Separate Account.
8.4.     Indemnification Procedures

Any person obligated to provide indemnification under this Article VIII ("indemnifying party" for the purpose of this Section 8.4) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("indemnified party" for the purpose of this Section 8.4) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim have been served upon such indemnified party (or after such party shall have received notice of such service upon any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In addition, any failure by the indemnified party to notify any indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (1) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.
ARTICLE IX    Applicable Law

9.1.	This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware without giving effect to conflicts of laws provisions thereof.

9.2.
This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Order) and the term's hereof shall be jute: p: led arid cornmeal in accordance. therewith.

ARTICLE X    Termination

10.1.	This Agreement shall terminate automatically in the event of its assignment, unless made with written consent of each party; or
(a)    at the option of any party upon six months advance written notice to the other parties; or

(b)    at the option of the Company if shares of the Funds delineated in Exhibit B arc not reasonably available to meet the requirements of the Contracts as determined by the Company; or
(c)    at the option of the Trust upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body, which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or
(d)    at the option of the Company upon institution of formal proceedings against the Trust or the Trust Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, which would have a material adverse effect on the Trust Underwriter's or the Trust's ability to perform its obligations under this Agreement; or
(e)    at the option of the Trust or the Trust Underwriter by written notice to the Company, if the Company gives the Trust and the Trust Underwriter the written notice specified in Section 1.8(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(e) shall be effective sixty (60) days after the notice specified in Section 1.8(b) was given; or
(f)    at the option or the Company or the Trust upon a determination by a majority of the Trust Board, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists among the interests of (i) all contract owners of variable insurance products of all separate accounts, or (ii) the interests of the Participating Insurance Companies investing in the Trust as delineated in Article VII of this Agreement; or
(g)    at the option of the Company if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or
(h)    at the option of the Company if the Trust fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably believes that the Trust will fall to meet such requirements; or
(i)    it the option of any party to this Agreement, upon another party's failure to cure a material breach of any provision of this Agreement within thirty days; or
(j)    at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Trust or the Trust Underwriter has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations or the Company or the Contracts (including the sale thereof); or
(k)    at the option of the Trust or Trust Underwriter, if the Trust or Trust Underwriter respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust or Trust Underwriter; or
(l)    subject to the Trust's compliance with Article VI hereof, at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with applicable requirements of federal and/or stale law. Termination shall be effective immediately upon such occurrence without notice.
10.2.     Notice Requirement
(a)    In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.
(b)    In the event that any termination of this Agreement is based upon the provision of Sections 10.1(b) - (d) or 10.1(g) - (i) prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to to be affective upon receipt of such notice by the non-terminating parties.
(c)    In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(j) or 10.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the nonterminating parties. Such prior written notice shall be given by the party terminating this Agreement to the nonterminating parties at least 30 days before the effective date of termination.

10.3.	It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.
10.4.     Effect of Termination
(a)Notwithstanding any termination of this Agreement pursuant to Section 10.1 of this Agreement and subject to Section 1.3 of this Agreement, the Company may require the Trust and the Trust Underwriter to continue to make available additional shares of the Trust for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments the Trust and/or invest in the Trust upon the making of additional purchase payments under tho Existing Contracts. The parties agree that this Section 10.4 shall not apply to any termination under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.
(b)If shares of the Trust continue to be made available after termination of this Agreement pursuant to this Section 10.4, the provisions of this Agreement shall remain in effect except for Section 10.1(a).

10.5.
The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by sate and/or federal laws or regulations or judicial or other legal precedent of general application or as permitted by an SEC exemptive order (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Trust and the Trust Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Trust underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust or the Trust Underwriter 90 days notice of its intention to do so.

ARTICLE.    Notices

11.1.
Any notice shall be deemed duly given only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given three business days after the date received or rejected by the addressee.

If to the Trust:        C. David Messman, Esq.
Vice President & Senior Counsel
Wells Fargo Bank
Legal Department
633 Folsom Street - 7th Floor
San Francisco, CA 94107-3600

If to the Company:    Hartford Life and Annuity Insurance Company
200 Hopmeadow St.

Simsbury, CT 06089
Attention: Senior Vice President - IPD
cc: General Counsel
cc: International Corporate Marketing Group
100 Campus Dr., Suite 250
Florham Park, NJ 07932
Attention: President

If to the Trust Underwriter:     Stephens Inc.
111 Center Street
Little Rock, AK 72201
Attention: Richard H. Blank, Vice President
ARTICLE XII    Miscellaneous

12.1.
All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

12.2.
Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express prior written consent of the affected party.

12.3.	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6	This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

12.7.
Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.8.
Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.9.	The parties to this Agreement may amend the exhibits to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Funds of the Trust.

12.10
The Trust has filed a Certificate of Trust with the Secretary of State of The State of Delaware. The Company acknowledges that the obligations of or arising out of the Trust's Declaration of Trust are not binding upon any of the Trust's Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interests hereunder. The Company further acknowledges that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Fund on whose behalf. the Trust has executed this instrument. The Company also agrees that the obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Fund for the obligations of another Fund.

12.11.
Except as otherwise expressly provided in this Agreement, neither the Trust nor the Trust Underwriter nor any affiliate thereof shall use any trademark, trade name, service mark or log of the Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo without the Company's prior written consent, the granting of which shall be at the Company's sole option. Except as otherwise expressly provided in this Agreement, neither the Company nor any affiliate thereof shall use any trademark, trade name, service mark or logo of the Trust or of the Trust Underwriter, or any variation of any such trademark, trade name, service mark or logo without the prior written consent of either the Trust or of the Trust Underwriter, as appropriate, the granting of which shall be at the sole option of the Trust or of the Trust Underwriter, as applicable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
Wells Fargo Variable Trust
By: /s/ C. David Messman
Name: C. David Messman
Title: Secretary
Hartford Life and Annuity Insurance Company
By:
Name:
Title:
Stephens Inc.
By: /s/ Richard H. Blank
Name: Richard H. Blank
Title: Sr. Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
Wells Fargo Variable Trust
By:
Name: C. David Messman
Title:
Hartford Life and Annuity Insurance Company
By: /s/ James P Van Etten
Name: James P Van Etten
Title: Asst. Vice President
Stephens Inc.
By:
Name: Richard H. Blank
Title:

EXHIBIT A
Separate Account and Contracts
Subject to the Participation Agreement
Separate Account:    ICMG Registered Variable Life Separate Account One
(established October 9, 1995)
Contracts:        GVL-95(P) Group Flexible Premium Variable Life Insurance Contract

EXHIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Equity Income Fund
Wells Fargo Asset Allocation Fund
Wells Fargo Growth Fund
Wells Fargo Equity Value Fund
Wells Fargo Money Market Fund
Wells Fargo Small Cap Growth Fund
Wells Fargo Corporate Bond Fund
Wells Fargo Large Company Growth Fund

EXHIBIT C
Funds Available under the Contracts Prior to this Agreement

AMENDMENT NO. 1
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS INC.
THIS AMENDMENT is effective as of the 31st day of October 2001, by and among WELLS FARGO VARIABLE TRUST (the "Trust"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") and HARTFORD LIFE INSURANCE COMPANY ("HLIC") (together the "Company"); and STEPHENS INC. (the "Tnist Underwriter").
WHEREAS, the Trust, HL&A and the Trust Underwriter are parties to that certain Participation Agreement dated July, 2000 (the "Agreement"); and
WHEREAS, the Trust, HL&A and the Trust Underwriter wish to amend and restate Exhibit A to the Agreement in order to expand the number of Separate Accounts which may purchase shares of the Funds under the Agreement and add certain variable annuity contracts to the Contracts covered by the Agreement; and
WHEREAS, the Trust, HL&A and the Trust Underwriter wish to amend and restate Exhibit B to the Agreement in order to expand the number of Funds, the shares of which shall be available for purchase by the Separate Accounts to fund the Contracts; and
WHEREAS, the Trust, HL&A and the Trust Underwriter wish to add HLIC as a party to the Agreement as an issuer of the Contracts; and
WHEREAS, the parties hereto wish to amend certain provisions of the Agreement related to the (i) purchase and sale of Fund shares and certain operational matters, (ii) allocation of expenses for prospectuses and statements of additional information, and (iii) observance of certain privacy provisions of the Gramm-Leach-Bliley Act.
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HL&A, HLIC, the Trust and the Trust Underwriter hereby agree as follows:
Hartford Life Insurance Company Added as a Party. Hartford Life Insurance Company is hereby added as a party to the Agreement and after the date of this amendment, the term "Company" shall include both Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company.

Operations Matters. Section 1.7 of Article I of the Agreement is deleted in its entirety and replaced with the following:

1.7.
Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Fund and shall not be netted with respect to any Fund. However, with respect to the payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall each net purchase and redemption orders, respectively, and each transmit one net payment for all Funds in accordance with Section 1.8.

The following are added as new Section 1.13 of Article I:
1.13. NSCC Fund/Serv. The Company may purchase, redeem and settle purchases and redemptions of shares of the Funds in accounts registered in the name of the Company or the Separate Account via NSCC Fund/Serv and without a guaranteed endorsement on the certificates representing such shares, or, if no certificates for such shares have been issued, without a guaranteed endorsement, and the Trust and Trust Underwriter agree to allow such purchases, redemptions and settlement, subject to the following:
(a)The wire order purchase or redemption request is placed through NSCC Fund/Serv.
(b)In the case of certificated shares, the appropriate certificate(s) are received as settlement and the reverse of such certificate(s) is not completed or signed in a manner deemed inconsistent by the Trust's transfer agent ("Transfer Agent") in its sole judgment.
(c)The Company hereby warrants to the Trust Underwriter, the Transfer Agent, and the Fund(s) that each purchase and redemption has been authorized by the Contract owner prior to initiation and that the Company has internal procedures in place to assure that the instructions described herein are authorized only by appropriate persons.
(d)This arrangement will be governed by and subject to rules and procedures established by the Trust Underwriter and the Transfer Agent for effecting such transactions,
(e)The Trust Underwriter may terminate the Company's participation in the transactions described in this paragraph at any time if the Trust Underwriter reasonably believes or has reason to believe that the Company has failed or may fail to comply with any of the conditions set forth herein with 48 hours written notice followed by telephone confirmation. Such termination shall not affect the Company's responsibilities under this Article I with respect to such transactions.
Prospectus and Statement of Additional Information. Section 3.1 of Article III of the Agreement is deleted in its entirety and replaced with the following:
3.1    (a)    The Trust Underwriter, at the Company's expense, will print and provide the Company with as many copies of the Trust's current prospcctus(es) and statement of additional information as the Company may reasonably request for sales of Contracts and promotion of Trust series to holders of Contracts who do not have Contract values allocated to such Series. The Trust Underwriter, at its expense, will print and provide the Company with as many copies of the Trust's current prospectus(es) and statement of additional information as the Company may reasonably request for use with existing Contract owners who have Contract values allocated to any Series of the Trust. At the Company's request, the Trust will provide (in lieu of printed prospectuses) camera-ready film, computer diskettes or typeset electronic document files containing the Trust's prospectus(es) and statement of additional information for printing by the Company at the Trust's expense. The Company will deliver, at the Trust's expense, the Trust's prospectus(es) and statement of additional information to existing owners of the Contracts. The Company may elect to print the Trust's prospectus(es) and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information. In this case, the Trust's share of the total expense for printing and delivery of the combined prospectus shall be determined pro-rata based upon the page count of the Trust's prospectus as compared to the total page count for the combined prospectus containing all other funds offered under the Contracts, and the proportion of such combined prospectus(es) and/or statements of additional information provided to existing owners of Contracts (at the Trust's expense), and to prospective Contract owners or for other promotional purposes.
(b)    The Company, at its expense, will print the prospectus for the Contracts for use with prospective owners of the Contracts. if the Company chooses to receive camera-ready film, computer diskettes or typeset electronic document files of the Trust's prospectus(es) and statement of additional information (in lieu of receiving printed copies), the Trust shall bear the cost of providing the camera-ready film, diskettes or type-set electronic document files.
New Exhibit A. Exhibit A to the Agreement is hereby amended and restated in accordance with Exhibit A attached hereto.
New Exhibit B. Exhibit B to the Agreement is hereby amended and restated in accordance with Exhibit B attached hereto.
Privacy Rights of Contract Owners. The following is added to the end of Section 12.2 at Article XII of the Agreement:

Each party agrees that it will diligently protect the privacy rights of owners of the Contracts in accordance with applicable federal and state laws and regulations, including Title V of the Gramm-Leach-Bliley Act of 1999.
Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.
Unmodified Terms. In all other respects, the terms of the Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

WELLS FARGO VARIABLE TRUST            STEPHENS INC.

By: /s/ [illegible]                        By: /s/ [illegible]

Its: Secretary                        Its: SVP
Duly Authorized                        Duly Authorized

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ Bruce W. Ferris
Its Vice President
Duly Authorized

EXHIBIT A
Separate Accounts and Contracts
Subject to the Participation Agreement

Separate Account ICMG Registered Variable Life Separate Account One
(established October 9, 1995)
Contracts: GVL-95(P) Group Flexible Premium Variable Life Insurance Contract

Separate Account: Hartford Life Insurance Company Separate Account Two
(established June 2, 1986)
Contracts: HL-VA-99 Series VII of The Director variable annuity; HL-VA-00 The
Director Outlook variable annuity

Separate Account: Hartford Life and Annuity Insurance Company Separate Account One
(established May 20, 1991)
Contracts: LA-VA-99 Series VII of The Director variable annuity; LA-VA-00 The
Director Outlook variable annuity

EXHIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Asset Allocation Fund
Wells Fargo Corporate Bond Fund
Wells Fargo Equity Income Fund
Wells Fargo Equity Value Fund
Wells Fargo Growth Fund
Wells Fargo International Equity Fund
Wells Fargo Large Company Growth Fund
Wells Fargo Money Market Fund
Wells Fargo Small Cap Growth Fund

AMENDMENT NO. 2
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS INC.
Effective January 1, 2002, the Participation Agreement is amended as follows:
1.    Paragraph 3.5 is amended as follows:
a. The first sentence is deleted in its entirety and replaced with the following:
"a. For its registered Accounts, to the extent required by law, the Company shall:"
b. The following is added as sub-paragraph 3.5(b)
"b. For its unregistered Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, the Company represents and agrees that:

(1)	the principal underwriter for each such unregistered Account and its subaccounts is registered as a broker-dealer under the Securities and Exchange Act of 1934 (the "1934 Act");

(2)	the shares of the Series of the Trust are and will continue to be the only investment securities held by the corresponding Account subaccounts; and

(3)	with regard to each Series, the Company, on behalf of the corresponding Account subaccount, will:

(i)	vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

(ii)	refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act."
2.    The following separate account is added to Exhibit A:

Separate Account: ICMG Series III B
(established February 8, 1996)

Contracts: GVL-93(P) Group Flexible Premium Variable
Life Insurance Contract
Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.
Unmodified Terms. In all other respects, the terms of the Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

WELLS FARGO VARIABLE TRUST            STEPHENS INC.

By: /s/ [illegible]                        By: /s/ [illegible]
Its     Secretary                    Its    SVP

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ [illegible]
Its     AVP

AMENDMENT NO. 3
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS INC.
THIS AMENDMENT is effective as of the 2nd day of September, 2003, by and among WELLS FARGO VARIABLE TRUST (the "Trust"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") and HARTFORD LIFE INSURANCE COMPANY ("HLIC") (together the "Company"); and STEPHENS INC. (the "Trust Underwriter).
WHEREAS, the Trust, the Company and the Trust Underwriter are parties to that certain Participation Agreement dated July 2000, as amended by Amendment No. 1 dated October 31, 2001, as amended by Amendment No. 2 dated January 1, 2002, (the "Agreement"); and
WHEREAS, the Trust, the Company and the Trust Underwriter wish to amend and restate Exhibit A to the Agreement in order to restate the Separate Accounts which may purchase shares of the Funds under the Agreement and add certain variable annuity contracts to the Contracts covered by the Agreement; and
WHEREAS, the Trust, the Company and the Trust Underwriter wish to amend and restate Exhibit B to the Agreement in order to expand the number of Funds, the shares of which shall be available for purchase by the Separate Accounts to fund the Contracts; and
NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Trust and the Underwriter hereby agree as follows:

1.	New Exhibit A. Exhibit A to the Agreement is hereby amended and restated in accordance with Exhibit A attached hereto.

2.	New Exhibit B. Exhibit B to the Agreement is hereby amended and restated in accordance with Exhibit B attached hereto.

3.	Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Unmodified Terms. In all other respects, the terms of the Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

WELLS FARGO VARIABLE TRUST            STEPHENS INC.

By: /s/ [illegible]                        By: /s/ [illegible]
Its     Secretary                    Its    Vice President
Duly Authorized                        Duly Authorized

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By: /s/ [illegible]
Its Senior Vice President
Duly Authorized

EXHIBIT A
Separate Accounts and Contracts
Subject to the Participation Agreement
Separate Account:    ICMG Registered Variable Life Separate Account One
(established October 9, 1995)
Contracts:        GVL-95(P) Group Flexible Premium Variable Life Insurance Contract
Hartford Life Insurance Company Separate Account Two
(established June 2, 1986)
HL-VA-99 Series VII of The Director variable annuity
HL-VA-03 Series VIII of The Director variable annuityAVells Fargo
Leaders Variable Annuity
HL-VA-00 The Director Outlook variable annuity
HL-VA-03 Series II of The Director Outlook variable annuity/Wells Fargo
Leaders Outlook Variable Annuity
Hartford Life and Annuity Insurance Company Separate Account One (established May 20, 1991)
LA-VA-99 Series VII of The Director variable annuity
LA-VA-03 Series VIII of The Director variable annuity/Wells Fargo Leaders Variable Annuity
LA-VA-00 The Director Outlook variable annuity
LA-VA-03 The Director Outlook variable annuity (Series /Wells Fargo Leaders Outlook Variable Annuity
Separate Account    ICMG Series III B
(established February 8, 1996)
Contracts:        GVL-93(P) Group Flexible Premium Variable Life Insurance Contract;

EXIIIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Asset Allocation Fund
Wells Fargo Corporate Bond Fund
Wells Fargo Equity Income Fund
Wells Fargo Equity Value Fund
Wells Fargo Growth Fund
Wells Fargo International Equity Fund
Wells Fargo Large Company Growth Fund
Wells Fargo Money Market Fund
Wells Fargo Small Cap Growth Fund
Wells Fargo Total Return Bond Fund

ASSIGNMENT AND AMENDMENT Mo. 4
to the
PARTICIPATION AGREEMENT
By and Among
WELLS FARGO VARIABLE TRUST,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
HARTFORD LIFE INSURANCE COMPANY
and
STEPHENS, INC.
THIS AMENDMENT made effective as of the.1st day of January, 2007, by and among WELLS FARGO VARIABLE TRUST (the "Trust"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") and HARTFORD LIFE INSURANCE COMPANY ("HLIC") (together the "Company"); and STEPHENS INC. ("Stephens") and Wells Fargo Funds Distributor, LLC ("Funds Distributor").
Recitals:
The Trust, the Company and Stephens are parties to a certain Participation Agreement dated July, 2000, as amended by Amendment No. 1 thereto dated October 31, 2001, Amendment No. 2 thereto dated January 1, 2002; and as further amended by Amendment No. 3 thereto dated September 2, 2003 (collectively, the "Agreement").
WHEREAS, effective April 8, 2005, Funds Distributor assumed distribution responsibilities from Stephens.
WHEREAS, Stephens desires to assign its rights, privileges, duties and obligations under the Agreement to Funds Distributor, as of April 8, 2005.
WHEREAS, the Trust, the Company and Funds Distributor wish to amend and restate Exhibit B to the Agreement in order to expand the number of Funds, the shares of which shall be available, for purchase by the Separate Accounts to fund the Contracts; and
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration the receipt and sufficiency whereof being hereby acknowledged, the undersigned do hereby agree as follows:
A.Assignment to Funds Distributor. Stephens hereby assigns its rights, privileges, duties and obligations under the Agreement to Funds Distributor as of April 8, 2005, and the company hereby agrees to such assignment (the "Assignment"). Funds Distfibutor hereby agrees to assume. all rights, privileges, duties and obligations of Stephens under this Agreement to which it is added as a party.
B.No Predecessor Liability. The Company specifically acknowledges and agrees that (a) Funds Distributor does not accept or assume any liabilities, and do not agree to pay, perform :;)r discharge any indemnification obligations, under the Agreement resulting from actions of Stephens prior to the date upon which the Agreement was assigned from Stephens to Funds Distributor, and (b) the Company shall seek indemnification from Stephens, and not from Funds Distributor or any of its affiliates, for all claims, suits, actions, losses, damages, liabilities, costs, and expenses of any nature whatsoever resulting from actions of Stephens prior to the date upon which the Agreement is assigned from Stephens to Funds Distributor.
C.     Amendment to the Agreement.
1.Exhibit B is hereby amended and restated as set forth in Revised Exhibit B attached hereto and made a part hereof. Revised Exhibit B shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

2.The Amendment may be executed in counterparts, ea.& of which shall be an original and all of which together shall constitute one instrument.
3.Except as herein above and herein before amended, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect.r
IN WITNESS WHEREOF, the undersigned have hereunto.set their respective hands and seals as of the day and year first above written.
WELLS FARGO VARIABLE TRUST            Agreed and Accepted as to Section A and B of
this Agreement
STEPHENS INC.

By: /s/ C. David Messman                By: /s/ Michael W. [illegible]
Name: C. David Messman                Name: Michael W. [illegible]
Title: Secretary                        Title: Senior Vice President
Duly Authorized                    Duly Authorized

HARTFORD LIFE AND ANNUITY            WELLS FARGO DISTRIBUTOR,
INSURANCE COMPANY                LLC

By: /s/ Robert Arena                    By: /s/ Randy Henze
Name: Robert Arena                    Name: Randy Henze
Title: SVP                        Title: Senior Vice President
Duly Authorized                    Duly Authorized

Agreed and accepted this ___ day of January, 2007.

REVISED EXHIBIT B
Funds Subject to the Participation Agreement
Wells Fargo Advantage VT Asset Allocation Fund
Wells Fargo Advantage VT Discovery Fund
Wells Fargo Advantage VT Equity Income Fund
Wells Fargo Advantage VT Large Company Core Fund
Wells Fargo Advantage VT Large Company Growth Fund
Wells Fargo Advantage VT Money Market Fund
Wells Fargo Advantage VT Opportunity Fund
Wells Fargo Advantage VT Small Cap Growth Fund
Wells Fargo Advantage VT Small/Mid Cap Value Fund
Wells Fargo Advantage VT Total Return Bond Fund
Wells Fargo Advantage VT C&B Large Cap Value Fund
Wells.Fargo Advantage VT International Core Fund

AMENDMENT TO
FUND PARTICIPATION AGREEMENT
THIS AMENDMENT, effective as of this 5th day of December, 2007 by and among Hartford Life Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"); Wells Fargo Variable Trust ("Trust"); and Wells Fargo Funds Distributor, LLC ("Distributor").
RECITALS
WHEREAS, the above captioned entities are parties to that certain Fund Participation Agreement(s) dated August 1, 2005, as amended (collectively, the "Agreement"); and
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule 1.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated. the parties mutually agree that the Agreement be, and hereby is amended, as follows:
1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.
2.Fund Prospectuses shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines, penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Trust will deliver to the Company updated shareholder reports no later than 60 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.
3.The Distributor shall promptly reimburse the Company, upon the Company's request, for its costs associated with trust registration statement supplements. The Company will calculate the payment contemplated and the Distributor will make such payment to the Company within 30 days upon receipt of a statement from the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.
4.The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this ani all related agreements during the pendency of such arbitration proceedings.
5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

6.    Except as hereinabcve provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.
7.    This Amendment shad be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, tie undersigned have hereunto set their respective hands and seals as of the date first abode written.

HARTFORD LIFE INSURANCE COMPANY
On its behalf and each of their respective separate accounts named in Schedule A, as amended.

By: /s/ Robert Arena
Its SVP

WELLS FARGO VARIABLE TRUST

By: /s/ Andrew Owen
Andrew Owen
Its Assistant Secretary

WELLS FARGO FUNDS DISTRIBUTOR, LLC

By: /s/ Randy Henze
Randy Henze
Its Senior Vice President

Schedule 1

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and ll
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and IIR
Wells Fargo Director Outlook Series II and IIR

AMENDMENT TO
FUND PARTICIPATION AGREEMENT
THIS AMENDMENT, effective as of this 5th day of December, 2007 by and among Hartford Life and Annuity Insurance Company for and on behalf of itself and those separate accounts listed below ("Company"); Wells Fargo Variable Trust ("Trust"); and Wells Fargo Funds Distributor, LLC (Distributor").
RECITALS
WHEREAS, the above captioned entities are parties to that certain Fund Participation Agreement(s) dated August 1, 2005, as amended (collectively, the "Agreement"); and
WHEREAS, the parties desire to amend the Agreement in order to effect and automatically update the information set forth in Revised Schedule 1.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:
1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.
2.Fund Prospectuses shall be supplied by the Distributor in final form to the Company prior to or contemporaneously with the filing thereof with the Securities and Exchange Commission; time being of the essence. The Distributor recognizes that the Company issues Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. Notwithstanding anything possibly to the contrary, neither the Company, nor its affiliates, shall be responsible for any losses, claims, damages, liabilities (including regulatory fines, penalties and other amounts paid in settlement disputes) arising in connection with any delay or non-timeliness of supplements delivered to Contract owners as a result of the failure or inability to comply with the foregoing requirements. The Trust will deliver to the Company updated shareholder reports no later than 60 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.
3.The Distributor shall promptly reimburse the Company, upon the Company's request, for its costs associated with trust registration statement supplements. The Company will calculate the payment contemplated and the Distributor will make such payment to the Company within 30 days upon receipt of a statement from the Company. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.
4.The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.
5.    This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

6.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.
7.    This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
8.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.
IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first above written.
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each of their respective separate accounts named. Schedule A, as amended.
.v.
By: /s/ Robert Arena
Its SVP

WELLS FARGO VARIABLE TRUST

By: /s/ Andrew Owen
Andrew Owen
Its Assistant Secretary

WELLS FARGO FUNDS DISTRIBUTOR, LLC

By: /s/ Randy Henze
Randy Henze
Its Senior Vice President

Schedule 1

Separate Accounts:
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and II
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and I IR
Wells Fargo Director Outlook Series II and HR
Wells Fargo Director Series I and IR
Wells Fargo Director Outlook Series I and IR

AMENDMENT No. 6 to the PARTICIPATION AGREEMENT
By and among WELLS FARGO VARIABLE TRUST,
WELLS FARGO FUNDS DISTRIBUTOR, LLC,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and
HARTFORD LIFE INSURANCE COMPANY
This Amendment dated as of October I, 2010 to the Participation Agreement dated July, 2000, as amended by Amendment No. 1 thereto dated October 31, 2001, Amendment No. 2 thereto dated January 1, 2002, Amendment No. 3 thereto dated September 2, 2003, Amendment No. 4 thereto dated January 1, 2007, and as further amended by Amendment No. 5 dated December 5, 2007 (collectively, the "Agreement"), between WELLS FARGO VARIABLE TRUST (the "Trust"); WELLS FARGO FUNDS DISTRIBUTOR, LLC (the "Distributor"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and HARTFORD LIFE INSURANCE COMPANY (together, the "Company").

Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

Exhibit B of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: July 16, 2010

HARTFORD LIFE AND ANNUITY            HARTFORD LIFE INSURANCE COMPANY
INSURANCE COMPANY

By: /s/ Robert Arena                    By: /s/ Robert Arena

Name:                            Name:

Title:                            Title:

WELLS FARGO FUNDS DISTRIBUTOR, LLC        WELLS FARGO VARIABLE TRUST

By: /s/ Randy C. Henze                    By: /s/ Andrew Owen

Name:    Randy C. Henze                    Name: Andrew Owen

Title:    Executive Vice President                Title: Assistant Secretary

EXHIBIT A

Separate Accounts:
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
ICMG Registered Variable Life Separate Account One
ICMG Series III B

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and II
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and IIR
Wells Fargo Director Outlook Series II and IIR
Wells Fargo Director Series I and IR
Wells Fargo Director Outlook Series I and IR
Group Flexible Premium Variable Life Insurance Contract GVL-95(P)
Group Flexible Premium Variable Life Insurance Contract GVL-93(P)
The Director M Select
The Director M Select Plus
The Director M Select Outlook
Hartford Leaders Select
Hartford Leaders Select 2
Hartford Leaders Select Outlook
Hartford Leaders Select Outlook II
Hartford Leaders Select Plus 1
The Director Select Series III and IIIR
The Director Select Plus Series II and IIR
The Director Select Outlook Series II and IIR
The Director Select Series II and IIR
The Wachovia Director Series I and IR
The Director Select Plus Series I and IR
The Director Select Outlook Series I and IR
The Director Select
Hartford's Personal Retirement Manager Select variable annuity (previously known as Hartford Leaders Select 3)

AMENDMENT No. 7 to the PARTICIPATION AGREEMENT
By and among WELLS FARGO VARIABLE TRUST,
WELLS FARGO FUNDS DISTRIBUTOR, LLC,
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and
HARTFORD LIEF INSURANCE COMPANY
This Amendment to the Participation Agreement dated July, 2000, as amended by Amendment No. 1 thereto dated October 31, 2001, Amendment No. 2 thereto dated January 1, 2002, Amendment No. 3 thereto dated September 2, 2003, Amendment No. 4 thereto dated January 1, 2007, Amendment No. 5 thereto dated December 5, 2007, and as further amended by Amendment No. 6 effective July 16, 2010 (collectively, the "Agreement"), between WELLS FARGO VARIABLE TRUST (the "Trust"); WELLS FARGO FUNDS DISTRIBUTOR, LLC (the "Distributor"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY and HARTFORD LIFE INSURANCE COMPANY (together, the "Company") amends the Agreement as follows:
1.    Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
Effective Date: May 2, 2011

HARTFORD LIFE AND ANNUITY            HARTFORD LIFE INSURANCE COMPANY
INSURANCE COMPANY

By its authorized officer,                    By its authorized officer,

By: /s/ Steven M. Kluever                    By: /s/ Steven M. Kluever

Name:    Steven M. Kluever                Name: Steven M. Kluever

Title: Vice President                    Title: Vice President

WELLS FARGO FUNDS DISTRIBUTOR, LLC        WELLS FARGO VARIABLE TRUST

By its authorized officer,                    By its authorized officer,

By: /s/ Randy C. Henze                    By: /s/ Kosey Phillips

Name:    Randy C. Henze                    Name: Kosey Phillips

Title:    SVP                        Title: Treasurer

EXHIBIT A

Separate Accounts:
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account Seven
ICMG Registered Variable Life Separate Account One
ICMG Series III 13

Products Funded by Separate Accounts:
Wells Fargo Director M
Wells Fargo Director M Outlook
Wells Fargo Leaders Series I, IR and II
Wells Fargo Leaders Outlook Series I, IR and II
Wells Fargo Director Series II and HR.
Wells Faro Director Outlook Series II and IIR
Wells Fargo Director Series I and IR
Wells Fargo Director Outlook Series I and IR
Group Flexible Premium Variable Life Insurance Contract GVL-95(P)
Group Flexible Premium Variable Life Insurance Contract GVL-93(P)
The Director M Select
The Director M Select Plus
The Director M Select Outlook
Hartford Leaders Select
Hartford Leaders Select 2
Hartford Leaders Select Outlook
Hartford Leaders Select Outlook II
Hartford Leaders Select Plus I
The Director Select Series III and IIIR
The Director Select Plus Series II and HR
The Director Select Outlook Series II and IIR
The Director Select Series II and HR
The Wachovia Director Series I and IR
The Director Select Plus Series I and IR
The Director Select Outlook Series I and IR
The Director Select
Hartford's Personal Retirement Manager Select variable annuity (previously known as Hartford Leaders Select 3)
Hartford's Personal Retirement Manager Select B-Share

[LOGO]

THE HARTFORD

September 10, 2009

Hartford Life and Accident Insurance Company
Hartford Life and Annuity Insurance Company
Simsbury, Connecticut

Dear Sirs or Madams:

This letter shall serve as notice pursuant to Section 7 of that certain Guarantee Agreement (the "Agreement") dated as of August 20, 1993 between Hartford Life and Accident Insurance Company ("HLA") and Hartford Life and Annuity Insurance Company ("ILA") that HLA is terminating its obligations under the Agreement, as provided in Section 7, effective as of the close of business 30 days after the date of this termination notice. This termination is effective only with respect to insurance contracts issued or assumed after the effective date of termination: such termination does not affect HLA's continuing liability with respect to all North Carolina insurance contracts issued or assumed prior to the termination date.

Very truly yours,

Hartford Life and Accident Insurance Company

By: /s/ Gregory M. Mateja
--------------------------------
Name: Gregory M. Mateja
Title: Vice President

Acknowledged, Hartford Life and Annuity Insurance Company
By: /s/ Ernest M. McNeill, Jr.
--------------------------------
Name: Ernest M. McNeill, Jr.
Title: Senior Vice President

GUARANTEE AGREEMENT

Agreement between Hartford Life and Accident Insurance Company ("HLA") and ITT Hartford Life and Annuity Insurance Company, its wholly owned subsidiary ("ILA"), effective as of August 20, 1993.

WITNESSETH:

WHEREAS, ILA is an indirect wholly owned subsidiary of HLA; and

WHEREAS, the North Carolina Insurance Department requires a guarantee from the parent of ILA as a condition to allowing ILA to write variable contracts, without limit, in North Carolina; and

WHEREAS, HLA is willing to guarantee the capacity of ILA to pay legitimate insurance contract claims and benefits under all its North Carolina insurance contracts;

WHEREAS, the corporate interests of HLA, the ultimate parent of ILA, will be enhanced by extending such a guarantee.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.
GUARANTEE

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, HLA unconditionally guarantees to ILA on behalf of and for the benefit of ILA and owners of North Carolina insurance contracts issued or assumed by ILA during the term of this Agreement, it will, on demand, make funds available in cash to ILA for the timely payment of contractual claims and benefits under such insurance contracts. This Agreement is not, and nothing herein contained or done pursuant thereto by HLA shall be deemed to constitute, a direct or indirect guarantee by HLA of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of ILA, except as provided in this Section 1.

SECTION 2.
OBLIGATIONS UNCONDITIONAL

The obligations of HLA under this Guarantee are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guarantee that the obligations of HLA hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. HLA hereby expressly waives diligence, presentment, notice of acceptance and any requirement that ILA exhaust any right, power or remedy or proceed against any obligor.

SECTION 3.
SUBROGATION

HLA hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by them of this Guarantee, whether by subrogation or otherwise, against ILA.

SECTION 4.
REMEDIES

HLA agrees that as to it on the one hand, and contract owners on the other hand, the obligations of ILA guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against ILA and that, in the event of any such declaration, such obligations (whether or not due and payable by ILA) shall forthwith become due and payable by HLA for purposes of this Guarantee.

SECTION 5.
NO WAIVER

No failure on the part of ILA to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6.
CONTINUING EFFECT: ASSIGNMENT

This Guarantee is a continuing guarantee and subject to the provision of Section 8 hereof (i) shall apply to all North Carolina insurance contracts issued or assumed by ILA during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon HLA, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, ILA, their successors and assigns.

SECTION 7.
AMENDMENT, MODIFICATION OR TERMINATION

This Guarantee may not be amended or modified, provided, however, HLA may terminate its obligations hereunder by giving written notice of such termination to ILA at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect HLA's continuing liability with respect to all North Carolina insurance contracts issued or assumed prior to the Termination Date.

SECTION 8.
GOVERNING LAW

This Guarantee is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9.
COUNTERPARTS

This Guarantee may be executed in any number of counterparts and each of such counterparts shall for any purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guarantee.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement.

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

DATE: 8/13/93                     BY: /s/ Michael Wilder
------------------------------------------------------------     ITS: Secretary

ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

DATE: 8/13/93                     BY: /s/ Michael Wilder
-----------------------------------------------------------     ITS: Secretary

GUARANTY AGREEMENT

This Agreement is dated as of May 23, 1997, by and between Hartford Life Insurance Company ("Hartford Life") and ITT Hartford Life and Annuity Insurance Company ("IHLA").

WITNESSETH:

WHEREAS, IHLA is a wholly owned subsidiary of Hartford Life; and

WHEREAS, IHLA desires to provide an increased level of security to potential purchasers of its products; and

WHEREAS, Hartford Life is willing to guarantee the capacity of IHLA to pay legitimate life, accident and health insurance and annuity contractual claims; and

WHEREAS, the corporate interests of Hartford Life will be enhanced by extending such a guaranty.

NOW, THEREFORE, the parties agree as follows:

SECTION 1
GUARANTY

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, Hartford Life unconditionally guarantees to IHLA on behalf of and for the benefit of IHLA and owners of life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement that it will, on demand, make funds available in cash to IHLA for the timely payment of contractual claims made under such life, accident and health insurance and annuity contracts. This Agreement is not, and nothing herein contained or done pursuant hereto by Hartford Life shall be deemed to constitute, a direct or indirect guaranty by Hartford Life of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of IHLA, except as provided in this Section 1.

SECTION 2
OBLIGATIONS UNCONDITIONAL

The obligations of Hartford Life under this Guaranty are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guaranty that the obligations of Hartford Life hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. Hartford Life hereby expressly waives diligence, presentment, notice of acceptance and any requirement that IHLA exhaust any right, power or remedy or proceed against any obligor.

SECTION 3
SUBROGATION

Hartford Life hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by it of this Guaranty, whether by subrogation or otherwise, against IHLA.

SECTION 4
REMEDIES

Hartford Life agrees that as to it on the one hand, and contract owners on the other hand, the obligations of IHLA guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against IHLA and that, in the event of any such declaration, such obligations (whether or not due and payable by IHLA) shall forthwith become due and payable by Hartford Life for purposes of this Guarantee.

SECTION 5
NO WAIVER

No failure on the part of IHLA to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6
CONTINUING EFFECT: ASSIGNMENT

This Guaranty is a continuing guaranty and subject to the provisions of Section 8 hereof (i) shall apply to all life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon Hartford Life, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, IHLA, its successors and assigns.

SECTION 7
AMENDMENT, MODIFICATION OR TERMINATION

This Guaranty may not be amended or modified provided, however, Hartford Life may terminate its obligations hereunder by giving written notice of such termination to IHLA, at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect Hartford Life's continuing liability with respect to all life, accident and health insurance and annuity contracts issued prior to the Termination Date.

SECTION 8
GOVERNING LAW

This Guaranty is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9
COUNTERPARTS

This Guaranty may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guaranty.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

HARTFORD LIFE INSURANCE COMPANY
By /s/ Leonard E. Odell
-----------------------------------
Leonard E. Odell
Its: Senior Vice President

ITT HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY
By /s/ Lynda Godkin
-----------------------------------
Lynda Godkin
Its: Senior Vice President, Corporate Secretary
and General Counsel